As filed with the Securities and Exchange Commission on January 13, 1998

                                                 Registration No. 333-37161
---------------------------------------------------------------------------
---------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                            ---------------------------

                                  AMENDMENT NO. 2
                                         to
                                      Form S-4
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ---------------------------

                           AMERICAN FAMILY HOLDINGS, INC.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Address of principal executive offices)

                             David G. Lasker, President
                            American Family Holdings, Inc.
                          4220 Von Karman Avenue, Suite 110
                           Newport Beach, California 92660
                       (Name and address of agent for service)

                                     Copy to:

                               David R. Decker, Esq.
                                Arter & Hadden LLP
                       700 South Flower Street, 30th Floor
                          Los Angeles, California 90017


---------------------------------------------------------------------------
---------------------------------------------------------------------------

                         AMERICAN FAMILY HOLDINGS, INC.
                             CROSS-REFERENCE SHEET


Item of Form S-4                                    Prospectus Caption or Location
----------------                                    ------------------------------

A.  Information about the Transaction
    ---------------------------------


1.  Forepart of Registration Statement and Outside
    Cover Page of Prospectus .....................  Cover of Registration Statement; Cross-Reference
                                                    Sheet; Outside Front Cover Page of Prospectus

2.  Inside Front and Outside Back Cover Page of
    Prospectus ...................................  Prospectus Summary; Reports to Shareholders

3.  Risk Factors, Ratio of Earnings to Fixed
    Charges and Other Information ................  Prospectus Summary; Risk Factors; Business and
                                                    Properties; Background and Reasons for the
                                                    Acquisition

4.  Terms of The Transaction .....................  Prospectus Summary; Background and Reasons for
                                                    the Acquisition; Comparison of Tenancy-in-
                                                    Common Interests and Shares; Comparisons of
                                                    Programs and Company; Description of Shares;
                                                    Shares Eligible for Future Sale; Federal Income Tax
                                                    Consequences; Appraisals and Fairness Opinion

5.  Pro Forma Financial Information ..............  Prospectus Summary; Financial Statements

6.  Material Contracts with the Company being
    Acquired .....................................  Background and Reasons for the Acquisition;
                                                    Interests of Certain Persons in the Acquisition

7.  Additional Information Required for Reoffering
    by Persons and Partied Deemed to be
    Underwriters .................................. Not Applicable

8.  Interests of Named Experts and Counsel ........ Not Applicable

9.  Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities ................................... Fiduciary Responsibility and Indemnification

B.  Information about the Registrant
    --------------------------------


10. Information with Respect to S-3 Registrants.... Not Applicable

11. Incorporation of Certain Information by
    Reference ..................................... Not Applicable

12. Information with Respect to S-2 or S-3
    Registrants ................................... Not Applicable

13. Incorporation of Certain Information by
    Reference ..................................... Not Applicable


                         AMERICAN FAMILY HOLDINGS, INC.
                             CROSS-REFERENCE SHEET
                                  (continued)



Item of Form S-4                                    Prospectus Caption or Location
----------------                                    ------------------------------

14. Information with Respect to Registrants other
    than S-3 or S-2 Registrants ..................  Prospectus Summary; Business and Properties;
                                                    Selected Financial Information; Management's
                                                    Discussion and Analysis of Financial Condition and
                                                    Results of Operations

C.  Information about the Company Being Acquired
    --------------------------------------------

15. Information with Respect to S-3 Companies ....  Not Applicable

16. Information with Respect to S-2 or S-3
    Companies ....................................  Not Applicable

17. Information with Respect to Companies other
    than S-3 or S-2 Companies ....................  Prospectus Summary; Business and Properties;
                                                    Background and Reasons for the Acquisition;
                                                    Selected Financial Information; Management's
                                                    Discussion and Analysis of Financial Condition and
                                                    Results of Operations; Financial Statements

D.  Voting and Management Information
    ---------------------------------

18. Information if Proxies, Consents or
    Authorizations are being Solicited ...........  Prospectus Summary; Voting Procedures; Interests
                                                    of Certain Persons in the Acquisition; Principal
                                                    Shareholders; Management Following the
                                                    Acquisition

19. Information if Proxies, Consents or
    Authorizations are Not to be Solicited or
    in an Exchange Offer .........................  Not Applicable


   IF YOU ARE AN INVESTOR IN ANY OF THE FOLLOWING, YOUR VOTE IS VERY IMPORTANT

                  SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM
                         OCEANSIDE "TRUDY PAT" PROGRAM
                    YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM
                   YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM
                        MORI POINT "TRUDY PAT" PROGRAM

                        AMERICAN FAMILY HOLDINGS, INC.

-   PROPOSED ACQUISITION OF PROGRAM PROPERTIES


    American Family Holdings, Inc. (the "Company") is offering shares of its stock in exchange for the assets (including cash on hand), certain liabilities and business activities owned by investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National") For this proposed acquisition, the company will issue [$21,374,800] in the form of [2,137,480] shares of common stock arbitrarily valued at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___." The purpose of the transaction is to consolidate the operations of the programs, improve the ability to sell or obtain financing for development of the programs' properties, and provide the investors with liquidity for their investments.

    In each of the programs, the investors will vote on whether to approve the acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION IN ORDER FOR IT TO TAKE PLACE.
    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.

    This solicitation of votes started on _______, 1998 and expires at 5:00 p.m., pacific time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.

-   OFFER OF ADDITIONAL STOCK TO INVESTORS

    American Family Holdings is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current investors in the programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. None of the proceeds will be allocated to the company management except to the extent that working capital funds will be used to pay salaries.
If you want to buy units, subscriptions with payments should be returned with your voting ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.



SPECIAL RISKS OF THE ACQUISITION:

- If the acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the company and have no remaining interest in the real estate or business of your program.



- The value of the shares you receive may be less than you might receive if the property of your program were sold.



- If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



- Employees of National and the company will hold almost 20% of the company's stock and will receive compensation as officers and employees.

-   No independent advisors represented you in structuring this transaction.

- There can be no assurance that the transaction is not a taxable event. If so, National believes a tax loss is the probable result for most of you.



You should study the "Risk Factors" beginning on page __.

                    ---------------------------------

       THE TRANSACTION AND SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION
            OR THE ATTORNEY GENERAL OF THE STATE OF NEW YORK
     NONE OF THESE HAS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ---------------------------------

           The date of this Prospectus is _______________, 1998


                          "RED HERRING LEGEND"

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                           TABLE OF CONTENTS




                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY..........................................................  1
      The Proposal..........................................................  1
      Exchange Value/Allocation of Shares...................................  1
      Risk Factors..........................................................  4
      Current Status of the Programs........................................  6
      The Company...........................................................  8
      Experience of Management..............................................  8
      Organization Chart....................................................  8
      Alternatives to the Acquisition.......................................  9
      Fairness.............................................................. 10
      Fairness Opinion...................................................... 11
      National's Recommendation............................................. 11
      Summary of Benefits of the Acquisition to Investors................... 11
      Benefits to National and Company Founders............................. 12
      Summary of Business Plan.............................................. 13
      Comparison of the Programs and the Company............................ 14
      Tax Consequences of Acquisition....................................... 17
      Conflicts of Interest Related to the Acquisition...................... 17
      Conditions to Acquisition............................................. 18
      Consequences if Acquisition Not Approved.............................. 19
      Delivery of Stock Certificates........................................ 19
      Supplements........................................................... 19
      Consent Solicitation/Summary of Voting Procedures..................... 19
      No Dissenters' Rights................................................. 21
      No Right to Program Books and Records................................. 21
      The Offering/Use of Proceeds.......................................... 21
      Summary Financial Information......................................... 22

RISK FACTORS................................................................ 23
      Risks of the Acquisition.............................................. 23
             The nature of your investment will change...................... 23
             There may be differences between exchange values
              and sale values............................................... 23
             The trading price for the shares is uncertain.................. 24
             There may be conflicts of interest in National's structuring the acquisition............................................... 25
             You do not have independent advisors representing you in
              structuring this transaction.................................. 25
             The transaction may not be tax-free............................ 26
             The company has no operating history........................... 26

                                 TABLE OF CONTENTS
                                    (continued)

                                                                            Page
                                                                            ----



             You will have no dissenters' rights in connection with the acquisition................................................... 27
             The company may incur significant additional debt.............. 27
             The Board of directors will have the ability to change
              investment, financing and other policies of the
              company without shareholder consent........................... 27
             Distributions will be unpredictable............................ 27
             National's reconciliation of Yosemite/Ahwahnee
             appraisals may be incorrect.................................... 27
      Real Estate Risks..................................................... 28
             There are significant delinquent property taxes................ 28
             Permits to develop certain properties have lapsed or
              have not yet been obtained.................................... 28
             Compliance with conditions in existing permits on the
              Sacramento/Delta Greens property and approvals
              may require changes to development plans...................... 29
             Units or certain assets must be sold to raise working capital.. 29 Holding an inventory of residential lots at the Oceanside or
              Sacramento/Delta Greens properties may cause the company to incur substantial carrying costs until the lots can be sold... 29
             Federal, state and local environmental and other laws
              may require expensive hazardous substance clean-up or
              removal as well as expensive public improvements.............. 29
             If there is an uninsured loss, the company could lose its
              investment, profits or cash flow from a property.............. 29
             The development of additional projects may occur............... 30
             The California economy has fluctuated broadly in the past
              few years..................................................... 30
             When the acquisition is completed, National and its
              principals will be owed [$1,234,785] by the company........... 30
      Risks Affecting Operation of a Golf Course............................ 30
      Risks Relating to Residential Development............................. 31
      Resort Destination Risks.............................................. 31
             Specific Risks Relating to Timeshare........................... 32
             Specific Risks Relating to Recreational Vehicle Parks.......... 32
      Anti-Takeover Provisions.............................................. 32
             The Board's ability to issue preferred shares which
              could affect your voting power and to issue additional

                                 TABLE OF CONTENTS
                                    (continued)

                                                                            Page
                                                                            ----



              shares to discourage or impede a merger or other
              transaction that may be in your best or financial interest.... 32
             The Board is divided into three classes serving staggered
              three year terms.............................................. 32
             There are restrictions on certain business combinations with interested parties............................................ 33
             The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders........... 33
             Changes to the company's certificate of incorporation
              which cover anti-takeover provisions require the
              approval of two-thirds of the company's voting stock.......... 33

BACKGROUND AND REASONS FOR THE ACQUISITION.................................. 33
      General............................................................... 33
      Management of the Programs Since Foreclosure.......................... 37
      Efforts to Dispose of the Properties.................................. 39
      Alternatives to Acquisition........................................... 41
      Comparison of Alternatives............................................ 44
      Terms of the Acquisition.............................................. 45
      Calculation of Exchange Value......................................... 47
      Allocation of Shares among the Programs............................... 49
      Allocation of Shares among Investors.................................. 51
      Company Shares Held by Affiliates or Employees of National............ 51
      Historical Compensation to National/Effect of Acquisition............. 52
      Historical Cash Distributions to Investors............................ 53
      Expected Benefits of Acquisition...................................... 53
      Conditions to the Acquisition......................................... 54
      Fairness in View of Conflicts of Interest............................. 57
      Consequences if the Acquisition is Not Approved....................... 56
      Accounting Treatment.................................................. 57
      Costs and Expenses.................................................... 57
      Fairness Opinion and Appraisals....................................... 57

DIVIDEND POLICY............................................................. 58
COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES........................ 58
COMPARISONS OF PROGRAMS AND COMPANY......................................... 64

                                 TABLE OF CONTENTS
                                    (continued)



                                                                            Page
                                                                            ----

VOTING PROCEDURES........................................................... 71
      Time of Voting........................................................ 71
      Record Date and Outstanding Votes..................................... 71
      Approval Date......................................................... 72
      Investor Ballot and Vote Required..................................... 72
      Investor Representations on Ballot.................................... 73
      Revocability of Consent............................................... 74
      Solicitation of Votes; Solicitation Expenses.......................... 74
      No Dissenters' Rights................................................. 74
      No Right to Program Books and Records................................. 74
      Issuance of Certificates for Acquisition Shares....................... 74

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION AND
CONFLICTS OF INTEREST....................................................... 75
      Benefits to National.................................................. 75
      Company Shares Owned by National's Principals and Other Company
       Management........................................................... 76
      Other Benefits to Shareholders of National............................ 76
      Lack of Independent Representation of Investors....................... 77
      Features Discouraging Potential Takeovers............................. 78
      Allocation of Services and Expenses................................... 78
      Non-Arm's-Length Agreements........................................... 78
      Competition with the Company from Other Programs
      Organized by National................................................. 78

FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION................................ 79
      Fiduciary Responsibility of National.................................. 79
      Indemnification of Officers and Directors of the Company.............. 79
      Officers and Directors Insurance...................................... 80

BUSINESS AND PROPERTIES..................................................... 80
      The Company........................................................... 80
      Business of the Company............................................... 81
      Properties............................................................ 81
      Consolidation of the Programs......................................... 83
      The Residential Development Industry.................................. 83
      The Lodging and Recreation Industry................................... 84
      The Business Strategy................................................. 88
      The Consolidated Business Plan........................................ 88

                                 TABLE OF CONTENTS
                                    (continued)

                                                                            Page
                                                                            ----



      Employees............................................................. 95
      Legal Proceedings..................................................... 96

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES................................. 96
      Investment Policies................................................... 96
      Financing Policies.................................................... 97
      Miscellaneous Policies................................................ 98
      Working Capital Reserves.............................................. 98

USE OF PROCEEDS............................................................. 98

CAPITALIZATION.............................................................. 99

DILUTION.................................................................... 99

SELECTED FINANCIAL INFORMATION..............................................100

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS.........................................103
      Overview..............................................................103
      Results of Operations - The Oceanside Program.........................103
      Results of Operations - The Yosemite/Ahwahnee Programs................104
      Results of Operations - The Mori Point Program........................105
      Results of Operations - The Sacramento/Delta Greens Program...........106
      Liquidity and Capital Resources.......................................107
      Historical Cash Flows.................................................109
      New Accounting Pronouncements.........................................110

MANAGEMENT FOLLOWING THE ACQUISITION........................................111
      Executive Officers and Directors......................................112
      Directors and Executive Officers Compensation and Incentives..........116
      Stock Incentive Plan..................................................117
      401(k) Plan...........................................................119
      Employment Agreements.................................................119
      Limitation of Liability and Indemnification...........................120

SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS............................121

PRINCIPAL SHAREHOLDERS......................................................121
      Principal Shareholders................................................121
      Director and Officer Stock Ownership..................................122

                                TABLE OF CONTENTS
                                    (continued)


                                                                            Page
                                                                            ----



DESCRIPTION OF SHARES........................................................123
      General................................................................123
      Common Stock...........................................................123
      Preferred Stock........................................................123
      Warrants...............................................................124
      Certain Shareholder Voting Requirements................................124
      Transfer Agent and Registrar...........................................125

THE OFFERING.................................................................125
      Offering of Acquisition Shares.........................................125
      Offering of Units......................................................125

SHARES ELIGIBLE FOR FUTURE SALE..............................................127

APPRAISALS AND FAIRNESS OPINION..............................................128
      General................................................................128
      Experience of Independent Appraisers...................................130
      May 1997 Appraisals....................................................130
      The Mentor Appraisal...................................................131
      Reconciliation of Yosemite/Ahwahnee Properties' Appraisals.............132
      On-Going Relationships.................................................133
      Updates/Changes........................................................133
      Experience of Independent Valuator.....................................133
      Fairness Opinion.......................................................133

FEDERAL INCOME TAX CONSEQUENCES..............................................136
      Qualification of the Acquisition as a Qualifying Section 351
      Transaction............................................................137
      Federal Income Tax Consequences of the Acquisition.....................138
      Federal Income Tax Consequences to Investors After the
      Effective Date.........................................................140

REPORTS TO SHAREHOLDERS......................................................141

LEGAL MATTERS................................................................142

EXPERTS......................................................................142

FURTHER INFORMATION..........................................................142

                                 TABLE OF CONTENTS
                                    (continued)

                                                                            Page
                                                                            ----



GLOSSARY.....................................................................143

FINANCIAL STATEMENTS.........................................................F-1


APPENDICES

Appendix 1   Fairness Opinion................................................A-1

Appendix 2   Selected Additional Appraisal Information.......................A-2

ACCOMPANYING THE PROSPECTUS

-  PROGRAM SUPPLEMENT
-  OFFICIAL INVESTOR BALLOT
-  SUBSCRIPTION ORDER FORM
-  BROKER/DEALER INFORMATION FORM
- Instructions to Investors on How to Complete the Official Investor Ballot and Subscription Order Form

                           PROSPECTUS SUMMARY

THE FOLLOWING SUMMARIZES MORE DETAILED INFORMATION AND FINANCIAL
STATEMENTS ELSEWHERE IN THIS PROSPECTUS.


THE PROPOSAL

    From 1987 to 1993 National Investors Financial, Inc. ("National") arranged loans secured by first trust deeds on real estate and sold fractional, tenancy-in-common interests in such loans to investors. National coined the term "Trudy Pat" as a shorthand description for the TRUST DEED LOAN PARTICIPATION programs. Pursuant to servicing agreements with each investor, National has collected and distributed principal and interest payments, if any, on the "Trudy Pat" loans, acted to take title on behalf of the investors where loans have gone into default, and managed the properties after the defaults.



    American Family Holdings, Inc., a Delaware corporation (the "company" or "we") was founded by the principals of National. It has offered to acquire the properties and cash reserves of the five "Trudy Pat" programs named on the cover page of this prospectus for the total acquisition price of [$21,374,800] in the form of [2,137,480] shares of common stock arbitrarily valued at [$10] per share. The Sacramento/Delta Greens property is vacant land to be developed for residential lots. The Oceanside property is vacant land which has been developed into residential lots. The Yosemite/Ahwahnee properties include a golf course facility, some developed recreational vehicle spaces, some developed residential lots, and vacant land to be developed into additional recreational vehicle spaces and timeshare units. The Mori Point property is vacant land to be developed into a hotel conference center facility.


EXCHANGE VALUE/ALLOCATION OF SHARES


    The programs' properties have been appraised by the independent appraisers identified on page __. The exchange value for a program property is its adjusted appraised value multiplied by the arbitrary price of [$10] per share. It is not the price a program might receive if it elected to sell its property now rather than participate in the acquisition proposed by the company. Such a sale price might be higher or lower than the amount the company is willing to pay. The exchange value for a property is lower than the May 1997 appraised value of property in all cases except the Oceanside property. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value."

    National and the company believe that the programs, when unified and operated together, have financial advantages for each other which increase their potential, and which are not available to the programs individually due to the limitations of "Trudy Pat" structure. These advantages include


    - Certain properties have some cash available from investor assessments which could be used where most needed.


    - Certain properties are able to generate cash which could be used for development of some of the other properties.


    - Opportunities to obtain financing from outside sources would be greater in the new structure which would provide advantages to all of the properties held in that structure.


    With this in mind, exchange values for the programs were calculated by adjusting the May 1997 appraised value of each property by adding the book value of other program assets and amounts due from the program National will forgive, and reducing that sum by liabilities of the program. In the case of the Yosemite/Ahwahnee properties, additional adjustments were made to take into account the results of an October 1996 appraisal. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value" at page __.



    The number of shares to be assigned to each program was determined by dividing the program's exchange value by the total exchange value of all the properties and multiplying that fraction by the total number of shares to be paid by the company.



    The following table shows investors (i) the aggregate amount of unpaid principal balance of loans owed to a program by the original borrower plus accrued but unpaid interest on such balance as of the date the title to the underlying property was obtained by National on behalf of the investors plus all amounts paid by investors pursuant to mandatory assessments plus voluntary investor advances, (ii) appraised real estate values, (iii) adjustments to appraised values to arrive at (iv) exchange values, and (v) the number and percentage of shares allocated to each program if the acquisition is consummated. The information is as of September 30, 1997.
[to be updated to the month end prior to the final prospectus date]

                                                          Adjustments                                   % of Total
                                                            to Real                                    Shares to be
                              Amount       Real Estate      Estate                        No. of        Outstanding
                             Owed plus      Appraised      Appraised      Exchange        Shares         After the
Name of Program              Assessments      Value(1)       Value(2)       Value        Allocated(3)  Acquisition(4)
--------------------------  ------------   ------------   -----------    ------------    -----------   --------------
Sacramento/Delta Greens     $  6,031,903   $  2,000,000   $  (127,949)   $  1,872,051       187,205         7.02%
Oceanside                     27,325,000      2,850,000     2,595,521       5,445,521       544,552        20.42
Yosemite/Ahwahnee I            8,987,163      3,912,454      (318,166)      3,594,287       359,429        13.48
Yosemite/Ahwahnee II          19,338,632      6,253,121      (494,452)      5,758,670       575,867        21.60
Mori Point                    12,409,626      5,500,000      (795,729)      4,704,271       470,427        17.64
                            ------------   ------------   ------------   ------------     ---------        -----
       TOTAL                $ 74,092,324   $ 20,515,575                  $ 21,374,800     2,137,480        80.16%
                            ------------   ------------                  ------------     ---------        -----
                            ------------   ------------                  ------------     ---------        -----
-------------------



(1) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee properties was also conducted in October 1996. National's management reconciled the two appraisals to arrive at the appraised values for the Yosemite/Ahwahnee properties to arrive at the appraised values in the above table.



(2) The adjustments were made by the Company to add back to the real estate appraised values the book value of other program assets at [September 30, 1997] to reduce that number by program liabilities at [September 30, 1997], and to add back liabilities to National to be forgiven by National as part of the Acquisition. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value" at page __ for details as to the adjustments.



(3)  Represents [8.76%], [25.48%], [16.82%], [26.94] and [22.01%],
     respectively, of the shares to be issued to investors in the acquisition.



(4) [83.29]% if all units are sold to investors. The other shares will be held by management and other founders of the company.


    Shares will be distributed to you in accordance with your pro rata investment in a program (including assessments paid and interest accrued to you through the date you took beneficial ownership of the property) after adjusting the amounts to account for voluntary advances made by some investors. For example



        If your adjusted                  You will receive approximately the
outstanding investment is $10,000 in       following number of company shares
------------------------------------      -----------------------------------
    Sacramento/Delta Greens                               310
         Oceanside                                        199
     Yosemite/Ahwahnee I                                  400
     Yosemite/Ahwahnee II                                 298
         Mori Point                                       379


RISK FACTORS

    The following is a summary of the potential disadvantages, adverse consequences and risks of the acquisition. This summary is qualified in its entirety by the more detailed discussion in the section entitled "Risk Factors" contained in this prospectus beginning on page __.



    FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the acquisition is completed, there will be a change in the nature of the investment of each investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of investors. If the acquisition is completed, investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the acquisition is completed, investors will have an investment in an entity that is larger than each of the programs and will thus lose relative voting power.



    DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the exchange value of a program does not reflect the price a program's assets might bring in a sale. If the property of a program were to be sold, the net proceeds of the sale and the amount finally distributed to an investor in that program may be more or less than the exchange value.



    UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below exchange value per share or historical book value of the company's assets. There is no guaranty that a liquid trading market will develop for the shares. If a trading market develops for the shares, the price of shares after the acquisition will likely decrease below the exchange value per share of $10 due to a potentially large number of shares that investors may sell immediately after the acquisition.



    CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the company which included the principal shareholders of National initiated and structured the acquisition and will own approximately 20% of the company and be entitled to other substantial economic benefits. Therefore, the founders of the company are subject to conflicts of interest with respect to the acquisition.



    LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the investors. Therefore, terms of the acquisition may be less favorable to investors and more favorable to founders of the company which included the principal shareholders of National than if the acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each program, the terms of the acquisition may have been more favorable to certain or all of the programs and fewer shares and less favorable employment contracts may have been received by the founders of the company.



    TAX UNCERTAINTIES. The acquisition may not be a tax-free transaction to investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the acquisition to investors. If the acquisition is a taxable transaction, an investor would recognize gain or loss in 1998 equal to the difference between the investor's tax basis in his interest in a program property, and the number of shares of the company received valued at $10 per share. If the acquisition is treated as taxable, National believes most investors would recognize a tax loss.



    POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the company the debt service for which may adversely affect the company's ability to make distributions to shareholders. The company may incur full recourse debt which exposes all of the assets of the company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



    BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the company intends to implement the business plan set forth herein, the board will have the ability to change investment, financing and other policies of the company without the consent of shareholders.



    NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the acquisition, and it is approved, you will not be able to object to the acquisition and receive the appraised value of your tenancy-in-common interest in your program's assets. You will have no choice other than to accept shares for your interests.



    COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.

    HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the acquisition by investors holding a majority of outstanding interests in a program will bind all of that program's investors.



CURRENT STATUS OF THE PROGRAMS

    Each of the programs began as tenancy-in-common, secured loan arrangements. EACH OF THE PROPERTIES THAT SECURED THE LOANS WAS INDEPENDENTLY APPRAISED. Due to the borrowers' defaults on the loans, the investors in each of the programs are now the beneficial owners of the real estate that secured the loans. As the servicing agent for the loans, National became the manager of the programs' assets.



    The properties owe a significant amount of delinquent property taxes totalling over $1,052,000 all together as of September 30, 1997. In addition, working capital is needed in order to position the properties for sale on terms that might be approved by a majority of investors. Only the Oceanside property has been self-sustaining through sales of lots and newly constructed homes. Other than that, only the golf course and recreational vehicle park portions of the Yosemite/Ahwahnee properties have any operating cash flow and that is not enough to cover operating expenses much less provide working capital needed to conceptually plan, comply with the governmental permitting requirements and eventually construct other improvements on the land. Investors have demonstrated a reluctance to provide adequate working capital through a mandatory assessment process. This reluctance on the part of investors to provide the necessary funding to position the assets of their programs for a satisfactory disposition is one of the primary reasons why National believes that none of the programs are capable of attaining a maximum return of invested dollars in their present stand-alone status.


    While the properties of the Oceanside and Sacramento/Delta Greens programs may be able to be sold for cash, they cannot be sold for prices sufficient to return the investors' money at this time. National believes that those properties should either be built out and sold as single-family homes or sold in bulk when appropriate.


    Without a substantial infusion of capital, the Yosemite/Ahwahnee properties cannot reach their full economic potential and, cannot be sold for their aggregate May 1997 appraised value. National believes that failure to continue to fund an increase in the number of recreational vehicle spaces and to develop a timeshare facility and sales program at the Yosemite/Ahwahnee properties will result in a serious deterioration of their aggregate value.

    At present, Mori Point is vacant land with a proposal to be developed into a hotel/conference center. In order to continue the predevelopment effort, capital is needed to proceed with the real estate permitting process and to establish a plan to protect the habitat of two endangered species that are located on the property. Presently, this property cannot be sold for an amount sufficient to return the investors' money.



    Attempts have been made to sell or develop on a joint venture basis all or portions of each of the properties. However, the offers have been rejected by investors (in the case of Sacramento/ Delta Greens in 1994 and Mori Point in 1996) or inadequate (in the case of Oceanside) or not forthcoming at all (in the case of the Yosemite/Ahwahnee programs). See "Background and Reasons for the Acquisition -- Efforts to Dispose of the Properties." National continues to offer the Oceanside property for sale directly to homebuilders in the area. The Sacramento/Delta Greens property has been presented to several local area homebuilders as recently as early 1997 without yielding any significant negotiations toward a sale. National continues to explore the possibility of selling this property, but, to date, no brokers have been hired because National has the resources to identify potential buyers for a project of this type. National has made no significant efforts to interest potential buyers or joint venture partners in the Yosemite/Ahwahnee properties because it does not believe the properties are ready for sale until further development of the recreational vehicle spaces and planned timeshare program is complete. Currently, the Yosemite/Ahwahnee properties experience a steady negative cash flow which few, if any, buyers are willing to accept. No offers have been received. For a period of nine months in 1992 to 1993, the Mori Point property was listed with Grubb & Ellis, a reputable commercial broker. No offers were received. The brokerage contract was not renewed, and no recent efforts have been made to sell it because the investors instructed National to continue to pursue obtaining the necessary governmental permits to develop a hotel/conference center on the property.



    The acquisition has been proposed because National and the company believe that the properties, when combined, can be sold and/or developed in a way that will increase their overall value. If the acquisition occurs, the properties and assets belonging to the programs will all become assets of the company, and you will be shareholders of the company. The value of the company will be reflected in the market value of its shares. Thus, through the market value of the shares, you may receive a higher percentage of your outstanding investment than you might receive if the properties were operated or sold within their separate programs. However, it is not known what the market price for the shares will be and therefore it cannot be known whether the value of the shares allocated to each program will ever exceed the price that the properties might bring in a cash sale. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" at page __.


THE COMPANY


    The company was formed on August 6, 1997 to conduct the acquisition. The founding shareholders of the company are Yale Partnership for Growth and Development, L.P. and J-Pat, L.P., family partnerships established by David Lasker and James Orth, respectively, as well as other employees, consultants of National, or the company. The company has no significant assets or liabilities and no operating history. The company's principal executive offices are located at 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telephone number 1-800-590-7772.



EXPERIENCE OF MANAGEMENT

    Messrs. Lasker and Orth have been principally responsible for management of the programs since title to the properties was obtained from the original borrowers on behalf of the investors. With regard to the proposed activities at the Yosemite/Ahwahnee properties, they have been actively involved in obtaining necessary permits and construction services, recreational vehicle membership sales and site management, golf course management and marketing, lot sales and timeshare studies. Messrs. Lasker and Orth are also experienced in all aspects of traditional real estate finance. L.C. "Bob" Albertson, the Executive Vice President of the company, has been involved as an executive in all aspects of the home building industry for over 30 years. In that time, he has used traditional financing arrangements, as well as options and other relatively non-capital intensive structures and non-recourse seller financing, to acquire real estate. Mark Kawanami, Vice President of the company, has been involved in the financial aspects of the real estate business for over ten years. To the extent a property needs skills that members of company management do not possess, consultants will be hired to provide those skills and services. See "Management Following the Acquisition" at page __.


ORGANIZATION CHART


    After the acquisition, assuming none of the units is sold, 80.16% of the company's outstanding shares will be owned by the investors and 19.84% will be owned by the founders of the company. Management of the properties will be coordinated through a to-be-formed wholly-owned subsidiary to be named American Family Communities, Inc. Title to the properties will be held by, and day-to-day operations will be conducted through four separate wholly-owned subsidiaries of American Family Communities, Inc. The ownership and organization of the company after the acquisition will be as follows:

                Yale
  All        Partnership
Programs'    for Growth         J-Pat, L.P.         Consultants
Investors      and             (controlled by        and other
             Development,       James Orth, a       Employees of
                 L.P.           principal of         National or
            (controlled by       National)            Company
              David Lasker,
             a principal of
                National)
----------  -----------------   ---------------     -------------
   80.16%           8.13%                8.13%               3.58%
   (83.29% if       (6.85% if all units  (6.85% if all units (3.01 all
   all units sold)  sold)                sold)               units sold)

------------------------------------------------------------------------
               American Family Holdings, Inc.
------------------------------------------------------------------------
                                 100%
                     ----------------------------------
                             American Family
                           Communities, Inc.(1)
                     ----------------------------------
                                 100%
     ------------------------------------------------------------------
Delta Greens    Yosemite Woods   Oceanside        Mori Point
Homes, Inc.(2)  Family Resort,      Homes,        Destinations,
                   Inc.(2)         Inc.(2)          Inc.(2)
-------------------



(1) A subsidiary formed to coordinate the management and operation of the properties.

(2) Subsidiaries formed to hold title to the various properties and to conduct the day-to-day operations.


ALTERNATIVES TO THE ACQUISITION

    The alternatives to the acquisition that National considered were (a) continuing the operations of each of the programs under their respective separate business plans, (b) liquidation of each of the programs either directly or in the context of a bankruptcy, and (c) a bankruptcy reorganization of the programs. It concluded that none of these alternatives would be as beneficial to the investors as the acquisition. See "Background and Reasons for the Acquisition -- Alternatives to the Acquisition" and "Comparison of Alternatives" at pages __ and __.

FAIRNESS



    From a financial point of view, the company and National believe the terms of the acquisition are fair as a whole and to the investors in each of the programs. This determination is based on the following factors:



    - the shares offer an opportunity for individual investor liquidity while the tenancy-in-common interests do not;



    - while the exchange values offered to investors for their assets differ from the appraised values, the adjustments to the appraised values, in our opinion, allow for an equitable allocation of the [2,137,480] shares among the programs;



    - on completion of the acquisition the investors will hold over 80% of the outstanding stock of the company while principals, employees, and consultants of National will hold less than 20%. That 20% was purchased for $.01 per share. National and its principals have forgiven, or will forgive at the completion of the acquisition, over $3,000,000 of expenses and accrued fees;



    - the opportunity for each of you to vote for or against the acquisition and, in so doing, judge the financial fairness of the proposed acquisition for yourself;



    - the valuation of the real estate assets of each of the programs by the independent appraisers;



    - the fact that the transaction will either be tax-free to investors or most likely yield a tax loss. Either way, National believes there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



    - while conflicts of interest exist in the structuring of the acquisition and the issuance of shares to the founders of the company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and



    - the Fairness Opinion rendered by Houlihan Valuation Advisers, an independent valuation firm. See "Background and Reasons for the Acquisition" at page __.



    National reviewed the value you will receive in connection with the acquisition and compared it with what you might receive under the alternatives to acquisition. Despite the adjustments to appraised value to arrive at exchange values, National concluded that the likely market value of the shares of the company would be higher in the long run than the value you would have received if any of the alternatives to the acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison to Alternatives" and "Recommendation of National and Fairness Determination" at pages __ and __. Based on this comparison, National concluded that the acquisition is financially fair.


FAIRNESS OPINION


     National hired Houlihan Valuation Advisers, an independent valuation firm, to review the fairness of the acquisition. That firm's opinion (the "Fairness Opinion") concludes that the allocation of the shares in the transaction (which includes allocation of shares to the programs and principals, employees and consultants of National and the company) is financially fair to you. See "Appraisals and Fairness Opinion -- Fairness Opinion" at page __.


NATIONAL'S RECOMMENDATION


     While the acquisition was not negotiated at arms-length and National and the principals of National will receive substantial benefits from the acquisition, NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION. See "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition" at page __, and "Appraisals and Fairness Opinion" at page __.



SUMMARY OF BENEFITS OF THE ACQUISITION TO INVESTORS

     YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the acquisition, shares will be listed on the ______________. While there can be no assurance that a trading market will develop or be sustained, if a trading market develops, you will have the opportunity to liquidate all or some of those shares at your discretion.


     YOU MAY HAVE MORE CONTROL OF THE TIMING OF LIQUIDATION OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the current programs, you have been subject to a majority vote to sell or retain the property, regardless of whether or not the timing and decision were favorable to you.

     YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN REDUCE RISK. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee programs will be one project after the acquisition).

     YOU WILL BENEFIT FROM EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.

     YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the acquisition, meaning your exposure to mandatory assessments will cease.

     YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the programs, you are not currently effectively insulated from personal liability based on the operation of those assets. As shareholders of a corporation, you will be.


     See "Risk Factors" in this Prospectus Summary and at page __ for potential negative aspects of the acquisition.



BENEFITS TO NATIONAL AND COMPANY FOUNDERS

     MANAGEMENT AND COMPANY FOUNDERS WILL OWN ALMOST 20% OF THE COMPANY
(ALMOST 16% IF ALL UNITS ARE SOLD). These individuals paid $.01 per share for their company shares. In addition, over the past several years, National has forgiven, and as a result of the acquisition will forgive, an aggregate of over $3,000,000 of fees and expenses due from the programs.



     NATIONAL'S PRINCIPAL STOCKHOLDERS WILL OWN FOUNDERS' STOCK IN THE COMPANY AND WILL RECEIVE SALARIES AS OFFICERS OF THE COMPANY. David Lasker and James Orth will be President and Chief Executive officer, respectively, of the company and entities they control will each own 8.13% of the company's outstanding shares (6.85% if all units are sold). These shares are included in the shares described above as being owned by management and company founders. Mr. Lasker and Mr. Orth also will receive annual salaries of $180,000 plus other benefits. See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" at page __.



     AS A CONSEQUENCE OF THE ACQUISITION, THE INVESTORS WILL TERMINATE NATIONAL AS SERVICING AGENT FOR THE PROGRAMS. This will relieve National of its ongoing servicing obligations which National could unilaterally terminate if it elected to do so.



     THE COMPANY WILL OWE NATIONAL $[1,234,785] OF ACCRUED BUT UNPAID FEES AND EXPENSES DUE FROM THE PROGRAMS AFTER THE ACQUISITION. If the company is successful, National will have the opportunity to receive the portion of its accrued but unpaid fees and expenses which it has not forgiven.

SUMMARY OF BUSINESS PLAN


     Our objective is to preserve as much of the owners' invested dollars as is possible and improve the value and performance of the properties currently held by the programs in the following ways:


     -  By developing selected properties for their highest and best use;

     -  By increasing the current cash flow from the operating assets;

     -  By maximizing the potential profit margins of for-sale products;

     - By raising funds for the company's operations through a strategic combination of sales of units to existing investors and the sale of selected real estate assets acquired from the programs to outside buyers; and

     - By acquiring other projects or assets which are consistent with our objectives and business plan.


     RESIDENTIAL DEVELOPMENTS. We plan to continue to build homes for sale on the Oceanside Property and seek buyers for the remaining lots. By using the funds available from the sale of the units or from the sale of certain assets of the programs, we expect to start construction of single-family lots of the Sacramento/Delta Greens project. Cash flow from sales of single-family homes and lots would continue our growth and build value.



     RESORT DEVELOPMENTS. We will enhance the value of Yosemite/Ahwahnee by continuing to develop the project. While the project itself presently has little cash available for capital improvements, we believe the highest potential rewards lie in this segment of the company's asset base. By using the funds available from the sale of the units or from the sale of certain assets of other programs, we will aggressively seek timeshare approvals at Yosemite/Ahwahnee and will continue to sell memberships and build recreational vehicle sites. We will also continue to process the necessary approvals for the Mori Point asset which we believe has the potential to attract industry-oriented joint venture partners or purchasers. We may also target additional resort or over-night-stay projects for potential acquisition or joint venture. See "Business and Properties -- Properties" at page __ and "-- Consolidation of the Programs" at page __ for further details regarding all of the properties.


     MANAGEMENT. The Board of Directors will oversee the management of the company. After the acquisition all directors will be elected by the shareholders. The Board will consist of six directors, including three directors who are independent of the company. For background on management of the company and their compensation, see "Management Following the Acquisition" at page __.

COMPARISON OF THE PROGRAMS AND THE COMPANY

     The summary information below highlights a number of significant differences between the programs and the company. See "Comparison of the Programs and the Company" at page __.


     FORM OF ORGANIZATION. The programs began as tenancy-in-common investments in "Trudy Pat" loans. The company is a corporation which offers to investors certain benefits such as limited liability and professional management which may not be present to the same degree in the present ownership structure.

     LENGTH OF INVESTMENT. When you invested in the "Trudy Pat" loan(s), you expected to receive repayment of your loan in two to four years. After the acquisition, the company will have no time limit to dispose of any assets, and you will not receive net asset sales proceeds. Instead, sales proceeds will be reinvested in the company. Your publicly traded shares will replace the process of liquidating program assets as your way to receive a return of your capital and any profits.


     DIVERSIFICATION. Each of the programs has real estate assets in a single location. By contrast, the company will hold the real estate assets of all five programs and will be more diversified both geographically and by type of property. By owning shares, you will be invested in an on-going, diversified, real estate operating company.

     ADDITIONAL EQUITY. None of the programs are currently authorized to raise additional funds, except through mandatory assessments. The company will have more flexibility to raise capital to finance its business. We may issue additional stock to raise money or to make new real estate investments. These are traditional methods of acquiring capital, but this would dilute your interests. Such stock could have priority in dividends distributions and liquidation proceeds.

     BORROWING POLICIES. Borrowing is difficult under the present program structure. The company will be able to borrow to improve or expand its asset base. However, borrowing may also increase the company's risk from leveraged investments.


     COMPENSATION, FEES AND DISTRIBUTIONS. National will stop earning servicing fees under the program agreements in the aggregate amount of approximately $650,000 per year. As of September 30, 1997, the Programs have accrued fees and advances due to National and its principals of $2,180,896. If the acquisition is approved, National and its principals will cancel $946,111 of these accrued fees and advances that it has made on behalf of program owners. National and its principals will continue to be owed $1,234,785 which will be assumed and paid in the general course of the company's business. In addition,

National also has represented that it was owed fees and made advances to the programs totalling $2,191,614 which it previously forgave prior to 1994. Since these fees and advances were incurred and forgiven prior to 1994, they have not been accrued on the historical balance sheets of the programs presented in this prospectus. National's principals will own interests in the company and will also receive salaries as officers of the company. National, itself, will receive shares in exchange for its interests held as a "Trudy Pat" investor in each of the programs in the same manner and at the same cost as all other "Trudy Pat" investors.


     MANAGEMENT CONTROL AND RESPONSIBILITIES. Currently, National serves as your servicing agent. Under its contract, it cannot be removed except by a majority vote by investors in a particular program, which is generally an extraordinary event. You will have greater control over the management of the company than you had over the programs. You will be able to vote for certain members of your Board of Directors every year. In the beginning, principals and affiliates of National will control a maximum of 19.84% of the voting shares (16.71% if all units are sold).


     MANAGEMENT LIABILITY AND INDEMNIFICATION. The directors and officers of the company will be entitled to potentially stronger indemnification from the company for their actions than is presently the case for National in the program agreements.


     VOTING RIGHTS. Presently, you only have voting rights in the particular program in which you are an investor. You can vote on matters involving collection, servicing and administration of your investment as well as termination of the servicing agreement. As a shareholder, you will have the right to vote for directors and other matters according to applicable law or the company's charter documents. When voting as a shareholder, your vote will affect all of the businesses and properties owned by the company, which will include the assets owned by all five programs. However, your relative voting power will be reduced.


     LIQUIDITY. The tenancy-in-common interests in the programs constitute illiquid investments which are very difficult to sell. The shares are expected to be listed on the _____ and be freely tradable.


     TAX TREATMENT. The company will be taxed as a corporation. Currently, the programs themselves are not taxpayers and file no program tax returns.
Prior to taking title to the properties, when income was allocated to a program investor that was interest, National, as servicing agent, reported such income to the IRS and the investors on Form 1099-INT. As tenancy-in-common owners of the properties, the investors no longer receive Forms-1099 from National, but are responsible for their pro rata share of any income, gain, loss or deductions attributable to their program's properties. If the company makes distributions to shareholders, it will report the distributions on Form 1099-DIV whether or not they are taxable.



     OVERHEAD AND EXPENSES. Overhead and expenses of the programs are the responsibility of the investors to the extent the applicable program does not generate sufficient cash flow to cover them. They are billed individually to investors in the form of assessments. To date, only the Oceanside program has been completely self-funding. Investors will have no direct responsibility for company overhead and expenses. Initially, overhead and expenses of the company will be derived from proceeds of the sale of the units, if any, or the sale of one or more of the company's assets. Future overhead and expenses will be funded from cash flow from operations.



     DILUTION. Investors in each program have voting power based on their percentage of the funds contributed to the program. Since five programs will be consolidated into the company, each investor's voting power will be substantially reduced.



     BUSINESS PLANS. Each of the programs has a separate business plan as follows:



Sacramento/Delta Greens          Finish permitting process, provide for
                                 infrastructure and the first phase of home construction. Approximately $3,000,000 of capital needed.



Oceanside                        Continue to build and sell homes or sell
                                 existing lots in bulk, plus acquire additional lots. Approximately $700,000 of equity capital needed plus $3,500,000 of construction funding.



Yosemite/Ahwahnee I & II         Continue to operate golf course, expand
                                 recreational vehicle park, construct
                                 timeshare units, and market these products and services. Approximately $3,350,000 of capital needed.



Mori Point                       Proceed with hotel/conference center
                                 entitlement process which will require the preparation of a mitigation plan to protect the habitat of an endangered species.
                                 Approximately $500,000 capital needed.

     The business plan of the company is to consolidate the programs' plans, raise some or all of the capital necessary to accomplish those plans through the sale of units, if possible, as well as build homes on, or sell, the remaining Oceanside lots and perhaps the Sacramento/Delta Greens property. The total capital needed is approximately $11,000,000 which exceeds the maximum available working capital if all of the units are sold. The balance will have to be derived from debt financing, if available, sale of company assets, or joint venture partners. The company believes the Yosemite/Ahwahnee properties have the greatest profit potential. So, if working capital or debt financing were in short supply, the company will concentrate its efforts on the Yosemite/Ahwahnee properties.



     DISTRIBUTIONS AND DIVIDENDS. As interest and principal was paid by the borrowers, investors in the programs were entitled to distributions. As the underlying properties of the programs are sold after title was taken on default of the borrowers, investors in the programs will be entitled to distributions of sale proceeds from programs in which they invested. The company has no present plans to pay dividends to shareholders whether from earnings or for the sale of properties. Dividends will be paid only when declared by the board of directors.


TAX CONSEQUENCES OF ACQUISITION


     The company intends to treat the acquisition as a tax-free transaction. However, due to uncertainties about the individual investors' plans for holding the stock, the company's tax counsel, Arter & Hadden LLP, is unable to opine that the acquisition will not create a taxable transaction for investors. If the acquisition is treated as taxable, National believes a significant majority of the investors will have a tax basis in their tenancy-in-common interest in the property that is greater than the value of the shares they receive in the company thus producing tax losses. See "Federal Income Tax Consequences" at page
__.


CONFLICTS OF INTEREST RELATED TO THE ACQUISITION

     National and the company will be subject to conflicts of interest relating to the acquisition and the on-going operation of the properties. These include


     - National will be relieved from its duties and related costs as servicing agent and asset manager for the programs, thereby reducing its overhead and allowing it to concentrate on other programs that it manages;



     - the amount of [$1,234,785] which will remain owing to National and its principals after the acquisition;

     - if the acquisition is completed, David Lasker and James Orth, principals of National, will receive some or all of the following benefits: stock ownership in the company (up to 8.13% each), cash compensation in the form of salaries ($180,000 per year each subject to annual increases and potential bonuses, potential incentive compensation, and the right to participate in company-wide employee benefit programs;


     - you did not have independent advisers representing you in structuring the acquisition;


     - neither the acquisition itself nor the employment agreements for the officers of the company were negotiated at arm's-length;



     - some persons will be employees of the company and National and will not be able to devote 100% of their time to the company;



     - certain provisions of the company's certificate of incorporation and bylaws, as well as Delaware law, could be used by management of the company to discourage or defeat efforts of third parties to take control of the company; and



     - the services of David Lasker and James Orth will be required by National in order for National to continue its servicing agent and asset management responsibilities to other programs not included in the acquisition.



    For a complete discussion of these conflicts, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __ and "Management Following the Acquisition" at page __.


CONDITIONS TO ACQUISITION


     The principal non-waivable conditions to the acquisition are


     - approval of the acquisition by all of the programs through a majority vote of the investors in each,

     - receipt of a final Fairness Opinion from the independent valuator regarding the actual allocation of shares,

     -  approval of the shares for listing on the _______________, and

     -  the issuance of policies of title insurance to the company.

CONSEQUENCES IF ACQUISITION NOT APPROVED


     If the acquisition is not approved, National will ask investors to approve the sale of the assets of each program for the best price possible and return any net proceeds of the sale to the program's investors. If no sale acceptable to investors in a particular program can be arranged as permitted by the servicing agreements, in not less than three months, then National will consider resigning as servicing agent. As a last resort, National may determine that bankruptcy protection and liquidation may be in the best interest of investors of a particular program.


DELIVERY OF STOCK CERTIFICATES

     The company will mail your shares to you shortly after the acquisition becomes effective.


SUPPLEMENTS

     Included with this prospectus is a supplement designed to focus solely on your program, and the impact of this proposed acquisition on investors in your program. Please review it prior to completing your ballot.



CONSENT SOLICITATION/SUMMARY OF VOTING PROCEDURES

     RECEIPT OF CONSENTS. We must receive your ballot by 11:59 p.m., Pacific Time, on ____________, 1998 (unless extended by the company) to be counted in the vote on the acquisition.



     VOTING. You are entitled to vote based on the amount you have invested in a program, on the record date, ___________, 1997. Only investors on the record date are entitled to vote. Voting will be on a program-by-program basis.



     VOTES/OUTSTANDING INVESTMENT. On the record date, the following amounts of outstanding investment, which correspond to votes, exist for each of the programs:

     Name of Program                   Outstanding Investment;
                                           Number of Votes
                                               [9/30/97]

Sacramento/Delta Greens                        6,031,903
Oceanside                                     27,325,000
Yosemite/Ahwahnee I                            8,987,163
Yosemite/Ahwahnee II                          19,338,632
Mori Point                                    12,409,626



     VOTE REQUIRED. In order for the acquisition to be approved, investors holding a majority of the outstanding investment/votes in EACH of the programs must approve the acquisition. Based on amounts of "Trudy Pat" tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,082 Oceanside; 2,373 Yosemite/Ahwahnee I; 46,454 Yosemite/Ahwahnee II; and 5,279 in Mori Point.
It will cast all of its votes in favor of the acquisition.



     You may vote YES or NO or ABSTAIN on the acquisition. If you do not submit a ballot or you send a ballot marked ABSTAIN, you will be counted as having voted AGAINST the acquisition.



     You may vote only using the ballot provided, and only during the solicitation period, which ends __________, 1998 or at a later date the company may announce. You must return the completed ballot to National before the solicitation period expires. If we receive your ballot signed but unmarked, it will be counted as a vote FOR the acquisition.



     You may withdraw or change your ballot before the solicitation period expires. You will need to complete and mail a substitute ballot, and a letter stating that you are revoking your previous vote.



     INVESTOR'S REPRESENTATIONS. When you vote, you will be confirming to the company that (i) you have received and reviewed the prospectus and the applicable supplement, (ii) you understand that you will become a shareholder in the company if the acquisition is completed, (iii) you have the power and authority to vote as an investor, (iv) you understand that if you sign and send in the ballot but do not indicate a vote, the ballot will be deemed to have been voted IN FAVOR of the acquisition, and (v) if the acquisition is completed, to the best of your knowledge, the company will acquire title to your interest in the program's property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the acquisition, you are also voting to terminate the tenancy-in-common agreement with other investors in your program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the program, but all amounts owing to National under the servicing agreement after the acquisition will be assumed by the company.



NO DISSENTERS' RIGHTS

     If you vote "NO" on the acquisition, and the acquisition is approved, you will have no choice other than to take shares in the company. You will not be entitled to object to the transaction and receive a cash payment for your interest under the tenancy-in-common agreements governing the programs or applicable law. See "Voting Procedures -- No Dissenters' Rights" at page
__.



NO RIGHT TO PROGRAM BOOKS AND RECORDS

     You have no rights under your program's tenancy-in-common agreement or your servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other investors in your program or to inspect other books and records of your program. If you wish to communicate with the other investors in your program, upon receipt of the material you wish mailed together with the amount of postage necessary to make such mailing, National will promptly mail such communications to your program's investors.


THE OFFERING/USE OF PROCEEDS


     The company is offering up to 500,000 units at $10 per unit to be issued exclusively to existing program investors. The offering is a "best efforts" offering with no minimum number of units which must be sold. There is no assurance that any proceeds will be received. No sales can be completed unless the acquisition is approved. Each unit consists of one share and a warrant. For a period of two years, each warrant entitles the holder to purchase two shares of common stock at a per share purchase price equal to 80% of the closing price for the company's common stock on the ______ on the trading date before the warrant exercise date. NASD broker-dealers will receive an aggregate of $0.70 per unit commission from the company for any units sold with their help.



     If any funds are raised by the offering, they will be used to pay offering expenses, acquisition expenses, property taxes due, and for working capital, as detailed in the company's business plan. Any funds raised on exercise of warrants will be used for working capital.

SUMMARY FINANCIAL INFORMATION

     We are providing the following summary financial information to aid you in your analysis of the financial aspects of the acquisition. This information was derived from our pro forma and historical financial statements (and related notes) found later in this prospectus and should be read in conjunction with that information. See "Financial Statements" beginning on page F-1. The historical financial statements for the full year were audited; those for interim periods and those showing pro forma information were not audited. The unaudited financial information reflects all adjustments (consisting only of normal recurring accruals) which are considered necessary to present fairly the financial information for the periods. The results of any interim period are not necessarily indicative of results for a full year, and historical and pro forma results do not predict future results.





                                         Company Pro Forma                              The Acquisition Historical
                            ------------------------------------------        ---------------------------------------------
                            Nine Months Ended                                  Nine Months
                              September 30,             Year Ended                Ended                Years Ended
                                  1997               December 31, 1996         September 30            December 31
                            ------------------       -----------------        ---------------    --------------------------
                             The Acquisition          The Acquisition             1997               1996          1995
                            ------------------       -----------------        ---------------    ------------  ------------
Revenues                       $  5,129,774             $  6,675,718           $  5,129,774      $  6,675,718  $  6,333,143
Cost of sales                     3,585,345                5,327,856              3,585,345         5,327,856     5,346,735
                               ------------             ------------           ------------      ------------  ------------
Gross profit                      1,544,429                1,347,862              1,544,429         1,347,862       986,408
Expenses:
  Selling, general and
    administrative                3,251,026                4,017,227              2,988,526         3,667,227     2,033,496
  Land write-down                   983,143                  845,000                983,143           845,000             -
  Management fees                         0                        0                487,500           650,000       650,000
  Acquisition expenses                    -                        -                800,544                 -             -
                               ------------             ------------           ------------      ------------  ------------
Total expenses                    4,234,169                4,862,227           $  5,259,713      $  5,162,227  $  2,683,496
Net interest income                  39,542                   63,518                 39,542            63,518       135,875
                               ------------             ------------           ------------      ------------  ------------
Net loss                         (2,650,198)              (3,450,847)          $ (3,675,742)     $ (3,750,847) $ (1,561,213)
Net loss per share                    (0.99)                   (1.29)                   N/A               N/A           N/A
Average number of
  shares outstanding             [2,666,517]              [2,666,517]                   N/A               N/A           N/A

Balance Sheet Data:
  Cash and cashequivalents          455,409                      N/A                451,506           863,373           N/A
  Total real estate              19,138,668                      N/A             19,138,668        19,283,472           N/A
  Total assets                   23,021,022                      N/A             23,284,119        25,535,082           N/A
  Total debt                        375,681                      N/A                375,681           424,767           N/A
  Total liabilities               3,356,245                      N/A              4,302,356         3,952,822           N/A
  Stockholders'/
    owners' equity               19,664,777                      N/A             18,981,763        21,582,260           N/A
Other Data:
  Cash provided by
    operating activities           (952,142)                (765,447)            (1,169,642)         (616,257)      652,473
  Cash used in
    investing activities           (268,433)                (186,211)              (268,433)         (186,211)     (436,545)
  Cash provided by
    financing activities          1,026,158                  642,815              1,026,158           642,815       115,311




[Note that the average number of shares outstanding will change as we recalculate exchange values until we go effective. That's why they are bracketed.]

                                 RISK FACTORS

     THE ACQUISITION INVOLVES CERTAIN RISKS. YOU COULD LOSE ALL, OR A SIGNIFICANT AMOUNT OF THE REMAINING VALUE, OF YOUR INVESTMENT IF THE COMPANY IS NOT SUCCESSFUL, IF THE STOCK MARKET DECLINES OR IF REAL ESTATE VALUES IN CALIFORNIA DECLINE FURTHER. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING ANY SUPPLEMENTS. BEFORE COMPLETING THE ACCOMPANYING BALLOT, YOU SHOULD
ALSO CAREFULLY CONSIDER THE FOLLOWING RISKS, WHICH APPLY TO ALL PROGRAMS AND THEIR INVESTORS.


     IN THE FOLLOWING RISK FACTORS, AND ELSEWHERE IN THIS PROSPECTUS, NATIONAL AND THE COMPANY OR THEIR REPRESENTATIVES HAVE MADE FORWARD-LOOKING STATEMENTS REGARDING VARIOUS BUSINESS PLANS, TYPES OF INVESTMENTS TO BE MADE AND HYPOTHETICAL RESULTS OF OPERATIONS OR SALES OF PROGRAM PROPERTIES. THE STATEMENTS ARE QUALIFIED BY THE "RISK FACTORS" DISCUSSED BELOW. THESE
FACTORS COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED. YOU SHOULD NOT RELY ON THE COMPANY'S STATEMENTS OR PLANS AS A PREDICTION OF ACTUAL RESULTS.


RISKS OF THE ACQUISITION


     THE NATURE OF YOUR INVESTMENT WILL CHANGE. If the acquisition is completed, your investment will no longer be a tenancy-in-common interest in a particular program's property. Instead, you will hold shares in an on-going, publicly-traded real estate company whose assets may be changed by the company's management without your approval. You will be able to liquidate your investment only by selling your shares on the __________, and only if a trading market exists, or in private transactions. If the market value of the shares does not reflect the fair market value of the company's assets, you may not realize the full value of your investment. You will not receive liquidation proceeds as individual program properties are sold. As an investor in the larger company, rather than any individual program, you will have less relative voting power.



     THERE MAY BE DIFFERENCES BETWEEN EXCHANGE VALUES AND SALE VALUES. The exchange value of the programs may not be what the properties would sell for in a cash sale transaction. Appraisals reflect conditions in the second quarter of 1997 (plus, for the Yosemite/Ahwahnee I and II properties only, October 1996), and do not reflect subsequent events. Exchange values reflect adjustments to appraised values described in "Background and Reasons for the Acquisition -- Calculation of Exchange Value" at page __. This means that, as part of this transaction, you could wind up with less money in the long-term than if your program's property is sold for cash. The exchange value of the shares the owners of Sacramento/Delta Greens, Yosemite/Ahwahnee I and II and Mori Point will receive will be less than the appraised values of the properties used to calculate exchange values. At any point in time, the value of those shares might not exceed the appraised values of the properties used to calculate exchange values at any particular time in the future. Because of the program's cash position, the owners of the Oceanside property will receive shares whose exchange values are greater than the most recent appraised value. However, there is no assurance that the future value of the shares will continue to be greater than the most recent appraised value of the property.



     In addition to the differences in the exchange value to appraised value comparisons described in the last paragraph, there are different risks relating to each of the properties. While these risks presently exist for the investors in those properties, the acquisition could result in all investors being subject to all of these risks. The material on-going risks for each property are as follows:



     SACRAMENTO/DELTA GREENS: There is a risk that adequate funds will not be available to (i) finance engineering and endangered species studies and planning for final approvals, (ii) finance utilities and roads and (iii) pay property taxes. Another risk is whether the lots to be developed will appeal to project builders and whether home financing will be available. Finally, there is a question whether the development and sale of lots or homes will be profitable.



     YOSEMITE/AHWAHNEE I AND II: There is a risk that adequate funds will not be available to (i) make up for the current cash drain from operations of the golf course, (ii) construct an additional planned 100 recreational vehicle sites, (iii) fulfill approvals and construction for the first group of timeshare units and (iv) pay property taxes. There are also questions about the profitability of recreational vehicle memberships, timeshares and golf course activities.



     OCEANSIDE: There is a risk that enough investment money may not be available to begin construction of the next tract of homes. There are questions whether lots or homes will be marketable and home financing available. There is also strong nearby competition.



     MORI POINT: There is a risk that the city government will not approve the property for its intended use. Capital to build roads and utilities will be needed. Finally, there is a question regarding the marketability of the final product.



     THE TRADING PRICE FOR THE SHARES IS UNCERTAIN. The shares have never been sold in a public securities market. There is no guaranty that a liquid trading market will develop for the shares. If the shares trade, the trading price may be less than the $10 issuance price or the book value of the company's assets. The market price of the shares would likely be less after the acquisition if investors decide to sell a large number of the shares shortly after the acquisition. Therefore, the shares may be worth less than $10 in the open market.



     THERE MAY BE CONFLICTS OF INTEREST IN NATIONAL'S STRUCTURING THE ACQUISITION. The programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the programs. However, as servicing agent for each of the programs, National has the specific duties to investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the investors' interests without full disclosure to, and agreement from, the investors, and (iii) not to obtain an interest adverse to the investors without full disclosure to, and consent from, the investors.



     After the acquisition, the founders of the company and principals of National will own almost 20% of the company's stock and receive compensation as officers. Shares and compensation to be held or received after the acquisition by National, and by principals, employees and consultants of National, the programs and the company have been determined by National and its principals. This means that such persons may not always have the ability to make decisions for the company without thinking of the consequences to themselves. For additional information concerning the potential conflicts between National, its principals and the investors and the procedures adopted to mitigate the impact of these conflicts on the acquisition, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest" at page __, "Background and Reasons for the Acquisition -- Recommendation of National and Fairness Determination" at page __, and "-- Terms of the Acquisition" at page
__.



     Despite the potential conflicts of interest, none of National, the company or their controlling persons, believe that such conflicts had any material affect on their recommendation to investors on the acquisition.



     YOU DO NOT HAVE INDEPENDENT ADVISORS REPRESENTING YOU IN STRUCTURING THIS TRANSACTION. The terms of the acquisition were not negotiated at arm's-length and, therefore, may be less favorable to you and more favorable to National and its principals. If the acquisition had been negotiated by independent parties at arm's length, the principals of National and the company might have been given fewer shares. Additionally, the allocation of shares might have been more favorable to one program than another. National did not retain an unaffiliated representative to act on your behalf because it, as your agent, has attempted to take action to protect your interests in the property. Once the loans you made to the original developers defaulted, National could have resigned or ceased acting on your behalf to obtain some value from your failed loan. However, National has continued to act as servicing agent for several years, and, in fact, has not taken all the fees to which it was entitled. It even advanced money as needed on occasion to protect your interests. Neither National nor the programs had additional funds to hire a separate representative for you.



    THE TRANSACTION MAY NOT BE TAX-FREE. The Federal income tax consequences of the acquisition will depend primarily on whether the acquisition qualifies as a Section 351 transaction under the Internal Revenue Code of 1986, as amended. If the acquisition qualifies under Section 351, generally no gain or loss will be recognized by the investors upon the receipt of shares in exchange their interest in the properties. If the acquisition does not qualify under Section 351, investors generally will recognize gain or loss. See "Federal Income Tax Consequences" at page __. Among other requirements to qualify the acquisition under Section 351, investors must be treated as owning 80% or more of the outstanding shares of the company "immediately after the exchange." As discussed in "Federal Income Tax Consequences - Qualification of the Acquisition as a Section 351 Transaction - 1. General Rules," this determination depends on whether investors who subsequently dispose of shares are subject to the "step transaction doctrine" with respect to such dispositions and their initial acquisition of the shares.



     Neither the company nor counsel to the company is in a position to make a determination as to whether investors who will acquire more than 80% of the outstanding shares of the company will or will not be subject to the step transaction doctrine. Consequently, counsel to the company is unable to opine as to whether the acquisition qualifies under Section 351. However, because (i) investors will acquire 80% or more of the shares in the acquisition, and (ii) the company is not aware of any facts which lead it to believe that any subsequent disposition of shares by one or more investors may be subject to the step transaction doctrine, the company intends to take the position that the acquisition qualifies under Section 351. There can be no assurance, however, that the IRS will not take a contrary position.



     Investors should recognize that if a relatively small number of investors subsequently dispose of their shares in transactions subject to the step transaction doctrine, the acquisition will not qualify under Section 351.



     THE COMPANY HAS NO OPERATING HISTORY. The company was formed within the past year to take part in the acquisition of your property. It does not have the benefit of operating for a long time. This means that shares in the company are much riskier than ownership of shares of established companies. If the company had been operating as if it owned the properties which it desires to acquire, it would have experienced losses to date.

     YOU WILL HAVE NO DISSENTERS' RIGHTS IN CONNECTION WITH THE ACQUISITION. See "Voting Procedures -- No Dissenter's Rights" at page __.



     THE COMPANY MAY INCUR SIGNIFICANT ADDITIONAL DEBT. After the acquisition, the properties will not be subject to any liens other than possible mechanics' liens and liens imposed as a result of an aggregate of approximately $1,052,000 in property taxes owed as of September 30, 1997. However, the Board of Directors could allow the company to borrow using the company's real estate assets as security. The more debt a company has, the more of its cash flow is necessary to be used to pay down such debt. If cash flow cannot cover debt repayment, the company could lose those assets to creditors. There is no limitation on the amount of debt the company may incur. See "Policies with Respect to Certain Activities -- Financing Policies" at page __.


     THE BOARD OF DIRECTORS WILL HAVE THE ABILITY TO CHANGE INVESTMENT, FINANCING AND OTHER POLICIES OF THE COMPANY WITHOUT SHAREHOLDER CONSENT. The Board will determine major acquisition, financing, debt and distribution policies of the company. The Board may amend or revise these policies as well as the business plan without shareholder approval. You will have no direct control over these changes. See "Business and Properties" at page __ and "Policies with Respect to Certain Activities" at page __.


     DISTRIBUTIONS WILL BE UNPREDICTABLE. After the acquisition, you will not receive any regular distributions. Instead, in at least the first two years, the Board intends to accumulate cash for working capital or other uses.
After that time, at the end of each quarter of operations, the Board will consider whether distributions to shareholders is financially feasible. The company will not use the proceeds from the sale of units to pay amounts owing to National. National will be paid only from company operating revenue or from proceeds of the sale of assets.



     NATIONAL'S RECONCILIATION OF THE YOSEMITE/AHWAHNEE APPRAISALS MAY BE INCORRECT. As discussed in "Background and Reasons for the Acquisition -- Exchange Values and Allocation of Shares to the Programs" at page __, National had to reconcile the May 1997 appraisal of the Yosemite/Ahwahnee properties which reflected an aggregate "as is" appraised value of $20,916,000 ($8,050,000 for the Yosemite/Ahwahnee I property and $12,866,000 for the Yosemite/ Ahwahnee II property) with an October 1996 appraisal which reflected an "as is" aggregate appraised value of $4,000,000 (adjusted by National to be $1,134,375 for the Yosemite/Ahwahnee I property and $2,864,625 for the Yosemite/ Ahwahnee II property). National reconciled the two appraisals as described on page __ and concluded that the Yosemite/Ahwahnee I and II properties had values of $3,912,454 and $6,253,121, respectively. National believes its approach to the reconciliation of the two appraisals was reasonable and has received an opinion from an independent valuation company that the allocation of the shares among the programs is fair. However, if National's reconciled value was too low for either program, the program's exchange value would be too low and would result in too few shares being allocated to that program in the acquisition. Conversely, if National's reconciled value was too high for either program, that program would receive too large an allocation of shares in the acquisition to the detriment of the investors in the other programs.


REAL ESTATE RISKS

     ALL OF THESE FACTORS CAN AFFECT OUR REVENUES, PROFITS AND DIVIDEND DISTRIBUTIONS, IF ANY, AND THE VALUE OF YOUR INVESTMENT.


     THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the company could lose one or more of the properties to tax sales. Each of the programs' properties is subject to the following delinquent property taxes as of September 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point - approximately $294,000. Annual payments required for all the properties for current taxes (including amounts currently due on five-year payment plans) total approximately $431,000. In the case of Sacramento/Delta Greens and Mori Point, National has entered into 5-year payment plans with the applicable taxing authorities. It plans to do the same with Yosemite/Ahwahnee shortly.


     PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the company will have to be revised or abandoned. Additionally, the presence of two endangered species on the Mori Point property increases the risks that necessary approvals may not be received if an acceptable habitat mitigation plan cannot be developed. The permitting process with the California Coastal Commission and other governmental agencies is expensive and time consuming.


     Construction of the Sacramento/Delta Greens property will require the filing of a final map and obtaining building permits. The existing tentative map approval does not entitle the property owner to build on the property. The Yosemite/Ahwahnee property has a final map on 45 remaining single family estate lots and a use permit for a 600 space recreational vehicle park. Additional planned usage such as timeshare will require extensive county and state approvals. Mori Point had a specific plan and tentative map to build a hotel/conference center which expired in 1991. These approvals must be reinstated prior to construction on the property.

Such reinstatement will be complicated by the existence of two endangered species living on the property.



     COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS ON THE SACRAMENTO/DELTA GREENS PROPERTY AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat. The longer this process takes, the longer it will be until the company can make money from the property.



     UNITS OR CERTAIN ASSETS MUST BE SOLD TO RAISE WORKING CAPITAL. Unless funds from sale of the units or from sale of certain assets of the programs become available, the company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The company will also need financing from other sources to complete its plan. Completion of its business plan is necessary for the company to be successful. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive. Other than a construction loan source for the Oceanside project, neither the projects nor the company have received any commitment from other sources.



     HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots. If the company chooses to build homes on the lots, delays in construction, the lack of reasonably priced construction or mortgage financing, and the general California economy could lengthen the holding period for the lots. This would mean a delay in realizing cash from the business operations.



     FEDERAL, STATE AND LOCAL ENVIRONMENTAL AND OTHER LAWS MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. We have not conducted any environmental audits on the properties. As a result, there may be environmental liability. Local governments have required residential developers to pay assessments for streets, schools and parks which increase the cost of development. Increased costs can have a negative affect on the company's sale of residential lots.


     IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. The company will carry customary insurance for its properties. Certain extraordinary losses such as earthquakes and floods may be uninsurable or too expensive to insure. The company does not plan to carry earthquake or flood insurance. If an uninsured loss occurs, the company would lose capital as well as revenues, and would still owe other debts related to the property affected, if any.


     THE DEVELOPMENT OF ADDITIONAL PROJECTS MAY OCCUR. We may develop additional projects in the future, although we have no immediate plans to do so. See "Business and Properties -- Investments in Real Estate or Interests in Real Estate" at page . Real estate development involves more risks than in the ownership and operation of established projects. Financing may not be available on favorable terms for development projects; construction may not be completed on schedule or budget; long-term financing may not be available on completion of construction; and sites may not be sold on profitable terms.



     THE CALIFORNIA ECONOMY HAS FLUCTUATED BROADLY IN THE PAST FEW YEARS. We presently conduct all of our business in California. While economic conditions are improving in California, our markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.



     WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED [$1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the programs which National has not cancelled. This amount is due and payable and the company intends to start paying it after the Acquisition, but only from operating revenues or proceeds from the sale of assets, but not from working capital generated by the proceeds of unit sales.


RISKS AFFECTING OPERATION OF A GOLF COURSE


     INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS WILL AFFECT THE OPERATIONS OF THE COMPANY. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists. All of these factors could reduce the amount of money earned by the company.

     The Yosemite/Ahwahnee golf course can be an important amenity which may attract potential timeshare purchasers in the future. At this time, the project does not rely on the golf course for its revenue. National estimates that the value of the golf course will be less than 5% of the assets of the company.


RISKS RELATING TO RESIDENTIAL DEVELOPMENT


     MARKET RISKS AND COMPETITION WILL AFFECT THE OPERATIONS OF THE COMPANY. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss. The location of the company's lots, the presence of other competition, customer acceptance and pricing are all factors affecting success. Competitors may have better financial, managerial and other resources, affecting our ability to successfully compete.



     Oceanside and Sacramento/Delta Greens are proposed residential developments and represent over 25% and 6% of the assets of the company, respectively. Although there can be no assurances, net revenues generated from Oceanside are expected to be in excess of only $5,000,000 over the following 36 months and net revenues from Sacramento/Delta Greens may equal or exceed $3,600,000 during a similar period.


RESORT DESTINATION RISKS


     RESORT DEVELOPMENT IS UNPREDICTABLE FOR A VARIETY OF REASONS AND COULD RESULT IN LOSSES. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the company will not be able to develop its resort projects as part of its growth strategy. Economic conditions, changes in travel patterns, extreme weather conditions, labor and other variable costs can all affect revenues and profits. For example, Spring through Fall at the Yosemite/Ahwahnee property are the periods of highest occupancy. Seasonality can be expected to cause quarterly fluctuations in the company's revenues. In the resort and hotel/conference center property at Mori Point, we may be competing against well-known chains and extended-stay inns.



     The recreational vehicle park at Yosemite/Ahwahnee may generate as much as ten percent of the revenue of the company, yet this portion of the project represents less than five percent of the assets of the company. Mori Point represents over 20% of the assets of the company and, assuming it is operated as a hotel/conference center, its revenues may exceed 20% of the total revenues of the company upon completion of the project.

     SPECIFIC RISKS RELATING TO TIMESHARE.

     Certain factors affecting timeshare operations could result in losses. Negative press surrounding the remarketing of timeshares might negatively impact sales and operations. Also, marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



     In addition, there are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



     We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.



     The timeshare industry is extremely competitive and we may not be able to secure development financing on acceptable terms.



Timeshare development is planned for Yosemite/Ahwahnee. Since the project is not yet permitted for timeshare, there has been no allocation of assets. Should timeshare be approved, the company anticipates that a significant portion of the revenue of the company will be derived from sales of timeshare units, possibly in excess of 25%.



     SPECIFIC RISKS RELATING TO RECREATIONAL VEHICLE PARKS.

     Risks relating to recreational vehicle parks are substantially the same as those described above for timeshare projects.

ANTI-TAKEOVER PROVISIONS

     Certain provisions of the charter documents may restrict changes in control of the company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the company or to change its management, even if that change would be beneficial to you. Some of these provisions include:


     THE BOARD'S ABILITY TO ISSUE PREFERRED SHARES WHICH COULD AFFECT YOUR VOTING POWER AND TO ISSUE ADDITIONAL SHARES TO DISCOURAGE OR IMPEDE A MERGER OR OTHER TRANSACTION THAT MAY BE IN YOUR BEST OR FINANCIAL INTEREST. See "Description of Shares" at page __ and "Shares Eligible for future Sale" at page __.



     THE BOARD IS DIVIDED INTO THREE CLASSES SERVING STAGGERED THREE YEAR TERMS. You may not be able to efficiently change control of the company if you believe that change would be in your best interests. See "Comparisons of Programs and Company -- Anti-Takeover Provisions" at page __.

     THERE ARE RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS WITH INTERESTED PARTIES. There are restrictions on what interested parties can do for three years, without the approval of the Board of Directors. See "Comparison of Programs and Company -- Restrictions on Related Party Transactions and Business Combinations" at page __.



     THE DELAWARE LAW, AS WELL AS THE CHARTER DOCUMENTS, LIMIT THE LIABILITY OF DIRECTORS AND OFFICERS TO SHAREHOLDERS. See "Fiduciary Responsibility and Indemnification -- Limitation on Liability of Directors and Officers of the Company" at page __.



     CHANGES TO THE COMPANY'S CERTIFICATE OF INCORPORATION WHICH COVER ANTI-TAKEOVER PROVISIONS REQUIRE THE APPROVAL OF TWO-THIRDS OF THE COMPANY'S VOTING STOCK. See "Comparisons of the Programs and the Company -- Anti-Takeover Provisions" at page __.

     CAPITALIZED TERMS USED THROUGHOUT THE REST OF THIS PROSPECTUS AND IN THE
      ACCOMPANYING SUPPLEMENT ARE DEFINED IN THE GLOSSARY LOCATED AT THE END
           OF THE PROSPECTUS, JUST BEFORE THE FINANCIAL STATEMENTS.

                   BACKGROUND AND REASONS FOR THE ACQUISITION

GENERAL

     National is a California corporation that was formed in 1986. National is a licensed real estate broker in the State of California. Pursuant to a series of permits issued by the California Department of Corporations, National offered fractionalized interests in loans secured by deeds of trusts to investors who satisfied the suitability standards set forth in the applicable offering materials and who could invest a minimum of $2,000. The fractionalized interests were commonly referred to as trust deed participation or "Trudy Pat" investments.

     From 1988 through 1993, National arranged a number of loans for various builders and land developers. In return, these borrowers offered promissory notes and the security of a first deed of trust on their real estate project(s) as collateral for a loan, normally at 50% or less loan-to-value ratio (the ratio of the cumulative amount of the notes divided by the value of the property as appraised by an independent qualified real estate appraiser) for unimproved property and up to 85% loan-to-value of the completed property (determined by independent appraisers) for property under construction. The notes generally were short-term (two years), often with extensions for one or two years at the option of the borrower and provided interest to investors which was significantly higher than yields of other types of investments available at the time. Pursuant to each servicing agreement executed by each Investor, National was to receive a servicing fee of one-twelfth of one percent of the initial amount of the note amount per month.

     The following table sets forth for each of the programs the servicing fees National is entitled to receive pursuant to the servicing agreements:



                             Initial Loan         Annual           Monthly
       Program                  Amount            Fee (1%)     Fee (1/12 of 1%)
      ---------              ------------        ---------     ----------------

Sacramento/Delta Greens. .  $  5,000,000     $     50,000     $      4,167
Oceanside. . . . . . . . .    30,000,000          300,000           25,000
Yosemite/Ahwahnee I. . . .     6,500,000           65,000            5,417
Yosemite/Ahwahnee II . . .    13,500,000          135,000           11,250
Mori Point . . . . . . . .    10,000,000          100,000            8,333



     Each "Trudy Pat" offering was independent of another and extensive disclosure documents were provided to each Investor. The disclosure documents provided investors with specific details of the investment opportunity including: the nature of the investment as a tenancy-in-common interest, a description of the property used as security for the loan, type of property, value as appraised by an independent qualified appraiser at the time of the initial funding of the loan, terms of the loan, loan amount, loan-to-value ratio, interest rate, borrower resume and experience, borrower financial statements, other appraisal information, as well as a full disclosure of the risks involved with the investment.



     "Trudy Pat" interests were sold exclusively through participating NASD member broker-dealers. At the time of purchase through their broker, all Investors executed documents which included an acknowledgment of receipt of the offering circular, a servicing agreement and a tenancy-in-common agreement, as well as representations of their suitability as participants according to the standards set forth in the offering documents and an acknowledgment, confirmed by their broker, of their understanding of the pertinent facts relating to the liquidity and marketability of their interests. The servicing agreement provided for National to collect payments from the borrower on behalf of the Investors and distribute the proceeds of the collection net of National's servicing fees. The servicing agreements also authorized National to take various remedial actions on behalf of Investors in the event of a borrower default, subject to broad discretionary powers and authorities. The tenancy-in-common agreement explained the relationship among the Investors and provided, among other things, that Investors would be bound by certain decisions made by holders of a majority of the interests.

     In 1989, National completed the funding of a real estate loan for the Sacramento/Delta Greens Program in an aggregate amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 Investors. National completed the funding of similar real estate loans for the Yosemite/Ahwahnee I Program (1989) in an aggregate amount of $6,500,000 with 426 Investors; for the Mori Point Program (1990) in an aggregate amount of $10,000,000 with 486 Investors; for the Yosemite/Ahwahnee II Program (1992) in an aggregate amount of $13,500,000 with 837 Investors; and for the Oceanside Program (1993) in an aggregate amount of $30,000,000 with 1,755 Investors. All of such offerings were sold pursuant to permits issued by the California Department of Corporations and interests were sold only to persons who were residents of the State of California.

     Each Program has served as a separate investment vehicle for Investors. Underwriting of a loan was based on an appraisal by an independent real estate appraiser. In the case of each of the Programs, the borrowers have defaulted on their loans and National has obtained title to the real property securing the loans as the agent of and for the benefit of the Investors in each of the Programs. The interests which each of the Investors held in the real estate loans have been converted through the foreclosure process into tenant-in-common interests in the underlying real estate that formerly secured the loans. (For purposes of this discussion, the term "foreclosure" includes, but is not limited to, taking title to real estate constituting security for the applicable loans through exercise of a power of sale under a deed of trust or through accepting a deed from the applicable borrower.)

     The following table sets forth for each of the Programs the date title was obtained on behalf of Investors to the underlying real estate ("Ownership Date"), the amount of unpaid principal at the Ownership Date, the amount of unpaid interest at the Ownership Date, the appraised value of such real estate at the Ownership Date, and the appraised value of the Property used for purposes of calculating exchange values:



                                       Unpaid          Unpaid       Appraised Value      Appraised Value
                         Ownership    Principal       Accrued          as of the           For Exchange
     Program               Date        Balance        Interest     Ownership Date(1)   Value Calculations
     -------              -----     ------------   ------------      --------------      ---------------
Sacramento/Delta . . . .   3/93     $  5,000,000   $    425,000      $  3,075,000        $  2,000,000
Greens
Oceanside. . . . . . . .  11/93       27,600,000              0(2)      6,484,000           2,850,000
Yosemite/Ahwahnee I. . .   9/95        6,500,000      1,867,470         9,325,000           3,912,454
Yosemite/Ahwahnee II . .   9/95       13,500,000      4,067,007        10,816,000           6,253,121
Mori Point . . . . . . .   8/92       10,000,000      1,570,834         4,100,000           5,500,000


-------------------
(1) Each Property was appraised in the Spring of 1997 to determine its value as of the Ownership Date.
(2) No delinquent interest.



     In the case of each of the Programs, current appraisals indicate that the value of the Properties is significantly lower than the unpaid principal and interest on the loans due principally to the deteriorating market conditions for real estate which occurred throughout California. Despite the limited additional funding available from Investors or otherwise, National has attempted to maximize the value of the real estate assets while seeking ways to convert them to distributable cash for Investors. See "-- Management of Programs Since Foreclosure."



     After reviewing various alternatives (see "-- Alternative to the Acquisition" and "-- Comparison of Alternatives"), National initiated and structured the Acquisition. The proposed Acquisition involves the purchase by the Company of the real estate assets of each of the Programs, the other assets of each of the Programs including cash reserves and the assumption of certain liabilities of each of the Programs. The Company proposes to use its Common Stock arbitrarily valued at $10 per share. See "-- Calculation of Exchange Value" and "Allocation of Shares Among the Programs."



     Except as described in this Prospectus, no contacts have been received from any third parties regarding an acquisition of the assets of any of the Programs, or a combination or merger of any of the Programs.


MANAGEMENT OF THE PROGRAMS SINCE FORECLOSURE


     SACRAMENTO/DELTA GREENS PROGRAM. As the agent of and on behalf of the Sacramento/Delta Greens Program Investors, National took title to the Property of the Sacramento/Delta Greens (formerly "North Shores") Program in March 1993. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The Property is located in Sacramento, California, and is held for the benefit of the Sacramento/Delta Greens Investors by National Investors Land Holding Trust IV. Subsequent to the foreclosure, on behalf of the Sacramento/Delta Greens Investors, National hired consultants and engineers to determine the economic, political and environmental issues surrounding the Property. It was determined that there was considerable resistance to developing the Property into any duplex housing and, so, it was redesigned to include over 500 lots to be developed in multiple phases as a single-family detached, entry-level housing product and the revised tentative map has been accepted by the City of Sacramento. Attempts have been made to find joint venture partners to assist in the financial requirements for processing the final tract map, as well as to provide capital for infrastructure. However, because of market conditions through 1996, most builders in the area were attracted to real estate projects that already had finished lots. National has not sought financing from third party sources for the pre-construction costs, as such a loan would have exposed the Investors to loss of the Property unless a builder could be found to become financially involved in the Property's development. National believes that the Sacramento market for entry-level single-family residential housing has improved. National is in the process of obtaining engineering for the final subdivision map for the initial phase of the project and it is anticipated that, subject to the availability of financing, the Property will be developed and homes will be constructed in successive phases. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.



     OCEANSIDE PROGRAM. Funding for the Oceanside Program was completed in stages commencing in November 1991. The final stage of funding (amounting to approximately $6,374,000) was completed in April 1993. In November 1993, due to a default in the loan determined by the borrower's admission that funds intended to be used to pay subcontractors had been diverted to corporate overhead, National succeeded in obtaining the borrower's agreement to grant the ownership of the Oceanside Properties to Oceanside Development, Inc. ("ODI"), a corporation formed to hold title to, and manage, the Oceanside Property on behalf of the Oceanside Investors. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. An experienced and reputable homebuilder was hired and, since 1993, a total of 116 homes in the Encore tract have been built and sold. An additional 23 lots were recently sold to that homebuilder for approximately $593,000 net of selling expenses plus a $50,000 unsecured note due in October 1998. Principal and interest in the aggregate amount of approximately $7,000,000 have also been returned to Investors.



     There are an additional 111 lots available on which homes can be built on the Symphony tract, but an estimated $700,000 of equity is needed to qualify for a traditional construction loan. National does not believe that equity is available from the Investors. National has attempted to sell, and will continue its efforts to sell, the Symphony tract to homebuilders in the area. If a satisfactory sale of the Symphony tract does not occur, National believes that the remaining lot inventory of the Program can be built-out within a two to three year time frame based on current absorption rates and prices. However, without significant increases in prices and sales velocity, Investors would not likely receive a full return of their investment from the completion of the construction and sales of homes on the remaining lots. Since the original projections by the borrower were based on the construction of a number of homes which exceeded the number of lots initially acquired with loan proceeds, the Program has anticipated that more lots would be acquired so that a sufficient number of homes could be constructed and sold to provide for an acceptable monetary return to Investors. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.



     YOSEMITE/AHWAHNEE PROGRAMS. Title to the Yosemite/Ahwahnee Programs' Properties was obtained in September 1995. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. The properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Title to the 660-acre portion of the project is held by National Investors Land Holding Trust VIII for the benefit of the Yosemite/Ahwahnee II Program Investors and title to the 990-acre parcel is held by National Investors Land Holding Trust IX as the agent of and for the benefit of the Yosemite/Ahwahnee I Program Investors.


     Upon completion of funding of the Yosemite/Ahwahnee II loan, the Yosemite/Ahwahnee I Investors were secured by a first deed of trust on the 660-acre portion and by a second deed of trust on the 990-acre portion. The Yosemite/Ahwahnee II Investors were secured by a first deed of trust on the 990-acre portion and a second deed of trust on the 660-acre portion. After the borrower's default, National foreclosed on the second deeds of trust as the agent of and on behalf of the Investors in each Program. The first deeds of trust were left in place to protect the Investors against subsequent creditors. These will be "extinguished" as a part of the Acquisition.

     Since taking over the operation of these Properties, National has operated them as the agent of and on behalf of the Investors through a corporation known as Ahwahnee Golf Course and Resort, Inc. Approximately $3,000,000 has been funded by Investors' assessments in these Programs to provide working capital to maintain, improve and further develop the project, and to fund the negative cash flow from operations. National has attempted to obtain conventional financing for the project without success due to the fact that no title company would provide a lender's policy of title insurance for the loan because of the tenancy-in-common relationship among the Investors holding beneficial ownership of the Property. National has also explored the possibility of a sale of the entire project; however, no offers were forthcoming. National has continued its efforts to enhance the revenue production from the golf course, club house and restaurant facilities, to market and develop recreation vehicle sites, and to pursue additional entitlements required to develop the remainder of the project, potentially as a timeshare facility. The project is expected to experience negative cash flow until and unless additional recreational vehicle sites are constructed or until timeshare sales can commence. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.



     MORI POINT PROGRAM. The Mori Point Program Property was foreclosed on in August 1992 after National, on behalf of the Investors, received relief from the borrower's bankruptcy stay from the Bankruptcy Court. An appraisal of the Property's value was not obtained at the time title was taken; however, in May 1997, National obtained appraisals to determine the Property's value as of May 1997 and as of the date title to the Property was taken. Title is held by National Investors Land Holding Trust as the agent of and for the benefit of the Investors. The Property was originally to be developed into a hotel/conference center in Pacifica, California, which is approximately 15 miles southwest of San Francisco on the coast. National has endeavored to negotiate alternative uses for the Property which would be supported by the community and be more economically feasible than a hotel/conference center. However, improvements in economic conditions in the Bay Area have recently revived the potential for and are encouraging to segments of the hotel industry. Reinstating the specific plan and tentative tract map that expired under the original borrower's ownership will require substantial funds in order to conduct the necessary environmental studies and mitigation for two endangered species, as well as to complete the required land planning, engineering and preliminary architectural plans. Such funds are not currently available and would have to come from additional capital submitted by the Program's Investor group or by an industry joint venture partner. Since funds are not available to further define the use to which the Property may be put, National has not attempted to obtain pre-construction financing. There would be no potential source for repayment of such loan other than the Investors. An offer from a potential joint venture partner was received in early October 1996, but such offer was rejected by Investors holding a majority of the interests. See "-- Efforts to Dispose of the Properties" and "-- Alternatives to Acquisition" for a discussion of alternatives considered for this Program by National.


EFFORTS TO DISPOSE OF THE PROPERTIES

     SACRAMENTO/DELTA GREENS PROGRAM. Subsequent to foreclosure on the Property in 1993, the project manager presented the Property to several small and medium sized builders in the Sacramento area. No significant interest was shown by such builders at that time. However, approximately a year later, a purchase offer and joint venture proposal were received, both of which were rejected by the Investors. More recently, during the first half of 1997, National informally presented the Property to several large homebuilders with presence in the Sacramento area. While more interest was shown, again no significant steps were taken by any of such builders to enter negotiations to acquire the Property.



     OCEANSIDE PROGRAM. In the second quarter of 1997, ODI began the process of marketing the Symphony tract lots on an "as-is" basis. Those efforts resulted in a preliminary offer from a major homebuilder to buy the Symphony tract in bulk for approximately $41,000 per lot, subject to due diligence. A sale escrow was opened but the details of the offer were not submitted to the Oceanside Investors pending completion of the buyer's due diligence. A sale at that price would not have yielded an amount sufficient to return the Investors' capital. After conducting due diligence, the potential buyer asserted that the cost to finish the lots would be about $42,000 per lot instead of its original estimate of approximately $26,000 per lot for such costs and attempted to negotiate the price down to approximately $25,500 per lot, $15,000 less than the preliminary offer. Before selling expenses and closing costs, that price per lot would have yielded $2,830,500, approximately $20,200 less than the May 1997 appraised value. Based on advice from consultants, National believed the potential buyer's estimate of costs to finish the lots was too high. Thereafter, the sale escrow was cancelled. Subsequent to the Acquisition of the assets of the Oceanside Program, the Company may then attempt to complete a sale of the Symphony tract, if appropriate.



     YOSEMITE/AHWAHNEE I AND II PROGRAMS. The foreclosures took place in September 1995. At that time, the Programs' Properties also included 47 finished one-to-three-acre estate lots available for sale. Two of those lots were sold. Although the estate lots were listed with local brokers, no further offers were forthcoming and the listings have been allowed to expire.
 After the foreclosure, National contacted several of the former borrowers' potential joint venture partners and possible purchasers of the Properties, but no offers were forthcoming. There have been no other recent sales efforts.



     MORI POINT PROGRAM. After foreclosing, the Property was listed for sale with a large commercial brokerage firm to no avail. In January 1996, the Investors were offered a joint venture opportunity that National solicited on their behalf. Holders of a majority of the tenancy-in-common interests voted to turn down the proposal because they did not want to risk losing the Property which the partner had proposed be put up as collateral for a loan to further develop the Property. There have been no recent efforts to sell the Property because of the entitlement work that needs to be done before the Property's appraised value could be realized through an orderly liquidation.




                             ------------------

     Except as described above, there have been no offers during the last 18 months for the merger, consolidation, or combination of any of the programs or for an acquisition of any of the Programs' assets. Thus, after careful consideration, National has determined that none of the Properties belonging to the Investors of any of the Programs may be sold in the current real estate market in their respective present conditions for an amount sufficient to return the investment to any of the Programs' Investors. National is aware of no alternative which would yield such a return. While some Investors in one or more of the Programs may be willing to sell at a substantial loss, based on National's contacts with the Investors in each of a Programs, National believes that a majority of such Investors are not willing to sell at a substantial loss.



    National has determined that, if the assets of the Programs are consolidated, the funds that can be generated from the sale of units and one or more of the Properties can be used to finance the continued development and expansion of the Company. National believes the Company can be operated in such a way as to permit the possibility of a greater return to all of the Investors in the various Programs than they could receive on liquidation at the present time. Cash from the sale of some of the Company's assets may also be utilized to acquire other assets that are suitable for the Company's plans for growth and increased value.



ALTERNATIVES TO ACQUISITION

    Before deciding to recommend the Acquisition, National considered alternatives in an effort to achieve the most favorable cash flow distribution and the maximum Investor return. These alternatives were (i) continued operation of each of the Programs under their respective business plans under the existing tenancy-in-common structure, (ii) liquidation of each of the Programs in an orderly manner or in a bankruptcy liquidation, and
(iii) a reorganization of the Programs in a bankruptcy proceeding. In the context of analyzing a continuation of each Program, National considered the difficulties involved in selling the Properties described above in "-- Efforts to Dispose of the Properties," and the difficulties in obtaining outside financing described above in "-- Management of the Properties Since Foreclosure."



    Set forth below are the conclusions of National regarding its belief that the Acquisition is more beneficial to the Investors than the alternatives considered. At this time, National is unable to quantify the consideration that would be received by Investors pursuant to any of the alternatives. However, neither National nor the Company is aware of any factors not discussed in this Prospectus that materially and adversely affect the value of the Shares to be received in the Acquisition for purposes of comparisons to the alternatives.



    CONTINUATION OF THE PROGRAMS. An alternative to the Acquisition would be to continue the Programs. The Programs would remain separate groups of tenancy-in-common investors, with their own assets and liabilities, governed by their existing servicing agreement and tenancy-in-common agreement. Although National would still be entitled to servicing fees on an on-going basis, as well as accrued fees and expenses, National could discern no advantages to Investors in achieving their objectives from the continued operation of the Programs under their respective existing business plans. National rejected this alternative because it was concluded that maintaining the Programs separately would likely have the following negative results when compared with the benefits that National perceived may be derived from the Acquisition: (i) a less efficient and cost effective exit strategy for Investors wishing to liquidate their investment at a future date; (ii) inability of individual Investors to control the timing of the tax impact of the liquidation of their particular investment;
(iii) illiquidity of individual investments on a current basis due to the lack of any established secondary market; (iv) difficulty in valuing the individual investments due to the virtual non-existence of a secondary market for the interests; (v) less flexibility and control in actively managing the real estate underlying each of the Programs; (vi) access to capital for the Programs would be limited primarily to Investor assessments; and (vii) without further infusions of funds from Investors, each of the Properties could be lost in tax sales for delinquent property taxes.



    The capital needed to finish lots and provide for the infrastructure is necessary for the Sacramento/Delta Greens Program. Continuing to build homes and potentially acquiring additional lots are requirements for the Oceanside Program. With respect to Yosemite/Ahwahnee, the business plan for those Programs assumes that there will be a large infusion of additional capital to support the expansion of the recreational vehicle park, construction of timeshare units and very aggressive marketing of these and other products. The Mori Point project needs funds to continue with the hotel/conference center entitlement process. Unfortunately, there are limited sources of outside capital to fund the financial demands of any of these business plans independently. Absent the Acquisition which may provide the Company with more traditional financing alternatives and which, through the sale of certain portions of some of the real estate assets, could generate internal capital, THE MOST LIKELY SOURCE OF CAPITAL TO COMPLETE THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS IS MANDATORY ASSESSMENTS AND VOLUNTARY ADVANCES FROM "TRUDY PAT" INVESTORS. ANY DELAY ON THE PART OF INVESTORS IN PROVIDING SUCH CAPITAL WOULD HAVE A SIGNIFICANT NEGATIVE EFFECT ON THE SUCCESS OF ANY OF SUCH BUSINESS PLANS, AND COULD RESULT IN THE LOSS OF SOME OF THE PROPERTIES IN TAX SALES FOR DELINQUENT PROPERTY TAXES.



    LIQUIDATION OF THE PROGRAMS. Another alternative available to National is to proceed with a liquidation of each of the Programs and distribute the net liquidation proceeds to the "Trudy Pat" Investors. National concluded that there would be several disadvantages to using this strategy. A complete liquidation of the Programs would deprive those Investors who do not desire to liquidate their investment from participating in the benefits of future performance and possible property value improvements. In the case of each of the Programs, a sale in bulk in the near future of the applicable Properties would yield a significant loss to each of the Investors.



    The following table sets forth the appraised values used to calculate Exchange Values, estimated liabilities and closing costs at ten percent of appraised values, net cash from a sale of appraised values, unpaid principal and unrepaid assessments and advances (out-of-pocket cash), and the cash loss that would result from a sale at appraised values.

                       Appraised Value       Estimated                   Unpaid Principal
                      Used to Calculate - Liabilities and  =  Net Cash   Plus Assessments    Cash Loss
Name of Program       Exchange Value(1)   Closing Costs(2)   from Sale       Paid(3)        from Sale(4)
---------------       -----------------   ----------------   ---------   ----------------   ------------
Sacramento/Delta             $2,000,000           $200,000   $1,800,000       $ 5,606,903   $ (3,806,903)
Greens
Oceanside                     2,850,000            285,000    2,565,000        27,325,000    (24,700,000)
Yosemite/Ahwahnee I           3,912,454            391,245    3,571,209         7,119,693     (3,598,484)
Yosemite/Ahwahnee II          6,253,121            625,312    5,627,509        15,271,625     (9,644,116)
Mori Point                    5,500,000            550,000    4,950,000        10,838,792     (5,888,792)

------------------



(1) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee properties was also conducted in October 1996. National's management reconciled the two appraisals to arrive at the appraised values for the Yosemite/Ahwahnee properties to arrive at the appraised values in the above table.
(2) Includes estimated brokerage commissions; estimated escrow, title policy, legal and other closing costs; plus amounts due to National for unpaid servicing fees and/or expenses advanced.
(3) Reflects unpaid principal at Ownership Date plus assessments and advances paid through [September 30], 1997.
(4) If the Yosemite/Ahwahnee Properties could be sold for their May 1997 appraised values of $8,050,000 and $12,866,000, respectively (which National believes to be unlikely in the near future due to the time and costs required to develop the Properties), net of estimated liabilities and closing costs of ten percent, the sale of the Yosemite/Ahwahnee I Property would yield approximately $125,000 in excess of cash advanced by Investors in that Program, and the sale of the Yosemite/Ahwahnee II Property would yield a cash loss of approximately $3,692,000.



    A sale at such discounts would be contrary to the original objectives of the Programs and those of the Investors as confirmed through surveys, questionnaires and conversations National has conducted. While a liquidation might be accomplished in a bankruptcy proceeding, the complexities involved due to the "Trudy Pat" format of the Programs, as well as the administrative and other costs, made bankruptcy liquidation particularly unattractive. In addition, liquidation of the Programs' Properties does not have certain other benefits of the Acquisition, including (i) permitting Investors to hold their investment until the time when liquidation is appropriate for their individual investment and tax strategy, (ii) the opportunity to participate in acquisition and financing opportunities existing in the real estate market through equity ownership in the Company, (iii) the transaction costs and time associated with the Acquisition are expected to be significantly less than those which would be incurred in an orderly liquidation of the Programs' assets, and (iv) the complete liquidation of the Programs would assure the recognition of capital gains or losses by Investors depending on whether the selling price of the Properties is more or less than their tax basis. See "-- Expected Benefits of Acquisition -- Control of Timing of Liquidation" for the estimated total capital loss that would be recognized for each of the Programs if their respective Properties were sold in bulk for their appraised value.

    BANKRUPTCY REORGANIZATION. In addition to a liquidation in a bankruptcy proceeding, National also considered attempting to use the bankruptcy laws to reorganize the Programs to accomplish the consolidation goals of the Acquisition subject to approval of the Bankruptcy Court. This approach was not selected because (i) there was some question as to whether the Programs, individually or collectively, met the conditions precedent to a successful reorganization in a bankruptcy proceeding, and (ii) National determined that the administrative costs and further delays would not be as beneficial to the Investors as the Acquisition. Based on these determinations, National made no effort to further quantify the advantages and disadvantages of a reorganization proceeding under the Bankruptcy Laws.



COMPARISON OF ALTERNATIVES

    To assist the Investors in evaluating the Acquisition, National compared its estimation of the consideration to be received by Investors in each of the Programs in the Acquisition to (i) value to Investors if the Programs are operated "as is," (ii) a range of market values for the Shares, assuming completion of the Acquisition, based on 75% and 50% of the Company's valuation of its Shares for purposes of the Acquisition, and (iii) liquidation of the applicable Program's assets outside of bankruptcy. A bankruptcy liquidation or reorganization was not included in National's final comparison of alternatives because of National's belief that, due to the costs of bankruptcy administration, such a liquidation or reorganization would be more expensive if supervised by a Bankruptcy Court than if not. Since the value of the consideration for alternatives to the Acquisition is dependent upon varying market conditions, no assurance can be given that the range of estimated values indicated establishes the highest or lowest possible values. However, National believes that it analyzed the alternatives in good faith and that such analysis establishes a reasonable framework for comparison.



    The results of this comparative analysis are summarized in the following table. Investors should consider that the estimated values assigned to the alternate forms of consideration are based on a variety of assumptions that have been made by National. These assumptions relate, among other things, to securities market conditions and factors affecting the value of securities of real estate companies, the value of the Properties if they continue to be operated "as is," and National's estimate of the liquidation value of each of the Properties assuming a sale had to be completed in three months or less.



    No assurance can be given that estimated value would be realized through any of the designated alternatives, and INVESTORS SHOULD CAREFULLY CONSIDER THAT THE ESTIMATED VALUES PRESENTED IN THE FOLLOWING TABLE ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AS AMENDED. These estimated values are based on certain assumptions that relate, among other things, to (i) securities market conditions and factors affecting the value of securities of real estate companies, (ii) National's estimate of the value of the Properties if they continue to be operated "as is," (iii) National's estimates of the selling price of each of the Program's Properties, assuming a sale in three months or less, and (iv) selling costs in such a liquidation. Actual results may vary from those set forth below based on numerous factors, including those listed above, as well as interest rate fluctuations, general conditions in securities markets, tax law changes, supply and demand for properties similar to those owned by the Programs, the manner in which the Properties might be sold and changes in availability of capital to finance acquisition of real property. The Company's actual results could differ materially from those estimated in the forward-looking statements as a result of a variety of factor, including those discussed in "Risk Factors."



                                                Operated "As
                                                   Is" and          75% of        50% of
                                    Exchange     Liquidation       Exchange      Exchange
                                    Value per     Value per       Value for      Value per
                                     $10,000       $10,000         $10,000        $10,000
         Program                   Investment  Investment(1)(2)  Investment(3)  Investment(3)
         -------                   ----------  ----------------  -------------  -------------
Sacramento/Delta Greens                $3,104            $1,658         $2,328         $1,552
Oceanside                               1,993             1,043          1,495            967
Yosemite/Ahwahnee I                     3,999             2,177          2,999          2,000
Yosemite/Ahwahnee II                    2,978             1,617          2,234          1,489
Mori Point                              3,791             2,216          2,843          1,896

---------------



(1) For this purpose, except for the Oceanside Property, National assumed that the Properties could be sold within three months at a value equal to 50% of the appraised value used to compute Exchange Values. Except for the Oceanside Property, National believed it would take that sort of discount to attract a buyer in three months. Based on recent experience, National believed it could sell the Oceanside Property at its May 1997 appraised value in three months.
(2) The Operated "As Is" value assumes that Investors in each Program would put up only sufficient additional funds to avoid losing the Property for property tax delinquencies. Since none of the Properties other than the Oceanside Property have positive cash flow, National believes that the Operated "As Is" value for a Property does not exceed its liquidation value. Thus, for purposes of the comparison, National assumed that the Operated "As Is" value and liquidation value were the same for all Properties.
(3) There are no real estate companies which are publicly-traded with an asset base similar to that which the Company will have if the Acquisition is completed. Thus, there is no comparable market information from which to extrapolate a possible market value for the Company's stock at any period after the completion of the Acquisition. Therefore, solely for purposes of the comparison, National arbitrarily assumed that, for a period of six months after the Acquisition, the Company's stock would trade at 75% to Exchange Value (or $7.50 per Share) and at 50% of Exchange Value (or $5.00 per Share).


TERMS OF THE ACQUISITION

    STRUCTURE OF THE ACQUISITION. If the Acquisition is approved, it will take the form of a purchase of the Properties and assets of each of the Programs by the Company from the Investors using the Shares of the Company as consideration for the purchase. As a part of the Acquisition, remaining "Trudy Pat" encumbrances on any of the Properties will be released by Investors so that the Company, through subsidiaries, will own the Properties free and clear of all mortgage liens.

    Each purchase is proposed to be effected pursuant to a purchase agreement with each Program (acting through National as the agent) and the Company. Pursuant to the purchase agreements, the Properties will be purchased "as is" with no warranties, other than title, surviving the closing of the sale. The Company will receive a deed to each of the Properties and new policies of title insurance will be included with each transfer.

    The transactions described below will have occurred or will take place simultaneously with, or shortly after, the closing of the Acquisition.


    - The Company was formed as a Delaware corporation with family partnerships of the principals of National (David Lasker and James Orth), along with certain affiliates, consultants and employees of National and the Company, as the founders. American Family Communities, Inc. will be formed as a WHOLLY-OWNED subsidiary of the Company to oversee all of the Programs' Properties. Also, Delta Greens Homes, Inc., Oceanside Homes, Inc., Yosemite Woods Family Resort, Inc., and Mori Point Destinations, Inc. will be formed as second-tier subsidiary corporations of the Company to hold the Properties of each of the Programs with the two Yosemite/Ahwahnee Programs being combined into one subsidiary. Upon completion of the Acquisition, the founders will hold 19.84% of the Company's outstanding Shares assuming that no units are purchased pursuant to this Prospectus. See "Appraisals and Fairness Opinion" for a discussion of the fairness of the transaction.


    - The Shares of the Company issued pursuant to the Acquisition, as well as those sold as part of the units pursuant to this Prospectus, will have been approved for listing, upon notice of issuance, by the ____________.

    - Certificates for the Shares will be mailed to Investors after the Acquisition is completed.

    - Shares and warrants underlying the units purchased pursuant to this Prospectus will be mailed to the Investors who purchase them and the funds in the Escrow representing the purchase price of such units will be released to the Company after the Acquisition is completed.

     As a result of the Acquisition, the Investors will cease to own interests in the Properties of the respective Programs in which they have invested. After the Acquisition, through subsidiaries, the Company will own all of the Properties, as well as the business and operations, owned by the Programs prior to the Acquisition.

    National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.


    EFFECTIVE TIME. If approved, the Acquisition is expected to be completed (with title to the real estate being transferred to the applicable subsidiary) on __________, 1998 (approximately five business days after the planned date for tabulation of the votes of Investors in each Program (the "Effective Time").



CALCULATION OF EXCHANGE VALUE

    GENERAL. Shares in the Company will be allocated among the Programs pro rata in accordance with Exchange Values. The Exchange Value of a Program is its appraised value plus the book value of other assets at [September 30, 1997] minus liabilities at [September 30, 1997] and plus the amount of accrued fees and expenses to be forgiven by National as part of the Acquisition in the form of Company Shares arbitrarily valued at $10 per Share. For purposes of the Sacramento/Delta Greens, Oceanside and Mori Point Programs, the appraised value is at May 1997. For purposes of the Yosemite/Ahwahnee I and II Programs, appraised values were derived by National through a reconciliation of the May 1997 appraisal and the October 1996 appraisal. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals."



    National also considered allocating the Shares among the Programs in accordance with only May 1997 appraised values, and pursuant to an adjustment to May 1997 appraised values system designed to reflect the greater liquidity of the Oceanside Property, the need for, and availability of, working capital to accomplish the business plans of the Programs, and the expected resistance of Investors in the various Programs to assessments to provide working capital that could not be borrowed. Allocating the Acquisition Shares based exclusively on May 1997 appraised values was deemed inappropriate because (i) the Yosemite/Ahwahnee Properties had an October 1996 appraisal with a significantly lower valuation, causing National, the Company's auditors and the Independent Valuator to conclude that the May 1997 appraisal was too high and (ii) considering only the appraised values of the real estate did not take into account other assets, liabilities and fees due to National for the Programs. The adjusted May 1997 appraised value system was discarded as being too subjective and too difficult to explain to Investors. Further, it did not produce results materially different from the method selected.



    Exchange Values were determined as of [September 30, 1997].
[Ultimately, as of a date within 30 days of the Prospectus date.] The Exchange Values of the Programs do not necessarily reflect the aggregate price at which Company Shares received in the Acquisition may be sold, nor are they based solely on the Appraised Value of the real estate assets of each Program. See "Risk Factors." The number of Shares to be issued to each Program upon consummation of the Acquisition will equal the Exchange Value of the Program divided by $10, an arbitrary amount chosen for the sole purpose of allocating Shares and which is not intended to imply that such Shares will trade at a price of $10 per Share.

    The adjusted appraised value was selected for purposes of allocating the Company's Shares offered for the Properties because National and the Company believe that it most accurately reflects the relative values of the Programs to each other. The following table summarizes the calculation of the Exchange Value of each of the Programs:



                         Appraised Value of          Net Other Assets
    Name of Program        Real Estate(1)     +    and Liabilities(1)(2)    =     Exchange Value(3)
    ---------------      ------------------        ---------------------          -----------------
Sacramento/Delta Greens          $2,000,000                   $ (127,949)                $1,872,051
Oceanside                         2,850,000                    2,595,521                  5,445,521
Yosemite/Ahwahnee I               3,912,454                     (318,166)                 3,594,287
Yosemite/Ahwahnee II              6,253,121                     (494,452)                 5,758,670
Mori Point                        5,500,000                     (795,729)                 4,704,271

--------------



(1) Reflects independent appraisals as of May 1997. However, an appraisal of the Yosemite/Ahwahnee Properties was also conducted in October 1996. National's management reconciled the two appraisals to arrive at the appraised values for the Yosemite/Ahwahnee Properties to arrive at the appraised values in the above table.
(2) The following table quantifies the asset and liabilities adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].




                                                  Book                 To Be          Net Other
                          Book Assets          Liabilities           Forgiven         Assets and
    Name of Program        (9/30/97)*     -     (9/30/97)*     +      Amounts    =    Liabilities
    ---------------       -----------          -----------           --------         -----------
Sacramento/Delta Greens    $   65,675          $  (330,735)          $137,111          $ (127,949)
Oceanside                   2,796,980             (905,459)           704,000           2,595,521
Yosemite/Ahwahnee I           459,703             (812,869)            35,000            (318,166)
Yosemite/Ahwahnee II          734,725           (1,299,177)            70,000            (494,452)
Mori Point                    158,387             (954,116)                 0            (795,729)



    * See balance sheets of each Program in the accompanying financial statements for details of book assets and book liabilities. There is no mortgage debt on the Properties of the Sacramento/Delta Greens and Mori Point Programs, and, after the Acquisition, there will be no mortgage debt on the other Programs' Properties.
(3) Rounding may result in sums not adding.



    As of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Shares to be received by Investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors.


    No fractional Shares will be issued by the Company in connection with the Acquisition. Each Investor who would otherwise be entitled to a fractional Share will receive one Share for each fractional Share of 0.5 or greater. No Shares will be issued for fractional Shares of less than 0.5.

ALLOCATION OF SHARES AMONG THE PROGRAMS

    The total number of Shares issued in the Acquisition will be equal to the aggregate Exchange Value of the Programs divided by the arbitrary price of $10. The number of Shares allocable to each Program will be determined by multiplying the number of Shares allocable among all of the Programs by a fraction, the numerator of which is the Exchange Value of the Program and the denominator of which is the total Exchange Value of all of the Programs.



    As of ___________, 1998, the following table shows Investors (i) the Amount Owed Plus Assessments which is the aggregate amount of the unpaid balance of the loan owed to a Program by the original borrower plus accrued but unpaid interest on such balance as of the Ownership Date of a Property plus all amounts paid by Investors pursuant to mandatory assessments plus voluntary advances, (ii) appraised real estate values, (iii) Exchange Values and (iv) the number and percentage of Shares allocated to each Program are:



                                                                                                            % of Total
                                                            Adjustments                                    Shares to be
                               Amount       Real Estate   to Real Estate                    No. of          Outstanding
                             Owed plus       Appraised      Appraised          Exchange     Shares           After the
  Name of Program          Assessments(1)     Value(2)       Value(3)            Value    Allocated(4)   Acquisition(5)(6)
  ---------------          --------------   -----------   --------------       --------   ------------   -----------------

Sacramento/Delta Greens       $ 6,031,903   $ 2,000,000       $ (127,949)   $ 1,872,051      187,205           7.02%
Oceanside                      27,325,000     2,850,000        2,595,521      5,445,521      544,552          20.42
Yosemite/Ahwahnee I             8,987,163     3,912,454         (318,166)     3,594,287      359,429          13.48
Yosemite/Ahwahnee II           19,338,632     6,253,121         (494,452)     5,758,670      575,867          21.60
Mori Point                     12,409,626     5,500,000         (795,729)     4,704,271      470,427          17.64

   TOTAL                      $74,092,324   $20,515,575                     $21,374,800    2,137,480          80.16%




(1) The tenancy-in-common agreements for each of the Programs provide that the servicing agent for the loan (National) may make mandatory assessments on the Investors to cover the operational costs of the Program. Investors may also make voluntary advances under the tenancy-in-common agreements to make up for mandatory assessments which have not been paid by other Investors.
    As of November 30, 1997, the following mandatory assessments and voluntary advances have been paid to the Programs and are included in Amount Owed Plus Assessments.

                                       Mandatory      Voluntary
           Name of Program            Assessments     Advances
           ---------------            -----------     ---------
          Sacramento/Delta Greens         535,353        71,550
          Oceanside                           -0-          -0-
          Yosemite/Ahwahnee I             959,878       127,387
          Yosemite/Ahwahnee II          1,928,798       163,860
          Mori Point                      693,562       145,230

(2) Appraisals were conducted in May 1997. However, an appraisal of the Yosemite/Ahwahnee properties was also conducted in October 1996. National's management reconciled the two appraisals to arrive at the appraised values for the

    Yosemite/Ahwahnee Properties to arrive at the appraised values in the above table. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals."
(3) The adjustments were made by the Company to add back to the real estate appraised values the book value of other program assets at [September 30, 1997] to reduce that number by program liabilities at [September 30, 1997], and to add back liabilities to National to be forgiven by National as part of the Acquisition. See " -- Calculation of Exchange Value" at page __ for details as to the adjustments.
(4) Represents [8.76%], [25.48%], [16.82%], [26.94%] and [22.01%], respectively, of the shares to be issued in the Acquisition.
(5) 83.29% if all units are sold to investors. The other shares will be held by management and other founders of the company.
(6) The founders of the Company include members of Company management, as well as certain employees of National and consultants to the Company and the Programs. The Company was formed, and shares were purchased by the founders, prior to making the Acquisition proposed. The total number of shares to be retained by the founders was determined by reviewing the fees cancelled and to be cancelled, as well as the additional value being brought to the Investors through the Acquisition. A total of [529,037] shares of Company common stock has been issued prior to the date of this Prospectus at $0.01 per share. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                          To Be        Previously       Total
              Name of Program           Cancelled      Cancelled      Cancelled
              ---------------           ---------      ---------      ---------

           Sacramento/Delta Greens(a)   $ 137,111    $   500,000    $   637,111
           Oceanside(a)                   704,000            -0-        704,000
           Yosemite/Ahwahnee I(a)          35,000         72,158        107,158
           Yosemite/Ahwahnee II(a)         70,000      1,157,867      1,227,867
           Mori Point(a)                      -0-        461,589        461,589
                                       ----------    -----------    -----------
               TOTAL                    $ 946,111    $ 2,191,614    $ 3,137,725
                                       ----------    -----------    -----------
                                       ----------    -----------    -----------

----------------
(a) The shares to be retained by the founders were not allocated to the founders based on cancelled fees. However, if they had been so allocated from the Programs based on cancelled fees,
    (i) 20.30% of the total shares to be owned by the founders after Acquisition ([107,395] shares) which will be held by the founders of the Company would have been deemed allocated from the Sacramento/Delta Greens Program.
    (ii) 22.44% of the total shares to be owned by the founders after the Acquisition ([118,716] shares) which will be held by the founders of the Company would have been deemed allocated from the Oceanside Program.

(iii) 3.42% of the total shares to be owned by the founders after the Acquisition ([18,093] shares) which will be held by the founders of the Company would have been deemed allocated from the Yosemite/Ahwahnee I Program.
(iv) 39.13% of the total shares to be owned by the founders after the Acquisition ([207,012] shares) which will be held by the founders of the Company would have been deemed allocated from the Yosemite/Ahwahnee II Program.
(v) 14.71% of the total shares to be owned by the founders after the Acquisition ([77,821] shares) which will be held by the founders of the Company would have been deemed allocated from the Mori Point Program.



ALLOCATION OF SHARES AMONG INVESTORS

      The method utilized to allocate shares to the Investors will involve two steps. The Shares will first be allocated among the Programs based upon the Exchange Value of each of the Programs relative to the aggregate Exchange Value of all of the Programs. National believes that the Exchange Values of the Programs constitute a reasonable basis for allocating the Shares among all of the Programs.



      Next, the Shares allocable to a particular Program will be allocated among the Investors pro rata in relation to each Investor's Adjusted Outstanding Investment in a particular Program. An Investor's Adjusted Outstanding Investment is calculated by adding the unpaid principal balance of the Investor's original loan, the accrued but unpaid interest on the unpaid principal balance to the Ownership Date, mandatory assessments paid, voluntary advances made, plus interest at 10% per annum through the Record Date on voluntary advances made, and deducting therefrom interest at 10% per annum through the Record Date on mandatory assessments NOT paid. The basis for such adjustments is found in Section 2.3 of each of the Programs' tenancy-in-common agreements.



      Once each Investor's Adjusted Outstanding Investment has been calculated, that amount is divided by the aggregate Adjusted Outstanding Investment for all Investors, and the resulting fraction is multiplied by the number of Shares allocated the Program to determine the number of shares allocated to each Investor.



      All Shares allocated to Investors will be exactly equal to each other, that is, they will all be part of a single class of common stock. As of the date of this Prospectus, neither National nor the Company knows of any material change in the prospects or financial performance of any of the Programs which will materially affect the value of the Shares to be received by Investors in the Acquisition, the values assigned to the Programs for purposes of comparison to the alternatives, or the fairness of the Acquisition to the Investors.



COMPANY SHARES HELD BY AFFILIATES OR EMPLOYEES OF NATIONAL

      None of the Acquisition Shares or units described in this Prospectus are allocable to National or any of its shareholders except to the extent of any of National's investments in the Programs. At September 30, 1997, such investments are $3,118 in the Sacramento/Delta Greens Program; $2,082 in the Oceanside Program; $2,373 in the Yosemite/Ahwahnee I Program; $46,454 in the Yosemite/Ahwahnee II Program; and $5,279 in the Mori Point Program. In the Acquisition, National will receive an aggregate of 1,817 Shares, reflecting 97 Shares, 41 Shares, 95 Shares, 1,383 Shares and 200 Shares, respectively, for its investments in the Sacramento/Delta Greens Program, Oceanside Program, Yosemite/Ahwahnee I Program, Yosemite/Ahwahnee II Program and Mori Point Program. As described in "Terms of the Acquisition" above, the principal founders of the Company were the family partnerships of David Lasker and James Orth, the principals of National. Upon completion of the Acquisition, they will retain, in the aggregate, [433,734] Shares, or [16.26]% of the outstanding Shares of the Company assuming none of the units are sold or [13.7]% of the outstanding Shares of the Company if all of the units are sold. National and the management of the Company believe that this is a fair allocation of the outstanding Shares of the Company after the Acquisition because it fairly reflects the management efforts that have been brought to bear to accomplish the Acquisition. The fairness of the allocation of shares to the founders of the Company is included in the Fairness Opinion described later in this Prospectus.



HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

      The following table sets forth the compensation accrued by National, its officers, employees or affiliates, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month capitalization period ending September 30, 1997.



                                                                                                       Actually
                                 Actually               Actually                Actually    Incurred   Paid for
                     Incurred    Paid for    Incurred   Paid for    Incurred    Paid for    for Nine     Nine
                     for Year      Year      for Year     Year      for Year      Year       Months     Months
                      Ended        Ended     Ended        Ended       Ended      Ended       Ended      Ended
Name of Program      12/31/94    12/31/94    12/31/95    12/31/95   12/31/96    12/31/96    9/30/97    9/30/97
---------------      --------    --------    --------    --------   ---------   --------    --------   --------
Sacramento/Delta
  Greens             $ 50,000    $    -0-    $ 50,000    $    -0-   $   50,000  $    -0-    $ 37,500   $  4,167
Oceanside            $492,000    $300,000    $492,000    $300,000   $  492,000  $300,000    $369,000   $225,000
Yosemite/Ahwahnee I  $ 65,000    $ 10,000    $ 84,051    $    -0-   $  150,800  $101,626    $133,243   $ 50,570
Yosemite/Ahwahnee II $135,000    $    -0-    $174,569    $    -0-   $  313,200  $211,069    $214,757   $107,281
Mori Point           $100,000    $    -0-    $100,000    $    -0-   $  100,000  $    -0-    $ 75,000   $    -0-
                     --------    --------    --------    --------   ----------  --------    --------   --------
    Totals           $842,000    $310,000    $906,620    $300,000   $1,106,000  $618,696    $829,500   $387,018
                     --------    --------    --------    --------   ----------  --------    --------   --------
                     --------    --------    --------    --------   ----------  --------    --------   --------



      If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company. In the case of the Oceanside Program, compensation to National or any of its affiliates would have been from accrued salaries payable to the officers and employees of Oceanside Development, Inc. and general and administrative overhead costs. In the case of the Yosemite/Ahwahnee I and II Programs, compensation to National or any of its affiliates would have been from accrued salaries payable to the officers and employees of Ahwahnee Golf Course and Resort, Inc. or as current salaries payable to officers and employees of the Company and general and administrative overhead costs. No cash would have been available to pay bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS

       The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the nine months ended September 30, 1997:




                           Prior to                                                               September
  Name of Program            1992          1992       1993       1994       1995        1996      30, 1997      Total
  ---------------            ----          ----       ----       ----       ----        ----          ----      -----
Sacramento/Delta Greens
     Principal            $        0   $        0  $        0  $      0   $      0    $      0     $      0   $        0
     Interest             $1,654,013   $  343,750  $        0  $      0   $      0    $      0     $      0   $1.997,763

Oceanside
     Principal            $        0   $        0  $        0  $375,000   $900,000    $900,000     $450,000   $2,625,000
     Interest             $        0   $1,080,804  $3,145,869  $393,750   $      0    $      0     $      0   $4,620,423

Yosemite/Ahwahnee I
     Principal            $   45,000   $  135,000  $  103,085  $  4,756   $      0    $      0     $      0   $  287,841
     Interest             $1,903,306   $  920,794  $  335,557  $      0   $      0    $      0     $      0   $3,159,657

Yosemite/Ahwahnee II
     Principal            $   20,000   $   60,000  $   68,264  $ 10,273   $      0    $      0     $      0   $  158,537
     Interest             $  592,498   $1,153,352  $  688,303  $      0   $      0    $      0     $      0   $2,434,153

Mori Point
     Principal            $        0   $        0  $        0  $      0   $      0    $      0     $      0   $        0
     Interest             $1,354,705   $        0  $        0  $      0   $      0    $      0     $      0   $1,354,708




EXPECTED BENEFITS OF ACQUISITION

      National believes that the Acquisition is the best way to obtain a maximum recovery by Investors in each of the Programs for the following reasons:



      CONTROL OF TIMING OF LIQUIDATION. By creating freely tradable equity securities in the Company, the Acquisition permits Investors to liquidate all or a portion of their Shares when such liquidation best serves such Investors. In addition, by controlling the timing of the liquidation of their investments, Investors will have better control of the timing of the tax impact of the liquidation. Furthermore, the Programs will not be forced to sell their Properties currently and recognize the losses that would be generated by such sales. If the Programs could be liquidated by selling off the Properties at the appraised values used to calculate Exchange Values, such sales would result in substantial cash losses to the Investors in each of the Programs. See table at "-- Alternatives to Acquisition; Liquidation of the Programs."


      BENEFITS TO THE COMPANY OF LISTED SHARES. In addition to the flexibility Investors will have to liquidate their interests at a time that best suits their respective individual needs, National believes that having the Shares of the Company listed for trading on the _______________ will provide benefits to the Company itself which could enhance Investor value. The Company may have access to outside capital in the form of debt or equity through the capital markets that the individual Programs would not have. For example, it is possible that the Company may be able to take advantage of its size in order to access the capital markets for additional debt or equity investors to provide expansion or completion of development and construction funding for the various projects. The growth of the Company will be a capital-intensive process.

      DIVERSITY OF INVESTMENT. The Acquisition will allow Investors to participate in an investment portfolio of four properties rather than one property. These Properties are in diverse geographic locations in California and have different development orientation. The diversity of the Company's portfolio spreads the risk of an investment in the Company over a broader group of assets and reduces the dependence of the investment upon the performance of any particular asset.

      LIQUIDITY THROUGH LISTING OF SHARES. The Company has applied for listing of the Shares on the ______________. Listing the Shares is a condition to the Acquisition. Thus, the Acquisition offers liquidity to the Investors for all or some of their Shares if a market develops. There is no guaranty that a liquid trading market will develop for the shares. Although the Acquisition is not the only means by which Investors could achieve liquidity in their investments in the Programs, National believes that the Acquisition is preferable to the alternatives (described below in "-- Alternatives to Acquisition") even though an indefinite period of time may be required before the value of the Shares is stabilized and there is an adequate demand from buyers for the Shares. National believes that a sale of the Properties in the current market would result in unnecessary losses to Investors.



      EXPERIENCED MANAGEMENT. The Company has employed key management professionals that have expertise in real estate development, operation and construction. See "Management Following the Acquisition."

      ELIMINATION OF MANDATORY ASSESSMENTS. Completion of the Acquisition will result in the cancellation of the servicing agreement and the tenancy-in-common agreement for each of the Programs and National will no longer be a Servicing Agent for the Investors. There will be no further assessments of Investors of any kind pursuant to those agreements.

CONDITIONS TO THE ACQUISITION

      The principal conditions to the Acquisition are: (i) approval of the Acquisition by holders of a majority of the tenancy-in-common interests in each of the Programs; (ii) commitment of a reputable title company to issue to the Company an extended coverage policy of title insurance on each of the parcels of real property owned by each of the Programs; (iii) receipt of the Fairness Opinion from the Independent Valuator regarding the allocation of the Shares among the Programs; and (iv) approval of the Shares for listing on the _______________. No federal or state regulatory requirements must be complied with or approval obtained in connection with the Acquisition. These conditions may not be waived.

National may decide not to pursue the Acquisition at any time before it becomes effective, whether before or after approval by the Investors.

RECOMMENDATION OF NATIONAL AND FAIRNESS DETERMINATION


      While the Acquisition was not negotiated at arm's-length and National and its principals will receive substantial benefits from it, National believes the Acquisition to be fair to, and in the best interests of, each of the Programs and the Investors therein. National recommends that the Investors approve the Acquisition.



      National believes that the likely market value of the Shares will ultimately be higher than the expected proceeds from liquidation, but, of course, there can be no assurance that that will be true. In proposing the Acquisition, National examined the alternatives discussed in "-- Alternatives to Acquisition." Maintaining the current structure of each of the Programs, as well as a prompt liquidation of each of the Programs, were outweighed by the Company's (i) potential to provide improved liquidity to the Investors through ownership of the Company's Shares; (ii) potential for growth; (iii) Investors' increased control over the timing of the tax consequences of liquidation; and (iv) the possibility of increasing the value of the Company to permit the Investors who elect not to sell their Shares promptly a chance to obtain a better return than a liquidation of their Property would yield today.



      Based on its analysis of the Acquisition, National believes that (i) the terms of the Acquisition when considered as a whole are fair to the Investors; (ii) the Shares offered to the Investors constitute fair consideration for the Properties and other assets held in tenancy-in-common by the Investors; and (iii) after comparing the potential benefits and detriments of the Acquisition with those of the earlier described alternatives, the Acquisition is more attractive to the Investors than such alternatives. These beliefs are based upon National's analysis of the terms of the Acquisition, an assessment of its potential economic impact upon the Investors, a consideration of the amount of the equity of the Company which will be held by consultants and employees of National, the Company and the Programs, a comparison of the potential benefits and detriments of the Acquisition and alternatives to the Acquisition, a review of the financial condition and performance of the Programs and the terms of the servicing agreements and the tenancy-in-common agreements for each of the Programs.



      National also believes that the Acquisition is procedurally fair for the following reasons. First, the Acquisition is required to be approved by Investors holding a majority of each Program's outstanding tenancy-in-common interests in compliance with the provisions of the tenancy-in-common agreement of each of the Programs, and is subject to certain non-waivable conditions set forth under "Conditions to the Acquisition" above. Second, National believes that the Exchange Values of the Programs have been determined according to a process that is fair, because the process involved appraisals of all of the Programs' Properties by independent appraisers. See "-- Calculation of Exchange Value" and "Appraisals and Fairness Opinion." Other than as described in this Prospectus, for purposes of determining fairness to Investors, neither National nor the Company is aware of any factor or uncertainty that may materially affect the value of the Shares to be received by Investors in the acquisition.

      All of the above factors were deemed important by National in concluding that the Acquisition is fair, substantively and procedurally. No special emphasis was assigned to any of the factors.

      National believes that there are no material differences in the fairness analysis for any Program.


FAIRNESS IN VIEW OF CONFLICTS OF INTEREST


      Although National reasonably believes the terms of the Acquisition are fair to the Investors, the principals of National have conflicts of interest with respect to the Acquisition. These conflicts include, among others, (i) the determination not to retain independent parties to act on behalf of the Investors or the Programs (see "Risk Factors -- Risks of the Acquisition"),
(ii) the principal shareholders of National may realize substantial economic benefits upon completion of the Acquisition (see "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentive"), and (iii) National's relief from on-going obligations under the servicing agreements with respect to each of the Programs (such relief is not susceptible to meaningful quantification except to the extent that National may be able to reduce its overhead allocated to the asset management for the Programs). It should be noted that, prior to 1994, National forgave $2,191,614 of fees for the performance of servicing agent and other project management-related activities under the applicable servicing agreements, and will forgive an additional $946,111 of similar fees upon the successful completion of the Acquisition. It should be further noted that, at $10 per Share, the amount of fees cancelled by National and its principals would be equal to over 300,000 Shares. Additionally, National will not be entitled to any further servicing fee with respect to the Properties which amounts, in the aggregate, to $650,000 annually. To help mitigate the potential conflicts, National obtained the independent appraisals and the Fairness Opinion. For a further discussion of the conflicts of interest and potential benefits of the Acquisition to National and its principal shareholders, see "Interests of Certain Persons in the Acquisition and Conflicts of Interest -- Substantial Benefits to Affiliates of National."


CONSEQUENCES IF THE ACQUISITION IS NOT APPROVED


      If the Acquisition is not consummated for any reason, National will be unable to continue to manage the Programs without receiving contracted-for fees and expenses. Thus, National will seek Investors' approval to sell each of the Programs' Properties for the highest amount then available and distribute the proceeds, net of selling expenses and fees due to National, to the Investors in the respective Programs. If the Acquisition is not approved, National will likely resign as servicing agent for each of the Programs unless a sale can be consummated in less than three months. As a last resort, National may determine that bankruptcy protection and liquidation may be in the best interests of one or more of the Programs. No other transaction is currently being actively considered as an alternative to the Acquisition. The Programs will, however, pay the expenses of the Acquisition even if it is not approved.

ACCOUNTING TREATMENT


      Because the Acquisition involves a transaction to be accounted for as a combination of entities under common control, which is accounted for as if the transaction was a pooling of interests, the assets and liabilities of the Programs will be transferred to the Company at their pre-Acquisition, historical cost basis.


COSTS AND EXPENSES


      All costs and expenses incurred by the Company or the Programs in connection with the Acquisition will be paid by the Programs from cash on hand pro rata in accordance with Exchange Values, whether or not the Acquisition is consummated. The following is a statement of certain ESTIMATED costs and expenses that have been or will be incurred by the Programs and the Company in connection with the Acquisition.



      [TO BE COMPLETED WITH FINAL AMENDMENT]

      Securities and Exchange Commission Registration Fee     $
      [STOCK EXCHANGE] Fee
      Fairness Opinion and Appraisals
      Appraisals
      Legal Fees and Expenses
      Accounting Fees and Expenses
      Solicitation Fees and Expenses
      Printing and Engraving Expenses
      Miscellaneous                                           ----------
        Total                                                 $[       ]



FAIRNESS OPINION AND APPRAISALS

      National engaged separate independent real estate appraisal firms named at page __ to provide independent appraisals of the value of the real estate in each Program. The appraisers were selected for their knowledge of the real estate conditions in the four areas in which the Programs' Properties are located. See "Appraisals and Fairness Opinion" for information about the appraisers and the appraisals. The Exchange Value for each of the Programs is based primarily on the appraised values of the Properties. See "-- Calculation of Exchange Value."



      National also engaged Houlihan Valuation Advisers, a well-known and reputable independent valuation company (the "Independent Valuator"), to review the procedures used by National and the Company to determine the fairness of the Acquisition. The Independent Valuator has rendered a Fairness Opinion (attached as Appendix 1 to this Prospectus) to the effect that the transaction, including the allocation of Shares among the Programs, as well as the number of Shares to be held by management and founders of the

Company, is fair to Investors from a financial point of view. See "Appraisals and Fairness Opinion -- Fairness Opinion."


                                 DIVIDEND POLICY

      The Company has no plans to pay dividends in the foreseeable future. Funds otherwise available for dividends will be utilized to potentially increase Share value through acquisition and development. The effect of this policy will be that, as Company real estate assets are sold, unlike in the Programs, no cash distributions will be made to Investors.


              COMPARISON OF TENANCY-IN-COMMON INTERESTS AND SHARES

      The following summary compares a number of differences between the ownership of tenancy-in-common interests in the Programs and Shares of the Company and the effect relating thereto.




Differing Factor         Tenancy-in-Common Interests             Shares
----------------         ---------------------------             ------
GENERAL BUSINESS      Each of the Programs commenced as       The business of all five of the
                      opportunities to participate in a       Programs will be consolidated
                      loan secured by to-be-improved real     into the Company.  The Company
                      property. The Programs are not          has broader investment
                      seeking to make additional loans or     objectives which will include
                      purchase new properties.                the sale or completion of the
                                                              projects originally undertaken
                                                              by the developers which
                                                              borrowed from Investors of the
                                                              Programs, as well as possibly
                                                              expanding into other real
                                                              estate ventures.  The current
                                                              plans of the Company may be
                                                              recast at the discretion of the
                                                              Board of Directors without the
                                                              consent of the Shareholders.

DURATION              The Programs were originally            The Company will have perpetual
                      structured to have the loans            life.  It intends to operate
                      repaid over two to four years.          indefinitely and it has no plans
                                                              to liquidate assets to make
                                                              returns of capital to Investors.

                                        58

DISTRIBUTIONS AND     The Programs were initially             The initial policy of the
DIVIDENDS             designed to yield regular               Company will be to preserve its
                      interest payments to the                cash resources for growth and
                      Investors and to have the               internal development and, thus,
                      principal of the various loans          the Company does not plan to
                      repaid in accordance with their         make dividend distributions in
                      respective terms, usually two           the foreseeable future.  The
                      to four years.                          Board of Directors has the
                                                              discretion to determine whether
                                                              or not and when to declare and
                                                              pay dividends and the amount
                                                              thereof.

TAXATION              The Programs are not tax payers         The Company will be taxed as a
                      and file no tax returns.  Prior         corporation and file corporate
                      to the Ownership Date, interest         income tax returns.
                      income distributed to Investors         Distributions to shareholders
                      was reported to the IRS and             will be reported to the IRS and
                      applicable state taxing                 applicable state taxing
                      authorities on Form 1099-INT.           authorities on Form 1099-DIV
                      As tenancy-in-common owners of          whether or not such
                      the Properties, the Investors           distributions are taxable.
                      no longer receive Form-1099
                      from National, but are
                      responsible for their pro rata
                      share of any income, gain, loss
                      or deductions attributable to
                      their Program's Properties.

OVERHEAD AND          Overhead and expenses of the            Investors will have no direct
EXPENSES              Programs are the responsibility         responsibility for company
                      of the Investors to the extent          overhead and expenses.
                      the applicable Program does not         Initially, overhead and
                      generate sufficient cash flow           expenses of the Company will be
                      to cover them.  They are billed         derived from proceeds of the
                      individually to investors in            sale of the units, if any, and
                      the form of assessments.  To            the sale of one or more of the
                      date, only the Oceanside                Company's assets.  Future
                      program has been self-funding.          overhead and expenses will be
                                                              funded from cash flow from
                                                              operations.

                                        59

MANAGEMENT            The business and affairs of             The business and affairs of the
                      each of the Programs are                Company are managed by the
                      managed by National pursuant to         officers of the Company under
                      the applicable servicing                the direction of the Board of
                      agreement.  National may be             Directors.  The Board of
                      terminated as the servicing             Directors will ultimately be
                      agent by the vote of holders of         divided into three classes
                      a majority of the interests of          serving staggered three year
                      a particular Program.                   terms.  One-third of the Board
                                                              of Directors will be elected
                                                              annually by holders of the
                                                              Shares to serve for three year
                                                              terms.  Directors can be
                                                              removed from office by the
                                                              affirmative vote of the holders
                                                              of at least a majority of the
                                                              then-outstanding Shares.


FIDUCIARY DUTIES       None of the Programs are               Officers and Directors of the
                       partnerships and, thus,                Company are subject to the
                       National does not have the             Delaware common law which
                       common law fiduciary duties            imposes fiduciary duties of
                       that it would have if it were          care, loyalty, good faith and
                       the general partner of a               fair dealing on the officers
                       partnership.  However, as an           and directors of the Company.
                       agent, National has
                       fiduciary-like duties to
                       Investors to use reasonable
                       care, skill and diligence in
                       its work, not to compete with
                       Investors' interests without
                       consent, and not to take
                       adverse interests to Investors
                       without consent.


VOTING RIGHTS     Under the tenancy-in-common   Under the Charter Documents of
                  agreements of each of the     the Company, the Shareholders
                  Programs, the Investors have  have voting rights with respect
                  voting rights with respect    to (i) election of Directors;
                  to collection, servicing and  (ii) the sale or disposition of
                  administration of the         all or substantially all of the
                  Outstanding Investment of     assets of the Company at any one
                  the Programs, as well as      time; (iii) the merger or
                  termination of the            consolidation of the Company;
                  applicable servicing          (iv) the dissolution of the
                  agreement. Each holder of a   Company; and (v) certain
                  tenancy-in-common interest    anti-takeover provisions.
                  is entitled to vote on each   Each Share entitles its holder
                  matter presented to the       to cast one vote on each matter
                  Investors of a particular     presented to holders of Shares.
                  Program. Approval of any      Approval of any matter submitted
                  matter submitted to the       to holders of Shares generally
                  Investors in a particular     requires the affirmative vote of
                  Program requires approval of  holders of a majority of the holders of a majority of the  outstanding shares, however,
                  tenancy-in-common interests   amendments to the anti-takeover
                  of that Program.              provisions of the Certificate of
                                                Incorporation of the Company
                                                require a two-thirds vote.

SPECIAL MEETINGS  None                          A special meeting of
                                                Shareholders may by called by
                                                the Board of Directors of the
                                                Company, the Chairman of the
                                                Board or the President only.

REDEMPTION        The tenancy-in-common         The Shares are not redeemable.
                  interests are not             The Shares can be sold on the
                  redeemable. Investors in a    ________________ if an active
                  particular Program may        trading market exists.
                  only receive a return of
                  their investment upon the
                  repayment of the
                  applicable note or other
                  liquidation of all or part
                  of the assets of the
                  Program.

VOTING DILUTION   Investors in each Program     Since five programs will be
                  have voting power based on    consolidated into the Company,
                  their percentage of the       each investor's voting power
                  funds contributed to the      will be substantially reduced.
                  Program.

                                      61


LIQUIDATION RIGHTS   In the event of the        Upon liquidation of the Company,
                     liquidation of a           the Shareholders will be
                     particular Program, the    entitled to share ratably in any
                     assets of the Program      assets remaining after the
                     remaining after            satisfaction of obligations to
                     satisfaction of all        creditors and any liquidation
                     debts and liabilities      preferences on any Preferred
                     of the Program, the        Stock that may be then
                     satisfaction of            outstanding.
                     expenses of liquidation
                     of the assets of the
                     Program and the
                     establishment of a
                     reasonable reserve in
                     connection therewith
                     are distributed to the
                     Investors pro rata in
                     accordance with their
                     respective percentage
                     interests in the
                     applicable Program.

RIGHT TO COMPEL      Holders of a majority      The vote of Shareholders owning
DISSOLUTION          of the tenancy-in-         at least a majority of the
                     common interests in a      outstanding shares in the
                     particular Program may     Company is sufficient to cause
                     vote to compel the sale    the dissolution of the Company.
                     of the Program's assets
                     with the result that
                     the Program will be
                     dissolved.

LIMITED LIABILITY    As tenancy-in-common       Shareholders are not generally
                     owners of the assets of    liable for obligations of the
                     the Programs, the          Company.
                     Investors are NOT
                     effectively insulated
                     from personal liability
                     based on operation of
                     those assets.

LIQUIDITY AND        There is no organized      The Shares will be freely
MARKETABILITY        secondary market for       transferable and it is a
                     the tenancy-in-common      condition to the consummation of
                     interests held by          the Acquisition that the Shares
                     Investors. Thus,           be approved for listing on the
                     trading in the tenancy-    ________________.
                     in-common interests is
                     sporadic and occurs
                     solely through private
                     transactions.


RESTRICTIONS ON      There are certain          None.
TRANSFER             restrictions on transfer
                     of the tenancy-in-common
                     interests.

CONTINUITY OF        None of the Programs       The Charter Documents
EXISTENCE            are designed to have       provide for perpetual
                     perpetual existence.       existence.

                                      62


FINANCIAL REPORTS    None of the Programs       The Company will be
                     are subject to the         subject to the reporting
                     reporting requirements     requirements of the
                     of the Exchange Act.       Exchange Act and will
                     However, National,         file annual and
                     without obligation to      quarterly reports.
                     do so, has endeavored      The Company currently
                     to provide the             intends to provide
                     Investors in each of       annual and quarterly
                     the Programs with          reports to its Shareholders.
                     regular  reports about
                     such Programs'
                     respective activities.

PAYMENTS TO          National is entitled to    While National and its
NATIONAL AND ITS     fees and reimbursement of  Affiliates will hold
AFFILIATES           expenses for services it   Shares of the Company,
                     renders to each of the     the only form of
                     Programs pursuant to       compensation paid to some
                     the servicing agreements.  of such persons will be
                                                pursuant to their
                                                employment agreements or
                                                otherwise.  ONLY
                                                [$1,234,785] OF THE PAST
                                                DUE FEES AND EXPENSES
                                                DUE TO NATIONAL AND ITS
                                                PRINCIPALS WILL REMAIN
                                                AS LIABILITIES OF THE
                                                COMPANY.

CERTAIN LEGAL        Holders of a majority of   Delaware law affords
RIGHTS               the Outstanding            shareholders rights to bring
                     Investment in a Program    derivative actions when
                     must vote to terminate     the officers or Directors of
                     the servicing agreement    the Company have failed to
                     between National and the   institute an action to recover
                     Program Investors.         damages and class actions to
                                                recover damages. Shareholders
                                                may also have rights to bring
                                                actions in federal court to
                                                enforce federal rights.

                                      63


INSPECTION OF BOOKS  Holders of tenancy-in-     Under Delaware law, each
AND RECORDS          common interests in a      Shareholder has the right,
                     Program have no            subject to certain reasonable
                     contractual right to       standards, to obtain from the
                     inspect books and          Company from time to time upon
                     records maintained by      reasonable written demand for
                     National with regard       any purpose reasonably
                     to a Program. However,     related to the Shareholder's
                     as the servicing agent     interest as a Shareholder of
                     for the Investors,         the Company, certain
                     National permits them to   information regarding the
                     review such books and      status of the business,
                     records on reasonable      affairs and financial condition
                     notice.                    of the Company.  Pursuant to
                                                Rule 14a-7 under the Exchange
                                                Act, the Shareholders will
                                                have the right to obtain a
                                                list of Shareholders from the
                                                Company whenever the Company
                                                solicits proxies or consents.



                      COMPARISONS OF PROGRAMS AND COMPANY

      The information below highlights a number of the significant differences between the Programs and the Company relating to, among other things, forms of organization, investment objectives, policies and restrictions, asset diversification, capitalization, management structure and investor rights. These comparisons are intended to assist Investors in understanding how their investments will be changed if, as a result of the Acquisition, their tenancy-in-common interests in the assets, liabilities and businesses of their respective Programs are exchanged for Shares of the Company.

                             FORM OF ORGANIZATION

                                   PROGRAM

None of the Programs are organized business entities such as corporations, partnerships or business trusts. Each commenced as an opportunity to participate in a loan secured by to-be-improved real property through a tenancy-in-common investment mechanism. Each Program remains as a tenancy-in-common among its Investors. Investors are individually responsible for the tax consequences of a Program and the reporting thereof.

                                  COMPANY

The Company is a Delaware corporation formed for the purpose of acquiring the Programs' Properties, as well as investing in and managing other real estate opportunities. The Company will be taxed as a corporation.

                             LENGTH OF INVESTMENT

                                    PROGRAM

An investment in any of the Programs originally was presented to Investors as an opportunity to take a tenancy-in-common participation in a loan secured by real property. As such, the investments were finite in length with the expectation that Investors' investments were to be returned, with interest, within a two to four year period.


                                    COMPANY

Unlike the Programs, the Company intends to continue its operations for an indefinite time period and the Company has no specific plans for the disposition of assets acquired through the Acquisition or subsequent acquisitions. The Company is allowed to retain net sale or refinancing proceeds for new investments, capital expenditures, working capital reserves or other appropriate purposes.

                             NATURE OF INVESTMENT

                                   PROGRAM

Since the respective Ownership Dateof each of the Programs, the Investors in such Programs have been the beneficial owners (as tenants-in-common) of the assets and the businesses of the respective Programs.
Actual title to the Properties is held by various entities acting as agents for the Investors in the several Programs.

                                    COMPANY

The Shares constitute equity interests in the Company. Each Shareholder will be entitled to its pro rata share of distributions made with respect to the Shares. The distributions payable to Shareholders are not fixed in amount and are only paid when declared by the Board of Directors. The Company has no present plans to pay distributions.

                        PROPERTIES AND DIVERSIFICATION

                                  PROGRAM

The investment portfolio of each of the Programs is limited to the assets acquired as of the applicable Ownership Date, as well as such additional assets as may have been acquired with mandatory Investor assessments or voluntary Investor advances since the Ownership Date. None of the Programs have the authority to raise additional funds from third parties to expand its investment portfolios.

                                     COMPANY

The Company is authorized to own and acquire the Programs' Properties, make other investments and issue additional equity and debt securities to acquire additional assets.

                       ADDITIONAL EQUITY AND DILUTION

                                   PROGRAM

None of the Programs are authorized to raise additional funds other than through the assessment/advance process prescribed by the applicable tenancy-in-common agreement. Therefore, except to the extent that existing Investors in a particular Program pay mandatory assessments or make voluntary advances, no dilution of an Investor's interest in the Program can occur.

                                    COMPANY

The Board of Directors may, in its discretion, issue additional equity securities. The Company may sell additional equity from time to time to increase its available capital. The issuance of additional equity securities may result in a dilution of the interests of the Shareholders.

                             BORROWING POLICIES

                                  PROGRAM

Except to the extent authorized by vote of Investors owning a majority of the tenancy-in-common interests in the loan to the original borrower, none of the Programs is authorized to borrow funds necessary, appropriate or advisable to conduct its business and affairs. Without such a majority vote, the only additional funds which the Programs may raise comes from mandatory assessments from, or voluntary advances by, existing Investors.


                                  COMPANY

The Company is permitted to borrow, on a secured or unsecured basis, funds to advance its business without limits. No shareholder vote is required.

   RESTRICTIONS ON RELATED PARTY TRANSACTIONS AND BUSINESS COMBINATIONS


                                  PROGRAM


None of the applicable servicing agreements or tenancy-in-common agreements for the Programs restrict any of the Programs from entering into business transactions with National or its affiliates.

                                   COMPANY

Under Delaware law, transactions between the Company and one or more of its directors or officers, or between the Company or any affiliate of a director or officer, are not void or voidable if the transaction is approved in good faith by a majority of the disinterested directors or Shareholders based on full disclosure; or the transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board of Directors, an appropriate committee or the Shareholders. In addition, the Company's Certificate of Incorporation, as well as Delaware law, prohibit certain business combinations with owners of more than 15% of the outstanding voting stock of the Company (interested stockholders), or an affiliate of such person, within the three year period immediately prior to the date on which such stockholder became an interested stockholder.

                       MANAGEMENT CONTROL AND RESPONSIBILITY

                                   PROGRAM

National acts as servicing agent for each of the Programs pursuant to servicing agreements entered into with each of the Investors in each Program. Pursuant to the servicing agreements, National is essentially invested with management authority to conduct the business of each of the Programs. The servicing agreements are terminable on 30 days' written notice, provided that the Investors do not have the power to terminate the servicing agreements unless and until all amounts owed to National thereunder have been paid in full. National does not need to seek re-election but instead serves unless removed by the Investors, which is generally an extraordinar event. Pursuant to the tenancy-in-common agreements for each of the Programs, matters concerning the collection, servicing and administration of the Outstanding Investment for each of the Programs is governed by the will of Investors holding more than 50% of the Outstanding Investment. As servicing agent, National is accountable as a fiduciary to each of the Programs and is required to exercise good faith and integrity in its dealings in conducting the affairs of each of the Programs. See Fiduciary Responsibility.

                                     COMPANY

The Board of Directors has exclusive control over the Company's business and affairs subject only to the restrictions in the Charter Documents. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs. See Fiduciary Responsibility. The Shareholders have greater control over the management of the Company than the Investors have over the Programs because members of the Company's Board of Directors are elected by the Shareholders.

                  MANAGEMENT LIABILITY AND INDEMNIFICATION

                                 PROGRAM

Pursuant to the servicing agreements, National is indemnified and held harmless by the Investors from and against any and all liabilities for acts or omissions performed in the course of its activities as servicing agent, except as to such liabilities caused or contributed to, in whole or in part, by any gross negligence or willful misconduct on the part of National or its Agents.

                                 COMPANY

The Company's Directors are not personally liable for ordinary liabilities of the Company. The Charter Documents provide that a Director's liability for breach of fiduciary duty is limited to the full extent allowable under Delaware law. The Charter Documents and Delaware law provide indemnification rights to Directors and officers who act in good faith, and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions or proceedings, who act without reasonable cause to believe their conduct was unlawful. In addition, the Charter Documents indemnify Directors and officers against amounts paid for settlement, authorize the Company to advance expenses incurred in defense upon receipt of an appropriate undertaking to repay such amounts if appropriate, and authorize the Company to carry insurance for the benefit of the officers and Directors. See "Fiduciary Responsibility."

                       ANTI-TAKEOVER PROVISIONS

                                PROGRAM

Changes in management of any of the Programs can be effected only by removal of National as the servicing agent by holders of a majority of the Outstanding Investment in such Programs. This would be an extraordinary event.

                                  COMPANY

The Charter Documents contain a number of provisions that may have the effect of delaying or discouraging a hostile takeover of the Company. These provisions include, among others, (i) the power of the Board of Directors to issue additional equity securities in the Company; (ii) the classified Board of Directors wherein only one-third of the Directors are re-elected to the Board in any given year and Directors serve three year terms; (iii) any action required or permitted to be taken by Shareholders of the Company must be effected at a duly called annual meeting or a special meeting unless such action requiring or permitting stockholder approval is approved by a majority of the Board of Directors; (iv) special meetings of Shareholders may only be called by a majority of the Board, a Chairman of the Board or the President;
(v) Directors may only be removed for cause and only by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding Shares; and (vi) amendments to the anti-takeover provisions of the Certificate of Incorporation may only be effected by the affirmative vote of holders of not less than two-thirds of the voting power of all outstanding Shares. See "Description of Shares."

                                  VOTING RIGHTS

PROGRAM

Holders of a majority of the Outstanding Investment in each Program may control decisions respecting the collection, servicing and administration of such Outstanding Investment. Otherwise, investors in the Programs have no voting rights.

COMPANY

The Company's Board of Directors consists of three classes. Shareholders are entitled to elect one class of the Company's Board of Directors at each annual meeting of the Company. In addition, Shareholders have the power to amend the Charter Documents by the votes required therein, to dissolve the Company and to approve business combinations between the Company and other entities.

                          LIMITED LIABILITY OF INVESTORS

PROGRAM

As tenants-in-common in the respective programs, the Investors are not effectively insulated from personal liability. Pursuant to the tenancy-in-common agreements, Investors are susceptible to mandatory assessments.

COMPANY

Under Delaware law, Shareholders will not be liable for Company debts or obligations. Upon issuance, the Shares will be fully paid and non-assessable.

                                VOTING PROCEDURES

     THE VOTE OF EACH INVESTOR IS IMPORTANT. EACH INVESTOR IS URGED TO MARK, DATE AND SIGN THE INVESTOR BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE.

TIME OF VOTING

    The vote of the Investors with respect to the Acquisition will be tabulated on _____________, 1997, unless such date is extended by the Company in its sole discretion. The vote will be tabulated by National and verified by BDO Seidman, LLP, which is not affiliated with the Company, the Programs or National. See "Investor Ballot and Vote Required."

RECORD DATE AND OUTSTANDING VOTES

    The Acquisition is being submitted for approval to those Investors holding interests in the Programs as of the Record Date. The Record Date is [_________________] for all Programs. At the Record Date, the following number of votes were held of record by the number of Investors indicated below.

                           Number of    Number of Votes    Required for Approval
Program                    Investors     Held of Record       of Acquisition
-------                    ---------    ---------------    ---------------------
Sacramento/Delta Greens       332           6,031,903           3,015,952
Oceanside                   1,755          27,325,000          13,662,501
Yosemite/Ahwahnee I           426           8,987,163           4,493,582
Yosemite/Ahwahnee II          837          19,338,632           9,669,317
Mori Point                    486          12,409,626           6,204,814



    Each Investor is entitled to one vote for each dollar (or fraction thereof exceeding $0.50) of Outstanding Investment it has in the applicable Program. Based on amounts of "Trudy Pat" tenancy-in-common interests purchased in each program, National has the following votes in each of the programs: 3,118 Sacramento/Delta Greens; 2,082 Oceanside; 2,373 Yosemite/ Ahwahnee I; 46,454 Yosemite/Ahwahnee II; and 5,279 in Mori Point. It will cast all of its votes in favor of the acquisition.

APPROVAL DATE

    The Prospectus and form of Investor Ballot constitutes National's notice of the proposed Acquisition. Each Investor has until 11:59 p.m., Pacific Time, on ________________ (60 days from the date of first mailing the Prospectus or proposed Acquisition date) , unless extended by the Company in its sole discretion (the "Approval Date"), to inform the Company whether such Investor wishes to approve or disapprove of his Program's participation in the Acquisition. The Company and National ask that each Investor vote by completing and returning the form of Investor Ballot accompanying this Prospectus in the manner described below.


INVESTOR BALLOT AND VOTE REQUIRED

    Investors who wish to vote "YES" for the Acquisition should complete, sign and return the Investor Ballot relating to their interests which accompanies this Prospectus. Each Investor's attention is directed to the Investor Ballot and Instructions accompanying this Prospectus. Investor Ballots must be delivered in person or by mail or by other delivery service to National at the following address on, or prior to, the Approval Date:
National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.

    Approval of the Acquisition by a Program requires the vote of Investors holding a majority of the outstanding votes as of the Record Date. National will tabulate the votes and such tabulation will be verified by BDO Seidman, LLP. Abstentions will be tabulated with respect to the Acquisition and related matters. Broker (or other custodian) non-votes, if any, are not counted for purposes of determining whether the Acquisition and related proposals have been approved. Abstentions and broker (or other custodian) non-votes will have the effect of a vote against the Acquisition. See table in "-- Record Date and Outstanding Votes" for the number of votes which must be cast in favor of the Acquisition for it to be approved by each respective Program.


    Investors who sign and return the Investor Ballot without indicating a vote will be deemed to have voted "YES" in favor of the Acquisition.

    Investors who wish to vote against the Acquisition should also complete a Investor Ballot. The failure to return a Investor Ballot will have the effect of a vote against the Acquisition.

    If the Acquisition is approved by all Programs, Investors in all Programs will receive Acquisition Shares whether they voted in favor or against, or abstained from voting on the Acquisition.

    All questions as to the form of all documents and the validity (including time of receipt) of all approvals will be determined by National and such determinations will be final and binding. National reserves the absolute right to waive any of the defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot. National's interpretation of the terms and conditions of the Acquisition will be final and binding. National shall be under no duty to give notification of any defects or irregularities in any approval of the Acquisition or preparation of the form of Investor Ballot and shall not incur any liability for failure to give such notification.


INVESTOR REPRESENTATIONS ON BALLOT

    When voting, an Investor will be confirming to the company that (i) it has received and reviewed the Prospectus and the applicable Supplement, (ii) it understands that it will become a shareholder in the Company if the acquisition is completed, (iii) it has the power and authority to vote as an Investor, (iv) it understands that if it signs the Ballot but does not indicate a vote, the Ballot will be deemed to have been voted IN FAVOR of the Acquisition, and (v) if the Acquisition is completed, to the best of the Investor's knowledge, the Company will acquire title to its interest in the Programs' Property free and clear of all liens and adverse claims other than property taxes. By voting in favor of the Acquisition, an Investor is concurrently voting to terminate the tenancy-in-common agreement with other Investors in its Program and the servicing agreement with National. Termination of the servicing agreement relieves National of any future liabilities or responsibilities to the Program, but all amounts owing to National under the servicing agreement which have not been cancelled by National will be assumed by the Company.

REVOCABILITY OF CONSENT

    Investors may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegrahic, fax or telex notice of revocation or withdrawal of the Investor Ballot must be received by no later than the Approval Date, addressed as follows: National Investors Financial, Inc., Attention: Vivian Kennedy, 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, telecopy number 714-752-9753. A notice of revocation or withdrawal must specify the Investor's name and the name of the Program to which such revocation or withdrawal relates.

SOLICITATION OF VOTES; SOLICITATION EXPENSES

    Votes of Investors may be solicited by the management of National or by third parties. Costs of solicitation will be allocated among the Programs, pro rata in accordance with Exchange Values. No party will receive any compensation contingent upon solicitation of a favorable vote or success of the Acquisition.

NO DISSENTERS' RIGHTS

    If the Acquisition is approved, Investors in any of the Programs who dissent or abstain from consenting to the Acquisition will not be entitled to dissenters' or appraisal rights under the tenancy-in-common agreements or the Delaware or California Law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by National, the Programs, or the Company.


NO RIGHT TO PROGRAM BOOKS AND RECORDS

    Investors have no rights under a Program's tenancy-in-common agreement or servicing agreement, or under federal or state law, to obtain a list of the names and addresses of the other Investors in a Program. If an Investor wishes to communicate with the other Investors in a Program, upon receipt of the material an Investor wishes mailed together with the amount of postage necessary to make such mailing, National will promptly mail such communications to a Program's Investors.


ISSUANCE OF CERTIFICATES FOR ACQUISITION SHARES

    Promptly after the Effective Time, there will be issued and mailed to former Investors of record at the Effective Time a certificate representing the number of Shares to which such Investor is entitled.



    If any certificate representing Shares is to be issued in a name other than that in which an Investor is registered on National's books for each Program as of the Effective Time, it will be a condition of such issuance that the person requesting such change pay to the Company's transfer agent any transfer fee or taxes required by reason of the issuance of a certificate representing shares in any name other than that of the registered Investor, or the person requesting such change establishes to the satisfaction of the Company that any transfer tax has been paid or is not applicable.

    After the Effective Time, there will be no further registration of transfers of tenancy-in-common interests that were issued and outstanding immediately before such time and that were exchanged for Shares.

                 INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION
                           AND CONFLICTS OF INTEREST


    A number of potential conflicts of interest are inherent in the relationship between National (and its shareholders) and the "Trudy Pat" Investors. In recognition of these conflicts, and the resulting need to independently determine that the allocation of Shares is fair to the Investors, National and the Company engaged Houlihan Valuation Advisers, the Independent Valuator, to render the Fairness Opinion and the independent appraisers named on page __ to independently determine the value of the Properties. Certain conflicts of interest are summarized below.


BENEFITS TO NATIONAL

    The benefits of the Acquisition for National primarily reside in the relief from its duties and related costs as servicing agent for the Programs that are acquired by the Company. Asset management for the Programs will no longer be necessary. This benefit is not susceptible to meaningful quantification but it will reduce National's overhead for managing the programs that have not paid National's servicing fees. Although some of the Programs (Oceanside and Yosemite Ahwahnee I and II) paid National its contractual fees for such activities, some of the Programs (Sacramento/Delta Greens and Mori Point) accrued these fees and other amounts due National. Without having current payments for such fees, National frequently operated under financial constraints and unprofitably. Additionally, without obligation to do so, National also advanced its own funds to the Sacramento/Delta Greens, Mori Point and Yosemite/ Ahwahnee Programs, for the benefit of those Investors. Aside from servicing-related activities, specific operational functions performed by National's principals and employees that will no longer be required to be performed by them relate to construction disbursements, budget analysis, vendor and subcontractor payments, accounting and bookkeeping, site inspections and work verifications, insurance negotiations, bonding, property and use tax coordination and payment, council and planning meeting attendance, political involvement, consultant selection and management, securities, real estate and specialty legal resource management, investor and broker administration and tenancy-in-common-oriented communication and management. If the Acquisition is approved, these duties will be undertaken by the Company's management.
See "Management Following the Acquisition -- Directors and Executive Officers Compensation and Incentives" for information about compensation to be received by the identified persons for management services.

    Upon completion of the Acquisition, National can focus on its duties on other projects for which it serves and performs the functions of servicing agent and asset manager. Since the volume of its responsibilities will decrease with the Acquisition, National may be able to decrease some of the associated direct and variable costs.


COMPANY SHARES OWNED BY NATIONAL'S PRINCIPALS AND OTHER COMPANY MANAGEMENT

    Family partnerships controlled by David G. Lasker and James N. Orth (the shareholders of National) presently own, in the aggregate, [433,734] shares of the Company's Common Stock. That represents over 75% of the Company's outstanding stock. On the basis of a $10 per share value, such shares would be deemed to have a value of $[4,337,340]. They paid, out-of-pocket, $0.01 per share for the stock. National and its principals have forgiven, or agreed to forgive if the Acquisition is completed, over $3,000,000 of fees and expenses owned by the Programs. See the table set forth in Note (a) to
Note 6 to the table set forth in "Background and Reasons for the Acquisition -- Allocation of Shares Among the Programs." After the Acquisition, these family partnerships will each control 8.13% of the Company's outstanding stock (6.85% if all the units are sold).



    In addition, in the formation period of the Company, L.C. Albertson, Jr., Executive Vice President of the Company, and Mark K. Kawanami, Vice President of the Company, have purchased 54,118 and 1,000 shares, respectively, at $0.01 per share. Mr. Albertson will control 2.03% (1.71% if all the units are sold) of the Company's outstanding stock after the Acquisition, and Mr. Kawanami will control less than one percent.



OTHER BENEFITS TO SHAREHOLDERS OF NATIONAL

    In addition to the Shares of the Company to be beneficially owned by Mr. Lasker and Mr. Orth, they will receive the following additional economic benefits if the Acquisition is completed:



                                         Mr. Lasker              Mr. Orth

   Annual salary                         $ 180,000               $ 180,000
   Bonus                                 2% of pre-tax           2% of pre-tax
                                         profits, if any         profits, if any
   Additional Discretionary              up to 50% of            up to 50% of
   Bonus(1)                              salary                  salary
   Stock Options(2)                          30,000                  30,000
   Participation in Company
   employee benefit plans                       yes                     yes
   5-year employment contract(3)                yes                     yes

-----------



(1) If certain budgeted performance attained.

(2) 10,000 to be issued at the completion of the Acquisition exercisable at $10 per share; 10,000 to be issued on the first anniversary of the Acquisition; and 10,000 to be issued on the second anniversary of the Acquisition. The last two groups are exercisable at market value on date of grant.

(3) See "Management Following the Acquisition -- Employment Agreements."


LACK OF INDEPENDENT REPRESENTATION OF INVESTORS

    The independent appraisers have independently determined the value of the Properties. National and the Company have used their respective judgment to reconcile the disparity between the October 1996 and May 1997 appraisals of the Yosemite/Ahwahnee Properties in arriving at the Exchange Values for the Yosemite/Ahwahnee I and II Programs. See "Background and Reasons for the Acquisition -- Calculation of Exchange Value" and "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Appraisals." The Independent Valuator has provided the Fairness Opinion. Neither the Company nor National has retained any outside representatives to act solely on behalf of the Investors in determining the terms and conditions of the Acquisition. National did not engage an independent representative because it believes it can fairly represent the interests of the Investors. Further, Investors have the opportunity to vote on the Acquisition. No group of Investors was empowered to negotiate the terms and conditions of the Acquisition or to determine what procedures should be in place to safeguard the rights and interests of the Investors. In addition, due to cost factors, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Investors. National and its principals have been the parties responsible for structuring all the terms and conditions of the Acquisition. Legal counsel was engaged by National to assist with the preparation and documentation of the Acquisition, including this Prospectus, and did not serve, or purport to serve, as legal counsel for the Programs or the Investors. If another representative or representatives had been retained for the Investors, the allocation of the Shares may have been more favorable to certain Programs and less favorable to others, and fewer Shares may have been allocated to principals and other Affiliates of National. In addition, had separate representation for each of the Programs been arranged by National, the terms of the Acquisition may have been different. There is no way to quantify what such differences might have been.



    While independent representatives were not engaged to represent the interests of the Programs in structuring the Acquisition, National believes the procedures used to protect the financial interests of the Investors are fair. For example, National received independent verification of its view that permitting the Company's founders to hold [19.84]% of the outstanding Shares of the Company upon completion of the Acquisition is fair under the circumstances. In addition, the Shares will be allocated among the Programs in accordance with their respective Exchange Values, and within the Programs among the Investors pro rata in accordance with their Adjusted Outstanding Investment in each of the Programs. Recognizing the inherent conflict of interest of having National establish these numbers independently (without active involvement from persons not having a financial interest in the Acquisition), they engaged independent appraisers to value the real estate assets owned by each of the Programs and the Independent Valuator to render an opinion on the overall fairness of the allocation of

Shares in the transaction, including the number of Shares in the Company allocated to the programs, as well as to affiliates, employees, and the principal shareholders of National and the Company. See "Appraisal and Fairness Opinion."


FEATURES DISCOURAGING POTENTIAL TAKEOVERS

    Certain features of the Charter Documents, as well as the Delaware law, could be used by management of the Company to delay, discourage or defeat efforts of third parties to take control of the Company, or acquire a significant number of the Shares. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."


ALLOCATION OF SERVICES AND EXPENSES

    In addition to Messrs. Lasker and Orth, other employees of National who will become employees of the Company currently provide investor relations, accounting and office administration services related to the operation of other Programs which will not be included in the Acquisition. These Programs were also formed by National. If the Acquisition is consummated, these employees of National who will become employees of the Company will continue to provide services related to non-participating programs. As a result, possible conflicts of interest may arise regarding allocation of services of these employees between the Company, National and the non-participating programs. At this time, the allocation of services between the Company and National's other programs is not susceptible to meaningful quantification.


NON-ARM'S-LENGTH AGREEMENTS

    All agreements and arrangements, including those relating to compensation, between the Company and employees of the Company who are also employees of National will not be the result of arm's-length negotiations.

COMPETITION WITH THE COMPANY FROM OTHER PROGRAMS ORGANIZED BY NATIONAL

    National will retain the servicing agent and asset management responsibilities for the following five other projects: two undeveloped projects that are zoned for single-family residential use (totalling over 30 acres) an undeveloped 6-acre project that is zoned for commercial use, located in Victorville, California; an undeveloped 660-acre project with a vesting, tentative map for 1,330 single-family mixed units with a golf course and amenities that is located in Contra Costa County, California; and an undeveloped 800-acre project with an application for a vesting tentative tract map for 539 single-family detached, large lot, equestrian-oriented residential lots located in Palmdale, California. Some or all of these projects may be available for future acquisition by the Company or its subsidiaries. However, National will continue to apply time and resources to the management of these projects. In order to do this, they will require the on-going attention of Messrs. Orth and Lasker, as well as some of the personnel expertise that may also be employed by the Company or its subsidiaries. It is anticipated that there will be minimal conflicts; however, National is committed to continue to provide the same quality of service for these projects as it currently does on behalf of and for the benefit of the Programs.

                     FIDUCIARY RESPONSIBILITY AND INDEMNIFICATION

FIDUCIARY RESPONSIBILITY OF NATIONAL

    The Programs are not partnerships and, thus, National does not have the fiduciary duties of a general partner in dealing with the Programs. However, as servicing agent for each of the Programs, National has the specific duties to Investors set forth in the various servicing agreements. In addition, under California law, as an agent, National is under a fiduciary duty to Investors (i) to use reasonable care, diligence and skill in its work, (ii) not to compete with the Investors' interests without full disclosure to, and agreement from, the Investors, and (iii) not to obtain an interest adverse to the Investors without full disclosure to, and consent from, the Investors.

INDEMNIFICATION OF OFFICERS AND DIRECTORS OF THE COMPANY

    The directors and officers of the Company, in exercising the powers and responsibilities of managing the Company, owe the Company and its shareholders a duty of care and a duty of loyalty. However, under the so-called "business judgment rule," which could apply to the officers and directors of the Company, the officers and directors of the Company may not be liable for errors in judgment or other acts or omissions made in good faith which are done in a manner they believe to be in the best interests of the Company and are performed with the care that an ordinarily prudent person in a like position would use under similar circumstances. In the event any legal action were brought against officers or directors of the Company, they might be able to assert defenses based on the business judgment rule.

    According to the Charter Documents, officers and directors and other agents of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person. See "Management After the Acquisition -- Limitation of Liability and Indemnification."

    The indemnification provided by the Charter Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of the indemnification provisions contained in the Charter Documents will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to any provisions described in this Consent Solicitation/Prospectus, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OFFICERS AND DIRECTORS INSURANCE

    The Company intends to obtain insurance for the benefit of the Company's officers, directors and other agents relating to the liability of such persons. Such insurance would insure the officers, directors and agents of the Company from any claim arising out of an alleged wrongful act by such persons while acting as officers, directors or agents of the Company, and the Company to the extent that it has indemnified the officers, directors and agents for such loss.

                             BUSINESS AND PROPERTIES

    THE COMPANY (OR ITS REPRESENTATIVES) OR NATIONAL FROM TIME TO TIME MAY MAKE OR MAY HAVE MADE CERTAIN FORWARD-LOOKING STATEMENTS, WHETHER ORALLY OR IN WRITING, INCLUDING WITHOUT LIMITATION, STATEMENTS IN THIS PROSPECTUS OR OTHERWISE RELATING TO THE BUSINESS PLAN OF THE COMPANY, THE BUSINESS PLANS OF THE RESPECTIVE PROGRAMS, ESTIMATES OF REAL ESTATE VALUES, ESTIMATES OF POTENTIAL FINANCIAL RESULTS FROM PROGRAM OPERATIONS OR FROM SALES OF PROGRAM REAL ESTATE AND OTHER MATTERS. SUCH STATEMENTS ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, AND ARE ACCOMPANIED BY, THE FACTORS DISCLOSED UNDER THE HEADING "RISK FACTORS." SUCH FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE RESULTS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS A PREDICTION OF ACTUAL RESULTS.

THE COMPANY

    The Company was formed as a Delaware corporation named American Family Holdings, Inc. on August 6, 1997 to conduct the Acquisition. It currently files no reports with the Commission under the Exchange Act. It will operate as a holding company, with actual day-to-day management of the operations of the Properties being handled by a to-be-formed wholly-owned subsidiary named American Family Communities, Inc. ("AFC"). Upon completion of the Acquisition, the Properties will be held and operated through four separate subsidiaries of AFC, namely Delta Greens Homes, Inc. (Sacramento/Delta Greens Property), Yosemite Woods Family Resort, Inc. (Yosemite/Ahwahnee Properties), Oceanside Homes, Inc. (Oceanside Property) and Mori Point Destinations, Inc. (Mori Point Property).

BUSINESS OF THE COMPANY


   Upon completion of the Acquisition, the Company will be a diversified real estate company involved in the residential development industry, as well as the lodging and recreational industries. Its overall initial objective will be to consolidate the various business plans of the Programs into a unified Company business plan with the ultimate goal of creating sufficient value in the Company's Shares to allow for Investors in the Programs to have the ability to recover a significantly larger portion of their Outstanding Investments in such Programs than if the Acquisition did not occur.


   As a part of its plan, in the future the Company may seek to acquire certain assets and properties that are synergistic and add value to the Company in accordance with its overall business plan. It may also seek to acquire and develop additional properties that take advantage of its expertise or its competitive position in order to enhance its financial performance. Such additional acquisitions may include, but are not limited to: (a) resort-oriented properties, such as hotels; (b) extended-stay-oriented properties, such as recreational vehicle or timeshare facilities; (c) leisure-oriented properties, such as golf courses and recreation facilities;
and (d) residential development properties. The Company may also purchase or form adjunct businesses to supplement and enhance these types of properties, such as customer financing, loan servicing, mortgage brokerage, real estate brokerage, property management, merchandising, marketing and telecommunications.

PROPERTIES


   The Company will purchase the Properties in their "as is" condition from the Investors in the Programs, except that any remaining Investors' liens will be removed. They are presently managed by National for the Investors pursuant to servicing agreements which entitle National to receive an annual servicing fee equal to one percent of the original principal amount of the applicable "Trudy Pat" loan. Upon completion of the Acquisition, the Company, through its subsidiaries, will own four Properties which are described below.



   SACRAMENTO/DELTA GREENS PROPERTY. The Delta Greens Property consists of a 121-acre site in South Sacramento, California, located approximately one-half mile east of Interstate 5. Title is held by National Investors Land Holding Trust IV as the agent of and for the benefit of the Program's Investors. Except for property tax liens, the Property is unencumbered by liens and is subject to no leases, sales contracts or options. It has a revised and approved tentative tract map from the City of Sacramento for over 500 lots for the construction of single-family homes. The area in which the Property is located is populated primarily by lower to lower-middle income workers with combined family incomes of $25,000 to $35,000. The nearby Meadowview has a reputation as a high crime area, but an active community effort is underway to upgrade the community identity.



   OCEANSIDE PROPERTY. The Oceanside Property consists of one remaining tract of 111 residential lots known as the "Symphony" tract. Title is held by ODI as the agent of and for the benefit of Oceanside Investors. The Property is located in the east-central portion of the city of Oceanside, California, some five miles east of the downtown area. There are several homebuilding companies building competitive single-family residences in the immediate area surrounding the property.


   In addition to a property tax lien, the Property is presently encumbered by a first lien in the amount of $27,325,000 which is held by National for the benefit of the Oceanside Program's Investors. That lien will be extinguished in the Acquisition so that the Company will own the Property free of encumbrances other than property taxes. The Symphony tract of the Property is for sale.


   YOSEMITE/AHWAHNEE PROPERTIES. The Yosemite/Ahwahnee Properties consist of approximately 1,650 acres divided into two parcels, one containing 660 acres and one containing 990 acres. The 660 acre parcel was intended to be developed with 218 residential estate lots, 1-3 acres in size. Of the 58 completed lots in this portion of the property, 13 have been sold. The balance of the project consists of approximately 990 acres which has been partially developed into an 18-hole golf course, a clubhouse and other amenities. In addition, this portion contains a recreational vehicle membership park developed for an eventual 600 spaces. It currently contains 54 "full hookup" sites with an additional 110 sites with full hookups under construction. "Full hookups" are spaces that have water, sewer, electrical and even cable service to the site. The Properties are located in Madera County, California, approximately 46 miles northeast of Fresno and 15 miles south of Yosemite National Park. Over the past few years, the Park has averaged an annual visitor rate of 4.1 million people with the average group size being approximately 3.3 people.


   Title to the 660 acre parcel is held by National Investors Land Holding Trust VIII for the benefit of the Investors in Yosemite/Ahwahnee II Program. Title to the 990 acre parcel is held by National Investors Land Holding Trust IX for the benefit of Investors in the Yosemite/ Ahwahnee I Program. The 660 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/Ahwahnee I Program. The 990 acre parcel is presently encumbered by a property tax lien and a first trust deed held for the benefit of the Investors in the Yosemite/ Ahwahnee II Program. The aggregate principal balance due on the both parcels remains at approximately $20,000,000. The trust deeds will be extinguished as part of the Acquisition so that there will be no liens on the Properties except for taxes.



   MORI POINT PROPERTY. The Mori Point Property consists of approximately 105 acres oceanfront land located in Pacifica, California. Pacifica is a coastal suburban community of approximately 40,000 residents located about 15 miles from downtown San Francisco and 7.5 miles west of the San Francisco International Airport. The site is bounded on the north by Sharp Park Golf Course, which is a publicly-owned golf course operated by the City of San Francisco; on the south by a 120-acre parcel known as the "Quarry" which is approved for mixed-use development as part of Pacifica's Redevelopment District; and on the east by the Pacific Coast Highway. There is in excess of a quarter of a mile of oceanfront on the west. Except for a property tax lien, the Property is unencumbered by liens and is subject to no leases or sales contracts or options. Portions of this Property include habitat for two endangered species. Development will not be permitted unless it can be demonstrated that impact on the garter snake habitat can be ultimately mitigated. The cost to develop and implement a mitigation plan is expected to be expensive and potentially time-consuming. The Company believes that the impact can be mitigated and that approvals from the Department of Fish and Game can be obtained; however, if a satisfactory, economical, mitigation plan cannot be developed, no development could take place on the Property. This would radically reduce its value. Title to the Mori Point property is held by National Investors Land Holding Trust for the benefit of Investors in the Mori Point Program.


CONSOLIDATION OF THE PROGRAMS


   Prior to the Acquisition, the Programs operated according to their respective separate business plans. There have been many impediments to achieving the objectives of Investors under those business plans. Upon completion of the Acquisition, each of the Properties will be held in subsidiaries of the Company with AFC coordinating the management according to a unified business plan which is designed to maximize the value of the Company's Shares. The economies of scale which will result from the consolidation will allow AFC to introduce resources such as additional management and development opportunities that would not have been economically feasible for the Program to obtain for themselves. Further, the consolidation will also reduce the dependence of Investors in a particular Program on the geographic or economic constraints which their respective operations were subject to prior to the Acquisition. For example, Sacramento/Delta Greens Investors are entirely dependent upon the economic opportunities available from building entry-level homes in South Sacramento submarket. That dependency will be substantially reduced by the Acquisition. As another example, the Oceanside Investors are restricted to accepting the economic opportunities available from building homes in Oceanside, California, and acquiring additional lots. The Acquisition will allow for Oceanside Investors to have geographical diversification in residential development because of the Sacramento/Delta Greens Property, as well as being diversified into the lodging and recreation industries as made available with the Yosemite/Ahwahnee and the Mori Point Properties. This diversification will reduce the Oceanside Investors dependence on homebuilding exclusively in the Oceanside market. Conversely, the Yosemite/Ahwahnee and Mori Point Investors' opportunities will be expanded and diversified as well to take advantage of those represented by the Sacramento/Delta Greens and the Oceanside Properties.



   Upon completion of the Acquisition, the Company's resources can be managed such that the operation of each of its subsidiaries contributes meaningfully to the achievement of its consolidated business objectives. Initially, the Company will be involved in two primary industries: (1) the residential development industry, and (2) the lodging and recreation industry.


THE RESIDENTIAL DEVELOPMENT INDUSTRY

   After a protracted economic downturn, the residential development industry shows signs of significant improvement in California. Until recently, inventories of lots were at relatively high levels and capital for acquisition and development of unimproved land was limited.

   The Company anticipates that the demand for unimproved land will increase substantially in the near future and that unimproved properties with entitlements, ready for physical improvements, will be in greatest demand.
In order to build homes, land entitlements (necessary governmental approvals) must be obtained and maintained in effect. Entitlements include development agreements, vesting tentative maps and recorded maps. These give a developer the right to obtain building permits to begin construction upon compliance with conditions that are usually within the developer's control.


   In order to acquire land for residential development while conserving cash, the Company may utilize options to buy land (generally requiring a payment that is a small fraction of the purchase price to hold the property pending financing). Such payment usually is applied to the purchase price. It will fund additional acquisitions whenever possible with non-recourse seller financing which does not require a full payment of the purchase price immediately. The risk of securing the availability of property through the use of options is that the Company will be unable to exercise the option and lose the option payment. The risk of seller non-recourse financing is the potential loss of the property, loss of the downpayment and loss of funds spent on development if there is a default on the loan by the Company.


   The Company views land as a component of a home's cost structure, rather than for its speculative value. Due to the cyclical nature of the industry, the critical role of risk-management in land development, and the low margins that are typical in today's homebuilding market, the Company will seek to place more emphasis on the acquisition and development of residential land to entitle and sell to merchant homebuilders as opposed to a primary emphasis on the actual construction of homes. The Company intends to focus its residential development operations primarily in the infill and emerging market segments. Properties acquired by the Company through the Acquisition will be in various stages of the approval process and development.

THE LODGING AND RECREATION INDUSTRY

   This industry includes many distinct product categories, including commercial lodging-oriented products such as hotels and conference centers, recreation-oriented products such as golf courses, equestrian facilities, sports complexes, marinas, theme parks, destination resorts, recreational vehicle resorts, and vacation-oriented products such as timeshare resorts, to name a few. Initially, the Company will focus on the future development of an executive conference center and timeshare resort, and the operation of a golf course and recreational vehicle and timeshare resorts.

   THE EXECUTIVE CONFERENCE CENTER INDUSTRY

    An Executive Conference Center is distinguished from general, resort, institutional and academic conference centers by virtue of its positioning within the target market to attract corporate executive meetings. According to the International Association of Conference Centers ("IACC"), a conference center is defined as "a facility whose primary purpose is to accommodate small to medium-sized meetings." A fully dedicated conference center differs from a hotel or resort that has meeting space in that the primary purpose of a conference center is to satisfy and accommodate groups by offering a self-contained, full-service meeting environment. It is dedicated to accommodating small-to-medium sized groups, and meetings usually comprise at least 60% of a facility's overall business. Due to this dedication to meetings, conference centers tailor their facilities and services primarily to the needs of the meeting planner by providing all necessary arrangements for the complete schedule of activities from arrival to departure. The pricing structure for a conference is often a single, uniform per person rate
- a package that includes lodging, meals, coffee breaks, meeting services, and equipment fees, called a Complete Meeting Package, or the Full American Plan. Meeting rooms are designed and used only for meetings and do not double as banquet rooms or exhibition space. Meal functions are held in a central dining area. The IACC defines five types of conference centers, one of which, the Executive or Dedicated Conference center, the Company feels suits the Mori Point site the best.


   At an Executive (Dedicated) Conference Center, groups are typically composed of corporations, associations, and other organizations that emphasize quality of accommodations and services over price. This type of facility was developed primarily to satisfy upper-level management meetings and education/training seminars. Facilities usually include sophisticated equipment and are staffed with professional conference coordinators. Because of its proximity to San Francisco and the Silicon Valley, the Company believes that the Mori Point Conference Center could be positioned within this category of facilities.


   According to a recent report issued by the IACC and PKF Consulting entitled "Conference Center Industry, A Statistical and Financial Profile - North American 1996," since the recession in 1991 to year-end 1995, U.S. conference centers have achieved a 27.2% increase in occupancy. This compares to an 8.3% increase in occupancy for the overall lodging industry during the same period. Except for resort conference centers, all types of conference facilities have enjoyed double digit increases in occupancy since 1991.


   Total revenue, measured on a per occupied room basis, has grown approximately 20% for resort and executive conference centers since 1991. For comparative purposes, cumulative inflation during the same period was 11.9% and the total revenue for U.S. hotels grew only 10.4%.

   The primary competitive lodging market for the proposed conference center at Mori Point is comprised of four hotels with a total of 508 rooms. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. These hotels are all full-service hotels and conference centers which cater to group and leisure demand emanating primarily from the Bay Area, but with a secondary component of national business attracted to their coastal locations. The secondary competitive lodging market is comprised of three group-oriented airport properties with 1,865 guest rooms, rendering the total potential current competition to 2,373 rooms.

   THE RECREATIONAL VEHICLE RESORT INDUSTRY.

   Recent statistics indicate that recreational vehicle travel is on the rise and, like timeshare, is being pushed by the baby boomer demands. There are now an estimated 25 million recreational vehicle enthusiasts in the United States. Recreational vehicle owners travel an average of 5,900 miles a year and spend 23 days on the road. The average recreational vehicle owner is 48 years old, owns his own home, has a household income just under $40,000 and is overwhelmingly pleased with the purchase. Recreational vehicle sales have increased by 44% between 1992 and 1995 and are projected to continue to increase as the "boomers" enter their prime buying years of between 45 and
54. They value the recreational vehicle as a less expensive way for the entire family to travel together. Recreational vehicle camping topped hiking, wilderness camping, biking, horseback riding, canoeing, boating and many other forms of recreation for satisfaction among participants in outdoor activities. Nine of ten recreational vehicle owners agree that recreational vehicles are a great way to travel because they offer the convenience of home away from home; a majority said that recreational vehicle parks are like a second neighborhood; and there is a real camaraderie among users. Also, weekend trips have increased 85% since 1984 and recreational vehicles are well suited for such weekend travel. The above information is derived from publications of the California Travel Parks Association.


   THE TIMESHARE INDUSTRY

   THE MARKET. The leisure industry is primarily made up of two components for overnight accommodations: commercial lodging establishments and timeshare or "vacation ownership" resorts. For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be very expensive, and the space provided to the guest relative to the cost (without renting multiple rooms) is not economical for vacationers. First introduced in Europe in the mid-1960s, ownership of vacation intervals has been one of the fastest growing segments of the hospitality industry over the past two decades.


    The Company believes that the following factors have contributed to the increased acceptance of the timeshare concept among the general public and the substantial growth of the timeshare industry over the past 15 years:

   - Increased consumer confidence resulting from consumer protection regulation of the timeshare industry;

   -  The entrance of brand name national lodging companies to the industry;

   - Increased flexibility of timeshare ownership due to the growth of exchange organizations;

   - Improvement in the quality of both the facilities themselves and the management of available timeshare resorts;

   - Increased consumer awareness of the value and benefits of timeshare ownership; and

   -  Improved availability of financing for purchasers of timeshare units.


   The timeshare industry traditionally has been highly fragmented and dominated by local and regional resort developers and operators. The Company believes that one of the most significant factors contributing to the current success of the timeshare industry is the entry into the market of some of the world's major lodging, hospitality and entertainment companies, such as Marriott, Disney, Hilton, Hyatt, Four Seasons and Inter-Continental, as well as Promus and Westin. However, none of such brand name lodging companies are presently potential competitors of the Company.


   THE CONSUMER. The Company believes that the prime market for vacation intervals is customers in the 40-55 year age range who are reaching the peak of their earning power and are rapidly gaining more leisure time.

   According to an American Resort Development Association ("ARDA") study, the three primary reasons cited by consumers for purchasing a vacation interval are (i) the ability to exchange the vacation interval for accommodations at other resorts through exchange networks (cited by 82% of vacation interval purchasers), (ii) the money savings over traditional resort vacations (cited by 61% of purchasers) and (iii) the quality and appeal of the resort at which they purchased a vacation interval (cited by 54% of purchasers). The ARDA study also indicated that vacation interval buyers have a high rate of repeat purchases. In addition, customer satisfaction increases with length of ownership, age, income, multiple location ownership and accessibility to vacation interval exchange networks. The Company plans to create a timeshare facility at the Yosemite/Ahwahnee Property to take advantage of expected growth in the timeshare industry as the baby-boom generation enters the 40-55 year age bracket, the age group which purchased the most vacation intervals in 1994.


   TIMESHARE EXCHANGE COMPANIES. Exchange privileges simply represent the opportunity for timeshare owners to place their timeshare interval in a pool and exchange it for a comparable timeshare elsewhere. The ability to do this is the single most important motivation for timeshare purchases, and appears especially important to educated consumers, who look forward to opportunities to learn through travel.



   Two exchange companies dominate the industry. These are Resort Condominiums International, which started in 1974 and controls about two-thirds of the market, and Interval International, which began in 1976 and controls most of the remaining one-third. Both systems operate similarly. They compete to sign up new resorts; once a resort is affiliated with one or the other company, anyone who purchases a timeshare at the resort is automatically signed up with the exchange. Timeshare owners must renew their membership with the exchange company every year for about $75. Exact figures are not available, but it is estimated that about 75% of timeshare owners are affiliated with an exchange company.

   A timeshare owner wishing to make an exchange places his time in the exchange system and requests a location and time to exchange into. Exchange requests generally cost less than $100. Time placed in the exchange system does not have to be used in order for the person who places it to receive the exchange they request, and it is not a one-for-one trade.


THE BUSINESS STRATEGY

   The Company's objective is to become one of North America's leading developers and operators of timeshare and recreational vehicle resort properties, utilizing its residential assets to create the necessary cash flow and capital to do so. The Company does not currently own or operate any timeshare or recreational vehicle resort properties. After the Acquisition, the Company will own the Yosemite/Ahwahnee Programs and their assets. On behalf of Investors in those Programs, National currently operates a 54 site recreational vehicle park and is expanding the park with the addition of another 100 sites. Additionally, National is investigating the feasibility of future timeshare facilities on the site as well.


   The Company expects that it will have a competitive advantage by virtue of the location advantages of the Yosemite/Ahwahnee and Mori Point Properties. By striving to meet this objective, the Company expects that it will be capable of enhancing the value and financial performance of the businesses and assets currently held by the Investors in separate Programs through the consolidation which the Acquisition will provide.


   In order to meet its objectives, the Company intends to (i) develop the Properties for their highest and best use, thereby maximizing the value of the Company's asset base; (ii) increase the current cash flow from the Company's consolidated operations, thereby enhancing the value of the Company's businesses; (iii) maximize the profit margins of tangible and intangible for-sale products by lowering costs and promoting efficiencies through economies of scale; (iv) raise funds through a strategic combination of the sale of units to Investors and the sale of selected real estate assets acquired from the Programs to outside parties in order to finance the Company's operations and expansion; and (v) generate revenues through lateral expansion by acquiring complimentary projects and assets which are consistent with the Company's objectives and business plans (external growth).



   EXTERNAL GROWTH STRATEGY. When appropriate, and assuming market acceptance for the Company's Shares, it is intended that growth through acquisitions will be initially achieved through (i) the issuance of Shares of the Company to the seller of the asset(s) to be acquired or (ii) the utilization of options to purchase real estate assets. Preserving cash may be preferable even though such transactions may result in the dilution of the current Shareholders.


THE CONSOLIDATED BUSINESS PLAN

   It is anticipated that the Company will have approximately $450,000 of liquidity if none of the units are sold and approximately $5,000,000 if all units are sold. The Company will seek additional liquidity from the sale of one or more of the Company's assets or a combination thereof. It will then conduct the following activities in such a manner so as to maximize positive cash flow in the most expeditious way.


   THE SACRAMENTO/DELTA GREENS PROPERTY. It is the intent of the Company to develop the Property in phases. Depending on the availability of working capital from the sale of units and/or assets, the Company will seek to obtain final map approval from the City of Sacramento for 50 lots by the second quarter of 1998. The necessary infrastructure (main road and utilities) can then be built along with finished lots, model homes and the first phase of productions homes. The Company believes that the first home sales can occur within six months of obtaining the final map. It will cost nearly $3,000,000 for the infrastructure and first phase of home construction. Subject to receipt of government approvals and construction occurring on a timely basis, the project is expected to generate cash flow by the fourth quarter of 1998, and to become profitable by the second quarter of 1999. Depending on the amount, the Company may provide these funds internally should no outside financing sources be available. Once the first phase of homes has been built and are selling, the Company will begin processing the final map for the next parcel of 50 lots and will begin an aggressive program to sell this and other parcels to merchant builders so as to accelerate the cash flow and profitability to the Company and its Shareholders.


   The material risks associated with the development of the Sacramento/Delta Greens Property are (i) as of [September 30, 1997], approximately $54,000 of property taxes are owed for the current year and for the fourth payment of a 5-year payment plan and must be kept current in order to avoid loss of the Property for delinquent taxes; (ii) funds must be available to cover the delinquent property taxes, as well as costs of obtaining final map approval from the City of Sacramento and construction of necessary roads and utilities, finished lots, model homes and the first phase of production homes; (iii) a substantial sales and marketing effort will be necessary to sell homes constructed on the Property if a bulk sale of the lots is not made; (iv) the Property is located in a lower income residential area that has had a reputation as a high crime area; and (v) increasing government fees and assessments for streets, schools, parks and other infrastructure requirements could increase the cost of lots to the Company thereby increasing the sales price of the lots which will delay market absorption.



   Real estate values in the area of the Property have improved in 1997. However, the Property is located in the South Sacramento area which is primarily populated with lower income residents. The general population of the Sacramento area has been growing in recent years, indicating that housing demand should continue to improve. However, there can be no assurance that the Company will be able to develop the Property in a manner that is ultimately profitable.



   There are currently 230 active subdivisions in the Sacramento market. Eleven of those are within ten miles of the Property and are designed to provide single-family housing at a cost comparable to that proposed for the Property.

   THE OCEANSIDE PROPERTY. The Company has completed the construction and recent sale of the Encore tract. The Company will also continue to pursue the buildout of the Symphony tract and aggressively seek a potential buyer as soon as possible after the Acquisition is completed. If the Company conducts the buildout, it is estimated that approximately $700,000 of equity financing will be required plus approximately $3,500,000 of construction financing.



   Assuming that a potential buyer for the entire Symphony tract cannot be located promptly, the risks associated with pursuing the buildout of the Symphony Tract are (i) rising governmental fees and assessments may increase the cost of construction; (ii) construction financing would be required to complete the buildout and unpredictable financing costs could increase the cost of construction; (iii) the Property could be lost in a tax sale if units are not sold in this offering or certain assets are not sold by the Company in order to meet its working capital (including delinquent property taxes) needs; and (iv) competition in the area.



   The Property is located in the eastern portion of Oceanside, California. It is primarily a bedroom community for employment centers in Southern Orange County and San Diego County, California. According to the California State Employment Development Department, employment has been expanding in both of those counties with Orange County reporting unemployment rates at the lowest in the State. Overall economic factors in the area have been improving since 1995.



   Competition for lots and new homes in the area of the Property is strong. The principal competition is from large homebuilders (such as Centex, Kaufman & Broad Homes, Lermar Homes, and Greystone Homes) which are able to initiate expensive and broad-based marketing campaigns. There are three directly competing tracts and approximately 14 total projects offering homes of comparable quality and price within a ten mile radius of the Property.


   THE YOSEMITE/AHWAHNEE PROPERTIES. Yosemite National Park is located within a six hour drive of over 30 million people. The Company plans to aggressively focus on the following areas of operations and development for these properties: (1) recreational vehicle facility, (2) timeshare development, and (3) the golf course facility.

   Recreational vehicle development presents additional cash flow and profit opportunities. In addition to the existing 54 recreational vehicle sites, the Company intends to complete the construction of 110 more. Revenue from membership sales and dues is expected to continue to increase in 1998 based on investing an additional amount of about $350,000 in the construction of the new recreational vehicle sites. Additional revenues can be generated from the financing of the installment purchases of memberships, since most memberships are purchased on an installment basis over a two to seven year time frame.

   There are virtually no competitive recreational vehicle resorts in the immediate area of the Property. The recreational vehicle park is a member of Coast to Coast Resorts, AOR and Western Horizons. These affiliations are important marketing tools. They allow members reciprocal use of many other recreational vehicle camp resorts located regionally and across the country. Bass Lake Resort, the nearest competitor, consists of 175 sites and is located about 12 miles from the Property's site. It has about 1,900 members and has been operational since 1984. On the other hand, the Yosemite/Ahwahnee recreational vehicle park has been fully operational since August 1996 with 54 sites and has over 280 members to date. The Company intends to aggressively expand this membership base. The Bass Lake recreational vehicle resort is of significantly lesser quality than the Yosemite/Ahwahnee recreational vehicle park. It is older with deferred maintenance, has no golf course and lacks space for any additional amenities or expansion.

   The timeshare industry continues its significant growth pace, particularly for developments that are well located near natural amenities, like the Yosemite/Ahwahnee Property. A prominent timeshare industry consultant has evaluated the project and has recommended a 170-unit timeshare development on the Property. The Company will begin the processing of permits and licenses with the appropriate agencies as soon as possible. Final approval is expected to take about nine months before construction can begin. An initial investment of approximately $3,000,000 will be required to begin timeshare construction and an aggressive marketing program.

   In terms of timeshare competition, the Property has none. As of October 1996, there were 15 timeshare projects in California with active marketing and sales programs. They include six from the Desert-Palm Springs and Big Bear Mountain ski areas, four from the Lake Tahoe area and the remaining five in other scattered locations. There is one relatively small project of 13 units near Bass Lake, run by Worldmark, a timeshare operator located in Seattle. That project is of no competitive consequence because of its size and lack of comparable amenities. There is no present or planned direct competition in the immediate vicinity from any of the major companies involved in the timeshare industry such as Marriott, Hyatt, Four Seasons, Disney or Hilton.

   Since 1995, a significant amount of capital has been used for improvements to the golf course. The golf course is considered to be a primary amenity to attract future timeshare sales. Annual revenues have increased over 200% since 1995 and rounds played have more than doubled. Additional revenues are a natural bi-product from the golf course for the ancillary products like food, liquor and clothing.

   There are also no comparable golf courses in the area. A nine-hole course exists approximately five miles from the Property. It offers a recreational facility primarily for local players but has no resort-type amenities or room for expansion. In addition, there is another nine-hole course just inside Yosemite Park near the Wawona Hotel. It is designed and used primarily for tourist day stop and family-type entertainment. For persons seeking a golf-related vacation or the challenges of a regulation course, neither nine-hole course would be viewed as competitive.


   The principal risks involved in the Yosemite/Ahwahnee Properties are (i) as of [September 30, 1997, [$640,000] of property taxes are delinquent and must be brought current to avoid loss of the Properties for delinquent property taxes; (ii) the need for substantial working capital to operate and develop the recreational vehicle facility, the proposed timeshare development, and the golf course facility; (iii) assuming that working capital is available to accomplish the business plan, high marketing costs could adversely affect profitability; and (iv) due to the remote location and the resort nature of the project, financing costs for development will be less readily available and likely more expensive than financing costs for traditional residential development projects in more heavily populated areas.



   The Company believes that the economic outlook for the golf course operation is favorable. Given its proximity to Yosemite National Park and the fact that the nearest comparable golf facility is approximately 15 miles away, the Company expects that, with proper marketing, the use of the golf course will increase. With regard to the recreational vehicle facility and the proposed timeshare project, given its location in the much travelled, highly desirable area near Yosemite Park, the Company believes that with proper marketing it will be able to attract users of resort property to either the recreational vehicle facility or the proposed timeshare units. Presently, California has a strong economy with relatively low unemployment. The income demographics for the products being offered at the Yosemite/Ahwahnee Properties range from $35,000 to over $50,000 annually, and, according to the California Travel Parks Association, there are 5,100,000 households in California with incomes over $35,000 and 3,100,000 households in California with incomes exceeding $50,000.



   THE MORI POINT PROPERTY. The Company will continue with the proposed development plan for a hotel/conference center on the Property. Because of its proximity to San Francisco and the Silicon Valley, the Company considers that the Mori Point Property could be positioned competitively within the executive conference center category of facilities. Furthermore, it presents itself as an outstanding timeshare location. Detailed plans for the development of the Property do not exist at this time. Therefore, an accurate cost to develop the facility, as well as a timetable, is not possible. A study of the endangered species' habitat and any potential mitigation measures is being conducted as are other environmentally-related issues like traffic impacts. It is anticipated that over $500,000 will be needed by the Company to complete the permitting process and deal with any other environmental concerns. Within 12-18 months from completion of the Acquisition, the Company will determine whether it can obtain governmental approvals to complete the development of the Property. During that period, it will consider whether it will be necessary to sell the Property or enter into a joint venture agreement. if the Company were to move forward to construct the hotel/conference center, it is estimated by National that approximately $40,000,000 of external funding would be required.

   The material risks associated with the development of the Mori Point Property are (i) potential loss of the Property for delinquent property taxes unless funds can be generated to keep current on the payment plan for delinquent property taxes worked out with the local taxing authority; (ii) permits to develop the Property have expired and new entitlements must be processed which is costly and time-consuming; (iii) two endangered species are located on the Property requiring the preparation of an acceptable plan to mitigate disruption of their habitats and there is no assurance that acceptable mitigation plans can be proposed; (iv) if an acceptable mitigation plan cannot be developed, the Property will have little value to the Company and it will be difficult to sell at any cost; and (v) if the necessary permits to develop the Property can be obtained, there is no assurance that the Company will be able to successfully develop the Property into a hotel/conference center or find a partner to assist in such project.



   The Property is oceanfront property in the town of Pacifica, California, located approximately ten miles from downtown San Francisco and five miles from San Francisco International Airport. The San Francisco Bay Area has enjoyed an economic boom for the last few years and it is on the cutting edge of the emerging knowledge-based economy in the United States. The Bay Area is a favorite destination for both tourists and conventioneers. It is desired for its scenery, restaurants, mild climate, and varied types of entertainment.



   The following table, based on information contained in the May 1997 appraisal of the Mori Point Property by PKF Consulting, provides a summary of the current primary and second competition of the proposed executive conference center for Mori Point.


Property                                     Number of Rooms      Amenities
--------                                     ---------------      ----------

Primary Competition
  Seascape Resort - Aptos                           164           A, B, C, D
  Chaminade Conference Center - Santa Cruz          152              A, C
  Lighthouse Inn - Pacifica                          95             A, B, C
  Half Moon Bay Lodge                                81
Secondary Competition
  Hyatt Regency                                     791           A, B, C, D
  Marriott                                          684           A, B, C, D
  Westin                                            330           A, B, C, D

TOTAL                                             2,373
----
A - Restaurant
B - Meeting Rooms
C - Swimming Pool
D - Exercise Room

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


   Estimated year-end 1996 occupancy level for the primary competition for a Mori Point hotel/conference center was 67.8%; the secondary competitive market's performance was at a higher occupancy level of 83.3% for the same period.



   PRIORITY OF PROJECTS AND ESTIMATED TIMETABLE. If adequate working capital is available from the sale of units, the Company will begin work on all of the Properties promptly after the Acquisition is completed. If adequate working capital is not raised from a sale of units, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise such working capital.



   The Company considers the Yosemite/Ahwahnee Properties to have the most potential for a long-term profits. Thus, in an environment with limited working capital, any costs for the development or construction of any of the other Properties would assume lesser priority in order to maximize the potential of the Yosemite/Ahwahnee Properties.



   The Company plans on financing as many of the costs of the Properties as possible from third party lenders or by entering into joint venture development agreements with third parties. There are currently no committed sources of external financing. To the extent that external sources of financing are not available, the Company plans to sell one or more of the Sacramento/Delta Greens, Oceanside or Mori Point Properties to raise operating capital.



   The Company's plans for the development of the Yosemite/Ahwahnee Properties currently targets mid-1998 for the completion of 100 additional recreational vehicle sites and the readiness of the initial timeshare units for sale. Thereafter, additional recreational vehicle sites and timeshare units will be built from cash flow. If funds are available either from external sources or the Unit offering, the Company estimates that the Sacramento/Delta Greens Property will involve approximately three years to complete the permitting process, construction and sell out to homebuyers or other builders in the area. The Mori Point permitting process will require up to two years. Assuming necessary permits to develop a hotel/conference center are obtained, a sale of the Property or its development with a joint venture partner will be solicited. The construction and sale of the remaining 111 lots and homes on the Oceanside Property will take approximately two years if a bulk sale to another developer is not sooner arranged. THERE IS NO ASSURANCE THAT THE ABOVE ESTIMATED TIMETABLES FOR ANY OF THE PROPERTIES CAN BE MET.



   TYPES OF BORROWING REQUIRED. The Company anticipates that it will engage in infrastructure financing and construction financing. Infrastructure financing is designed to provide borrowed funds to construct roads, install utilities and other things necessary for a Property to function in the manner anticipated. For example, a residential development requires the installation of roads, sidewalks, sewer lines, water lines, and power lines for it to be able to function as a community. The principal risks involved in infrastructure financing involve the cost (usually higher for infrastructure loans than construction or permanent financing loans) and the risk that there will be no takeout financing available when the loan is due resulting in a default.

   Construction loans involve the financing necessary to actually build a proposed project once the infrastructure is in place. As with infrastructure financing, it is secured by the real estate meaning the failure to generate sales or operating cash flow sufficient to pay the loans will result in a default and a potential loss of the land which has been provided as collateral. While less risky than infrastructure loans, construction loans usually bear a higher interest rate than permanent loans do. See "-- Impact of Interest Rates on the Company."



   IMPACT OF INTEREST RATES ON THE COMPANY. The Company intends to use traditional construction loan financing for the buildout of the lots and homes on its Sacramento/Delta Greens and Oceanside Properties, as well as for the construction of the timeshare units beyond the initial models. If interest rates rise during the construction of and prior to the sell out of the completed homes, then the prices of the homes would have to be increased or the Company would have to absorb the increased cost and associated decrease in profits. If prices are increased, some buyers may be priced out of the market in, which case the Properties would have less potential buyers and could suffer from a decline in volume of homes sold. In addition, the sale of homes is dependent on adequate and competitive buyer financing. Higher interest rates for potential homebuyers will result in a decrease and velocity of homes sold. The Company may also consider some infrastructure financing, for roads and utilities, for the Sacramento/Delta Greens Property. If that occurs, then higher interest rates will negatively affect the profitability of the Property. A falling interest rate environment will have the opposite effect on these two Properties.



   The Company intends to use its working capital to perform the planning, engineering and other approval work for the Mori Point Property. It also intends to use working capital and internally generated funds to finalize the construction of an additional 100 recreational vehicle sites, as well as the initial costs for the timeshare approvals and initial model construction for the Yosemite/Ahwahnee Properties. In these cases, a rising or falling interest rate environment will have little or no direct affect on those Properties. If the Company decides later to use a construction loan to build the initial timeshare models, then a change in interest rates will have the same affect as stated above relative to the construction of the Sacramento/Delta Greens and Oceanside Properties.

INSURANCE

   Management of the Company believes that each of the Properties is adequately insured for title, property and casualty matters.

EMPLOYEES

   It is anticipated that the Company's initial employees will consist of approximately 15 individuals located at the home office in Newport Beach, California, who will handle the responsibilities of management, accounting and administration of the subsidiaries through AFC. There will initially be approximately 35 additional full- and part-time employees at the Yosemite/Ahwahnee Property who will handle the operation and maintenance of the project and carry forward with the development and entitlement activities. Marketing and consulting services for the recreational vehicle membership sales and resort operations are contracted through Western Horizons, a Colorado-based recreational vehicle park management and marketing company. None of the employees will be subject to collective bargaining agreements.

LEGAL PROCEEDINGS

   Neither the Company nor the Properties is the subject of any material, legal proceeding.

                POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

   The following is a discussion of certain investment, financing, conflicts of interest and other policies of the Company. These policies have been determined by the Company's Board of Directors and generally may be amended or revised from time to time by the Board of Directors without a vote of the shareholders.

INVESTMENT POLICIES

   INVESTMENTS IN REAL ESTATE. Initially, the Company will invest in the Properties it receives in the Acquisition. This is a portfolio of properties in various stages of development. As the business plans for the various Properties described herein are either completed or matured, the Company will seek to acquire and develop or manage, as appropriate, properties which are compatible with its existing properties. Such properties may include resort properties (in the development phase or completed), residential properties (in the development phase), or such other types of properties as the Board of Directors may from time to time in its sole discretion deem to be appropriate investments for the Company. The Company expects that most of its initial investments will be located in the State of California, although there is no requirement that such be the case.

   The Company has no policy with regard to whether it will acquire assets primarily for possible capital gain or primarily for income. It will acquire the Properties in the Acquisition and properties in the future in the manner deemed by the Board of Directors to be in the best interests of the Company and its shareholders in making profits. The Company has no specific policy as to the percentage of assets which will be concentrated in any specific property; however, the Board of Directors will use its best efforts to diversify the Company's investment portfolio as much as possible.

   INVESTMENTS IN REAL ESTATE MORTGAGES. While the Company will emphasize equity real estate investments, it may, in its discretion, invest in mortgages and other interests related to real estate. The Company does not presently intend to invest in mortgages, but may do so. The mortgages which the Company may purchase may be first mortgages or junior mortgages and may or may not be insured by a governmental agency.

   SECURITIES OF OR INTERESTS IN PERSONS PRIMARILY ENGAGED IN REAL ESTATE ACTIVITIES. The Company may also invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. However, the Company has no present plans to make any such investment in securities. In any event, the Company does not intend that its investments in securities will require it to register as an "investment company" under the Investment Company Act of 1940, and the Company would divest itself of such securities before any such registration would be required.

   JOINT VENTURES. The Company may enter into joint ventures or partnerships or other participations with real estate developers, builders, owners and others for the purpose of obtaining or retaining equity interests in a particular property.

   OFFERING SECURITIES IN EXCHANGE FOR PROPERTY. The Company may offer its securities in exchange for a property in which it wishes to invest.

   REPURCHASING ITS OWN SHARES. The Company may purchase or repurchase
Shares from any person for such consideration as the Board of Directors may determine in its reasonable discretion, whether more or less than the original issuance price of such Share or the then trading price of such Share.

   ISSUANCE OF ADDITIONAL SECURITIES. The Board of Directors may, in its discretion, issue additional equity securities from time to time to increase its available capital. Such issuance will result in a dilution of the interests of the then-existing Shareholders.

FINANCING POLICIES

   ISSUANCE OF SENIOR SECURITIES. The Company may, at any time, issue securities senior to the Shares, upon such terms and conditions as may be determined by the Board of Directors.


   BORROWING POLICY. The Company may, at any time, borrow, on a secured or unsecured basis, funds to finance its business and, in connection therewith, execute, issue and deliver promissory notes, commercial paper, notes, debentures, bonds and other debt obligations which may be convertible into shares or other equity interests or be issued together with warrants to acquire shares or other equity interests. The Charter Documents impose no limit upon the Company's debt. The Board has not established any maximum debt limit for the Company, although it intends to act prudently in borrowing funds for Company operations.


   LENDING POLICIES. The Company may, at any time, make mortgage loans secured by properties of the type in which the Company may invest, subject to restrictions on related party transactions contained in the Delaware General Corporation Law.

MISCELLANEOUS POLICIES

   REPORTS TO SHAREHOLDERS. The Company will be subject to the reporting requirements of the Exchange Act and will file annual and quarterly reports. The Company currently intends to provide annual and quarterly reports to its Shareholders.

   COMPANY CONTROL. The Board of Directors has exclusive control over the Company's business and affairs subject only to restrictions in the Charter Documents and the Delaware General Corporation Law. Shareholders have the right to elect members of the Board of Directors. The Directors are accountable to the Company as fiduciaries and are required to exercise good faith and integrity in conducting the Company's affairs.

WORKING CAPITAL RESERVES

   The Company will attempt to maintain working capital reserves (and when not sufficient, access to borrowing) in amounts that the Board of Directors determines to be adequate to meet the normal contingencies in connection with the operation of the Company's business and investments.

                                USE OF PROCEEDS

   If all units are sold through the efforts of broker-dealers, the Company will receive $4,650,000 before estimated offering expenses of $200,000. The net proceeds from the sale of the units offered hereby will be prioritized and used by the Company to pay Acquisition Expenses, property taxes due and general and administraive expenses to fund its business plan and for working capital purposes as follows:




                                    Estimated Amount
                                    ----------------
Acquisition expenses                  $  300,000
Property taxes due                       450,000
General and administrative               450,000
Entitlement processing                 1,100,000
Infrastructure improvements            1,300,000
Construction                             350,000
Working capital                          500,000
                                      ----------
  TOTAL                               $4,450,000
                                      ----------
                                      ----------



   The above amounts are estimates and management of the Company may revise these priorities and amounts as necessary to fulfill the best interests of the Company.



   Except to the extent used to pay future salaries and reimburse officers for future out-of-pocket expenses, none of the proceeds will be allocated to officers, directors or principal shareholders of the Company.

                                    CAPITALIZATION

   The following table sets forth the capitalization of the Company as of [September 30], 1997 after giving effect to the completion of the Acquisition.



                                       [September 30], 1997
                                       --------------------
                                             Pro Forma
                                            Acquisition
                                       --------------------
DEBT:

Capital lease obligations                 $     375,681
                                         --------------
  Total debt                                    375,681
                                         --------------
                                         --------------
STOCKHOLDERS' EQUITY:

Common Stock(1)                                   2,667
Additional paid-in capital(1)                19,930,497
Accumulated deficit(2)                         (267,000)
  Total stockholders' equity                 19,666,164
                                         --------------
Total capitalization                      $  20,041,845
                                         --------------
                                         --------------

-----------

(1) Gives pro forma effect to the utilization of carryover basis in conjunction with the Acquisitions, the conversion of investor interests into common stock ownership in the Company.

(2) Gives pro forma effect to the reduction to stockholders' equity of costs allocated to the Offering upon an unsuccessful units offering.



                                 DILUTION

   Assuming completion of the Acquisition, the following table sets forth on a pro forma basis as of [September 30], 1997, with respect to the founders, consultants and existing Program Investors, a comparison of the number and percentage of Shares purchased and cash or other consideration paid and the average price per share.



                                    Acquisition
                            ----------------------------------------------------
                            Shares Purchased    Total Consideration     Average
                            ------------------  ---------------------  Price per
                              Number   Percent   Number        Percent   Share
                            ---------- -------  ------------   ------- ---------
Founders and Consultants      529,037    20%    $    951,401(1)   5%      $ 1.80
Program Investors           2,137,480    80       18,981,763     95         8.88
                            ---------- -------  ------------   ------- ---------
  Total                     2,666,517   100%    $[19,933,164    100%      $ 7.47
                            ---------- -------  ------------   ------- ---------
                            ---------- -------  ------------   ------- ---------

--------
(1) Amount consists of $5,290 of cash and $946,111 of fees that have been incurred since 1994 that will be forgiven by National and its principals upon the successful completion of the Acquisition.



                           SELECTED FINANCIAL INFORMATION

   The following selected financial information should be read in conjunction with the discussion set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and all of the financial statements included elsewhere in this Prospectus. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of the Company would have been as and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

                                                  Company Pro Forma                    The Acquisition Historical
                                         ----------------------------------    ----------------------------------------
                                                                               Nine Months
                                         Nine Months        Year Ended         Ended                 Years Ended
                                         Ended              December 31, 1996  September 30           December 31
                                         September 30,      -----------------  ------------   -------------------------
                                         1997
                                         ---------------
                                         The Acquisition    The Acquisition        1997           1996          1995
                                         ---------------    ---------------    ------------   -----------   -----------
Revenues                                    $5,129,774         $6,675,718       $ 5,129,774   $ 6,675,718   $ 6,333,143
Cost of sales                                3,585,345          5,327,856         3,585,345     5,327,856     5,346,735
                                            ----------         ----------       -----------   -----------   -----------
Gross profit                                 1,544,429          1,347,862         1,544,429     1,347,862       986,408
Expenses:
  Selling, general and administrative        3,251,026          4,017,227         2,988,526     3,667,227     2,033,496
  Land write-down                              983,143            845,000           983,143       845,000             -
  Management fees                                    0                  0           487,500       650,000       650,000
  Acquisition expenses                               -                  -           800,544             -             -
                                            ----------         ----------       -----------   -----------   -----------
Total expenses                               4,234,169          4,862,227         5,259,713     5,162,227     2,683,496
Net interest income                             39,542             63,518            39,542        63,518       135,875
                                            ----------         ----------       -----------   -----------   -----------
Net loss                                    (2,650,198)        (3,450,847)       (3,675,742)   (3,750,847)   (1,561,213)
                                            ----------         ----------       -----------   -----------   -----------
                                            ----------         ----------       -----------   -----------   -----------
Net loss per share                               (0.99)             (1.29)              N/A           N/A           N/A
Average number of shares outstanding         2,666,517          2,666,517               N/A           N/A           N/A
Balance Sheet Data:
  Cash and cash equivalents                    455,409                N/A           451,506       863,373           N/A
  Total real estate                         19,138,668                N/A        19,138,668    19,283,472           N/A
  Total assets                              23,021,022                N/A        23,284,119    25,535,082           N/A
  Total debt                                   375,681                N/A           375,681       424,767           N/A
  Total liabilities                          3,356,245                N/A         4,302,356     3,952,822           N/A
  Stockholders'/ owners' equity             19,664,777                N/A        18,981,763    21,582,260           N/A
Other Data:
  Cash provided by operating activities       (952,142)          (765,447)       (1,169,642)     (616,257)      652,473
  Cash used in investing activities           (268,433)          (186,211)         (268,433)     (186,211)     (436,545)
  Cash provided by financing activities      1,026,158            642,815         1,026,158       642,815       115,311

                                   The Acquisition Historical                                         The Acquisition Historical
                            --------------------------------------                                ----------------------------------
                            Nine months                                                           Nine Months
                            Ended              Years Ended                                        Ended              Years Ended
                            September 30        December 31                                       September 30        December 31
                            ------------  ------------------------                                ------------  --------------------
                                1997          1996        1995                                       1997          1996        1995
                            -----------   -----------  ----------                                 ----------    ----------  --------
Investment Program Data                                               Investment Program Data

Oceanside                                                             Mori Point
---------                                                             ----------
Cash and cash equivalents   $   206,335   $   660,207  $      N/A     Cash and cash equivalents   $   83,410    $   39,032  $    N/A
Real estate                   3,301,071     3,219,920         N/A     Real estate                  4,100,000     4,100,000       N/A
Total assets                  5,646,980     7,938,216         N/A     Total assets                 4,258,387     4,139,032       N/A
Total debt                            -         3,910         N/A     Total debt                           -             -       N/A
Total liabilities               905,459     1,207,402         N/A     Total liabilities              954,116       807,514       N/A
Total owners' equity          4,741,521     6,730,814         N/A     Total owners' equity         3,304,271     3,331,518       N/A
Revenues                      3,640,850     5,490,180   5,920,600     Revenues                             -             -         -
Gross margin                    404,983       515,020     624,859     Gross margin                         -             -         -
Net Loss                      1,539,293       548,675     367,219     Net Loss                      422,0281        89,125   146,867

Ahwahnee                                                              Sacramento/Delta Greens
--------                                                              -----------------------
Cash and cash equivalents   $   126,664    $  101,551  $      N/A     Cash and cash equivalents   $   35,097    $   62,583  $    N/A
Real estate                   9,737,597     9,734,050         N/A     Real estate                  2,000,000     2,230,000       N/A
Total assets                 11,313,077    11,165,251         N/A     Total assets                 2,065,675     2,292,583       N/A
Total debt                      375,681       420,857         N/A     Total debt                           -             -       N/A
Total liabilities             2,112,046     1,678,840         N/A     Total liabilities              330,735       259,066       N/A
Total owners' equity          9,201,031     9,486,411         N/A     Total owners' equity         1,734,940     2,033,517       N/A
Revenues                      1,488,924     1,185,538     412,543     Revenues                             -             -         -
Gross margin                  1,139,446       832,842     361,549     Gross margin                         -             -         -
Net Loss                      1,261,988     1,950,363     915,537     Net Loss                       452,433     1,062,684   131,590


                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview


     The following discussion should be read in conjunction with the "Selected Financial Information" as well as the financial statements listed in the index on page F-1. If approved by the Investors in the five former "Trudy Pat" programs, the programs discussed below will be acquired by the Company. Except for historical information contained herein, the matters discussed in this report contain forward-looking statements that involve risks and uncertainties that could cause results to differ materially.


RESULTS OF OPERATIONS - THE OCEANSIDE PROGRAM


COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO 1996

     For the nine months ended September 30, 1997 the net loss amounted to $1,539,293 compared to $410,810 for the nine months ended September 30, 1996.
 The increase in the net loss is primarily due to the following factors: an increase in revenue of $387,470, an increase in cost of sales of $235,712, an increase in selling, general and administrative expenses of $184,301 and a writedown in the real estate inventory of $753,143 during 1997 and costs associated with the proposed acquisition of the Program by the Company of $329,253.



     The increase in revenues is due to the increase in the average selling price per home of $10,000, as well as during 1997, one additional house was sold as compared to the same period in 1996.



     The increase in cost of sales of approximately $235,712 (8%) was due to the additional house sold in 1997, as well as the significant increase in incentives provided to the buyers in conjunction with the sales of homes during the nine months ended September 30, 1997 as compared to 1996.



     Selling, general and administrative expenses increased by $184,301 (37%) due to an increase in the sales activity and incentives provided on houses sold during 1997 versus 1996.



     Based on the net proceeds received from the sale of the remaining inventory lots subsequent to September 30, 1997, the Program wrotedown its real estate inventory to its estimated fair value as to September 30, 1997 of $593,175, resulting in a $753,143 charge against income during the nine months ended September 30, 1997.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

     For the year ended December 31,1996, the net loss amounted to $548,675 compared to a net loss of $367,219 for the year ended December 31,1995. The change of results are primarily from the following factors: a decrease in revenue of $430,420, which has been offset by a decrease in cost of sales of $320,581, an increase in selling, general and administrative expenses of $46,126 and a decrease in interest income of $25,491.

     Revenues decreased in 1996 by $430,420 or 7% as compared to 1995. This decrease was caused by two less homes being sold in 1996 as compared to 1995, as well as a decrease in the average selling price of approximately $2,000 per house. These figures are indicative of the soft single family housing market throughout Southern California during 1995 and 1996.

     Cost of sales decreased in 1996 by $320,581 or 6% as compared to 1995 primarily due to the decrease in the number of houses sold discussed above. Selling, general and administrative expenses increased $46,126 or 6% as compared to 1995. The increase is principally due to an increase in rent expense paid for leases of model homes within the development.

     The decrease in interest income of $25,491 or 24% was due to a decrease in the average invested cash balance during 1996 as compared to 1995.

RESULTS OF OPERATIONS - THE YOSEMITE/AHWAHNEE PROGRAMS


COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO 1996

     For the nine months ended September 30, 1997, the net loss amounted to $1,261,908, compared to a net loss of $1,414,496 for the nine months ended September 30, 1996. The change of results is primarily from the following factors: an increase in revenues of $801,694, an increase in cost of sales of $190,050, an increase in selling, general and administrative expenses of $304,777 and costs associated with the proposed acquisition of the Programs by the Company of $154,628.



     The increase in revenues of $801,694 (117%) was primarily due to the operation of the golf course for the entire period of 1997, while it was closed for refurbishing for a portion of the nine months ended September 30, 1996, as well as $884,760 of recreational vehicle memberships. The increase in cost of sales of $190,050 (125%) was principally due to the increase in membership sales activity.



     The increase in selling, general and administrative expenses of $304,777 (17%) is a result of the increased operations of the golf course and the increased recreational vehicle membership sales effort during 1997 as compared to the same period in 1996.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

     Due to the minimal operations of the resort during the first nine months of 1995, the property experienced significant increases in revenues and expenses which are discussed in the following paragraphs.

     For the year ended December 31, 1996, the property experienced a net loss of $1,950,363 compared to a net loss of $915,537 for the year ended December 31, 1995. The change of results is due to the following factors: an increase in revenue of $772,995, an increase in cost of sales of $301,702, an increase in selling, general and administrative expenses of $1,467,998 and an increase in interest expense of $38,121.


     Revenues increased in 1996 by $772,995 or 187%. This increase was primarily attributable to the sale of $513,799 of recreational vehicle memberships, the increased fees received from the operation of the golf course during 1996 and the sale of two of the property's developed lots for $99,961 during 1996. The increase in cost of sales of $301,702 (592%) was principally due to the increase in, and the change in makeup of, revenues.


     Selling, general and administrative expenses increased $1,467,998 (134%) during 1996 as compared to 1995. The increase was primarily attributable to increases in salaries and wages of $506,693, consulting fees of $272,557, advertising and promotion of $178,489, repairs and maintenance of $139,110 and depreciation and amortization of $77,535.

     The property had interest expense of $18,962 during 1996, while having interest income of $19,159 during 1995. This change was due to the incurrence of capital lease obligations during 1996, the interest expense from which more than offset any interest income from bank accounts and notes receivable.

RESULTS OF OPERATIONS - THE MORI POINT PROGRAM


COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO 1996

     No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $41,383 for the nine months ended September 30,1996 to $123,448 at September 30, 1997, an increase of $82,065. The operating expenses primarily consist of property taxes and consulting fees related to feasibility studies performed on the property. Property tax expense increased by $39,607 due to an increase in the assessed property value, while consulting fees significantly increased as the Program explored various development and entitlement options for the property. The Program also expended approximately $225,000 associated with the acquisition of the Program by the Company. Management fees were consistent for both periods at $75,000 per period. These fees were for the management and administration of the property.

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

     No sales activity occurred during the period on this property location. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $46,867 at December 31,1995 to $90,348 at December 31, 1996, an increase of $43,481.
The operating expenses primarily consist of property taxes and legal expenses. During 1996, property taxes increased by $27,092 due to an increase in the property value. Legal expenses increased by $10,525. These legal expenses mainly relate to a proposed development on this property which never materialized. Management fees were consistent for both year ends at $100,000 per year. These fees were for the management and administration of the property.

RESULTS OF OPERATIONS - THE SACRAMENTO/DELTA GREENS PROGRAM


COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 1997 TO 1996

     No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $81,323 for the nine months ended September 30, 1996 to $93,879 at September 30, 1997, an increase of $12,556. The difference is a result of the employment of consultants during 1997 to perform studies related to the proposed development of the property. In addition, $91,732 was expended on the contemplated acquisition of this Program by the Company. Management fees were consistent for both periods at $37,500 per period.



     Due to a decrease in the median prices of homes in the communities surrounding Delta Greens during 1996 and a decrease in the number homes zoned for this property during 1997, impairment losses of $633,750 and $230,000 were recorded on the property's financial statements during the periods presented.


COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO 1995

     No development activity occurred during the periods on this property. There were however, operating expenses and management fees incurred in order to maintain these properties. Operating expenses increased from $93,523 at December 31,1995 to $169,649 at December 31, 1996, an increase of $76,126.
The operating expenses primarily consist of property taxes, planning and engineering expenses, and consulting fees. During 1996, planning and engineering expenses increased by $48,219 due to engineer studies and surveys performed on the property. Consulting fees increased by $44,875. These consulting expenses relate to the proposed development of this property. Management fees were consistent for both year ends at $50,000 per year.
These fees were for the management and administration of the property.


     Due to a decrease in the median prices of homes in the communities surrounding Delta Greens during 1996, an impairment loss of $845,000 was recorded on the property's 1996 financial statements.

LIQUIDITY AND CAPITAL RESOURCES


     Upon completion of the Acquisition on a pro forma basis as of September 30, 1997, the Company will have approximately $450,000 of unrestricted cash available to operate the Company and develop its owned real estate. The
Company is also attempting to raise additional funds by offering units for sale in conjunction with the Acquisitions, which if fully subscribed would result in net proceeds of approximately $4,450,000.


     In addition to the methods discussed above, the Company anticipates creating additional liquidity through the following methods on an as needed basis:


     (a) Obtain additional mortgage debt against the properties: At September 30, 1997, the Company had no debt and approximately $1,052,000 of delinquent property taxes levered against its real estate, some of which is being paid pursuant to 5-year payment plans. Based on its lack of significant leverage, the Company believes that significant liquidity can be generated through additional borrowings, if necessary



     (b) Obtain additional funding by selling off additional properties: The Company believes some of the properties, or portions thereof, can be sold to generate sufficient liquidity to develop the remaining properties. In conjunction with this strategy, the remaining 23 parcels of the Encore property, a development within the Oceanside Program, were sold during October 1997 for net proceeds of $593,115.


     (c) Reduce development capital needs through joint venture arrangements:
The Company believes that it will be able enter into joint venture arrangements to develop and operate one or more of its current properties.

     (d) Conserve development capital by slowing down the currently planned development process: If the Company is unable to raise sufficient development funds utilizing the methods discussed above, the pace of property development can be slowed until necessary internal or external funding is generated.

     Listed below is a summary, by project, of the estimated time period to develop each project as well as the projected external financing needed to complete development:

YOSEMITE/AHWAHNEE

     The Company would develop and construct 170 vacation homes on currently entitled lots which would be sold as time share intervals. The Company expects that it will require an initial amount of approximately $3,000,000 of funding for this development phase which would last for approximately 6 years. In addition, the Company plans to continue to develop the recreational vehicle park, which should be self-funding from sales of currently available recreational vehicle memberships. Although the Company currently does not have the proper entitlements to develop the remaining raw land within the resort, the Company does anticipate eventually developing this land subsequent to the completion of the other projects occurring within the resort which have been described above.

OCEANSIDE

     The Company could start developing the Symphony project residential homes. The Symphony project consists of 111 lots upon which the Company projects building single family homes principally containing 3 to 4 bedrooms. The Company anticipates that funds which have been generated from the Encore tract, along with approximately $700,000 of equity funding and an estimated maximum of $3,500,000 of construction financing, will be sufficient to develop Symphony, which should be completed within approximately two years from the date of commencement.

MORI POINT

     The Company anticipates developing a state of the art business conference center located near San Francisco, California. The Company anticipates that approximately $500,000 and 1.5 years is needed to complete the entitlement and mapping process. If construction commences upon completion of the entitlement/mapping process, the Company anticipates that the business conference center would be operational by 2001. The business conference center will consist of multiple meeting rooms, restaurant, indoor and outdoor facilities, which is expected to require approximately $40,000,000 of external funding. Due to the significant development funding required for this project, the Company anticipates that it will seek a joint venture development partner to reduce the funding required of the Company.

SACRAMENTO/DELTA GREENS

     The property is zoned for a single-family housing project, consisting of over 500 homesites, in Sacramento, California. The total expected funding needs for this project are approximately $3,000,000, with completion of the project currently estimated for approximately 10 years after commencement.

LIQUIDITY SUMMARY

     The Company expects to meet its short- and long-term liquidity requirements through the methods described above in addition to cash generated from the operations of the resort properties once these properties are operational. The Company believes that the liquidity sources described above will be adequate to satisfy the cash requirements of the Company for the 12 months following the completion of the Acquisition.

HISTORICAL CASH FLOWS

THE OCEANSIDE PROGRAM


     Cash flows from operations decreased from net inflows of $1,277,135 for the year ended December 31, 1995 to net inflows of $1,002,238 for the year ended December 31, 1996. The decrease is principally due to the increase in the net loss of the property from $367,219 during 1995 to $548,675 during 1996. Cash flows from operations increased from inflows of $468,447 for the nine months ended September 30, 1996 to inflows of $86,043 for the nine months ended September 30, 1997. The significant cash inflows were due to the large number of houses sold during the nine months ended September 30, 1996 and 1997.



     Cash flows used in investing activities decreased, going from $323,914 in 1995 to $114,062 in 1996, due to the slowdown in development of the Symphony site. Cash flows used in investing activities decreased from the nine months ended September 30, 1996 to the nine months ended September 30, 1997 also due to changes in the level of development expenditures made on the Symphony site.



     Cash flows from financing activities were net outflows of $900,000 and $896,090 for the years ended December 31, 1995 and 1996, which were principally composed of capital distributions. For the nine months ended September 30, 1996, cash outflows for financing activities of $675,000 occurred while cash outflows for the nine months ended September 30, 1997 of $453,910 occurred. These outflows are also composed principally of distributions paid to Program investors. The decrease is a result of less investor contributions during 1997 than in 1996.


THE YOSEMITE/AHWAHNEE PROGRAM


     Cash used in operations increased from net outflows of $546,788 for the year ended December 31, 1995 to net outflows of $1,247,623 for the year ended December 31, 1996. The decrease is principally due to the increase in the net loss of the property from $915,537 during 1995 to $1,950,363 during 1996.
 Cash flows from operations improved from the nine months ended September 30, 1996 to 1997, decreasing from outflows of $889,722 to outflows of $723,941. The decrease is principally due to significant increases in accounts payable and accrued expenses in 1997 versus smaller increases in these balances during the nine months ended September 30, 1996.



     Cash flows used in investing activities resulted principally from purchasing equipment for the golf course and minor additions to the property as a whole. Net cash used in investing activities was $112,631, $72,149, $27,949 and $182,428 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997.

     Cash flows from financing activities were net inflows of $1,003,278, $1,074,023, $629,005 and $931,432 for the years ended December 31, 1995 and
1996 and the nine months ended September 30, 1996 and 1997. The level of owner contributions into the property was the principal component driving the above fluctuations in cash flows from financing activities.


THE MORI POINT PROGRAM


     Cash flows from operations changed from $0 for the year ended December 31, 1995 to outflows of $163,278 for the year ended December 31, 1996. The change is principally due to payments being made on accrued liabilities.
Cash flows used in operations increased from outflows of $131,408 for the nine months ended September 30, 1996 to $350,403 for the nine months ended September 30, 1997. The increase is principally due to a decrease in accrued liabilities in 1997.



     Cash flows from financing activities for the year ended December 31, 1996 consisted of $202,310 made up of contributions from investors. For the nine months ended September 30, 1996 and 1997, cash inflows from financing activities were $172,341 and $44,378. Inflows consisted of additional contributions from existing program investors.


THE SACRAMENTO/DELTA GREENS PROGRAM


     Cash outflows from operations were $77,874, $207,594, $153,051 and $181,341 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. The variations are principally due to the timing of payments of accounts payable and accrued liabilities.



     Cash flows from financing activities for the years ended December 31 1996 and 1995 and the nine months ended September 30, 1996 and 1997 consisted of contributions from investors of $12,033, $262,572, $256,918 and $153,855.


NEW ACCOUNTING PRONOUNCEMENTS

     Statements of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" (SFAS No. 125) issued by the Financial Accounting Standards Board ("FASB") is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996, and is to be applied prospectively. Earlier or retroactive application is not permitted. The new standard provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. Because the Company is not currently engaging in any transactions within the scope of this pronouncement, the Company does not expect adoption of SFAS No. 125 to have a material effect on its financial position or result of operations.

     Statements of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128) issued by the FASB is effective for financial statements for both interim and annual periods ending after December 15, 1997. Earlier application is not permitted. SFAS 128 requires dual presentation of basic and diluted earnings per share ("EPS") on the face of the income statement. It also requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement also requires restatement of all prior period EPS data presented. The Company does not expect adoption of SFAS No. 128 to have a material effect on its results of operations.

     Statements of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure" (SFAS No. 129) issued by the FASB is effective for financial statements ending after December 15, 1997. The new standard reinstates various securities disclosure requirements previously in effect under Accounting Principles Board Opinion No. 15, which has been superseded by SFAS No. 128. The adoption of SFAS No. 129 will not have a material effect on the financial position or results of operations of the Company.

     Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130) issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. Earlier application is permitted. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of SFAS No. 130 will not have a material effect on the financial position or results of operations of the Company.


     Statements of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) issued by the FASB is effective for financial statement beginning after December 15, 1997 (although the FASB is encouraging earlier application). The new standard requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate and their major customers. The adoption of SFAS No. 131 will not have a material effect on the financial position or results of operations of the Company.


                     MANAGEMENT FOLLOWING THE ACQUISITION

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its shareholders as fiduciaries. The Board will be responsible for the management and control of the affairs of the Company; however, the executive officers of the Company and its subsidiaries will manage the Company's and its subsidiaries' day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has six directors; it must have at least one and may have no more than nine directors. As a matter of policy, the Company will maintain at least two Independent


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

Directors on the Board; that is, persons who are not employed by or otherwise affiliated with the Company prior to becoming directors. The Board will then be divided into three classes serving staggered three year terms. See "Comparisons of Programs and the Company -- Anti-Takeover Provisions."

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of a majority of all the votes entitled to be cast for the election of directors at a special meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director will be removed. A vacancy created by death, resignation or removal of a director may be filled by a vote of a majority of the remaining directors. Each director will be bound by the Company's Charter Documents.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the executive officers of the Company. The Board is empowered to fix the compensation of all officers that it selects and may pay directors such compensation for special services performed by them as it deems reasonable. Initially, the Company will pay Independent Directors a retainer fee of $20,000 per year, plus $1,000 per meeting attended, plus 2,500 options to purchase shares, plus out-of-pocket expenses in attending meetings The Company will not pay any director compensation to the officers of the Company who also serve as directors.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors shall establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are in the best interest of the shareholders and are fulfilled. Until modified by the directors, the Company shall follow the policies on investments and borrowings set forth in this Prospectus.


     The Company believes that its management has the requisite real estate experience to fulfill the Company's business plan. To the extent a property needs skills not possessed by management, or cannot be efficiently provided by management, consultants will be hired to provide those skills and services.


EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:


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


                                                              Director Term
Name                     Age  Position                           Expires
----                     ---  --------                           -------

David G. Lasker          52   Co-Chairman of the Board,           2000
                              President and Chief Financial
                              Officer

James N. Orth            50   Co-Chairman of the Board,           2000
                              Chief Executive Officer and
                              Secretary

L.C. "Bob" Albertson,    54   Executive Vice President of         1999
Jr.                           the Company and President
                              and Chief Executive Officer of
                              American Family
                              Communities, Inc., Director

Mark K. Kawanami         34   Vice President                      N/A

Charles F. Hanson        60   Director                            1999

Dudley Muth              58   Director                            1998

James G. LeSieur, III    56   Director                            1998


     The following is a biographical summary of the experience of the directors and executive officers of the Company.


     DAVID G. LASKER - Co-Chairman of the Board, President and Chief Financial Officer of the Company. Mr. Lasker has served as Chairman and President of National Investors Financial, Inc. since 1986. Prior to that, he served as Chairman and Vice chairman of the Board of Directors of American Merchant Bank, a commercial bank headquartered in Orange County, California, from 1985 to 1986. His experience includes all phases of negotiating, underwriting, closing and servicing of residential and commercial loans. Since the Ownership Date, Mr. Lasker has overseen the development and construction of the Oceanside Property. He has served as project manager of the Mori Point Property. He and Mr. Orth have supervised the predevelopment activities of the Sacramento/Delta Greens Property and they have shared the responsibility for the management and ultimate development of a business plan for the Yosemite/Ahwahnee Properties. He and Mr. Orth are responsible for overall management of the Company. Mr. Lasker holds a Bachelor of Science degree from Purdue University and an M.B.A. from the University of Southern California.

     JAMES ORTH - Co-Chairman of the Board, Chief Executive Officer and Secretary of the Company. Since 1986, Mr. Orth has been Executive Vice President and a member of the Board of Directors of National Investors Financial, Inc. Prior to that, in 1980, he was a founding member of NIF Securities, Inc., a securities broker-dealer oriented to the capitalization of start-up and second-stage business ventures. In addition, he has been a founder and executive officer of a variety of companies specializing in financial management, marketing and distribution.


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

From 1969 through 1976, Mr. Orth was employed by IBM Corporation as a marketing representative and territory manager. From 1978 to 1980, he was vice president and branch manager of ENI Corporation, an oil and gas exploration company. He received a Bachelor of Science in Mathematics-Statistics, French and Economics from the University of Wyoming in 1969 and did post-graduate work in the MBA-Finance program at the University of Colorado.

     L.C. "BOB" ALBERTSON, JR. - Executive Vice President and Director of the Company, President and Chief Executive Officer of American Family Communities, Inc., a wholly-owned subsidiary of the Company. Mr. Albertson is responsible for the operation of the Company's Properties and the implementation of the Company's business plan. Mr. Albertson is a 32-year veteran of the homebuilding industry. From 1985 to 1996, he served as President of Presley Homes, Southern California Region, a large publicly-traded homebuilding company. From 1981 to 1983, he was President of Barrett American, Irvine, a publicly-traded homebuilding company based in Great Britain. Mr. Albertson is President of HomeAid America, a non-profit organization supported by the National Association of Homebuilders. From 1985 to 1986, he served as President of the Building Industry Association/Orange County Region.


     MARK K. KAWANAMI - Vice President of the Company and Vice President of Finance of American Family Communities, Inc., a wholly-owned subsidiary of the Company. From 1996 to 1997, he was Corporate Controller for California Pacific Homes, Inc. From 1995 to 1996, he was Director of Finance and Administration for Creative Design Consultants, Inc. From 1991 to 1995, he was Assistant Treasurer/Assistant Controller for A-M/Greystone Homes. After leaving public accounting in 1989, Mr. Kawanami held two other finance positions with Southern California homebuilders. From 1986 to 1989, he was with the accounting firm of KPMG Peat Marwick (independent accountants) where he earned his CPA. Mr. Kawanami received a Bachelor of Arts degree in Economics from the University of California, Los Angeles, in 1985.


     CHARLES F. HANSON - Director of the Company. Since 1989, Mr. Hanson has served as Co-Chairman of the Board of Larson Training Centers, Inc., a vocational training company with campuses in the Cities of Orange and Carson, California. Also, since 1994, he has served as an independent marketing director for a major pharmaceutical company. In 1991, he developed Coastal Pacific Commercial Corporation, a consulting company to the real estate industry. From 1987 to 1989, Mr. Hanson was associated with CIS Corporation, a New York stock exchange listed company and a leading equipment leasing firm, as Vice President and National Sales Manager. In 1985, he developed Half-Time Associates, Inc., a national seminar company. From 1983 to 1985, Mr. Hanson was associated with Integrated Resources, Inc. as Vice President, Director of Marketing. Prior positions at Integrated Resources, Inc. included Senior Executive Vice President of Integrated Resources Equity Corp. and Executive Vice President, National Sales Manager and Director of Marketing for Integrated Resources Energy Group. Mr. Hanson received his Liberal Arts degree from the University of Washington. He is Registered Principal with the NASD and is licensed with the New York Stock Exchange.

     DUDLEY MUTH - Director of the Company.  Mr. Muth's career includes over
20 years of extensive experience in the field of corporate management, law, securities and real estate. From June 1993 through May 1997, Mr. Muth served as a consultant on real estate and securities matters and as Vice President of Drake Capital Securities, Inc. He recently rejoined Drake Capital Securities, Inc. to direct all compliance and legal activities. From March
1990 until June 1992, he served as president of First Diversified Financial Services, Inc., a syndicator of all-cash investments in California real estate. From June 1987 until February 1990, he was President of USREA/WESPAC which controlled two public real estate investment trusts. From January 1985 to May 1987, Mr. Muth was President of Cambio Equities Corporation and Cambio Securities Corporation. From October 1982 to December 1984, he served as Executive Vice President of Angeles Corporation. From July 1977 through September 1979, he was Vice President and Director of Compliance for The Pacific Stock Exchange, Inc. In 1967, he began his career in the tax department of Arthur Andersen & Co. Mr. Muth received his Bachelor of Arts degree in Economics from Pomona College, his M.B.A. in accounting from UCLA Graduate School of Management, and his J.D. from the University of Southern
California. He is a member of the California State Bar and a Registered Principal with the NASD.

     JAMES G. LESIEUR, III - Director of the Company. From April 1991 to the present, Mr. LeSieur has been President and Chief Executive Officer of Sunwest Bank, Tustin, California. Prior to that, he was Executive Vice President and Chief Financial Officer of Sunwest Bank from December 1985 to March 1991, and held other responsible officer positions with that bank from September 1975 to November 1985. Before joining Sunwest Bank, he was with Arthur Young & Company (independent accountants). He received a Bachelor of Science degree from Purdue University and an M.B.A. degree from Wharton Graduate School of University of Pennsylvania.

     COMMITTEES OF THE BOARD OF DIRECTORS

     EXECUTIVE COMMITTEE. In due course, the Board of Directors will establish an executive committee (the "Executive Committee") which will be granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Company expects that the Executive Committee will ultimately consist of the co-Chairmen of the Board of Directors and two Independent Directors.

     AUDIT COMMITTEE. The audit committee will consist of two Independent Directors and one "inside" director (the "Audit Committee"). The Audit Committee will make recommendations concerning the engagement of independent auditors, review with the independent auditors the plans and result of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

     COMPENSATION COMMITTEE. In due course, the Board of Directors will establish a compensation committee (the "Compensation Committee") to determine compensation, including awards under the Company's Stock Incentive Plan for the Company's executive officers. The Company expects that the Compensation Committee will ultimately consist of two

Independent Directors. Until the Committee is established, the Independent Directors will serve as the Compensation Committee.


     NOMINATING COMMITTEE. In due course, the Board of Directors will establish a nominating committee (the "Nominating Committee") to nominate persons to serve on the Company's Board of Directors as vacancies arise. The Nominating Committee will ultimately consist of three directors, at least two of whom will be Independent Directors.

DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION AND INCENTIVES

     The Company will compensate designated key managers of the Company with cash compensation and certain incentives including stock option and bonus plans. The below table sets forth the estimated annual base salary to be paid to the Chief Executive Officer, President and Vice Presidents, as well as the stock options for the officers and directors.


                                                        Annual    Common Stock
Name                    Position                       Salary(1)    Options
----                    --------                       ---------  ------------
David G. Lasker*        Co-Chairman of the Board,      $180,000    30,000(2)
                        President and Chief Financial
                        Officer

James N. Orth           Co-Chairman of the Board,      $180,000    30,000(2)
                        Chief Executive Officer and
                        Secretary

L.C. "Bob" Albertson,   Executive Vice President and   $200,000    30,000(2)
Jr.                     Director of the Company;
                        President and Chief Executive
                        Officer of American Family
                        Communities, Inc., Director

Mark K. Kawanami        Vice President of the          $100,000     5,000(2)
                        Company; Vice President of
                        Finance of American Family
                        Communities, Inc.

Charles F. Hanson       Director                           -        2,500(3)

Dudley Muth*            Director                           -        2,500(3)

James G. LeSieur, III*  Director                           -        2,500(3)


____________
 *   Initial members of Audit Committee.
(1) Employment Agreements for Messrs. Lasker, Orth and Albertson contain provisions for bonus payments based on performance criteria.

(2)  10,000 to be issued upon completion of the Acquisition to Messrs.
     Lasker, Orth and Albertson and 10,000 additional options to be issued to each of them on the first and second anniversaries of the Acquisition. These options are nonqualified stock options which are not issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten year term. Messrs. Lasker, Orth and Albertson may exercise options for 3,333 shares immediately. Mr. Kawanami's options will be issued upon completion of the Acquisition and he may exercise options for 1,250 shares immediately. They are exercisable at $10 per Share. Options issued at later dates will be exercisable at market value on the date of issuance.
(3) To be issued upon completion of the Acquisition. These options are issued pursuant to the Company's 1997 Stock Option and Incentive Plan. They have a ten-year term and are exercisable one year from the date of grant at $10 per Share. The number of options is determined by formula for the Independent Directors.


STOCK INCENTIVE PLAN

     The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The Stock Incentive Plan is designed to attract and retain executive officers, other key employees and directors of the Company and its subsidiaries and to provide incentives to such persons to maximize the Company's value, as well as cash flow, available for distribution. The Stock Incentive Plan provides for the award to such executive officers and employees of the Company and its subsidiaries of stock-based compensation alternatives such as restricted stock, nonqualified stock options and incentive stock options and provides for the grant to Independent Directors of nonqualified stock options on a formula basis.

     The Stock Incentive Plan will be administered by the Compensation Committee, which is authorized to select from among the eligible employees of the Company and its subsidiaries the individuals to whom options are to be granted and to determine the number of shares to be subject thereto and the terms and conditions thereof. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the Stock Incentive Plan. Nonqualified stock options shall be granted to Independent Directors in accordance with the formula set forth in the Stock Incentive Plan.

     The Stock Incentive Plan was approved by the Company's founding shareholders September 15, 1997. The following awards may be made under the
Plan:

     NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

     INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.

     RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.


     Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be ten years from the date of grant and they will be exercisable one year after the date of grant at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives." Except for those options, the Company does not plan to grant options under the Stock Incentive Plan until after the first year of operations.


     No criteria for issuance of options or restricted stock have yet been developed by the Compensation Committee. There is no maximum number of options that a single individual may receive.


     185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically)

     FEDERAL INCOME TAXES. If the option has no readily ascertainable fair market value, no income is recognized by a participant at the time an option is granted. If the option is an incentive stock option ("ISO"), no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when he or she disposes of shares acquired under an ISO. The exercise of a nonqualified stock option ("NQSO") generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares' fair market value on the exercise date and the option price.

     The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a NQSO. The amount of the deduction is equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.


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

401(k) PLAN

     The Company intends to establish a qualified retirement plan, with a salary deferral feature designed to qualify under Section 401 of the Code (the "401(k) Plan"). The 401(k) Plan will permit the employees of the Company and the Operating Partnership to defer a portion of their compensation in accordance with the provisions of Section 401(k) of the Code.
 The 401(k) Plan will allow participants to defer up to 15% of their eligible compensation on a pre-tax basis subject to certain maximum amounts. Matching contributions may be made in amounts and at times determined by the Company. Amounts contributed by the Company for a participant will vest over a period of years to be determined and will be held in trust until distributed pursuant to the terms of the 401(k) Plan.

     Employees of the Company and its subsidiaries will be eligible to participate in the 401(k) Plan if they meet certain requirements concerning minimum age and period of credited service. All contributions to the 401(k) Plan will be invested in accordance with participant elections among certain investment options. Distributions from participant accounts will not be permitted before age 59 1/2, except in the event of death, disability, certain financial hardships or termination of employment.

EMPLOYMENT AGREEMENTS


     The Company has entered into employment agreements with Messrs. Lasker and Orth for a term of five years, Mr. Albertson for a term of three years, and Mr. Kawanami for a term of one year, each subject to automatic one year extensions unless terminated. The agreements provide for initial annual salary compensation as follows: Messrs. Lasker and Orth, each $180,000; Mr. Albertson $200,000; and Mr. Kawanami $100,000. Each of the agreements for Messrs. Lasker and Orth provides for annual increases of the greater of ten percent per annum or the increase in the consumer price index for the metropolitan area in which Newport Beach, California, is located and Mr. Albertson's provides for annual salary increases of $25,000 per year for the second and third years of his agreement. In addition, the salaries may be raised at the discretion of the Board upon recommendation of the Compensation Committee. No criteria other than prudent stewardship of Company resources exist for the exercise of such discretion. Each agreement also contains provisions for discretionary bonus consideration and a fixed bonus equal to two percent of [pre-tax profits in the case of Messrs. Orth, Lasker and Albertson, and up to 20% of base salary for Mr. Kawanami]. In addition, Messrs. Lasker, Orth and Albertson may receive discretionary bonuses of up to 50% of base salary if certain to-be-budgeted financial results are exceeded. Except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment. Each agreement also provides for certain salary and benefit continuance for six months if the officer is permanently disabled; and, provides for a severance payment in the amount of 2.99 times for Messrs. Lasker, Orth and Albertson, and .5 times for Mr. Kawanami, the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 18 equal monthly installments for Messrs. Lasker, Orth and Albertson, and no more than six equal monthly installments for Mr. Kawanami, if any of such officers elect to resign within six months of the completion of a change of control. Change of control is generally defined to include a consolidation in the hands of one Person of 40% or more of the voting securities of the Company, a business combination which is not approved by the employee after which the existing shareholders of the Company hold less than 51% of the voting securities of the resulting entity, or a change in membership of the Board of Directors resulting in 50% or more of the Board of Directors not being nominated by management.


LIMITATION OF LIABILITY AND INDEMNIFICATION

     The Company's Charter Documents limit the liability of the Company's directors to the Company and its stockholders for money damages to the fullest extent permitted from time to time by Delaware law. Delaware law presently permits the liability of directors to a corporation or its shareholders for money damages to be limited, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for unlawful distributions to stockholders; and (iv) for any transaction from which the director derived an improper benefit.

     The Company's By-Laws require the Company to indemnify its directors, officers and certain other parties (collectively "agents") to the fullest extent permitted from time to time by Delaware law. The Company's Certificate of Incorporation and By-Laws also permit the Company to indemnify its agents who have served another corporation or enterprise in various capacities at the request of the Company. The Delaware law presently permits a corporation to indemnify its agents against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the Company, unless it is established that:
(i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified party actually received an improper personal benefit; or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe
that the act or omission was unlawful.   Indemnification may be made against
judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the Company, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the Company. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that the personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of NOLO CONTENDERE or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. Indemnification under the provisions of the Delaware law is not deemed exclusive to any other rights, by indemnification or otherwise, to which an officer or director may be entitled under the Company's Charter or By-Laws, or under resolutions of shareholders or directors, contract or otherwise.

    The Company will apply for a directors and officers liability insurance policy in an amount of $5,000,000. The directors and officers liability insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that it has indemnified the directors and officers for such loss.

              SECONDARY MARKET FOR TENANCY-IN-COMMON INTERESTS

    There is no organized market for the tenancy-in-common interests held by Investors in the Programs. Any transfers of such interests must be privately negotiated among willing parties.

                           PRINCIPAL SHAREHOLDERS

    The following tables set forth information as of the date hereof as to each person or entity who owns of record or is known by the Company to own beneficially five percent or more of the Company's outstanding voting securities and information as to the securities ownership of management. All stock ownership shown below is direct unless otherwise indicated.

PRINCIPAL SHAREHOLDERS


                                                        Percent of All
    Name and Address         Common Stock    Voting Shares Outstanding, Assuming
    ----------------         ------------    -----------------------------------
                                                                  Acquisition
                                               Acquisition     Completed and All
                                             Completed Only       Units Sold
                                             --------------    -----------------

Yale Partnership for
Growth and Development,
L.P.(1)                      [216,867]            8.13%              6.85%
4220 Von Karman Avenue
Suite 110
Newport Beach, CA 92660

J-Pat, L.P.(2)
4220 Von Karman Avenue       [216,867]            8.13%              6.85%
Suite 110
Newport Beach, CA 92660

-------------------
(1) As manager of the general partner, Mr. Lasker controls this partnership and has sole voting and investment power.
(2) As manager of the general partner, Mr. Orth controls this partnership and has sole voting and investment power.

DIRECTOR AND OFFICER STOCK OWNERSHIP



                                                                   Percent of
                                                      Percent       Class if
                                                    of Class if    Acquisition
                                                    Acquisition     Completed         Common
                                          Common     Completed       and All           Stock      Percent
        Name/Position                     Stock         Only        Units Sold        Options    of Class
        -------------                     -----         ----        ----------        -------    --------
David G. Lasker, President, Chief
Financial Officer and Director(2)       [216,867]     [8.13]%         [6.85]%          10,000(1)  23.53%

James Orth, Chief Executive Officer,
Secretary and Director(3)               [216,867]     [8.13]%         [6.85]%          10,000(1)  23.53%

L.C. "Bob" Albertson, Jr. Executive
Vice President, Director                  54,118       2.03%           1.71%           10,000(1)  23.53%

Mark K. Kawanami                           1,000        .04%            .03%            5,000(1)  11.77%

Charles F. Hanson, Jr., Director             -           -                -             2,500      5.88%

Dudley Muth, Director                        -           -                -             2,500      5.88%

James G. LeSieur III, Director               -           -                -             2,500      5.88%

Directors and Officers as a group       [488,852]     [18.33]%        [15.44]%         42,500    100.00%



-----------------------
(1) Messrs. Lasker, Orth and Albertson each may exercise options to purchase 3,333 shares presently, and Mr. Kawanami, 1,250 shares. In addition, each of Messrs. Lasker, Orth and Albertson will be issued 10,000 options on the first anniversary of the Acquisition and 10,000 options on the second anniversary of the Acquisition.

(2) Mr. Lasker controls Yale Partnership for Growth and Development, L.P. which owns the Shares reported. He has sole voting and investment power.

(3) Mr. Orth controls J-Pat, L.P. which owns the Shares reported. He has sole voting and investment power.

                             DESCRIPTION OF SHARES

    The following description of the Shares and other capital stock of the Company does not purport to be complete but contains a summary of portions of the Company's Certificate of Incorporation and is qualified in its entirety by reference to the Company's Certificate of Incorporation.

GENERAL

    The total number of shares of stock which the Company has authority to issue is 12,000,000 shares, of which 10,000,000 are shares of Common Stock, $0.001 par value per share ("Common Stock"), and 2,000,000 are shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and the rights of such series and the qualifications, limitations or restrictions thereof.

COMMON STOCK

    All shares of Common Stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of Preferred Stock, holders of Common Stock will be entitled to receive distributions on such Common Stock if, as and when authorized and declared by the Board of Directors of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its Shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of Shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of stock, the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares, if any, will not be able to elect any directors. Holders of Common Stock have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

PREFERRED STOCK

    The Preferred Stock may be issued from time to time in one or more series as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board of Directors by resolution shall designate that series to distinguish it from all other series and classes of stock of the Company, shall specify the number of shares to be included in the series and shall set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption. Subject to the express terms of any other series of preferred stock outstanding at the time and notwithstanding any other provision of the Certificate of Incorporation, the Board of Directors may increase or decrease the number of shares of, or alter the designation or classify or reclassify, any unissued shares of any series of Preferred Stock by setting or changing, in any one or more respects, from time to time before issuing the shares, and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the shares of any series of Preferred Stock. There are no shares of Preferred Stock outstanding and the Company has no present plans to issue any.

WARRANTS

    The only presently existing warrants will be issued as part of the units. Each warrant will have a two year life, is immediately exercisable, and will allow the holder to purchase two shares of Common Stock for a per share purchase price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. These warrants are detachable from the units immediately on issuance and contain appropriate anti-dilution clauses and will be fully transferable from the date of the close of the Acquisition. The Common Stock issued upon exercise of these warrants has been registered under the Securities Act and, when issued, will be freely tradable. The Company does not intend to list the warrants on any market or exchange.

CERTAIN SHAREHOLDER VOTING REQUIREMENTS

    The Company's Certificate of Incorporation requires the concurrence of the holders of two-thirds of the voting power of the outstanding voting stock to amend specified provisions of the Company's Certificate of Incorporation and By-Laws, which provide that (i) shareholders generally may not call a special meting of shareholders or act by written consent; (ii) subject to applicable law, the Company's Board of Directors will be divided into three classes, the effect of which is that only approximately one-third of the Board will be elected each year; (iii) directors may be removed by the Shareholders only for cause and only upon the affirmative vote of two-thirds of the voting power of the outstanding voting stock; (iv) a vote of two-thirds of the voting power of the outstanding voting stock not held by an "interested stockholder" is required for the approval of specified types of business combinations; and (v) subject to applicable law, holders of Common Stock will not be entitled to cumulative voting of shares for the election of directors. These provisions, together with a classified Board of Directors and the authorization to issue Preferred Stock on terms designated by the Board of Directors, could be used to defend against certain business combinations not favored by the Board of Directors (so-called "hostile takeovers").

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Company's Common Stock is American Stock Transfer & Trust Company.


                                 THE OFFERING


OFFERING OF ACQUISITION SHARES

    Subject to the conditions set forth in this Prospectus, the Company is offering to Investors in the Programs an aggregate of [2,137,480] Shares ("Acquisition Shares") in exchange for all of the real estate, certain of the liabilities and business of all of the Programs. The Acquisition Shares will be allocated to the Programs based on Exchange Values and will be further allocated within each of the Programs pro rata in respect of the Adjusted Outstanding Investments of the Investors in the respective Programs. For example,


If your Adjusted Outstanding        You will receive the following number
----------------------------               of Acquisition Shares
Investment is $10,000 in                   ---------------------
------------------------

Sacramento/Delta Greens                              310
     Oceanside                                       199
 Yosemite/Ahwahnee I                                 400
 Yosemite/Ahwahnee II                                298
    Mori Point                                       379


    No sales commission will be paid by any party in connection with the exchange of the Acquisition Shares for the real estate of the Programs.

     Immediately after the approval of the Acquisition, as agent of and on behalf of the Investors, National or an affiliated entity will execute the acquisition agreements for the Properties of each of the Programs and title to each of the Properties will pass to the Company in accordance with California real estate law. In addition, certificates for the Acquisition Shares will be prepared by the Company's Transfer Agent and Registrar, and promptly mailed to all Investors of record.

OFFERING OF UNITS

    The Company is also offering to Investors EXCLUSIVELY an aggregate of 500,000 units at $10 per unit. A unit consists of one Share and one Warrant. For a period of two years, each warrant entitles the holder to purchase two additional shares of Common Stock at a per share price equal to 80% of the closing price for the Company's Common Stock on the trading date immediately preceding the warrant exercise date. The Warrants are immediately exercisable. Shares purchasable upon exercise of Warrants will be registered under the Securities Act. units will be allocated among the Investors on a first-come-first-serve basis.
NASD broker-dealers which assist in selling the units will receive an aggregate commission of $0.70 per unit sold.

    Any unsubscribed for units may be purchased at the offering price by officers or directors of the Company simultaneously with the Closing of the Acquisition.


    The offering price of $10 per unit was arbitrarily established and was not determined by reference to any traditional criteria of value, such as book value, earnings or assets. There is no existing public market for the units or the Common Stock; however, the Company has received approval for listing upon issuance on _________ under the symbol "___."


    FINANCIAL ADVISORY SERVICES. National has entered into an agreement with L.H. Friend, Weinress, Frankson & Presson, Inc. and National Securities Corporation (the "Advisors"), whereby the Advisors agreed to provide financial advisory and investment banking services in connection with the exchange offering and the offering of units. In exchange, the Advisors will receive $7,500 per month for a minimum of three months and options to purchase 30,000 shares of Common Stock.


    ESCROW ARRANGEMENTS. Commencing on the date of this Prospectus, all funds received by the Company from orders for units will be placed promptly in an interest bearing escrow account with the Escrow Agent at the National's expense until such funds are released as described below. Separate escrow accounts will be established for benefit plan funds as required by law or such benefit plans. Payment for units will be payable to "First Trust of California, N.A., as Escrow Agent for American Family Holdings, Inc. Unit Offering," but sent to the Company which will promptly send them to the Escrow Agent. Such funds will be held in trust for the benefit of subscribing Investors to be used for the purposes set forth in this Prospectus. The funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following the issuance of units, the Company will cause the Escrow Agent to make distributions to subscribing Investors of all interest earned on their escrowed funds used to purchase the Shares.

    As soon as practicable after the Closing of the Acquisition, the Company will cause to be issued units to all Investors whose orders have been accepted. The Offering of units will terminate at the time of the Effective Time of the Acquisition.

    On or after the date received by the Escrow Agent, Investors will have no right to withdraw any funds submitted to the Escrow Agent prior to the earlier of the Effective Time of the Acquisition or the determination by National that the votes to approve the Acquisition are not available. No sales of units will be consummated unless the Acquisition is approved.


    If the Acquisition is not approved within 60 days after the date this Prospectus is first mailed to Investors, or such later date as may by approved by National and the Company, then the Company will cancel all existing orders for units and all funds submitted on account of such orders will be released from escrow and promptly returned to each investor together with all interest earned thereon.


    Pending use of funds received by the Company from the Escrow Agent, the Company may invest such funds in Permitted Temporary Investments.

    FIRST TRUST OF CALIFORNIA, N.A., IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE UNITS DESCRIBED IN THIS PROSPECTUS, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE VALUE OR REPAYMENT OF THE UNITS.


                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Acquisition, the Company will have outstanding [__________] shares of Common Stock. Of these shares, the [__________] shares issued in the Acquisition and Offering will be freely tradable without restriction or further registration under the Securities Act except for any of such shares held by "affiliates" of the Company.


   The remaining shares of Common Stock held by the existing shareholders are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, as well as persons who may be deemed "affiliates" of the Company, will be entitled to sell in any three month period a number of shares that does not exceed the greater of (i) one percent of the then outstanding shares of Common Stock or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are also subject to certain other requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the three months immediately preceding the sale is entitled to sell restricted shares pursuant to Rule 144(k) without regard to the limitations described above, provided that two years have expired since the later of the date on which such restricted shares were fist acquired from the Company or from an affiliate of the Company.


    Upon completion of the Acquisition, 72,500 authorized shares of Common Stock will be subject to outstanding options. Additionally, 185,000 shares of Common Stock of the Company have been reserved for issuance pursuant to the 1997 Stock Incentive Plan. Shares granted or issued upon the exercise of stock options will be restricted shares and subject to Rule 144.

    Because there has been no public market for shares of Common Stock of the Company, the Company is unable to predict the effect that sales made under Rule 144, pursuant to future registration statements or otherwise may have on any then prevailing market price of shares of the Common Stock.
Nevertheless, sales of a substantial amount of Common Stock in the public market, or the perception that such sales could occur, could adversely affect market prices.



                           APPRAISALS AND FAIRNESS OPINION


GENERAL


    Exchange Values were determined as of _________, 1998
[the month-end before mailing of this Prospectus] and have been assigned to each of the Programs solely to establish a method of allocating the Shares for purposes of the Acquisition. The Exchange Values were determined by National and the Company. The starting point for the Exchange Values was the independent appraised value of each of the Program's real estate; however, due to the significant disparity between the May 1997 and the October 1996 appraised values of the Yosemite/Ahwahnee I and II Properties, management of National and the Company had to reconcile those appraisals to arrive at Exchange Values for the Yosemite/Ahwahnee I and II Properties. See "-- Reconciliation of Yosemite/Ahwahnee Appraisals" for adjustments to the appraised values of the Yosemite/Ahwahnee Properties that were made to arrive at those Exchange Values. Such appraised values were determined for the Programs by the following appraisers:



                             Name, Address of Appraisers
Name of Program              and Date of Appraisal
---------------              ---------------------

Sacramento/Delta Greens      David E. Lane, Inc.
                             9851 Horn Road, Suite 150
                             Old Mills Winery Office Park
                             Sacramento, California 95827
                             Date:  May 1997

Oceanside                    Boznanski & Company
                             283 North Rampart Street
                             Suite A
                             Orange, California 92868
                             Date:  May 1997

Yosemite/Ahwahnee I and II    Arnold Associates
                              751 West 18th Street
                              Post Office Box 272
                              Merced, California 95341
                              Date:  May 1997
                              and

                              The Mentor Group, Inc.
                              4333 Park Terrace Drive
                              Suite 200
                              Westlake Village, California 91361
                              Date:  October 1996

Mori Point                    PKF Consulting
                              425 California Street
                              San Francisco, California 94104
                              Date:  May 1997



    The aggregate appraised values of the assets covered by all appraisals (as the Yosemite/Ahwahnee appraisals were reconciled by National and the Company) is $20,515,575.


    The above appraisers were selected because of their respective reputations and experience in appraising the value of real estate of the type involved. In addition, in the cases of Arnold Associates and Boznanski & Company, the original borrowers had used these companies for the appraisals delivered to the lenders (Investors) at the time the original "Trudy Pat" loan was made. National felt their prior experience with the Yosemite/Ahwahnee Properties and the Oceanside Property, respectively, might provide some cost savings to their respective Programs.


    National then engaged Houlihan Valuation Advisors, 2029 Century Park East, Suite 2890, Los Angeles, California 90067, the Independent Valuator, to render an opinion that the allocation of Shares among the Programs, as well as the number of Shares retained by management of the Company and other founders of the Company, is fair to the Investors from a financial point of view. The Fairness Opinion is attached as Appendix 1 to this Prospectus.
The Fairness Opinion and appraisals have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Copies may be obtained without charge by writing to Vivian Kennedy, National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.


    National did not impose any limitations on the scope of the investigations of the independent appraisers or the Independent Valuator to enable them to render their respective appraisals and the Fairness Opinion. National and the Company determined the consideration to be paid to the Investors.

EXPERIENCE OF INDEPENDENT APPRAISERS

    Each of the independent appraisers is a member in a nationally recognized society such as the American Institute of Real Estate Appraisers ("MAI"). Each has been involved in the appraisal of real estate in California for many years. National believes that each of the independent appraisers is recognized among such appraiser's peers as being well experienced in appraising the type of real estate it was asked to value. National selected the appraisers because of the appraisers' respective experience and reputation in connection with real estate assets of the nature they were, respectively, asked to value.


MAY 1997 APPRAISALS

    On behalf of the Programs, National engaged the independent appraisers identified in "-- General" above in the Spring of 1997 to appraise the "as is," highest and best use, value of the real estate portfolio of the applicable Program. Each of the independent appraisers has consented to reference to the appraisals in this Prospectus.


    SUMMARY OF METHODOLOGY. In the case of the real estate in the Sacramento/Delta Greens Program, the independent appraiser determined that the sales comparison, land residual, and discounted cash flow methods for appraising real estate were appropriate to use. In the case of the real estate in the Oceanside Program, the independent appraiser determined that the sales comparison and land residual methods for appraising real estate were appropriate to use for the 111 partially finished residential lots in the Symphony tract. In the case of the real estate in the Yosemite/Ahwahnee I and II Programs, the independent appraiser determined that the sales comparison, income and cost methods for appraising real estate were appropriate to use on various portions of the Properties. In the case of the real estate in the Mori Point Program, the independent appraiser determined that the discounted cash flow, ground rent capitalization and sales comparison methods for appraising real estate were appropriate to use. See Appendix 2 for definitions of these appraisal methods.


    In conducting each of the appraisals, representatives of the several appraisers reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of each of the appraisers performed site inspections on the real estate of each of the Programs in 1997. In the course of these visits, any physical facilities were inspected and information on the local market, as well as the subject property, was gathered.

    Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.

Each appraiser then estimated the value of the real estate of the applicable Programs based on the approaches to valuation described above.

   CONCLUSION AS TO APPRAISED VALUE. Based on the valuation methodology used by each of the appraisers, the estimated "as is" value of the real estate for each of the Programs is as follows:


                                Real Estate "As Is"      Ownership Date Real
     Name of Program           Value Conclusion(1)     Estate Value Conclusions
     ----------------          -------------------     ------------------------
     Sacramento/Delta Greens      $ 2,000,000               $  3,075,000
     Oceanside                      2,850,000                  6,484,000(2)
     Yosemite/Ahwahnee I and II    20,916,000                 19,641,000
     Mori Point                     5,500,000                  4,100,000
       TOTAL                      $31,266,000               $ 33,800,000


------------------

(1) See Appendix 2 for a description of each appraiser's conclusion with regard to the valuation methods selected and with regard to separately identifiable portions of the Property of each program.



(2) Since the Ownership Date, a significant number of lots have been sold.



   ASSUMPTIONS, LIMITATIONS AND QUALIFICATIONS. Each appraisal report was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. Each appraiser utilized certain assumptions to determine the appraised value of the Properties.



   See Appendix 2 for a discussion of the assumptions, limitations and qualifications of the appraisals.



THE MENTOR APPRAISAL

   In the Fall of 1996, National hired The Mentor Group, Inc. ("Mentor") to appraise the "highest and best use" value of the Yosemite/Ahwahnee Properties as a guide for planning purposes. As of October 10, 1996, using primarily the cost approach, Mentor determined the "as is" value of the subdivision portion of the Properties to be $530,000 and the "as is" value of the balance (deemed excess land) as $3,460,000 for an aggregate appraised value of approximately $4,000,000. Mentor determined that the highest and best use of the Properties, as of the appraisal date, was to hold the project for future study or project implementation. In the Spring of 1997, National hired Arnold Associates to determine the "as is" value of the Properties assuming that they were developed at their highest and best use, recognizing that, to achieve highest and best use, it would take a substantial continued investment in the Properties and a significant amount of time.



   In conducting the appraisal, representatives of The Mentor Group reviewed and relied upon, without independent verification, certain information provided by National, including, but not limited to: applicable financial information; property descriptions; historical acquisition information; title information relating to encumbrances; and such other information as was requested by the appraiser and available to National. Representatives of the appraiser performed site inspections on the real estate of each of the Programs in the Fall of 1997. In the course of these visits, any physical facilities were

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

inspected and information on the local market, as well as the subject property, was gathered.



   Where appropriate, applicable government records were reviewed and information was gathered from applicable government officials. As appropriate, historical operating statements for certain of the Properties were reviewed.



   The appraiser then estimated the value of the real estate of the Yosemite/Ahwahnee Properties based on the approaches to valuation described above.



RECONCILIATION OF YOSEMITE/AHWAHNEE PROPERTIES' APPRAISALS

   Faced with the significant disparity between the Yosemite/Ahwahnee valuation conclusions of The Mentor Group and Arnold Associates, in order to arrive at an Exchange Value for the Yosemite/Ahwahnee Properties, National reconciled the two appraisals as follows:



   First, with regard to the Ahwahnee Country Club portion of the combined Properties, National judged the Arnold Associates appraisal as more reasonable due to a doubling in the number of golf course rounds played since the Mentor appraisal. Thus, the Arnold appraisal of $4,480,000 for this portion of the Properties was used to determine the aggregate value for purposes of calculating Exchange value.



   Second, with regard to the Ahwahnee recreational vehicle park portion, National accepted the Arnold Associates appraisal as more reasonable due to the significant increase in membership sales from approximately 50 to over 150 since the Mentor appraisal. Thus, the Arnold appraisal of $3,886,000 for this portion of the Properties was used to determine the aggregate appraised value for purposes of calculating Exchange Value.



   Third, with regard to Phase I of the Ahwahnee Country Club Estate lots and the balance of the land, National accepted the conservative Mentor appraisals of $530,000 and $1,269,575, respectively, as more reasonable due to the time and costs required to develop these parcels.


   Fourth, the aggregate reconciled appraisal was allocated between the Yosemite/Ahwahnee I and II Programs in accordance with the Property held by each Program. National deemed this allocation reasonable because the portions of the Property allocated to each Program could be reconciled to the appraisals. This allocation yielded a reconciled appraised value of $3,912,454 to the Yosemite/Ahwahnee I Property and $6,253,121 to the Yosemite/Ahwahnee II Property.

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

ON-GOING RELATIONSHIPS

   Each of the appraisers was paid a fee for its appraisals deemed to be reasonable by National. The fees for such appraisals were paid out of funds available to the respective Programs through cash flow or assessments. In addition, each appraiser was reimbursed for reasonable travel and other out-of-pocket expenses incurred in making site visits and in preparing the valuations. The fees were negotiated between National and each of the appraisers and payment thereof is not dependent upon completion of the Acquisition. Neither National nor the Company has retained any of the appraisers in the past, although the borrower in the Oceanside Program used Boznanski & Company and the borrower in the Yosemite/Ahwahnee I and II Programs used Arnold Associates in connection with the original "Trudy Pat" loans. National and the Company may engage one or more of the appraisers to provide appraisal and other services in the future. There is no contract, agreement or understanding between National or the Company on the one hand and any of the appraisers on the other hand regarding any future engagement.


UPDATES/CHANGES

   None of the appraisers have any obligation to update their appraisals and, at present, neither National nor the Company plan to obtain updates. Except for improvement in revenues from operations of the golf course at the Yosemite/Ahwahnee Properties since the date of the Mentor appraisal, neither National nor the Company are aware of any conditions which have changed since the date of the appraisals which may affect appraised values.


EXPERIENCE OF INDEPENDENT VALUATOR

   The Independent Valuator is regularly engaged in the valuation of businesses and their securities in connection with a variety of business combination transactions and for estate, tax, corporate and other purposes. The founding principals of the Independent Valuator have been regularly engaged in business valuations for more than 20 years. National selected the Independent Valuator because of its experience and reputation in connection with the valuation of business combination transactions. Neither National nor the Company has any prior relationship with the Independent Valuator and neither has present plans to retain the Independent Valuator in the future.

FAIRNESS OPINION

   GENERAL. The Independent Valuator was engaged by National to analyze certain aspects of the Acquisition and has delivered its written determination, based on the review, analysis, scope and limitations described therein, as to the fairness of the allocation of Shares pursuant to the Acquisition, from a financial point of view, to the Investors in each of the Programs (the
"Fairness Opinion"). The full text of the Fairness Opinion is set forth in Appendix A and should be read in its entirety. A development of a fairness opinion is a complex analytical process. It is not easily susceptible to partial analysis or summary description.

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


   Neither National nor the Company imposed any conditions or limitations on the scope of the Independent Valuator's investigation or methods and procedures to be used in rendering the Fairness Opinion. The Company has agreed to indemnify the Independent Valuator against certain liabilities arising out of the Independent Valuator's engagement.


   MATERIALS REVIEWED. In preparing the Fairness Opinion, the Independent Valuator reviewed and analyzed the following: (i) this Consent Solicitation Statement/Prospectus; (ii) real estate appraisals with respect to each of the Properties prepared by independent real estate appraisers; (iii) feasibility studies with respect to the Yosemite/Ahwahnee Properties and the Sacramento/Delta Green Property; (iv) audited financial statements for each of the Sacramento/Delta Greens Property, the Mori Point Property, the Oceanside Property, and the Yosemite/Ahwahnee I and II Properties, as well as unaudited pro forma consolidated financial statements for the Company for the year ended December 31, 1996 and the [nine] months ended [September 30], 1997; (v) certain documents related to the "Trudy Pat" loans on the Properties; and (vi) other documents and schedules pertinent to their analysis. In addition, the Independent Valuator met with members of management of the Company and National regarding matters pertinent to its analysis, conducted site visits to each of the Properties, met with the general manager of the Yosemite/Ahwahnee I and II Properties, and conducted such other studies, analyses and inquiries as it deemed appropriate.


   The Independent Valuator did not independently verify the accuracy or completeness of the information supplied to it with respect to the Company or the Properties and does not assume any responsibility with respect to that information.


   ANALYSIS AND CONCLUSIONS. On behalf of the Investors in each of the Programs, National requested that the Independent Valuator opine as to the fairness, from a financial point of view, of the allocation of Shares pursuant to the Acquisition, inclusive of Shares to be held or controlled by principals of National, employees of National and the Company, as well as consultants to certain of the Properties and National.


   Based on its analysis of each of the real estate appraisals and the assumptions and methodologies underlying the conclusions (including National's reconciliation of the Mentor and Arnold appraisals); the feasibility studies with respect to the Yosemite/Ahwahnee I and II Properties and the Sacramento/Delta Greens Property, which studies contained information regarding the feasibility of various development alternatives for the Properties and financial projections concerning future income to be generated by such development alternatives; due diligence discussions with National regarding the current status of each Property, cash requirements and future development risks and potential; due diligence discussions with the auditors and National regarding the nature of the assets and liabilities for each of the Programs as of the most recent financial statement date; and other analyses, the Independent Valuator determined that the Exchange Values for the respective Programs obtained by utilizing the estimated market value for each Program's real estate (which was based on the May 1997 appraisals for all but the Yosemite/Ahwahnee I and II Properties) adjusted by the net value of other assets and

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

liabilities as shown on the most recent financial statements was generally a reasonable methodology for allocation of Shares between the Programs. The fact that the Oceanside Program received the benefit of a disproportionate amount of fees forgiven in its allocation of Shares was deemed reasonable because the Oceanside Program's assets were the most liquid. The allocation of Shares to the founders was determined to be reasonable because, among other things, the dilution to the Investors resulting therefrom was believed to be offset by the fact that the Investors would benefit from having publicly traded shares as a result of the transaction. Also, National and its principals have forgiven and will forgive certain accrued but unpaid fees and expenses relating to the Programs. Based on its review and analysis described above, as well as certain assumptions, limitations and qualifications described below, the Independent Valuator concluded that the allocation of Shares is fair, from a financial point of view, to the Investors.


   ASSUMPTIONS. The Independent Valuator assumed that the financial statements provided to it correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently applied. The Independent Valuator further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to it.

   LIMITATIONS AND QUALIFICATIONS. The Independent Valuator was not asked to and therefore did not solicit third party indications of interest in acquiring all or any of the Properties. Furthermore, the Independent Valuator did not negotiate the Acquisition or advise National or the Company with respect to alternatives to the Acquisition, or select the method of determining the allocation of the Shares or establish the allocations.


   Further, the Independent Valuator expressed no opinion as to (a) the fairness of the Acquisition (other than the fairness of the allocations) as described above or the amounts or allocations of Acquisition Expenses; (b) the prices at which the Shares may trade following the Acquisition or the trading value of the Shares as compared with the current market value of the Programs' Properties if liquidated in current real estate markets; and (c) alternatives to the Acquisition.


   In connection with preparing the Fairness Opinion, the Independent Valuator was not engaged to, and consequently did not, prepare any written report or compendium of its analysis for internal or external use beyond the analysis set forth in Appendix 1. The Independent Valuator did not deliver any additional written summary of its analysis.


   COMPENSATION. The Independent Valuator has been paid a fee of $35,000 for preparing the Fairness Opinion. In addition, the Independent Valuator will be reimbursed for all reasonable out-of-pocket expenses, including legal fees up to a maximum of $750, and indemnified against certain liabilities, including certain liabilities under the federal securities laws. The fee was negotiated between National and the Independent Valuator. Payment of the fee is not dependent upon completion of the Acquisition. The Independent Valuator has rendered no services to either National or the Company, or their Affiliates, in the past.

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

                             FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is a summary of the material Federal income tax consequences of the Acquisition to the Investors and the Company. It is based on the Internal Revenue Code of 1986, as amended, the Income Tax Regulations, judicial decisions, current positions of the Treasury Department and the Internal Revenue Service contained in published Revenue Rulings and Revenue Procedures, and current administrative positions of the Service, any of which could be materially and adversely changed, possibly on a retroactive basis, at any time.


   It is impractical to summarize all potential Federal, state, local and foreign tax consequences of the Acquisition. Accordingly, the following discussion does not address any aspect of state, local or foreign law or Federal estate or gift tax matters. Moreover, the following discussion does not address special considerations that may apply (i) to certain classes of Investors including, without limitation, Investors who are insurance companies, financial institutions, securities dealers, foreign persons or Investors who receive Shares as compensation, or (ii) to Investors subject to special rules including, without limitation, the personal holding company tax, the accumulated earnings tax, the tax on unrelated business taxable income of tax-exempt entities, and the S corporation rules. The Federal income tax consequences to any particular Investor may be affected by matters not discussed below. Consequently, the following discussion should not be regarded as a complete analysis of all the possible tax consequences or as a substitute for careful tax planning by Investors.


   No advance rulings have been or will be obtained from the Service with respect to any aspect of the Acquisition. Counsel to the Company, Arter & Hadden LLP, is unable to give an opinion as to whether the Acquisition transaction will be a tax-free or taxable transaction. Counsel has delivered its opinion to the Company to the effect that the discussion under "Federal Income Tax Consequences" accurately reflects the law as of the date of this Prospectus. No other opinion of counsel has been or will be obtained with respect to any tax aspect of the Acquisition. Unlike an advance ruling, counsel's opinion is not binding on the Service and provides no assurance that the Service will not challenge an Investor's or the Company's tax treatment of the Acquisition. In the event of such a challenge, an Investor or the Company may be adversely affected and personally may incur substantial legal and accounting fees and costs even if the challenge proves to be unsuccessful. The adverse consequences might not be the same for all Investors.


   Upon receipt of a written request, a copy of the opinion will be transmitted promptly, without charge, by the Company. Requests should be addressed to Vivian Kennedy, National Investors Financial, Inc. 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660.


   INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ACQUISITION AS THEY RELATE
TO THEIR PERSONAL TAX SITUATIONS.

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

QUALIFICATION OF THE ACQUISITION AS A SECTION 351 TRANSACTION

   1. GENERAL RULES. The Federal income tax consequences of the Acquisition will depend primarily on whether the Acquisition qualifies as a Section 351 transaction. (All "Section" references in this summary are to the specified Section of the Code.) The Company intends to treat the Acquisition as a qualifying Section 351 transaction.



   The Acquisition will qualify under Section 351 if (i) the Company is not an "investment company," and (ii) collectively, the Investors in the Programs who transfer the Properties to the Company in exchange for Shares and Investors who acquire units are in "control" of the Company "immediately after the exchange." The Company's transfer of the Properties to its subsidiary corporations in Section 351 transfers will not invalidate the Acquisition from qualifying as a Section 351 transaction. See, E.G., Revenue Ruling 77-449, 1977-2 C.B.
110.



   (a) INVESTMENT COMPANY. The Acquisition will not qualify under Section 351 if the Company is an "investment company" as defined in Section 351(e). Counsel to the Company is of the opinion that the Company is not an investment company for this purpose.



   (b) CONTROL. The Investors (all of whom will transfer property or cash to the Company in exchange for Shares) must be in "control" of the Company immediately after the exchange. The term "control" is defined in Section 368(c) as stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. Investors will acquire 80% or more of the Shares of the Company (which is the only class of stock of the Company) and, accordingly, will acquire "control" of the Company.



   (c)  IMMEDIATELY AFTER THE EXCHANGE.  The Investors also must be in
control of the Company "immediately after the exchange."   This requirement
of Section 351 has been the subject of considerable litigation, remains uncertain in certain respects, and is subject to a case-by-case analysis of the facts and is subject to the application of the "step transaction doctrine" to those facts. This uncertainty is compounded because the courts have not universally agreed upon all of the components that are used in determining whether the step transaction doctrine should be applied.



   The principal concern raised by the possible application of the step transaction doctrine to the Acquisition is that it may cause a sufficient number of Investors, who will own 80% or more of the outstanding Shares on the Effective Date, to be treated as owning less than 80% "immediately after the exchange." This may occur if Investors in transactions CONTEMPLATED BY THEM ON THE EFFECTIVE DATE dispose of Shares after the Effective Date. This also could occur if the Company issues additional Shares after the Acquisition in a transaction subject to the step transaction doctrine. The Company does not intend to issue any additional Shares with respect to which the step transaction may apply.


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


   Under the step transaction doctrine, if an Investor's subsequent disposition of Shares and his receipt of Shares in the Acquisition are treated as elements of a single integrated transaction of the Investor, the Investor is not treated as holding his Shares "immediately after the exchange." If, as a result of the application of this doctrine, a sufficient number of Investors are not treated as holding their Shares "immediately after the exchange," the Acquisition would not qualify under Section 351. Courts generally have enunciated three tests to determine whether the step transaction doctrine may be applied to disqualify a transaction under Section 351, and one court may apply one of the following tests while another court applies another test:


     (i) END RESULT TEST: Under this test, ostensibly separate transactions are combined when it appears that they were really components steps of a single transaction and that each of the steps was intended to be taken for the purpose of reaching a specific end result.


    (ii) MUTUAL INTERDEPENDENCE TEST: Under this test, the courts consider whether steps are so interdependent that the legal relationships created by one transaction would be fruitless without the completion of the entire series of transactions. Unlike the end result test, the mutual interdependence test focuses on the relationships of the steps, not merely on the end result


   (iii) BINDING OBLIGATION TEST: Under this test, a transaction will be aggregated with another transaction if there is a binding commitment to do the other transaction.


   2. APPLICATION TO THE ACQUISITION. The potential application of the step transaction doctrine to Investors' acquisitions and subsequent dispositions of their Shares depends on the specific facts and circumstances with respect to each Investor who disposes of Shares. Neither the Company nor counsel to the Company is in a position to make a determination as to whether Investors who acquire at least 80% of the Shares will or will not be subject to the step transaction doctrine. Consequently, counsel to the Company is unable to opine as to whether the Acquisition qualifies under Section 351. However, because
(i) Investors will acquire 80% or more of the Shares in the Acquisition, and
(ii) the Company is not aware of any facts which lead it to believe that any subsequent disposition of Shares by one or more Investors may be subject to any of the step transaction tests discussed above, the Company intends to take the position that the Acquisition qualifies under Section 351. There can be no assurance, however, that the Service will not take a contrary position.


   Investors should recognize that if a relatively small number of Investors subsequently dispose of their Shares in transactions subject to the step transaction doctrine, the Acquisition will not qualify under Section 351. Investors will acquire 80.16% of the Shares if no units are sold, and will acquire 84.18% of the Shares if all of the units are sold. See "Prospectus Summary - Exchange Value/Allocation of Shares." Accordingly, depending on the number of units sold, if any, if Investors dispose of more than 0.16% to more than 4.18% of the Shares in transactions subject to the step transaction doctrine, the Acquisition will not qualify under Section 351. Conversely, if Investors who acquire 80% or more of the Shares are not subject to the step transaction doctrine, counsel to the Company is of the opinion that the Acquisition will qualify under Section 351.


FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION

   1. TAX CONSEQUENCES TO INVESTORS OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Investors will include the following:


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


   (a) Pursuant to Section 351(a), no gain or loss will be recognized by Investors in a Program which transfers a Property to the Company in exchange for Shares. Sections 357(b) and 357(c) provide special gain recognition rules if one or more properties subject to liabilities are contributed to a corporation for the principal purpose of tax avoidance or for other than a bona fide business purpose, or if such liabilities exceed the tax basis of the contributed properties. Because of the nature and amount of the liabilities which will be assumed by the Company, it is not anticipated that any Investor will recognize gain under these rules.



   (b) Pursuant to Section 358, an Investor's tax basis in his Shares on the Effective Date generally will equal the sum of the tax basis of his interests in the Properties at that time and any gain recognized by him (none is anticipated) in the Acquisition. However, an Investor's tax basis in his Shares will be reduced by the amount of his share of any liabilities to which the Properties are subject, except to the extent that the payment of such liabilities would have been deductible.



   (c) Pursuant to Section 1223(1), an Investor's holding period in his Shares will be determined by including ("tacking") the holding period of his real estate interests in the Properties if his interests in the Properties are held by him as capital assets or Section 1231(b) assets. An Investor's interests in the Properties may constitute a combination of capital assets and Section 1231(b) assets, for which tacking of holding periods is allowed, and non-capital assets, for which tacking of holding periods is not allowed. In such event, it may be necessary to make an allocation under Section 1223(1), with the result that the tax basis of each Share received by the Investor will be divided for holding-period purposes. See Rev. Rul. 85-164, 1985-2 C.B. 117.


   2. TAX CONSEQUENCES OF ACQUISITION TO THE COMPANY OF A SECTION 351 TRANSACTION. If the Acquisition qualifies under Section 351, the tax consequences to the Company will include the following:


   (a) Pursuant to Section 1032, no gain or loss will be recognized by the Company on its receipt of the Properties in exchange for the issuance of Shares.



   (b) Pursuant to Section 362(a), the initial tax bases of the Company in the Properties on the Effective Date will equal the sum of the tax bases of the Investors in the Properties on the Effective Date and any gain recognized by the Investors (none is anticipated) in the Acquisition.



   (c) Pursuant to Section 1223(2), the Company's holding periods in the contributed Properties will include ("tack") of the holding periods of the Investors in the Properties.


   3. TAX CONSEQUENCES OF PURCHASE OF UNITS. No gain or loss will be recognized by an Investor with respect to the purchase of units for cash. An Investor's $10 tax basis for each unit is divided between the Share and warrant to purchase Shares based on the relative fair market value of the Share and the warrant on the Effective Date. Each Investor should consult and rely on his own tax advisor for purposes of determining the allocation of tax basis between the Share and

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

the warrant. The holding periods of the Share and warrant constituting a unit will commence on the day after the Effective Date.


   4. TAX CONSEQUENCES IF THE ACQUISITION DOES NOT QUALIFY UNDER SECTION 351. As discussed above, the Company intends to report the Acquisition as a qualifying under Section 351. However, if for any reason the Acquisition does not qualify, the tax consequences will include the following:


   (a)  INVESTORS.

    (i) An Investor will recognize gain or loss upon his receipt of Shares in exchange for his real estate interests in the Properties transferred by the Programs. The amount of gain or loss will equal the difference between the tax basis of his interests in the Properties on the Effective Date and his amount realized in the Acquisition. The amount realized generally will equal the sum of the fair market value on the Effective Date of the Shares he acquires and his share of any liabilities to which the Properties are subject. The character of an Investor's gain or loss will depend on his holding periods with respect to his interests in the Properties and whether such interests are capital assets, Section 1231(b) assets or non-capital assets.


   (ii) An Investor's initial tax basis in the Shares he acquires will be equal to the fair market value of the Shares on the Effective Date. An Investor's holding period of such Shares will commence on the day after the Effective
Date, with no tacking of his holding periods for his interests in the Properties sold to the Company.


   (b) COMPANY. The Company will not recognize any gain or loss upon the receipt of contributed Properties of the Programs in exchange for the issuance of Shares. The initial tax basis of the Company in the Properties generally will be equal to the sum of the fair market value of the Shares on the Effective Date and the amount of liabilities to which the Properties are subject. The Company's holding periods in the Properties will commence on the day after the Effective Date.


FEDERAL INCOME TAX CONSEQUENCES TO INVESTORS AFTER THE EFFECTIVE DATE

   1. SHAREHOLDERS NOT TAXABLE ON COMPANY'S INCOME. The Company is a C corporation ( a "regular" corporation, rather than an S corporation) and is a separate entity from the Shareholders for tax purposes. Consequently, the Company will file its own income tax returns and pay tax on its taxable income. The Company's taxable income will not flow through to the shareholders for purposes of determining their tax liabilities.


   2. DISTRIBUTIONS TO SHAREHOLDERS. Distributions by the Company to the Shareholders will be taken into account in determining their tax liabilities. In general, distributions will be taxable as dividend income to the extent of the Company's current or accumulated "earnings and profits" (as calculated for Federal income tax purposes). Any distributions to a Shareholder in excess of earnings and profits (i) will constitute a non-taxable return of capital to the extent of his tax basis in his Shares, and (ii) will be treated as taxable gain from the sale or exchange of the Shares to the extent the distribution exceeds the tax basis of his Shares. The character of such gain will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset (subject to the "collapsible corporation" rules discussed below).


   3.  DISPOSITION OF SHARES; EXERCISE OF WARRANTS.


       (a) SHARES. If an Investor disposes of Shares in a taxable transaction, the Investor generally will recognize gain or loss equal to the difference between the tax basis of his Shares and the amount realized in the disposition. The character of such gain or loss generally will depend on the Investor's holding period for such Shares and whether the Shares are held as a capital asset. The "collapsible corporation" rules of Section 341 may apply under some circumstances to convert capital gain into ordinary income. However, even if the Company were treated as a collapsible corporation, any capital gain recognized by an Investor would not be converted into ordinary income unless (i) the Investor owns (taking into account certain attribution rules) at certain times more than 5% of the outstanding stock of the Company, or (ii) the Investor's stock is attributed to another shareholder who owns at certain times more than 5% the outstanding stock of the Company.


       (b) WARRANTS. No gain or loss will be recognized by an Investor upon his receipt of Shares pursuant to the exercise of warrants. The tax basis of such Shares will be equal to the sum of the exercise price and the tax basis of the warrants. The holding period for Shares will commence on the date of exercise of the warrants. An Investor will recognize a loss if a warrant expires without being exercised in an amount equal to the tax basis of the warrant. An Investor generally will recognize gain or loss upon the disposition of a warrant in an amount equal to the difference of the amount realized upon disposition and the tax basis of the warrant.

                            REPORTS TO SHAREHOLDERS

   The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

   Investors have the right under applicable federal and Delaware laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders to be used for a proper purpose. In the event that the Commission promulgates rules and/or in the event that the applicable ________________ Exchange rules and regulations are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and distributing certain of the aforementioned reports, if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission.

                                 LEGAL MATTERS

   Certain legal matters, including the legality of the Shares and the units and the description of federal income tax consequences contained under "Federal Income Tax Consequences," will be passed upon for the Company by Arter & Hadden LLP, Los Angeles, California.


                                    EXPERTS

   The Financial Statements of American Family Holdings, Inc. and its subsidiaries and the Programs included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement and have been so included in reliance upon such reports given upon the authority of that firm as experts in accounting and auditing.

                              FURTHER INFORMATION

   This Consent Solicitation Statement/Prospectus does not contain all the information set forth in the Registration Statements on Forms S-4 and SB-2 and the exhibits relating thereto which the Company has filed with the Commission, in Washington, D.C., under the Securities Act, and to which reference is hereby made. The Registration Statements and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov).



   All summaries contained herein of documents which are filed as exhibits to the Registration Statements are qualified in their entirety by this reference to those exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statements, including this Prospectus, or necessary to make the statements therein not misleading.


                                   GLOSSARY

   "Acquisition" means the purchase of the assets, liabilities and business of each of the Programs in exchange for Shares.


   "Acquisition Expenses" means all of the costs and expenses incurred by the Company or the Programs in connection with the Acquisition including such expenses as: (i) preparation, printing, filing and delivering of the Registration Statement and the Prospectus; (ii) the filing fees payable to the Securities and Exchange Commission and to the National Association of Securities Dealers, Inc.; (iii) costs associated in transferring to the Company title to the Properties and providing the Company with title insurance with respect to each of the Properties; (iv) the escrow arrangements, including the compensation to the Escrow Agent; (v) the fees and costs incurred by the Company in listing its Shares on the ______________;
(vi) fees and costs of the Company's counsel and independent auditors;
(vii) fees and costs of independent appraisers and the Independent Valuator;
(viii) all expenses incurred in connection with the solicitation of Investor votes regarding the Acquisition; and (ix) other expenses related to the offering of the units.


   "Adjusted Outstanding Investment" means the Outstanding Investment of an Investor adjusted to take into account the interest owed, or due to be received, as the case may be, on voluntary advances to the applicable Program made in lieu of mandatory assessments which certain other Investors failed to make.


   "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent or more of the outstanding voting securities of such Person; (iii) any officer, director, member (in the case of a limited liability company) or partner of such Person or of any Person specified in (i) or (ii) above; and (iv) any company in which any officer, director, member or partner of any Person specified in
(iii) above is an officer, director, member or partner.


   "Charter Documents" means the Certificate of Incorporation and By-Laws of the Company.


   "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any similar law or provision enacted in lieu thereof, unless the context indicates otherwise.

   "Commission" means the Securities and Exchange Commission.

   "Company" means American Family Holdings, Inc., a Delaware corporation.

   "Directors" means persons authorized to manage and direct the affairs of the Company and who are members of the Board of Directors of the Company.

   "Effective Time" means the date and time as of which the Acquisition is completed, and title to the Properties has passed to the Company.

   "Escrow" means the account established by the Company with the Escrow Agent wherein the funds received from Investors desiring to purchase units are held pending completion of the Acquisition.

   "Escrow Agent" means First Trust of California, N.A.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.


   "Exchange Value" means the price in the form of Shares, valued at $10 per Share, by the Company, that the Company is willing to pay for the assets, liabilities and business of a Program for purposes of allocating Shares among the Programs in the Acquisition. Exchange Value of a Program is calculated as follows: appraisal value of real estate plus book value of other assets minus liabilities plus the amount of accrued fees and expenses to be forgiven by National in the Acquisition.


   "Fairness Opinion" means the opinion of the Independent Valuator to the Programs as to the fairness, from a financial point of view, of the Acquisition transaction to the Investors.

   "Independent Director" means a Director of the Company whose primary business or professional affiliations, if any, are with organizations not affiliated with the Company. As of the date of the Prospectus, there are no Independent Directors.

   "Independent Valuator" means Houlihan Valuation Advisors.


   "Investor" means a Person that purchased a tenancy-in-common interest in one of the "Trudy Pat" loans, secured by a deed of trust, that formed the basis of one of the Programs.


   "Investor Ballot" means the ballot accompanying this Prospectus to be used by the Investor to vote its wishes to approve or disapprove participation of a particular Program in the Acquisition, and to subscribe for units.

   "IRS" or "Service" means the U.S. Internal Revenue Service.

   "NASD" means the National Association of Securities Dealers, Inc.

   "National" means National Investors Financial, Inc., the company which organized, and acts as servicing agent for the Investors in, each of the Programs.

   "ODI" means Oceanside Development, Inc., the entity formed to hold title to the Oceanside Property for the benefit of Investors in the Oceanside Program and to supervise continued development.

   "Offering" means the offering of 500,000 units described in the Prospectus.

   "Outstanding Investment" means the sum of the unpaid principal balance owed to an Investor as of the Ownership Date plus accrued but unpaid interest on such balance as of the Ownership Date plus all amounts paid by the Investor pursuant to mandatory assessments called for by National plus all amounts voluntarily advanced by an Investor on behalf of Investors who failed to honor a demand for an advance from National.

   "Ownership Date" means, with respect to a particular Program Property, the date on which title to the Property in question was taken and controlled for the benefit of the Investors in such Program.

   "Permitted Temporary Investments" means United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptance, public money funds or other similar short-term highly liquid investments.

   "Person" means any natural person, partnership, corporation, limited liability company, association or other legal entity.


   "Program" means any one of the following: Sacramento/Delta Greens Program, Mori Point Program, Oceanside Program, Yosemite/Ahwahnee I Program or Yosemite/Ahwahnee II Program. "Programs" means each of the foregoing collectively. None of the Programs is structured as a partnership, corporation, trust, limited liability company, or separately identifiable business association of any kind. Each Program merely consists of a group of Persons, each of whom purchased a fractionalized, tenancy-in-common, interest in a loan secured by a deed of trust on real property. Such group of Persons is bound together only by a servicing agreement with National and a tenancy-in-common agreement among themselves. The tenancy-in-common agreements permit holders of a majority of the Outstanding Investments in a particular Program to bind the Program on certain decisions including the sale of the Program's Property.


   "Property" or "Properties" means the interests in real property held by one or more of the Programs or the Company.


   "Prospectus" means this Consent Solicitation Statement/Prospectus which is included in the Registration Statements filed with the Commission in connection with the issuance of the Shares in the Acquisition and the issuance of the units.

   "Record Date" means the date five days before the date of this Prospectus.


   "Registration Statements" means the Company's registration statement on Form S-4 and SB-2, both containing the Prospectus, filed with the Commission in the form in which it becomes effective, as the same may be at any time and from time to time thereafter amended or supplemented.


   "Securities Act" means the U.S. Securities Act of 1933, as amended.

   "Shares" means common stock in the Company.

   "Shareholder" means a Person holding Shares.


   "Solicitation Period" means the period commencing on the date this Consent Solicitation Statement/Prospectus is first mailed or delivered to Investors and continuing until the later of (i) ___________, 199_ [60 days from the date the Prospectus is mailed] and (ii) such later dates as may be selected by the Company.


   "Trudy Pat" means trust deed loan participation. With regard to the Programs, Trudy Pat refers to the loans, secured by first deeds of trust, in which fractional, tenancy-in-common, interests were purchased by the applicable Investors. Each Program started out as a "Trudy Pat" loan.

                         INDEX TO FINANCIAL STATEMENTS

PRO FORMA COMBINED FINANCIAL INFORMATION:
  Pro Forma Combined Balance Sheets as of September 30, 1997.................F-4
  Notes to Pro Forma Combined Balance Sheets.................................F-5
  Pro Forma Combined Statements of Operations for the year ended
    December 31, 1996 and for the nine months ended September 30, 1997.......F-7
  Notes to Pro Forma Combined Statements of Operations.......................F-8


AMERICAN FAMILY HOLDINGS, INC.
  Report of Independent Certified Public Accountants........................F-10
  Balance Sheet as of September 30, 1997....................................F-11
  Notes to Balance Sheet....................................................F-12


THE OCEANSIDE PROGRAM
  Report of Independent Certified Public Accountants........................F-14
  Balance Sheets as of December 31, 1996 and September 30, 1997
    (unaudited).............................................................F-15
  Statements of Operations for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997 and 1996 (unaudited).......F-16
  Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997 (unaudited).......F-17
  Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997 and 1996
    (unaudited).............................................................F-18
  Notes to Financial Statements.............................................F-19


THE YOSEMITE/AHWAHNEE PROGRAMS
  Report of Independent Certified Public Accountants........................F-24
  Balance Sheets as of December 31, 1996 and September 30, 1997
    (unaudited).............................................................F-25
  Statements of Operations for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997
    and 1996 (unaudited)....................................................F-26
  Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997
    (unaudited).............................................................F-27
  Statements of Cash Flows for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997
    and 1996 (unaudited)....................................................F-28
  Notes to Financial Statements.............................................F-29


THE MORI POINT PROGRAM
  Report of Independent Certified Public Accountants........................F-34
  Balance Sheets as of December 31, 1996 and September 30, 1997
    (unaudited).............................................................F-35
  Statements of Operations for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997
    and 1996 (unaudited)....................................................F-36
  Statements of Owners' Equity for two years ended December 31,
    1996 and 1995 and the nine months ended September 30, 1997
    (unaudited).............................................................F-37
  Statements of Cash Flows for two years ended December 31, 1996 and
    1995 and the nine months ended September 30, 1997
    and 1996 (unaudited)....................................................F-38
Notes to Financial Statements...............................................F-39

                         INDEX TO FINANCIAL STATEMENTS

THE SACRAMENTO/DELTA GREENS PROGRAM
  Report of Independent Certified Public Accountants........................F-42
  Balance Sheets as of December 31, 1996 and September 30, 1997
    (unaudited).............................................................F-43
  Statements of Operations for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997 and 1996 (unaudited).......F-44
  Statements of Owners' Equity for two years ended December 31, 1996 and 1995 and the nine months ended September 30, 1997 (unaudited).......F-45
  Statements of Cash Flows for two years ended December 31, 1996 and
    1995 and the nine months ended September 30, 1997 and 1996
    (unaudited).............................................................F-46
  Notes to Combined Financial Statements....................................F-47

                        AMERICAN FAMILY HOLDINGS, INC.
                       PRO FORMA COMBINED BALANCE SHEETS

   The following unaudited Pro Forma Combined Balance Sheets as of September 30, 1997 and the Pro Forma Combined Statements of Operations for the year ended December 31, 1996 and for the nine months ended September 30, 1997 have been prepared to reflect the acquisitions of the assets, certain liabilities and business of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program and the Sacramento/Delta Greens Program (collectively, "The Acquisition"). The unaudited Pro Forma Balance Sheets have been prepared as if The Acquisition had been consummated as of September 30, 1997. The unaudited Pro Forma Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 have been prepared as if The Acquisition occurred at the beginning of the periods presented. The unaudited Pro Forma Combined Financial Statements and related notes should be read in conjunction with the audited financial statements contained elsewhere in this Prospectus. The unaudited Pro Forma Combined Financial Statements are not necessarily indicative of what the actual financial position or results of operations would have been for the respective periods if the transactions had been consummated on the dates indicated, nor does it purport to represent the future financial position or results of operations of the Company.

                        AMERICAN FAMILY HOLDINGS, INC.
                       PRO FORMA COMBINED BALANCE SHEETS



                                                          As of September 30, 1997
                                          --------------------------------------------------------
                                             The                      Pro Forma         Pro Forma
                                           Company     Programs(1)   Adjustments        Combined
                                          ---------    -----------   -----------       -----------
THE ACQUISITION
ASSETS:
Real estate, net.....................      $      -    $19,138,668   $                 $19,138,668
Cash and cash equivalents............         3,903        451,506         1,387(6)        456,796
Restricted cash......................             -      1,404,248             -         1,404,248
Notes receivable.....................             -        569,441                         569,441
Inventory............................             -        974,167                         974,167
Property and equipment...............             -        414,777                         414,777
 Other assets........................             -         64,312                          64,312
 Due from affiliate..................                      267,000      (267,000)(5)             -
Deferred offering costs..............       267,000                     (267,000)(3)             -
                                           --------    -----------   -----------       -----------
  Total assets.......................       270,903     23,284,119                      23,022,409
                                           --------    -----------   -----------       -----------

LIABILITIES:
Line of credit.......................             -              0                               0
Capital lease obligations............             -        375,681                         375,681
Accounts payable and other
 liabilities.........................             -      3,926,675      (946,111)(4)     2,980,564
Due to affiliate.....................       267,000                     (267,000)(5)             -
                                           --------    -----------   -----------       -----------
  Total liabilities..................       267,000      4,302,356                       3,356,245
                                           --------    -----------   -----------       -----------

STOCKHOLDERS' EQUITY:
Common Stock.........................           391              0         2,137(2)          2,667
                                                                             139(6)
Additional paid-in-capital...........         3,512              0    18,979,626(2)      9,930,499
                                                                         946,111(4)
                                                                           1,248(6)
Accumulated deficit..................             -              -      (267,000)(3)      (267,000)
Owners' equity.......................             -     18,981,763   (18,981,763)(2)             -
  Total stockholders' equity.........         3,903     18,981,763                      19,666,164
                                           --------    -----------   -----------       -----------
  Total liabilities and
    stockholders' equity.............       270,903     23,284,119                      23,022,409
                                           --------    -----------   -----------       -----------
                                           --------    -----------   -----------       -----------



                               AMERICAN FAMILY HOLDINGS, INC.
                        NOTES TO PRO FORMA COMBINED BALANCE SHEETS


PRO FORMA ADJUSTMENTS


These pro forma adjustments reflect the completion of the Acquisition. The following sets forth the adjustments:

(1) Reflects the historical combined balance sheets of the Programs as of September 30, 1997.

(2) To reflect the utilization of carryover basis in conjunction with the Acquisitions and the conversion of investor interests into common stock shares of the Company.

(3) To reflect the effect on the accumulated deficit of an unsuccessful units offering.

                                       September 30, 1997
                                       ------------------
                                           Acquisition
                                       ------------------
      Total costs                         $ 1,067,544

      Less:  Amount previously expensed      (800,544)
                                       ------------------
      Costs to account for                $   267,000
                                       ------------------
                                       ------------------

(4) Represents the forgiveness of accrued expenses, owed to National, upon successful completion of the Acquisition, as summarized by the following.

                                                         Sacramento/
                          Ahwahnee   ODI     Mori Point  Delta Greens  TOTAL
                          --------  -------- ----------  ------------ ----------

Total fees and
advances due to National  $732,734  $752,000  $516,218    $179,944    $2,180,896

Amounts forgiven
by National                105,000   704,000      -        137,111       946,111
                          --------  -------- ----------  ------------ ----------

Total due to
National after
Acquisition               $627,734    48,000   516,218      42,833    $1,234,785
                          --------  -------- ----------  ------------ ----------
                          --------  -------- ----------  ------------ ----------

(5)  To eliminate intercompany receivables and payables.

(6) To reflect the issuance of 138,734 shares of common stock of the Company to the Company's founders and consultants in conjunction with the Acquisition.

(7)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing and lots.

                          AMERICAN FAMILY HOLDINGS, INC.
                     NOTES TO PRO FORMA COMBINED BALANCE SHEETS

(7)  Segment Information (continued)

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies.


     Segment Assets                      September 30, 1997
     --------------- --------------------------------------------------------
                      Vacation and   Residential Home
                     Leisure Resort    Development       All Other    Total
                     --------------  -----------------  ----------  ---------
     Segment Assets      11,313,077         5,646,980   6,324,0622  3,284,119


     Reconciliation of Assets
     -------------------------

     Total assets for reportable segments         23,284,119
     Cash                                              3,903
     Elimination of receivables from corporate
       headquarters                                 (267,000)
     Consolidated total assets after adjustments  23,021,022

                         AMERICAN FAMILY HOLDINGS, INC.
                 PRO FORMA COMBINED STATEMENTS OF OPERATIONS

   The pro forma combined statements of operations presented below reflect the acquisition as previously described as if it occurred at the beginning of the periods presented. The Company was omitted from the statements presented below since it had no operations during the periods presented.





                                     Year Ended December 31, 1996            Nine Months Ended September 30, 1997
                                     -------------------------------------  ----------------------------------------
                                                   Pro Forma   Pro Forma                    Pro Forma     Pro Forma
                                     Programs(1)  Adjustments  Combined       Programs(1)   Adjustments    Combined
                                     -----------  -----------  -----------   ------------   ------------ -----------
THE ACQUISITION

Revenues                            $  6,675,718  $            $ 6,675,718   $  5,129,774    $           $ 5,129,774
Cost of sales                          5,327,856                 5,327,856      3,585,345                  3,585,345
                                    ------------               -----------   ------------    ----------- -----------
Gross profit                           1,347,862                 1,347,862      1,544,429                  1,544,429
Selling, general and administrative    3,667,227     350,000(2)  4,017,227      2,988,526     262,500(2)   3,251,026
Land write down                          845,000                   845,000        983,143                    983,143
Management fees                          650,000    (650,000)(3)         0        487,500    (487,500)(3)         -
Acquisition expenses                          -           -                       800,544    (800,544)(5)         -
Total expenses                         5,162,227                 4,862,227      5,259,713                  4,234,169
                                    ------------               -----------   ------------    ----------- -----------
Interest income (expense)                 63,518                    63,518         39,542                     39,542
                                    ------------               -----------   ------------                -----------
Net income (loss)                     (3,750,847)               (3,450,847)    (3,675,742)                (2,650,198)
                                    ------------               -----------   ------------                -----------
                                    ------------               -----------   ------------                -----------
Net loss per
 common share(4)                                                     (1.29)                                    (0.99)



                        AMERICAN FAMILY HOLDINGS, INC.
             NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


PRO FORMA ADJUSTMENTS


(1) Reflects the historical combined statements of operations of the Programs for the year ended December 31, 1996 and the nine months ended September 30, 1997.


(2) To reflect the replacement of National as asset manager of the investment programs with the new management structure of the Company:


                                     Year Ended               Nine Months Ended
                                  December 31, 1996           September 30, 1997
                                  -----------------           ------------------

Officers and staff salaries to
be included in selling,
general and administration
after Acquisition                    $  806,000                   $  604,500

Officers
salaries included in
selling, general and
administration prior to
Acquisition                          $ (456,000)                  $ (342,000)
                                     ----------                   ----------
Pro forma adjustment to
selling, general and
administration                       $  350,000                   $  262,500
                                     ----------                   ----------
                                     ----------                   ----------



(3) To reflect the cancellation of the servicing agreements between National and the investment programs.

(4) Net loss per share is based on 2,666,517 weighted average number of shares outstanding and does not include any warrants to be issued in conjunction with the company's units offering.

(5)  To eliminate the nonrecurring costs associated with the Acquisition.

(6)  Segment Information

     American Family Holdings, Inc. ("American") has two reportable segments: vacation and leisure resort properties and residential home properties. The vacation and leisure resort property is used to generate revenue through a recreational vehicle membership plan, as well as a golf course and resort operation. The residential home properties segment derives its revenue from the development and sales of residential housing.

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies. However, in the calculation of the pro forma loss for these segments, American officers salaries, management fees and acquisition expenses were excluded.

                                       September 30, 1997

                      Vacation and    Residential Home
                      Leisure Resort    Development       All Other   Total
Revenues                1,488,924        3,640,850                    5,129,774
Segment profit/(loss)    (759,360)        (841,040)       (445,298)  (2,045,698)

                 AMERICAN FAMILY HOLDINGS, INC.
       NOTES TO PRO FORMA COMBINED STATEMENTS OF OPERATIONS


(6)  Segment Information (continued)

                                              December 31, 1996
                      ---------------------------------------------------------
                       Vacation and   Residential Home
                      Leisure Resort    Developers       All Other     Total
                      --------------  -----------------  ----------  ----------
Revenues                  1,185,538      5,490,180                    6,675,718
Segment profit/(loss)    (1,486,363)       (56,675)      (1,101,809) (2,644,847)


Profit or Loss Reconciliation       September 30, 1997     December 31, 1996
-----------------------------       ------------------     -----------------
Total profit or loss for
  reportable segments                       (2,045,698)           (2,644,847)
Adjustment for expenses not
  included in segment loss:
    Officers Salaries                         (604,500)             (806,000)
Total pro forma loss after
  adjustments                               (2,650,198)           (3,450,847)

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Family Holdings, Inc.
Los Angeles, California


We have audited the accompanying balance sheet of American Family Holdings, Inc. as of September 30, 1997. The balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.


In our opinion, based on our audit, the balance sheet referred to above presents fairly, in all material respects, the financial position of American Family Holdings, Inc. of as of September 30, 1997 in conformity with generally accepted accounting principles.


                                        BDO SEIDMAN, LLP


Los Angeles, California
October 31, 1997

                           AMERICAN FAMILY HOLDINGS, INC.

                                 BALANCE SHEET

                               September 30, 1997


ASSETS
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . .      3,903
  Deferred Offering Costs  . . . . . . . . . . . . . . . . .    267,000
                                                               --------
    Total Assets . . . . . . . . . . . . . . . . . . . . . .    270,903
                                                               --------
                                                               --------
LIABILITIES
  Due to affiliate . . . . . . . . . . . . . . . . . . . . .    267,000
                                                               --------
STOCKHOLDERS' EQUITY (Note 2):
  Preferred Stock, shares authorized - 2,000,000;
    issued and outstanding 0 . . . . . . . . . . . . . . . .          -
  Common Stock, $0.001 par value; shares authorized                   -
    10,000,000; shares issued and outstanding - 390,303. . .        391
  Additional paid in capital . . . . . . . . . . . . . . . .      3,512
     Total stockholders' equity  . . . . . . . . . . . . . .      3,903
                                                               --------
  Total liabilities and stockholders' equity . . . . . . . .    270,903
                                                               --------
                                                               --------




























                See accompanying notes to financial statements.

                           AMERICAN FAMILY HOLDINGS, INC.

                             NOTES TO BALANCE SHEET


NOTE 1.  ORGANIZATION AND BASIS OF FINANCIAL PRESENTATION

American Family Holdings, Inc. (the Company) was organized and incorporated in Delaware to become a publicly held corporation which would acquire the assets, certain liabilities and business activities owned by investors in the investment programs listed below in exchange for ownership in the Company. The Company will also attempt to sell a maximum of 500,000 shares of common stock and warrants (the "Units") at a price of $10 per Unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering. Listed below are the investment programs to be acquired and the number of common stock shares of the Company issued to the investors in these programs:


                                                   Shares of
Investment Program                                Common Stock
------------------                                -------------
Oceanside                                               544,552
Yosemite/Ahwahnee I and II                              935,296
Mori Point                                              470,427
Sacramento/Delta Greens                                 187,205
                                                  -------------
                                                      2,137,480
                                                  -------------
                                                  -------------


   ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2.  EMPLOYMENT AGREEMENTS


   The Company has entered into employment agreements, contingent upon the successful completion of the Acquisition, with two members of senior management for a term of five years and one member of senior management for a term of three years, each subject to automatic one year extensions unless terminated. The agreements provide for annual compensation of $180,000, $180,000 and $200,000 and contain provisions for bonus consideration based on performance standards. In addition, except to the extent required to carry on pre-existing duties to investors in other programs managed by National or other pre-existing real estate investments, each agreement includes provisions restricting the officers from competing with the Company during the term of such employment; providing for certain salary and benefit continuance for six months if the officer is permanently disabled; and, providing for a severance payment in the amount of 2.99 times the officer's average salary and bonus over the past five years (or such shorter time as the officer was employed), payable in 36 equal monthly installments, in the event of a change of control of the Company within two years of the change of control event.

                        AMERICAN FAMILY HOLDINGS, INC.

                           NOTES TO BALANCE SHEET
                               (CONTINUED)


NOTE 3.  STOCK INCENTIVE PLAN

   The Company has established a stock incentive plan (the "Stock Incentive Plan") to enable executive officers, key employees and directors of the Company and its subsidiaries to participate in the ownership of the Company. The following awards may be made under the Plan:

   NONQUALIFIED STOCK OPTIONS will provide for the right to purchase Common Stock at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date. Nonqualified stock options may be granted for any reasonable term.

   INCENTIVE STOCK OPTIONS, if granted, will be designed to comply with the provisions of the Code and will be subject to restrictions contained in the Code, including exercise prices equal to at least 100% of fair market value of Common Stock on the grant date and a ten year restriction on their term, but may be subsequently modified to disqualify them from treatment as an incentive stock option.


   RESTRICTED STOCK is Common Stock of the Company which may be awarded to key employees of the Company by the Compensation Committee, subject to such restrictions on the exercise of full ownership as such Committee may determine. Restrictions may relate, among other things, to duration of employment, Company performance and individual performance.

   Promptly after the Closing of the Acquisition, the Company expects to issue to certain officers, directors and key employees of the Company and its subsidiaries options to purchase an aggregate of 7,500 shares of Common Stock pursuant to the Stock Incentive Plan. The term of each of such options will be 10 years from the date of grant. Commencing one year from the Closing, each such option will vest 25% per year over four years and is exercisable at a price per share equal to the public offering price per Share in the Offering. The expected allocations of the options to such persons is as presented above in the "Directors and Executive Officers Compensation and Incentives."


   185,000 shares of Common Stock, subject to adjustment, will be reserved for issuance under the Stock Incentive Plan. There is no limit on the number of awards that may be granted to any one individual (other than Independent Directors who annually receive a fixed number of options automatically).

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Oceanside "Trudy Pat" Program ("Oceanside Program") (as defined in Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Oceanside Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.


                                       BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                        THE OCEANSIDE PROGRAM

                           BALANCE SHEETS


                                                December 31,      September 30,
                                                   1996               1997
                                                ------------      -------------
                                                                   (Unaudited)
ASSETS:
  Cash and cash equivalents                      $  660,207          $  206,335
  Restricted cash                                 1,780,141           1,404,248
  Real estate inventory                           2,231,159             593,115
  Real estate property held for sale (Note 7)     3,219,920           3,301,071
  Property and equipment, net (Note 3)               21,823              20,279
  Other assets                                       24,966              12,181
  Due from affiliate (Note 1)                             -             109,751
                                                ------------      -------------
    Total assets                                 $7,938,216          $5,646,980
                                                ------------      -------------

LIABILITIES:
  Line of credit (Note 4)                        $    3,910          $       -
  Accounts payable                                  585,768              58,676
  Due to affiliate (Note 5)                         608,000             752,000
  Accrued expenses and other liabilities              9,724              94,783
                                                ------------      -------------
    Total liabilities                             1,207,402             905,459
                                                ------------      -------------

COMMITMENTS  AND CONTINGENCIES (Note 5)

OWNERS' EQUITY:
  Owners' Equity                                  6,730,814           4,741,521
                                                ------------      -------------
    Total liabilities and owners' equity         $7,938,216          $5,646,980
                                                ------------      -------------
                                                ------------      -------------






               See accompanying notes to financial statements.

                               THE OCEANSIDE PROGRAM



                              STATEMENTS OF OPERATIONS

                                             Year Ended             Nine Months Ended
                                             December 31,               September 30,
                                       -----------------------   -----------------------
                                          1996        1995          1997         1996
                                       ----------  -----------   -----------  ----------
                                                                      (Unaudited)
REVENUES FROM HOME SALES               $5,490,180   $5,920,600   $ 3,640,850  $3,253,380

COST OF HOME SALES                      4,975,160    5,295,741     3,235,867   3,000,155
                                       ----------  -----------   -----------  ----------
GROSS PROFIT                              515,020      624,859       404,983     253,225

EXPENSES:
  Selling, general and administrative     842,987      796,861       684,363     500,062
  Real estate inventory writedown
   (Note 8)                                     -           -        753,143          -
  Related party management fees (Note 5)  300,000      300,000       225,000     225,000
  Acquisition expenses (Note 1)                 -           -        329,253          -
                                       ----------  -----------   -----------  ----------
Total expenses                          1,142,987    1,096,861     1,991,759     725,062
                                       ----------  -----------   -----------  ----------
Interest income                            79,292      104,783        47,483      61,027
                                       ----------  -----------   -----------  ----------
Net income (loss)                      $ (548,675)  $ (367,219)  $(1,539,293) $ (410,810)
                                       ----------  -----------   -----------  ----------
                                       ----------  -----------   -----------  ----------









                      See accompanying notes to financial statements.

                             THE OCEANSIDE PROGRAM

                         STATEMENTS OF OWNERS' EQUITY




                                                  Amount
                                                -----------
Balance January 1, 1995                         $ 9,446,708

Capital distributions                              (900,000)
Net loss for the year                              (367,219)
                                                ------------
Balance December 31, 1995                         8,179,489

Capital distributions                              (900,000)
Net loss for the year                              (548,675)
                                                ------------
Balance December 31, 1996                         6,730,814

Capital distributions (unaudited)                  (450,000)
Net loss for the period (unaudited)              (1,539,293)
                                                -----------
Balance September 30, 1997 (unaudited)          $ 4,741,521
                                                -----------
                                                -----------
















             See accompanying notes to financial statements.

                         THE OCEANSIDE PROGRAM

                       STATEMENTS OF CASH FLOWS



                                                                        Nine Months Ended
                                         Year Ended December 31,           September 30,
                                         ------------------------    ------------------------
                                            1996         1995             1997         1996
                                         -----------   ----------    -----------    ---------
                                                                           (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                        $  (548,675)  $ (367,219)   $(1,539,293)   $(410,810)
    Adjustments net loss to cash
    provided by (used in) operating
    activities:
    Depreciation and amortization                3,352          903          6,398        2,402
    Increase (decrease) from changes in:
    Restricted cash                            326,089      447,123        375,893      239,975
    Real estate inventory                    1,155,537      761,195      1,637,984      505,962
    Other assets                               (24,120)     400,718         12,845          846

    DUE FROM AFFILIATE                              -            -        (109,751)          -
    Accounts payable                           286,196     (160,904)      (527,092)     (15,231)
    Accrued expenses and
      other liabilities                       (196,141)     195,319        229,059      145,303
    Net cash provided by (used in)         -----------   ----------    -----------    ---------
      operating activities                   1,002,238    1,277,135         86,043      468,447

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment           (17,600)      (8,478)        (4,854)     (16,535)
  Additions to real estate property held
    for sale                                   (96,462)    (315,436)       (81,151)     (38,644)
                                           -----------   ----------    -----------    ---------
  Net cash used in investing activities       (114,062)    (323,914)       (86,005)     (55,179)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit proceeds                    3,600,000            -      1,821,560           -
  Line of credit repayments                 (3,596,090)           -     (1,825,470)          -
  Contributions (distributions)               (900,000)    (900,000)      (450,000)    (675,000)
                                           -----------   ----------    -----------    ---------
  Net cash provided by (used in)
    financing activities                      (896,090)    (900,000)      (453,910)    (675,000)
                                           -----------   ----------    -----------    ---------
  Net increase (decrease) in
    cash and cash equivalents                   (7,914)      53,221        453,872     (261,732)

  Cash and cash equivalents
    at beginning of period                     668,121      614,900        660,207      668,121
                                           -----------   ----------    -----------    ---------
  Cash and cash equivalents
    at end of period                        $  660,207   $ 668,121     $   206,335    $ 406,389
                                           -----------   ----------    -----------    ---------
                                           -----------   ----------    -----------    ---------
  Cash paid during the
    period for interest                      $   9,526   $        -     $    4,272   $        -
                                           -----------   ----------    -----------    ---------
                                           -----------   ----------    -----------    ---------





  Interest capitalized for the year ended December 31, 1996 and for the nine months ended September 30, 1997 were $14,939 and $4,536.


                      See accompanying notes to financial statements

                            THE OCEANSIDE PROGRAM

                         NOTES TO FINANCIAL STATEMENTS

                  (Information with respect to the nine months
                 ended September 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

    ORGANIZATION

   During 1993 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Oceanside Program (the "Program") to entities affiliated with the Ved Corporation, the original borrowers, in the amount of $30,000,000 by selling undivided tenant-in-common interests in such loan to 1,755 investors. In November of 1993, the borrower granted the property ("Oceanside Development") securing the loan to Oceanside Development, Inc., a California corporation (the "Company"), formed by National on behalf of the investors in the Oceanside Program. The first lien was kept intact after the date of grant to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Program, the underlying protection of the lien is no longer needed and will be extinguished as part of the acquisition. Oceanside Development is a single family detached home development consisting of two tracts, Encore and Symphony. The property is located in Oceanside, California and is currently held by Oceanside Development, Inc. on behalf of the Oceanside Investors.
The Oceanside property was appraised at $6,484,000 as of the date of grant from the original borrower. Therefore, the property has been written down to its fair market value at the time of grant and the investors' interests in the property is reflected as Owners' Equity in the financial statements.



   The accompanying financial statements include the accounts of the Program, which consist of Oceanside Development, Inc. and Oceanside Development, LLC, and do not include the accounts of National.


   AMERICAN FAMILY HOLDINGS, INC.

   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common stock. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consists of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



   In conjunction with the contemplated transactions, the Program is currently paying for a certain portion of the costs of the transactions. Costs which have been allocated to the acquisition of the investment programs by American have been expensed by the Program as incurred. Costs which will be allocated against the proceeds of the units offering have been recorded as a receivable from American, and capitalized as deferred offering costs by American. If the units offering is not successful, this receivable will be written off by the Program.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS AND RESTRICTED CASH

   The Oceanside Program management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Program has restricted bonded cash accounts which may only be used for capital expenditures on the residential properties. The restricted cash balance at December 31, 1996 and September 30, 1997 were $1,780,141 and $1,404,248.

                          THE OCEANSIDE PROGRAM

                     NOTES TO FINANCIAL STATEMENTS

             (Information with respect to the nine months ended September 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


   REAL ESTATE INVENTORIES AND REAL ESTATE PROPERTY HELD FOR SALE
   Costs incurred which are included in real estate inventories and property held for sale consist of land, land development costs, direct and indirect costs of construction, other overhead costs, interest and property taxes. Interest and property taxes are capitalized to real estate inventories when development activities begin, and capitalization ends when the qualifying
assets are ready for their intended use.   As of December 31, 1996 and
September 30, 1997, the Oceanside Development had 41 and 23 lots classified as inventory and 111 lots classified as property held for sale.




   Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset. Assets held for sale are to be carried at the lower of cost or fair value less the costs to sell.



   The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations to differ from amounts presently estimated.


   SALE AND PROFIT RECOGNITION
   Revenues from home sales are recognized when closings have occurred. At the time of revenue recognition, costs of home sales are charged with direct costs of construction and an allocation of a project's total estimated costs.

   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

   INCOME TAXES
   The financial statements include the activity of the Program, which income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS

   The interim financial statements for the nine months ended September 30, 1996 and 1997 are unaudited; however in the opinion of management of the Program, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.

                           THE OCEANSIDE PROGRAM

                        NOTES TO FINANCIAL STATEMENTS
                               (CONTINUED)


                (Information with respect to the nine months
               ended September 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1996 and September 30, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair value of the line of credit was estimated based on similar interest rates available for comparable financial instruments.


NOTE 3. PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:


                                  December 31,          September 30,
                                     1996                   1997
                                  -----------           ------------
Office and computer equipment      $   933                $    933
Furniture and fixtures              25,145                  29,999
                                  -----------           ------------
                                    26,078                  30,932
Less accumulated depreciation       (4,255)                (10,653)
                                  -----------           ------------
                                   $21,823                $ 20,279
                                  -----------           ------------
                                  -----------           ------------


NOTE 4. LINE OF CREDIT

   The line of credit is as discussed below:


                                 Interest      December 31,   September 30,
                                   Rate            1996           1997
                                 --------      ------------   -------------
OCEANSIDE PROPERTY
$3,600,000 construction
  loan facility with a bank,
  paid through the sales of
  homes, due on demand including
  interest; collateralized by a
  first trust deed on a portion
  of the property                     9.5%          $3,910    $          -




   Accrued interest at December 31, 1996 and September 30, 1997 was $5,413 and $0. Prior to September 30, 1997, this facility was retired.

                            THE OCEANSIDE PROGRAM

                        NOTES TO FINANCIAL STATEMENTS
                               (CONTINUED)

                  (Information with respect to the nine months
                 ended September 30, 1996 and 1997 is unaudited)


NOTE 5.  COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and the activities of the Program are continued for the investors. The Program incurred asset management expenses of $300,000, $300,000, $225,000 and $225,000 for the
years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. Additionally, the Program accrued compensation expense of $192,000, $192,000, $144,000 and $144,000 for the years ended
December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 payable to senior management of the Program, who are also the principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1996 and September 30, 1997 were $608,000 and $752,000.


CONTRACT WITH FEE BUILDER
   The Program entered into an agreement with a fee builder to build out and sell the Oceanside Development property. The agreement can be terminated without cause by the Company with sixty days notice to the builder.

LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

NOTE 6.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 7.  CONCENTRATION OF CREDIT RISK

   The Program's financial instruments that are exposed to concentrations of credit risk consist of cash and cash equivalents and restricted cash accounts placed with federally insured financial institutions. Such accounts may at times exceed federally insured limits. The Program has not experienced any losses on such accounts.

                              THE OCEANSIDE PROGRAM

                          NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

                   (Information with respect to the nine months ended September 30, 1996 and 1997 is unaudited)


NOTE 8.  REAL ESTATE INVENTORY WRITEDOWN


   Based on offers received from potential buyers in the marketplace, the Program wrotedown its real estate inventory to its estimated fair value as of September 30, 1997 of $593,115, resulting in a $753,143 charge against income during the nine months ended September 30, 1997. Subsequent to September 30, 1997, the remainder of the 23 lots of inventory were sold for net proceeds of $593,115.

                 REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheets of the Yosemite/Ahwahnee I and II "Trudy Pat" Programs (the "Yosemite/Ahwahnee Programs") (as defined in
Note 1) as of December 31, 1996, and the related consolidated statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These consolidated financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Yosemite/Ahwahnee Programs as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                           BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                                BALANCE SHEETS


                                                 December 31,    September 30,
                                                    1996             1997
                                                 ------------    -------------
                                                                  (Unaudited)

ASSETS:
  Real estate and improvements (Note 3).......   $  9,734,050      $ 9,737,597
  Cash and cash equivalents...................        101,551          126,664
  Notes receivable (Note 4)...................        255,274          569,441
  Inventory...................................        538,414          381,052
  Property and equipment, net (Note 5)........        490,296          394,498
  Other assets................................         45,666           52,131
  Due from affiliate (Note 1).................              -           51,694
                                                 ------------    -------------
    Total assets..............................   $ 11,165,251     $ 11,313,077
                                                 ------------    -------------
LIABILITIES:
  Capital lease obligations (Note 6)..........        420,857          375,681
  Accounts payable............................        210,740          261,904
  Due to affiliate (Note 7)...................        508,129          721,902
  Accrued property taxes (Note 7).............        508,429          639,776
  Accrued expenses and other liabilities......         30,685          112,783
                                                 ------------    -------------
    Total liabilities.........................      1,678,840        2,112,046
                                                 ------------    -------------

COMMITMENTS AND CONTINGENCIES (NOTE 7)

OWNERS' EQUITY:
  Owners' Equity..............................      9,486,411        9,201,031
                                                 ------------    -------------
    Total liabilities and owners' equity......   $ 11,165,251     $ 11,313,077
                                                 ------------    -------------
                                                 ------------    -------------








                   See accompanying notes to financial statements

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                             STATEMENTS OF OPERATIONS


                                                                     Nine Months Ended
                                          Year Ended December 31,      September 30,
                                         ------------------------  ----------------------
                                             1996        1995          1997      1996
                                         -----------  -----------  ----------  ----------
                                                                      (Unaudited)
REVENUES
  Golf course operations                $  571,778  $   412,543   $  604,164  $  431,315
  Sale of RV memberships                   513,799            -      884,760     255,915
  Sale of developed lots                    99,961            -           -            -
                                       -----------  -----------  -----------  ----------
    Total revenues                       1,185,538      412,543    1,488,924     687,230

COST OF SALES
  Golf course operations                   165,836       50,994      120,122     107,179
  RV memberships                           103,670            -      229,356      52,249
  Developed lots                            83,190            -            -           -
                                       -----------  -----------  -----------  ----------
    Total cost of sales                    352,696       50,994      349,478     159,428

GROSS PROFIT                               832,842      361,549    1,139,446     527,802

EXPENSES:
  Selling, general and administrative    2,564,243    1,096,245    2,086,836   1,782,059
  Related party management fees (Note 7)   200,000      200,000      150,000     150,000
  Acquisition expenses (Note 1)                  -            -      154,628           -
    Total expenses                       2,764,243    1,296,245    2,391,464   1,932,059

Interest income (expense)                  (18,962)      19,159       (9,970)    (10,239)
                                       -----------  -----------  -----------  -----------
Net loss                               $(1,950,363) $  (915,537) $(1,261,988) $(1,414,496)
                                       -----------  -----------  -----------  -----------
                                       -----------  -----------  -----------  -----------










                        See accompanying notes to financial statements

                                THE YOSEMITE/AHWAHNEE PROGRAMS

                                 STATEMENTS OF OWNERS' EQUITY



Balance January 1, 1995 (Note 8)             $  10,202,036
Capital contributions                            1,009,164
Net loss for the year                             (915,537)
                                             -------------
Balance December 31, 1995                       10,295,663

Capital contributions                            1,141,111
Net loss for the year                           (1,950,363)
                                             -------------
Balance December 31, 1996                        9,486,411

Capital contributions (unaudited)                  976,608
Net loss for the period (unaudited)             (1,261,988)
                                             -------------
Balance September 30, 1997 (unaudited)        $  9,201,031
                                             -------------
                                             -------------








                 See accompanying notes to financial statements

                                   THE YOSEMITE/AHWAHNEE PROGRAMS

                                     STATEMENTS OF CASH FLOWS


                                                                              Nine Months Ended
                                             Year Ended December 31,             September 30,
                                             -------------------------   ------------------------
                                                1996         1995            1997         1996
                                             -----------   -----------   -----------   -----------
                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                   $(1,950,363)  $  (915,537)  $(1,261,908)  $(1,414,496)
Adjustments net loss to cash
 provided by (used in) operating activities:
    Cost of developed lots sold                   83,190            -              -        37,436
    Depreciation and amortization                303,228       225,763       274,679       209,717
  Increase (decrease) from changes in:
Inventory                                        103,670             -       157,362       110,063
    Other assets                                (264,478)      (36,462)     (320,632)     (155,944)
    Due from affiliate                                 -             -       (51,694)            -
    Accounts payable                             172,210       109,530        51,164        85,196
    Accrued expenses and
      other liabilities                          304,920        69,918       427,138       238,306
                                             -----------   -----------   -----------   -----------
  Net cash used in operating activities       (1,247,623)     (546,788)     (723,891)     (889,722)

CASH FLOWS USED IN INVESTING ACTIVITIES:
  Purchase of property and equipment             (48,899)      (25,650)     (174,135)      (26,434)
  Additions to real estate                       (23,250)      (86,981)       (8,293)       (1,515)
                                              -----------   -----------   -----------   -----------
 Net cash provided by (used in)
    investing activities                         (72,149)     (112,631)     (182,428)      (27,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital lease repayments                       (67,088)       (5,886)      (45,176)      (46,602)
  Contributions                                1,141,111     1,009,164       976,608       675,607
                                             -----------   -----------   -----------   -----------
  Net cash provided by (used in)
    financing activities                       1,074,023     1,003,278       931,432       629,005
                                             -----------   -----------   -----------   -----------
  Net increase (decrease) in
    cash and cash equivalents                   (245,749)      343,859        25,113      (288,666)

  Cash and cash equivalents
    at beginning of period                       347,300         3,441       101,551       347,300
                                             -----------   -----------   -----------   -----------
  Cash and cash equivalents
    at end of period                         $   101,551   $   347,300    $  126,664   $    58,634
                                             -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------
  Cash paid during the
    period for interest                      $         -   $         -    $        -   $         -
                                             -----------   -----------   -----------   -----------
                                             -----------   -----------   -----------   -----------



                             See accompanying notes to financial statements

                              THE YOSEMITE/AHWAHNEE PROGRAMS

                               NOTES TO FINANCIAL STATEMENTS

                        (Information with respect to the nine months ended September 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION

   During 1989 and 1992 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of two real estate loans for the Yosemite/Ahwahnee Programs (the "Programs") by selling undivided tenant-in-common interests in such loans to investors. The Yosemite/Ahwahnee I loan was in the amount of $6,500,000 to 426 investors and Yosemite/Ahwahnee II was in the amount of $13,500,000 to 837 investors. In September of 1995, on behalf of the Yosemite/Ahwahnee investors, National foreclosed on the borrower and took title to the property ("Ahwahnee Golf Course and Resort") involved. The first liens were kept intact after the foreclosure to protect the investors' interests in the underlying property during its development. As the investors' interests are to be converted to common stock in conjunction with a proposed acquisition of the Programs, the underlying protection of the liens are no longer needed and will be extinguished as part of the acquisition. Ahwahnee Golf Course and Resort is projected to be a multi-faceted resort, which currently includes a country club and a partially completed recreational vehicle park, with plans to develop the remainder of the project, potentially as a timeshare facility.
 The 1,650 acre property is located in Madera County, California, approximately 15 miles south of Yosemite National Park and is currently held in trust by National on behalf of the Yosemite/Ahwahnee Investors. The Company obtained an appraisal as of the date of foreclosure, which assumes that the property is developed at its highest and best use, and the result of the appraisal, after certain accounting-related adjustments made by the Company, was a fair market value of $10,800,000. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements. Since taking over these properties, National has operated them on behalf of the investors through a corporation known as Ahwahnee Golf Course and Resort, Inc.



   The accompanying financial statements include the accounts of the Programs, which consist of Ahwahnee Golf Course and Resort, Inc., National Investors Land Holding Trust VII and National Investors Land Holding Trust IX, and do not include the accounts of National.


   AMERICAN FAMILY HOLDINGS, INC.

   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



   In conjunction with the contemplated transactions, the Program is currently paying for a certain portion of the costs of the transactions. Costs which have been allocated to the acquisition of the investment programs by American have been expensed by the Program as incurred. Costs which will be allocated against the proceeds of the units offering have been recorded as a receivable from American, and capitalized as deferred offering costs by American. If the units offering is not successful, this receivable will be written off by the Program.

                          THE YOSEMITE/AHWAHNEE PROGRAMS

                           NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

                   (Information with respect to the nine months
                  ended September 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS
   The Programs' management considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

   REAL ESTATE AND IMPROVEMENTS
   Real estate and improvements are carried at cost. Expenditures for additions and improvements are capitalized, and expenditures for repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis on land improvements and buildings and improvements over estimated useful lives ranging from 5-30 years.


   Effective January 1, 1996, the Programs adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.
Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.



   The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.


   PROPERTY AND EQUIPMENT
   Property and equipment are stated at cost. Depreciation and amortization are being provided principally on the straight line method over the estimated useful lives or the related assets. Estimated useful lives range from 3-5 years.

   REVENUE RECOGNITION
   The Programs generate revenues from its golf course operations and sales of recreational vehicle memberships. Revenues from the sale of recreational vehicle memberships are not recognized until the Programs have received at least 10% of the total purchase price and the statutory 3 day rescission period has elapsed. Until a contract to purchase a recreational vehicle membership qualifies as a sale, all payments received are accounted for as customer deposits.


   The Program sells recreational vehicle memberships to members on a timeshare plan. The length of this plan ranges from the length of the remaining lifetime of the primary member to the lifetimes of the primary member, the primary member's child and the primary member's grandchild. The membership rights include the use of the recreational vehicle park and facilities. The only restriction to the membership is that members may only use the recreational vehicle park for a maximum of seven days at a time with a minimum of seven days between visits.

                       THE YOSEMITE/AHWAHNEE PROGRAMS

                        NOTES TO FINANCIAL STATEMENTS
                                (CONTINUED)

                  (Information with respect to the nine months
                   ended September 30, 1996 and 1997 is unaudited)



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


   COST OF SALES AND INVENTORY OF RV MEMBERSHIPS
   Cost of sales of recreational vehicle memberships is determined by dividing the total costs incurred in the development of the recreational vehicle facility by the number of units completed. Inventory of recreational vehicle memberships, including all land costs and improvements, is stated at cost, which is not greater than its net realizable value.

   INCOME TAXES
   The financial statements include the activity of the Programs, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS

   The interim financial statements for the nine months ended September 30, 1997 are unaudited; however in the opinion of Programs' management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.


   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

   Based upon certain market assumptions and information available to management, the carrying values of financial instruments as of December 31, 1996 and September 30, 1997 approximate their fair values. The carrying value of cash and cash equivalents, accounts payable and accrued expenses are assumed to approximate fair value as they are short term in nature and receivable or payable on demand. The fair values of notes receivable and capital lease obligations were estimated based on similar interest rates available for comparable financial instruments.


NOTE 3.  REAL ESTATE AND IMPROVEMENTS

   Real estate and improvements consist of the following:


                                      December 31,   September 30,
                                         1996            1997
                                      ------------   ------------
Land                                  $ 8,114,645     $ 8,114,645
Land improvements                       1,251,044       1,425,179
Buildings and improvements                820,783         820,783
                                      ------------   ------------
                                       10,186,472      10,360,607
Less accumulated depreciation            (452,422)       (623,010)
                                      ------------   ------------
                                     $  9,734,050     $ 9,737,597
                                      ------------   ------------
                                      ------------   ------------

                        THE YOSEMITE/AHWAHNEE PROGRAMS

                        NOTES TO FINANCIAL STATEMENTS
                               (CONTINUED)

                 (Information with respect to the nine months
                  ended September 30, 1996 and 1997 is unaudited)


NOTE 4.  NOTES RECEIVABLE

   The Programs make unsecured loans to individuals in conjunction with its sales of recreational vehicle memberships. These loans bear interest at rates between 0% and 17%, range in length from one to seven years and may be prepaid at any time without penalty. Notes receivable are shown net of discounts of $8,500 and $24,950 as of December 31, 1996 and September 30, 1997. As of September 30, 1997, a total of $446,737 of the notes receivable balance is expected to be collected after one year. The total allowance for doubtful accounts as of December 31, 1996 and September 30, 1997 is $7,500 and $11,742, respectively.


NOTE 5.  PROPERTY AND EQUIPMENT

   Property and equipment consist of the following:


                              December 31,     September 30,
                                 1996              1997
                              -----------      -------------
Capital lease equipment       $  505,998       $  507,295
Furnitures and fixtures           25,349           25,349
Machinery and equipment           37,033           44,029
                              -----------      -------------
                                 568,380          576,673
Less accumulated depreciation    (78,084)        (182,175)
                              -----------      -------------
                              $  490,296       $  394,498
                              -----------      -------------
                              -----------      -------------

NOTE 6.  CAPITAL LEASE OBLIGATIONS

   Future minimum rental payments under noncancellable capital leases as of December 31, 1996 were as follows:

                                               Amount
                                            -----------
    1997                                    $  121,433
    1998                                        120,923
    1999                                        113,893
    2000                                        113,893
    2001                                         59,184
                                            -----------
    Total minimum lease payments                529,326
    Amount representing interest                108,469
                                            -----------
    Present value of minimum lease payments     420,857
                                            -----------
                                            -----------

                         THE YOSEMITE/AHWAHNEE PROGRAMS

                          NOTES TO FINANCIAL STATEMENTS
                                (CONTINUED)

                  (Information with respect to the nine months ended September 30, 1996 and 1997 is unaudited)


NOTE 7.  COMMITMENTS


SERVICING/MANAGEMENT AGREEMENT
   The Programs are currently managed, subject to a servicing agreement, by National. National also currently manages five other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Programs to assure that the purpose and activities of the Programs are continued for the investors. The Programs incurred asset management expenses of $200,000, $200,000, $150,000 and $150,000 for the
years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. Additionally, the Programs accrued compensation expense of $58,620, $264,000, $198,000 and $198,000 for the years ended
December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997 payable to senior management of the Company, who are also principals of National. Total accrued and unpaid management fees and compensation as of December 31, 1996 and September 30, 1997 were $508,129 and $721,902.


LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.

DELINQUENT PROPERTY TAXES

   The Program has delinquent property taxes of $639,776 as of September 1997. The Program is in the process of negotiating a payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 8.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 9.  DEBT FORECLOSURE

   In September 1995, the management company, for the benefit of investors in debt securities secured by the Property, foreclosed on the Property. Due to the debtor's financial position as of December 31, 1994, the foreclosure has been accounted for as if it took place prior to January 1, 1995.

NOTE 10.  SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

   During the years ended December 31, 1995 and 1996, the Company entered into capital lease obligations of $195,259 and $298,572.

          REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Mori Point "Trudy Pat" Program (the "Mori Point Program") (as defined in Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Mori Point Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                            BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                          THE MORI POINT PROGRAM

                             BALANCE SHEETS



                                    December 31,        September 30,
                                         1996                1997
                                    ------------        ------------
                                                         (Unaudited)
ASSETS:
  Land                              $  4,100,000          $4,100,000
  Cash and cash equivalents               39,032              83,410
  Due from affiliate (Note 1)                  -              74,977
                                    ------------        ------------
    Total assets                    $  4,139,032          $4,258,387
                                    ------------        ------------
                                    ------------        ------------

LIABILITIES:
  Due to affiliate (Note 3)         $    441,218          $  516,218
  Accrued property taxes (Note 3)        366,296             293,780
  Accrued expenses                             -             144,118
                                    ------------        ------------
    Total liabilities               $    807,514          $  954,116
                                    ------------        ------------
                                    ------------        ------------

COMMITMENTS AND CONTINGENCIES (Note 3)

OWNERS' EQUITY:
    Owners' Equity                     3,331,518           3,304,271
                                    ------------        ------------
    Total liabilities and
      owners' equity                $  4,139,032          $4,258,387
                                    ------------        ------------
                                    ------------        ------------








                    See accompanying notes to financial statements

                            THE MORI POINT PROGRAM

                            STATEMENTS OF OPERATIONS



                                                           Nine Months Ended
                           Year Ended December 31,           September 30,
                           -----------------------      -----------------------
                             1996        1995               1997       1996
                           ----------  -----------      ----------  -----------
                                                              (Unaudited)
EXPENSES:
  Selling, general and
    administrative         $  90,348   $  46,867        $  123,448      41,383
  Related party management
    fees (Note 3)            100,000     100,000            75,000      75,000
  Acquisition expenses
    (Note 1)                       -           -           224,931           -

Total expenses               190,348      146,867          423,379     116,383

Interest income                 1,223           -            1,351         898
                           ----------  -----------      ----------  -----------

Net loss                  $  (189,125)  $ 146,867       $ (422,028)  $(115,485)
                           ----------  -----------      ----------  -----------
                           ----------  -----------      ----------  -----------
























                 See accompanying notes to financial statements

                            THE MORI POINT PROGRAM

                          STATEMENTS OF OWNERS' EQUITY



                                                          Total
                                                      ------------
Balance January 1, 1995                               $  3,465,200

  Net loss for the year                                   (146,867)
                                                      ------------
Balance December 31, 1995                                3,318,333

  Capital contributions                                    202,310
  Net loss for the year                                   (189,125)
                                                      ------------
Balance December 31, 1996                                3,331,518

  Capital contributions (unaudited)                        394,781
  Net loss for the period (unaudited)                     (422,028)
                                                      ------------

Balance September 30, 1997 (unaudited)                $  3,304,271
                                                      ------------
                                                      ------------


















                See accompanying notes to financial statements

                           THE MORI POINT PROGRAM

                           STATEMENTS OF CASH FLOWS


                                                                                Nine Months Ended
                                                       Year Ended December 31,       September 30,
                                                       -----------------------  ---------------------
                                                           1996        1995         1997      1996
                                                       -----------  ---------   ---------   ---------
                                                                                     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                              $ (189,125) $(146,867)  $(422,028)  $(115,485)
  Increase (decrease) from changes in:
    Due from affiliate                                           -          -     (74,977)          -
    Accrued expenses                                        25,847    146,867     146,602     (15,923)
                                                       -----------  ---------   ---------   ---------
  Net cash used in operating activities                   (163,278)         -    (350,403)   (131,408)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                            202,310          -     394,781     172,341
                                                       -----------  ---------   ---------   ---------
  Net cash provided by financing activities                202,310          -     394,781     172,341

Net increase (decrease) in cash and cash equivalents        39,032          -      44,378      40,933

Cash and cash equivalents at beginning of period                 -          -      39,032           -
                                                       -----------  ---------   ---------   ---------
Cash and cash equivalents at end of period              $  39,032   $       -   $  83,410   $  40,933
                                                       -----------  ---------   ---------   ---------
                                                       -----------  ---------   ---------   ---------













                  See accompanying notes to financial statements

                                THE MORI POINT PROGRAM

                           NOTES TO FINANCIAL STATEMENTS

                    (Information with respect to the nine months
                   ended September 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

   ORGANIZATION

   During 1990 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Mori Point "Trudy Pat" Program (the "Program") in the amount of $10,000,000 by selling undivided tenant-in-common interests in such loan to 486 investors. In August of 1992, on behalf of the Mori Point Program investors, National foreclosed on and took title to the property ("Mori Point") involved in the Mori Point Program. Mori Point is currently raw land which is zoned for a 275 room hotel/conference center, 60 residential units and an equestrian/commercial facility. The property is located in Pacifica, California and is currently held in trust by National on behalf of the Mori Point Investors. The Mori Point property was recently appraised at $4,100,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.


   The accompanying financial statements include the accounts of the Program, which consists of the Mori Point Land Holding Trust, and do not include the accounts of National.


   AMERICAN FAMILY HOLDINGS, INC.

   American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



   In conjunction with the contemplated transactions, the Program is currently paying for a certain portion of the costs of the transactions. Costs which have been allocated to the acquisition of the investment programs by American have been expensed by the Program as incurred. Costs which will be allocated against the proceeds of the units offering have been recorded as a receivable from American, and capitalized as deferred offering costs by American. If the units offering is not successful, this receivable will be written off by the Program.



NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   CASH EQUIVALENTS

   Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                         THE MORI POINT PROGRAM

                       NOTES TO FINANCIAL STATEMENTS
                             (CONTINUED)

                  (Information with respect to the nine months
                 ended September 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


    LAND
    Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.



   The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.


   INCOME TAXES
   The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns.

   UNAUDITED INTERIM FINANCIAL STATEMENTS

   The interim financial statements for the nine months ended September 30, 1996 and 1997 are unaudited; however in the opinion of the Program's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.


   USE OF ESTIMATES
   The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3. COMMITMENTS

SERVICING/MANAGEMENT AGREEMENT

   The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the Program are continued for the investors. The Program incurred asset management expenses of $100,000, $100,000, $75,000 and $75,000 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1996 and September 30, 1997 were $441,218 and $516,218.

                          THE MORI POINT PROGRAM

                       NOTES TO FINANCIAL STATEMENTS
                               (CONTINUED)


                 (Information with respect to the nine months ended September 30, 1996 and 1997 is unaudited)


NOTE 3. COMMITMENTS (CONTINUED)


   LAWSUITS
   The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.



   DELINQUENT PROPERTY TAXES
   The Program has delinquent property taxes of $293,780 as of September 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

   Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

National Investors Financial, Inc.
Los Angeles, California

We have audited the accompanying balance sheet of the Sacramento/Delta Greens "Trudy Pat" Program (the "Sacramento/Delta Greens Program") (as defined in
Note 1) as of December 31, 1996, and the related statements of operations, changes in owners' equity and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of the Sacramento/Delta Greens Program as of December 31, 1996, and the results of operations and cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




                                    BDO SEIDMAN, LLP

Los Angeles, California
May 27, 1997

                        THE SACRAMENTO/DELTA GREENS PROGRAM

                                BALANCE SHEETS



                                    December 31,      September 30,
                                       1996                1997
                                    ------------      -------------
                                                       (Unaudited)

ASSETS:
  Land                              $2,230,000        $2,000,000

  Cash and cash equivalents             62,583            35,097
  Due from affiliate (Note 1)                -            30,578
                                    ------------      -------------
    Total assets                    $2,292,583        $2,065,675
                                    ------------      -------------
                                    ------------      -------------

LIABILITIES:
  Accounts payable                  $   29,924        $   25,641
  Due to affiliate (Note 3)            146,611           179,944
  Accrued property taxes (Note 3)       82,531            53,993
  Accrued expenses                           -            71,157
                                    ------------      -------------
   Total liabilities                   259,066           330,735

COMMITMENTS AND CONTINGENCIES
  (Note 3)

OWNERS' EQUITY:
  Owners' Equity                     2,033,517         1,734,940
                                    ------------      -------------
    Total liabilities and owners'
     equity                         $2,292,583        $2,065,675
                                    ------------      -------------
                                    ------------      -------------















              See accompanying notes to financial statements

                     THE SACRAMENTO/DELTA GREENS PROGRAM

                         STATEMENTS OF OPERATIONS



                                                           Nine Months Ended
                          Year Ended December 31,            September 30,
                          -----------------------        ----------------------
                             1996       1995                 1997         1996
                          ----------- ---------          ----------  ----------
                                                             (Unaudited)
EXPENSES:
Selling, general
  and administrative     $   169,649  $  93,523          $   93,879  $   81,823
Land write-down (Note 5)     845,000          -             230,000     633,250
Related party management
  fees (Note 3)               50,000     50,000              37,500      37,500
Acquisition expenses
  (Note 1)                         -          -              91,732           -

  Total expenses           1,064,649    143,523             453,111     752,573

Interest income                1,965     11,933                 678       1,437
                          ----------- ---------          ----------  ----------
Net income (loss)        $(1,062,684) $(131,590)          $(452,433)  $(751,136)
                          ----------- ---------          ----------  ----------
                          ----------- ---------          ----------  ----------














                   See accompanying notes to financial statements

                     THE SACRAMENTO/DELTA GREENS PROGRAM

                        STATEMENTS OF OWNERS' EQUITY



                                                                      Total
                                                                  ------------
Balance January 1, 1995                                           $  2,953,186

Capital contributions                                                   12,033
Net loss for the year                                                 (131,590)
                                                                  ------------

Balance December 31, 1995                                            2,833,629

Capital contributions                                                  262,572
Net loss for the year                                               (1,062,684)
                                                                  ------------

Balance December 31, 1996                                            2,033,517

Capital contributions (unaudited)                                      153,856
Net loss for the period (unaudited)                                   (452,433)
                                                                  ------------
Balance September 30, 1997 (unaudited)                            $  1,734,940
                                                                  ------------
                                                                  ------------


              See accompanying notes to financial statements.

                  THE SACRAMENTO/DELTA GREENS PROGRAM

                       STATEMENTS OF CASH FLOWS



                                                                              Nine Months Ended
                                               Year Ended December 31,          September 30,
                                            --------------------------   ---------------------------
                                                1996          1995           1997            1996
                                            ------------  ------------   ------------   ------------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                 $ (1,062,684) $ (131,590)      $ (452,433)     $ (751,136)
  Adjustment to reconcile net income
  (loss) to net cash provided by (used in)
  operating activities -
    Real estate property write-down             845,000          --          230,000         633,750
  Increase (decrease) from changes in:
    Due from affiliate                               --          --          (30,578)             --
    Accounts payable                             29,924          --           (4,283)             --
    Accrued expenses                            (19,834)     53,716           75,952         (35,665)
                                           -------------  -----------     ------------    ------------
  Net cash provided by (used in)
    operating activities                       (207,594)    (77,874)        (181,342)       (153,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions                                  262,572     12,033          153,856         256,918
                                           -------------  -----------     ------------    ------------
  Net cash provided by
    financing activities                         262,572     12,033          153,856         256,918
                                           -------------  -----------     ------------    ------------
Net increase (decrease) in cash and cash
  equivalents                                     54,978    (65,841)         (27,486)        103,867

Cash and cash equivalents at beginning
  of period                                        7,605     73,446           62,583           7,605
                                           -------------  -----------     ------------    ------------
Cash and cash equivalents
  at end of period                         $      62,583 $    7,605       $   35,097      $  111,472
                                           -------------  -----------     ------------    ------------
                                           -------------  -----------     ------------    ------------
Cash paid during the period for interest   $          -- $       --       $       --      $       --
                                           -------------  -----------     ------------    ------------
                                           -------------  -----------     ------------    ------------



              See accompanying notes to financial statements

                    THE SACRAMENTO/DELTA GREENS PROGRAM

                       NOTES TO FINANCIAL STATEMENTS

             (Information with respect to the nine months
            ended September 30, 1996 and 1997 is unaudited)


NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

     ORGANIZATION
     During 1989 National Investors Financial, Inc. ("National"), represented by NASD registered securities broker-dealers, completed the funding of a real estate loan for the Sacramento/Delta Greens Program (the "Program") in the amount of $5,000,000 by selling undivided tenant-in-common interests in such loan to 332 investors. In March of 1993, on behalf of the Sacramento/Delta Greens Program investors, National foreclosed on the property and took title to the property ("Sacramento/Delta Greens") involved in the Sacramento/Delta Greens Program. Sacramento/Delta Greens is currently raw land which is zoned and has an approved tentative tract map for a single-family detached housing development of 534 homes. The property is located in Sacramento, California and is currently held in Trust by National on behalf of the Sacramento/Delta Greens investors. The Sacramento/Delta Greens property was recently appraised at $3,075,000 as of the date of foreclosure. Therefore, the property has been written down to its fair market value at the time of the foreclosure and the investors' interest in the property is reflected as Owners' Equity in the financial statements.

     The accompanying financial statements include the accounts of the Program, which consists of the Sacramento/Delta Greens Land Holding Trust, and do not include the accounts of National.

     AMERICAN FAMILY HOLDINGS, INC.

     American Family Holdings, Inc., a California corporation ("American"), was formed to be a publicly-held corporation to acquire the businesses of certain investment programs previously syndicated by National in exchange for common shares. In addition, American Family Holdings, Inc. will offer a maximum of 500,000 units, which consist of one share of common stock and one warrant at a price of $10 per unit. Each warrant entitled the holder to purchase two additional shares of common stock at 80% of the closing price of the stock on the day prior to exercise of the warrant. The warrant has a term of two years following the completion of the Offering.



     In conjunction with the contemplated transactions, the Program is currently paying for a certain portion of the costs of the transactions. Costs which have been allocated to the acquisition of the investment programs by American have been expensed by the Program as incurred. Costs which will be allocated against the proceeds of the units offering have been recorded as a receivable from American, and capitalized as deferred offering costs by American. If the units offering is not successful, this receivable will be written off by the Program.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH EQUIVALENTS
     Management of the Program considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

                      THE SACRAMENTO/DELTA GREENS PROGRAM

                        NOTES TO FINANCIAL STATEMENTS
                                (Continued)

               (Information with respect to the nine months
              ended September 30, 1996 and 1997 is unaudited)


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     LAND

     Land is carried at cost. Effective January 1, 1996, the Program adopted the provisions of Statement of Financial Accounting Standards No. 121 ("SFAS No. 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires impairment losses to be recorded on long-lived assets being developed, based on fair value, when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Examples of indicators of impairment include a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant adverse change in legal or business factors that could affect the value of an asset.



     The estimation process in determining the fair value of real estate assets is inherently uncertain and relies to a considerable extent on current and future economic and market conditions, the availability of suitable financing to fund holding, development, and construction activities, and the repayment or refinancing of existing indebtedness. Such economic and market conditions may effect management's development and marketing plans. Accordingly, the ultimate realizations may differ from amounts presently estimated.


     INCOME TAXES
     The financial statements include the activity of the Program, whose income or losses are included in the investors' respective tax returns..

     UNAUDITED INTERIM FINANCIAL STATEMENTS

     The interim financial statements for the nine months ended September 30, 1996 and 1997 are unaudited; however in the opinion of the Property's management, the interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for the interim period. The results of operations for such interim period are not necessarily indicative of the results to be obtained for the full year.


     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   THE SACRAMENTO/DELTA GREENS PROGRAM

                     NOTES TO FINANCIAL STATEMENTS
                               (Continued)


             (Information with respect to the nine months
            ended September 30, 1996 and 1997 is unaudited)


NOTE 3.  COMMITMENTS


     SERVICING/MANAGEMENT AGREEMENT
     The Program is currently managed, subject to a servicing agreement, by National. National also currently manages six other programs under similar servicing agreements. As documented within the servicing agreement, National is to receive an annual fee equal to 1% of the original loan balance. National's requirements under the servicing agreement include managing the assets of the Program to assure that the purpose and activities of the program are continued for the investors. The Program incurred asset management expenses of $50,000, $50,000, $37,500 and $37,500 for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1996 and 1997. Total accrued and unpaid management fees as of December 31, 1996 and September 30, 1997 were $146,611 and $179,944.



     LAWSUITS
     The Program is, from time to time, involved in various lawsuits generally incidental to its business operations. In the opinion of management, the ultimate resolution of these matters, if any, will not have a significant effect on the financial position of the Program.


     DELINQUENT PROPERTY TAXES

     The Program has delinquent property taxes of $53,993 as of September 30, 1997. The Program has entered into a five-year payment plan with appropriate taxing authorities relative to the payment of these past due taxes.


NOTE 4.  CAPITAL CONTRIBUTIONS

     Through a voting procedure that can be initiated by National as Servicing Agent, a majority of the investors has the power to require all investors in the Program to make additional capital contributions. Such contributions are only recorded to the extent of cash received.

NOTE 5.  LAND WRITE-DOWN


     Due to changes in zoning and the housing market surrounding
Sacramento/Delta Greens, write-downs in the cost of the land of $845,000, $633,750 and $230,000 were recorded during the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997.

                                  APPENDICES

Appendix 1         Fairness Opinion

Appendix 2         Selected Additional Appraisal Information

                                  APPENDIX 1

                          [Form of Fairness Opinion]


_________   __, 1998

Sacramento/Delta Greens "Trudy Pat" Program
Oceanside "Trudy Pat" Program
Yosemite/Ahwahnee I "Trudy Pat" Program
Yosemite/Ahwahnee II "Trudy Pat" Program
Mori Point "Trudy Pat" Program



Gentlemen:

We understand that a transaction is contemplated (the "Transaction") whereby a newly formed company, American Family Holdings, Inc. (the "Company"), will purchase the real estate assets, liabilities and business activities (the "Properties") relating to certain trust deed participation ("Trudy Pat") loan programs sponsored by National Investors Financial, Inc. ("National"). The Trudy Pat loans were initially funded by groups of investors (the "Investors") who, by virtue of the borrowers' default on the loans, have become the beneficial owners of the Properties which secured the loans.
These include Trudy Pat loans on real property in Sacramento, California ("Delta Greens"), Pacifica, California ("Mori Point"), Oceanside, California ("Oceanside"), and two separate parcels in Oakhurst, California ("Yosemite/Ahwahnee I" and "Yosemite/Ahwahnee II"). The Company's initial capitalization was 529,037 shares of common stock, represented by 216,867 shares each to two partnerships controlled by the principals of National and 95,313 total shares issued to employees of National and the Company, and consultants to certain of the Properties (collectively, the "Founders' Shares"). As consideration for the purchase of the Properties, the Company will issue shares of common stock (the "Shares") to the respective Investors in the following amounts: 187,205 shares to the Delta Greens Investors (representing 7.02 percent of the total shares outstanding after the issuance of the Shares), 470,427 Shares to the Mori Point Investors (representing
17.64 percent of the total Shares outstanding after the issuance of the Shares), 544,552 shares to the Oceanside Investors (representing 20.42 percent of the total Shares outstanding after the issuance of the Shares), 359,429 Shares to the Yosemite/Ahwahnee I Investors (representing 13.48 percent of the total Shares outstanding after the issuance of the Shares) and 575,867 Shares to the Yosemite/Ahwahnee II Investors (representing 21.60 percent of the total Shares outstanding after the issuance of the Shares).
In connection with the Transaction, it is anticipated that the Company's common stock will be listed for public sale on the ________ ___ under the symbol ___ ____. The Company will also commence an offering of additional common shares to the Investors in the aggregate amount of up to $5,000,000, at a price of $10 per Unit, each Unit representing one new share of common stock and one warrant to purchase two additional shares of common stock at 80 percent of the Company's stock price immediately prior to the exercise date.


                                    A1.1

You have requested our opinion (the "Opinion") as to the fairness of the allocation of Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, from a financial point of view, to the Investors in each of Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II. Our Opinion is limited to the allocation of Shares to the Investors in connection with the Transaction. Therefore, we have not performed an analysis of, and express no opinion with respect to, the proposed price of $10 per Unit. In addition, we have not performed an analysis of, and express no opinion with respect to, the Company's cost structure on a going forward basis and whether such structure will result in a greater cost for services to the Investors than they were incurring collectively when the Properties were being managed by National.



In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:



1. Reviewed a draft copy of the Consent Solicitation Statement/Prospectus for the Transaction (the "Prospectus") dated ________________, 1998;

2. Reviewed the following real estate appraisals (the "Appraisals") with respect to the Properties:

    a) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by Arnold Associates, as of May 1, 1997 (the "Arnold Appraisal"),

    b) an appraisal of the Yosemite/Ahwahnee I and II Properties, prepared by the Mentor Group, as of October 10, 1996 (the "Mentor Appraisal"),

    c) an appraisal of the Mori Point Property, prepared by PKF Consulting, as of May 19, 1997 (the "PKF Appraisal"),

    d) an appraisal of the Delta Greens Property, prepared by David E, Lane, Inc., as of May 9, 1997 (the "Lane Appraisal"), and

    e) an appraisal of the Oceanside Property, prepared by Boznanski and Company, as of March 31, 1997 (the "Boznanski Appraisal");

3.  Reviewed the following feasibility studies with respect to the Properties:

    a) a study of the Yosemite/Ahwahnee I and II Properties, prepared by LEXES Enterprises, dated August 28, 1996,

    b) a study of the Yosemite/Ahwahnee I and II Properties, prepared by RCI Consulting, dated November 1996, and

                                    A1.2

    c) a study of the Delta Greens Property, prepared by Barnett Research Associates, dated December 23, 1996;


4. Reviewed the Agreement of Purchase and Sale and Joint Escrow Instructions between Oceanside Development, Inc. and a publicly traded home builder, dated as of June 18, 1997 (the "Purchase Agreement"), relating to a potential sale of a portion of the Oceanside Property, the Symphony tract (which agreement has since been canceled);



5. Reviewed audited financial statements for each of the Delta Greens Property, the Mori Point Property, the Oceanside Property and the Yosemite/Ahwahnee I and II Properties, as well as pro forma consolidated financial statements for the Company, for the year ended December 31, 1996 and the nine months ended September 30, 1997;

6. Met with management of the Company and National regarding matters pertinent to our analysis;

7. Conducted site visits to each of the Properties, and met with the General Manager of the Yosemite/Ahwahnee I and II Properties;

8.  Reviewed certain documents related to the Trudy Pat loans on the Properties;

9. Reviewed certain other documents and schedules which were pertinent to our analysis; and

10. Conducted such other studies, analyses and inquiries as we have deemed appropriate.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company or the Properties and do not assume any responsibility with respect to it. Our Opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

We have assumed that the financial statements provided to us correctly reflect the financial results and condition of the Company (on a pro forma basis) and the Properties for the time periods covered in accordance with generally accepted accounting principles consistently applied. We have further assumed that there has been no material change in the financial results and condition of the Company (on a pro forma basis) or the Properties since the date of the most recent financial statements made available to us. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Properties. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.



We are not experts in real estate appraisal and, except as stated below, we have relied upon the opinions and analyses expressed in the Appraisals as representing the current fair market values of the respective Properties. With respect to the Yosemite/Ahwahnee I and II


                                     A1.3

Properties, the wide disparity between the conclusions expressed in the Arnold and Mentor Appraisals necessitated additional analysis and scrutiny of the Appraisals as well as additional input from management regarding a reconciliation of the Appraisals. With respect to the Oceanside Property, in spite of the fact that the Purchase Agreement has been canceled, we have considered the fact that, according to management, negotiations with the potential buyer are expected to continue and that there is a significant possibility that a sale of the Symphony tract will be completed to either that particular entity or another buyer in the near future.



Based on the foregoing, and in reliance thereon, it is our opinion that the allocation of the Shares pursuant to the Transaction, on a fully diluted basis inclusive of the Founders' Shares, is fair to the Investors in Delta Greens, Mori Point, Oceanside, Yosemite/Ahwahnee I and Yosemite/Ahwahnee II, from a financial point of view.



This Opinion is furnished solely for your benefit and may not be relied upon by any other person without our express, prior written consent. We understand, however, that this Opinion may be referred to in the Prospectus to be filed by the Company in connection with this Transaction. This Opinion is delivered to you subject to the conditions, scope of engagement, limitations and understandings set forth in this Opinion and subject to the understanding that the obligations of HVA in the Transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of HVA shall be subjected to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of you or your affiliates.


HOULIHAN VALUATION ADVISORS






                                     A1.4

                                    Appendix 2

                     SELECTED ADDITIONAL APPRAISAL INFORMATION

      The following selected additional information about the appraisals of the Programs' Properties is presented so that the Investors can better understand the methods used and results of the appraisals.

SACRAMENTO/DELTA GREENS PROGRAM (David E. Lane, Inc.)


      Sales Comparison Approach(1)            $2,134,000
      Land Residual Approach(2)                2,403,000
      Discounted Cash Flow(3)                  1,815,000
      Conclusion of "as is" value                             $2,000,000


      Heaviest reliance was placed on the Sales Comparison Approach because the Property is undeveloped and generates no revenue.


      Material Assumptions

      - As of the 1993 date of value the property was approved for 596 lots, including 144 duplexes.




      - As of the 1997 date of value the property is approved for 534 lots, all single family.




      - Physical and economic conditions as of the 1993 date of value were as reported in the appraisal. No inspection or investigation was made in 1993.




      Assumptions particular to cash flow analysis



      -  A sell-out, or absorption, period of ten years.




    - A base paper lot value of $7,500 for small groups of lots, with step-up increases of $500 per lot per year - as many option or phased sales are usually arranged (last year is at $12,000 per lot).



      - Lots sold in groups of two phases per year in numerical order, using the current tentative map of 534 lots.



      - Commission and marketing of 5%, as limited sales agreements are envisioned.

                                    A2.1

      - Real estate taxes based on an interpolated value of $2,000,000, times the combined 1.5% tax and levies rate, with the declining total value of the remaining lots increased by 2% annually.


    -  Miscellaneous costs, such as insurance and overhead, of 1% of sales.


      -  A discount rate of 20%.

OCEANSIDE PROGRAM (Boznanski & Company)

      Symphony 111 lots

      Sales Comparison Approach(1)     $2,636,000 - $3,164,000
      Land Residual Approach(4)                      2,850,000
      Conclusion of "as is" value                                   $2,850,000


      The Land Residual Approach was deemed to be the more realistic as it took into account remaining development costs and was approximately the mid-point of Sales Comparison Approach range.

MORI POINT (PKF Consulting)

      Discounted Cash Flow(3)                   $5,300,000
      Ground Rent Capitalization Approach(5)     6,000,000
      Sales Comparison Approach(1)               5,400,000
      Conclusion of "as is" value                               $5,500,000



      Material Assumption



      -  The project will be open by January 1, 2001.



      -  Assumes a sell out of ten years


      As the sales comparisons available were not similarly sized or located, of a similar development potential, the greatest reliance was placed on the Discounted Cash Flow Approach as good market information was available to support the potential cash flow and development cost of the potential project. The Ground Rent Capitalization Approach was used as a test of reasonableness.

YOSEMITE/AHWANHEE I AND II (Arnold Associates)

      GOLF COURSE/COUNTRY CLUB

      Sales Comparison Approach(1)             $5,400,000
      Income Approach(6)                        4,810,000
      Cost Approach(7)                          6,270,000
      Conclusion of "as is" value                               $4,480,000*


                                   A2.2

      * Reflects a $5,100,000 stabilized value less $620,000 of lost income during stabilization process of the golf course.


      The Sales Comparison Approach was deemed the most reliable because sufficient market data existed, although the comparables were superior in location, quality or condition. The Income Approach was not reliable as there was no historical data available.


      Material Assumption

      -  Stabilized income and rounds played.

      RV PARK

      Sales Comparison Approach(1)           $3,886,000
      Cost Approach(7)                        3,986,000
      Conclusion of "as is" value                             $3,886,000


      The Sales Comparison Approach was deemed the most reliable. The Cost Approach was suspect because of lack of historical data. There was no historical data to support the Income Approach.

      COUNTRY CLUB ESTATES ("as is")                          $2,250,000

      ESTATE OUTLOTS F, G AND H ("as is")                     $5,800,000

      OTHER OUTLOTS C, D AND E ("as is")                      $4,500,000


      In each of the last three categories, only the Sales Comparison Approach was used as such approach was deemed the only reliable indicator value for the types of property in question.



      Valuation qualification for the Estates: Changes in concept and realignment of Road 621 could change density and possibly trigger additional wildlife habitat easement acreage.


YOSEMITE/AHWAHNEE I AND II (Mentor)

      Utilizing a sales comparison approach (1) for the undeveloped land and a cost approach (7) for the balance of the Properties, in October 1996, The Mentor Group, Inc. appraisal valued the



      Country Club Estates ("as is")         $  530,000
      Remaining Real Estate
        Land                                  1,895,000
        Buildings                             1,025,000
        Land Improvements                       541,200
        Conclusion of "as is" value                           $4,000,000


                                  A2.3

      At the time of the appraisal, The Mentor Group did not adopt the income capitalization approach for the golf course portion because it was not projected to be profitable in the near future and needed considerable expenditures to be operational. The sales comparison approach was not used for the golf course portion because there were no comparable sales.



(1) The sales comparison approach produces an estimate of value by comparing the sales and/or listings of similar properties in the same area as the subject property or in competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market.



(2) In a land residual analysis, a simple deduction is applied to an estimated finished-lot price that a homebuilder could afford to pay in the neighborhood.



(3) A discounted cash flow analysis is used to value vacant land that has the potential for development for a use when that use represents the likely highest and best use of the land.



(4) The Oceanside residual land analysis includes two separate scenarios. The first utilizes a finished land value estimate, and the second utilizes a finished product (land plus home plus site improvements) as a basis from which to back out all necessary costs to arrive at the finished values.



(5) The ground rent approach is particularly appropriate for special use properties such as hotels, where there is not a sufficient number of truly comparable land sales to accurately estimate the value of the site using the sales comparison approach. Ground rent is the amount paid for the right to use and occupy the land according to the terms of a ground lease. It corresponds to the value of the land owner's interest in the land, the lease fee interest.



(6) The income capitalization approach is based on an estimate of the subject property's possible net operating income. The net operating income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth of anticipated future benefits (net income) derived from the property.



(7) The cost approach considers the current cost of reproducing or replacing a property, less accrued depreciation in the property. A summation of the market value of the land assumed vacant and reproduction cost new of the improvements provides an indication of the total value of the property.


                                    A2.4

GENERAL APPRAISAL ASSUMPTIONS

1.  SACRAMENTO/DELTA GREENS PROGRAM


    - The legal description, dimensions, and areas used herein are assumed to be correct.


    - Title to the property is assumed to be free and clear of any liens or encumbrances, and to be merchantable title, unless otherwise specified herein.



    -  No responsibility is assumed for matters that are legal in nature.



    - Information furnished by the appraiser by others has been reviewed and analyzed and is believed to be reasonably accurate, but cannot be guaranteed.



    - Unless otherwise specified herein, it is assumed that there are no adverse subsurface conditions, particularly those relating to soil-bearing capacity.



    - Unless otherwise stated in this report: The existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. He presence of substances such as asbestos, radon urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.


2.  OCEANSIDE PROGRAM

    - That the vesting and legal description furnished this appraiser are correct.


    - That measurements and areas furnished by others are correct. No survey has been made for the purpose of the appraisal.



    - That the maps and exhibits found in this report are provided for reader reference purposes only. No guarantee as to accuracy is expressed or implied.



    - That the property is appraised as if free and clear of liens and that the title is good and marketable.



    - That no guarantee is made as to the corrections of estimates or opinions furnished by others which have been used in making this appraisal.


                                  A2.5

    - That no liabilities be assumed on account of inaccuracies in such estimates or opinions.



    - That no liability is assumed on account of matters of a legal nature affecting this property, such as title defects, liens, encroachments, overlapping boundaries, etc.



    - Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them the client is urged to retain an expert in this field, if desired.



    - It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.



3.  MORI POINT

    - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.



    - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate.



    - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report.
 The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.


                                  A2.6

    - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.



    - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.



    - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.



    - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.



    - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.



    - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.



    - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.



4.  YOSEMITE/AHWAHNEE I AND II (Arnold)


                                     A2.7

    - No responsibility is assumed for the legal description or for matters including legal or title considerations. Title to the property is assumed to be good and marketable unless otherwise stated. The property is assumed to be available for its highest and best use.



    - The property is appraised free and clear of any or all liens or encumbrances unless otherwise stated.



    -  Responsible ownership and competent property management are assumed.



    - The information furnished by others is believed to be reliable. However, no warranty is given for its accuracy.



    - The appraiser assumes no responsibility for economic or physical factors occurring after the date of value which may affect the opinions herein stated. The projections included in this report are subject to changes in future conditions that cannot be accurately predicted by the appraiser and could affect the future income or value projections.



    - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable. The plot plans and illustrative material in this report are included only to assist the reader in visualizing the property.



    - That there are no hidden or unapparent conditions of the property, subsoil, or structures that render it more or less valuable. No responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them.



    - That there is full compliance with all applicable federal, state, and local environmental regulations and laws unless noncompliance is stated, defined, and considered in the appraisal report.



    - That unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser however, is not qualified to detect such substances. The presence of any potentially hazardous materials or substances may affect the value of the property. The value estimate is predicated on the assumption that there are no such materials or substances on or in or under the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them.


                                A2.8

    - That all applicable zoning and use regulations and restrictions have been complied with, unless a nonconformity has been stated, defined, and considered in the appraisal report.



    - That all required licenses, certificates of occupancy, consents, or other legislative or administrative authority from any local, state, or national government or private entity organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.



    - That the utilization of the land and improvements is within the boundaries or property lines of the property described and that there is no encroachment or trespass unless noted in this report.



5.  YOSEMITE/AHWAHNEE I AND II (Mentor)



    -  The title of the property is marketable.



    - Unless otherwise indicated, the property is free and clear of all liens, encumbrances, easement and restrictions.



    - The property does not exist in violation of any applicable codes, ordinances, statutes or other governmental regulations.



    - The property is under responsible ownership and competent management and is available for its highest and best use.



    - Information supplied by others, which was considered in this valuation, came from sources believed to be reliable. The appraiser assumes no further responsibility for its accuracy. The appraiser reserves the right to adjust the valuation herein reported by consideration of additional or more reliable data that may become available.



    - The appraiser assumes no hidden or unexpected conditions of the property exist which would adversely affect value.



    - The appraiser assumed no responsibility for economic or physical factors occurring after the date of value which may affect the opinions reported.



    - Hazardous substances, if present in a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may take the form of immediate recognition of existing hazardous conditions. Future liability could stem from the release of currently nonhazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations.


                               A2.9

     In the development of the appraiser's opinion of value, no consideration has been given to such liability or its impact on value. The appraiser is not qualified to investigate the possible presence of toxic materials requiring either immediate or future correction.



    - The overall site does contain various easements, as well encumbering the larger landholdings, which are assumed not to adversely affect the utilization of the subject land.



    - All governmental approvals necessary to permit development for the proposed residential, recreational vehicle timeshare area are assumed available as per actual discussions with the Madera County planner. However, no preliminary site plans showing the proposed development were submitted.

                               A2.10

                            OFFICIAL INVESTOR BALLOT

[attach mailing label here                  The Primary Investor named on this
for each distinct investor]                 label is listed as a participant in
                                            one or more of the Programs
                                            involved in the Acquisition and is
                                            eligible to vote and subscribe.


   THE SOLICITATION OF VOTES AND THE OFFERING OF UNITS EXPIRES AT 11:59 PM, PACIFIC TIME, ON ___________, 1998, UNLESS EXTENDED (THE "EXPIRATION TIME").



Pursuant to the Prospectus dated _________, 1998 (the "Prospectus"), which accompanied the original mailing of this Official Investor Ballot, American Family Holdings, Inc. (the "Company") is proposing to acquire the assets, (including, without limitation, real estate and cash reserves), certain liabilities and business activities of the Programs (the "Acquisition") in exchange for shares of the Company's common stock (the "Shares"). The Acquisition requires the approval of Investors holding a majority beneficial economic interest in each of the Programs. If a majority of Investors in any one of the Programs does not approve the Acquisition prior to the Expiration Time, then the Acquisition will not occur. If the Acquisition is approved, all Investors in each of the Programs are bound by the vote of the majority that granted approval. Capitalized terms in this Official Investor Ballot shall have the same meaning as in the accompanying Prospectus.

                       NATIONAL RECOMMENDS A "YES" VOTE.

                VOTING BALLOT (PLEASE INDICATE ONE CHOICE ONLY)

_____YES!      I vote to approve the Acquisition described in the Prospectus, and, as part of that Acquisition, to receive Acquisition
               Shares in the Company in exchange for my Adjusted Outstanding
               Investment in the Program. I authorize and instruct National to reconvey and extinguish on my behalf all encumbrances against the Program's real estate in which I have an interest.

_____NO. I vote against the Acquisition. I have read and understand the portions of the Prospectus which describe the consequences to my investment in the Program if the Acquisition does not occur.

_____ABSTAIN.  I abstain from voting.  I understand that my abstention will be counted as a vote AGAINST the Acquisition.

I represent and warrant that I (1) have received and reviewed the Prospectus and the applicable Supplement, (2) understand that if the Acquisition is completed, I will become a shareholder in the Company, (3) have full power and authority to vote as an Investor pursuant to the Program's tenancy-in-common agreement, (4) understand that if a voting selection is not indicated, but this ballot is signed and delivered, I will be deemed to have voted in favor of the Acquisition, and (5) that to the best of my knowledge, when and if my interests in the property sold are transferred to the Company in exchange for Shares, the Company will acquire good, marketable and unencumbered title to them, free and clear of all liens, restrictions and encumbrances, and that the interests in the property sold will not be subject to any adverse claim other than property taxes. By voting in favor of the Acquisition, I confirm that I am concurrently voting to terminate the tenancy-in-common agreement and the servicing agreement which govern the Program and I understand that the provisions of such agreement states that such termination, if it occurs, will result in National being relieved from any and all liabilities or responsibilities connected with the Program, and that all amounts owing to National under the servicing agreement (less amounts forgiven by National) shall remain owing to National and be assumed by the Company. This vote, and all authority conferred herein, shall survive my death or incapacity, and any of my obligations in connection with this vote and subscription shall be binding upon my heirs, successors and assigns.



---------------------------------------      ----------------------------------
Signature of Primary Investor                Date


---------------------------------------
Print Name

Daytime Telephone                            Tax I.D. No.
                                                         ----------------------

                        AMERICAN FAMILY HOLDINGS, INC.
                        SUBSCRIPTION ORDER FOR UNITS



     I am subscribing for _______ Units at $10.00 each for a total amount of $__________. I have enclosed a check for that amount, made payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering." I understand that no Units will be sold if the Acquisition described in the Prospectus, dated _________________, 1998, of American Family Holdings, Inc. is not completed.


     The undersigned investor(s) having read and reviewed the Prospectus, understand that if the Acquisition is completed, the Company is offering to sell, on a first-come, first-served basis, up to 500,000 Units at $10.00 per Unit, and that each Unit consists of one share of common stock and one warrant to purchase two additional shares at a 20% discount. In making this subscription order, I/we represent and warrant that I/we am/are eligible to participate in the Offering by virtue of the fact that I/we am/are currently invested in the Program, and that I/we followed the Instructions which accompanied this Subscription Order Form. Furthermore, under penalties of perjury, I/we certify that (i) the number shown below is my/our correct Taxpayer Identification Number or Social Security Number (or I/we am/are waiting for a number to be issued) and (ii) I/we am/are not subject to backup withholding either because I/we have not been notified by the Internal Revenue Service (IRS) that I/we am/are subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me/us that I/we am/are no longer subject to backup withholding. (NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF AN INVESTOR IS SUBJECT TO BACKUP WITHHOLDING.)

INVESTOR INFORMATION

Name of Investor
                                       ----------------------------------------

Name of Joint Investor
                                       ----------------------------------------

Street address
                                       ----------------------------------------

City/State/Zip
                                       ----------------------------------------

Business Telephone Number
                                       ----------------------------------------

Home Telephone Number
                                       ----------------------------------------


-----------------------------------    ----------------------------------------
Investor's Tax I.D. No./               Joint Investor's Tax I.D. No./
Social Security No.                    Social Security No.


-----------------------------------    ----------------------------------------
Signature of Investor                  Signature of Joint Investor


Date:                                  Date:
     -------------------------------        ----------------------------------

                    BROKER / DEALER INFORMATION FORM

This Form must be returned with a subscription order, or the order cannot be processed. If a broker is involved in the subscription order, the registered representative broker/dealer must sign the form. If the subscription is made without the assistance of a broker, the Investor must sign the form.

Broker/Dealer Name
                  -------------------------------------------------------------

Registered Representative Name
                              -------------------------------------------------

Registered Representative Mailing Address
                                         --------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

City                                    State          Zip Code
    ----------------------------------       ---------         ----------------

Broker Number                           Telephone Number
             -------------------------                  -----------------------

BROKER STATEMENT: The undersigned confirms by his or her signature that the broker/dealer is duly licensed and may lawfully sell shares in the state designated as the Investor's residence, and that the person named as the registered representative is duly licensed to represent the broker in this transaction, and that he or she (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) has discussed such Investor's prospective purchase of Units with such Investor; (iii) has advised such Investor of all pertinent facts with regard to the liquidity and marketability of the Units pursuant to the NASD's Conduct Rules; (iv) has delivered a current Prospectus and related supplements, if any, to such Investor; and (v) has reasonable grounds to believe that the purchase of Units is a suitable investment for such Investor and that such Investor is in a financial position to enable such Investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Registered Representative Name
                              -------------------------------------------------

------------------------------------   ----------------------------------------
Registered Representative Signature    Date

Broker/Dealer Authorized Signature
                                  ---------------------------------------------

Print Name
          ---------------------------------------------------------------------

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED
                    OR REGISTRATION CANNOT PROCEED

INVESTOR STATEMENT: I confirm by my signature below that I have made my subscription order without the assistance of a broker.

Name                                   Joint Investor
    ---------------------------------                --------------------------

Signature                              Signature
         ----------------------------           -------------------------------

Date                                   Date
    ---------------------------------      ------------------------------------

             INSTRUCTIONS TO INVESTORS ON HOW TO COMPLETE THE
           OFFICIAL INVESTOR BALLOT AND SUBSCRIPTION ORDER FORM

STEPS TO COMPLETE THE INVESTOR BALLOT AND SUBSCRIPTION ORDER


    1. Indicate your voting selection in the space provided on the ballot. Select one choice only.

    2. Sign the ballot, indicate the date, and print your name and the taxpayer identification number associated with your investment. Also, make sure to include your daytime phone number in case someone needs to contact you.

    3. If you want to purchase Units, complete the Subscription Order form and attach your check for the full amount (see "Subscriptions" on the next page of these Instructions for more details). Remember, orders are first-come, first-served.

    4. Make sure to include a Broker/Dealer Information Form with your Subscription Order form, or your order cannot be processed.

SIGNATURES


   The signature on the ballot must correspond with the name shown on the label attached to the ballot and must match the signature on file with the Program. Pursuant to the tenancy-in-common agreements governing the Programs, if two or more persons jointly hold title to a beneficial interest in a Program, then only the Primary Investor is entitled to sign the ballot and cast votes for that interest. If the Investor signing the ballot is the Primary Investor in more than one of the Programs involved in the Acquisition, his/her vote will be recorded for all of the interests which they are entitled to cast votes, unless the Investor acts in a fiduciary or representative capacity for the separate interests, in which case separate ballots bearing different labels will be required and provided to the Investor.

   If the ballot is being signed by a trustee, an executor, an administrator, a guardian, an attorney-in-fact, an officer of a corporation, an agent or another person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit proper evidence of their authority to so act, unless such evidence is already on file with the Program.


   Official Forms may be signed by a legal representative of a deceased or legally disabled Investor, provided the legal representative has obtained the necessary court authorizations and has furnished National with appropriate copies of such authorizations, either prior to executing the Official Forms or by enclosing them with the Forms. If any legal representative of a deceased or legally disabled Investor refuses to cast votes on behalf of the Program interests held in the name of an Investor, and if the other Investors vote to approve the Acquisition, that affirmative vote shall be binding and effective as though the deceased or legally disabled Investor had approved the Acquisition themselves, while alive and not under any legal disability (per
Section 2.5 of each Tenancy-in-Common Agreement).

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

     If the Shares are to be issued in a name other than that shown on the label affixed to the ballot, or if the Shares are to be sent to someone or someplace other than what is shown on the label affixed to the ballot, contact the Investor Services department at National Investors Financial, Inc. at 1-800-548-0050 for a special issuance letter. All special issuance and delivery requests are subject to acceptance.

DELIVERY OF THE INVESTOR BALLOT

     In order for a vote to be counted towards approval of the Acquisition, a properly completed and duly executed ballot, along with any other documents required pursuant to the ballot, these instructions, or the agreements governing the Programs, must be received by National prior to the Expiration Time. The method of delivering the ballot and related documents to National's offices is at the Investor's election and risk, but delivery will only be deemed to have been made when actually received by National. If an Investor decides to use delivery by U.S. mail or by another common carrier, it is recommended that the materials be sent a sufficient amount of time prior to the Expiration Time to ensure timely delivery.

REVOCATION OF A VOTE

     If you have cast a vote and want to change it at any time prior to the Expiration Time, you may revoke your previous vote by delivering a substitute ballot to National along with a letter stating that the prior vote is revoked and that the substitute ballot supersedes it. After the Expiration Time, votes will no longer be revocable unless the Acquisition does not occur, in which case all votes will be revoked automatically. Any notice of revocation, to be effective, must indicate the beneficial interests to which it relates and must be executed in the same manner as the ballot that contained the vote which is subject to revocation.

SUBSCRIPTIONS

     Subscription Orders for Units will be accepted on a first-come, first-served basis, and the quantity of Units offered to Investors is strictly limited. If you choose to subscribe, you must enclose a check payable to "First Trust of California, N.A, as Escrow Agent for American Family Holdings, Inc. Unit Offering," along with your order form, and your funds will be held in escrow until the Acquisition is completed. If you complete the subscription information, but fail to enclose a check, your subscription will be deemed invalid. You may subscribe after sending your ballot by sending a copy of the form with your check at any time prior to completion of the Acquisition, subject to availability of Units. All subscriptions must be accompanied by a Broker/Dealer Information Form. Units can only be issued to the same investor(s), and in the same manner, as Shares are issued to those same investor(s) entitled to participate in the Acquisition and the Offering. If the Acquisition is not completed, the Offering will be terminated and your money (plus accrued interest) will be returned by the Escrow Agent.

TRANSFER OF INTERESTS

     If you transfer your beneficial interests in a Program after the date the solicitation begins but before the Expiration Time, then if time permits, the Prospectus will be sent to the successor holder(s) of the interests.
Such a transfer will terminate your right to vote on the Acquisition or to participate in the Offering, and any votes concerning the transferred interests must be cast by the successor holder(s).

WHERE TO SEND YOUR INVESTOR BALLOT AND SUBSCRIPTION ORDER

     Send your completed and duly executed ballot or order for Units, along with any related documents, to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, CA 92660. After determining that subscriptions are valid, checks will be forwarded immediately to the Escrow Agent.

VOTING UPDATES AND INVESTOR CONTEST AVAILABLE 24 HOURS

     Throughout the voting period, which will end on the Expiration Time, information on the percentages of votes received from Investors in each Program in favor of the Acquisition, as of the previous day, is available by recorded messages posted on the Trudy Pat Bulletin Board. To access the system, simply call 1-800-590-7772 (toll-free from outside California).
During business hours, ask to be connected to the Trudy pat Bulletin Board and follow the simple instructions. After hours, a recorded message provides instructions on how to access the system.

QUESTIONS OR ADDITIONAL MATERIALS:

   Contact National at the above address or by calling 1-800-590-7772.

            SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                      OF
                       AMERICAN FAMILY HOLDINGS, INC.

                         PREPARED FOR INVESTORS IN
               SACRAMENTO/DELTA GREENS "TRUDY PAT" PROGRAM



      CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS. SEE "GLOSSARY"
                     AT PAGE __ OF THE PROSPECTUS.

                                --------------



   This Supplement has been prepared to help the Investors in the Sacramento/Delta Greens Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[21,374,800] of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."



   Of the [2,137,480] shares to be issued by the Company in the Acquisition, Investors in the Sacramento/Delta Greens Program will receive a total of [187,205]shares or [310] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.



Special Risks of the Acquisition:

- If the Acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the Company and have no remaining interest in the real estate or business of your Program. Further, you will have an investment in a business which operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.



- The value of the shares you receive may be less than you might receive if the Property of your Program were sold.



- If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



- Employees of National and the Company will hold almost 20% of the Company's stock and will receive compensation as officers and employees.



-  No independent advisors represented you in structuring this transaction.



- There can be no assurance that the transaction is not a taxable event. If so, a tax loss is the probable result.



   The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current Investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

MATERIAL RISKS AND DISADVANTAGES

   A full description of the material risks of the Acquisition may be found on pages [23] through [32] of the accompanying Prospectus. Those risks include:



   RISKS OF THE ACQUISITION

   FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the Acquisition is completed, there will be a change in the nature of the investment of each Investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of Investors. If the Acquisition is completed, Investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Acquisition is completed, Investors will have an investment in an entity that is larger than each of the Programs and will thus lose relative voting power.



   DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the Exchange Value of a Program does not reflect the price a Program's assets might bring in a sale. If the property of a Program were to be sold, the net proceeds of the sale and the amount finally distributed to an Investor in that Program may be more or less than the Exchange Value.



   UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below Exchange Value per share or historical book value of the Company's assets. If a trading market develops for the shares, the price of shares after the Acquisition will likely decrease below the Exchange Value per share of $10 due to a potentially large number of shares that Investors may sell immediately after the Acquisition.



   CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company which included the principal shareholders of National initiated and structured the Acquisition and will own approximately 20% of the Company and be entitled to other substantial economic benefits. Therefore, the founders of the Company are subject to conflicts of interest with respect to the Acquisition.



   LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the Investors. Therefore, terms of the Acquisition may be less favorable to Investors and more favorable to founders of the Company which included the principal shareholders of National than if the Acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each Program, the terms of the Acquisition may have been more favorable to certain or all of the Programs and fewer shares and less favorable employment contracts may have been received by the founders of the Company.

   TAX UNCERTAINTIES. The Acquisition may not be a tax-free transaction to Investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the Acquisition to Investors. If the Acquisition is a taxable transaction, an Investor would recognize gain or loss in 1998 equal to the difference between the Investor's tax basis in his interest in a Program property, and the number of shares of the Company received valued at $10 per share. If the Acquisition is treated as taxable, National believes most Investors would experience a tax loss.



   POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the Acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



   BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the Company intends to implement the business plan set forth in the Prospectus, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.



   NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares for your interests.



   COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your Property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the Properties which it desires to acquire, it would have experienced losses to date.



   HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the Acquisition by Investors holding a majority of outstanding interests in a Program will bind all of that Program's Investors.


   REAL ESTATE RISKS


   THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of [September] 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point - approximately $294,000. Annual payments required for all the properties total approximately $431,000.

   PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.


   COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.


   UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

   HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.


   FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Environmental audits have not been conducted on the Properties.



   IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. Extraordinary losses caused by floods or earthquakes may be uninsurable or too expensive to insure.


   THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


   WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.


   GOLF COURSE RISKS

   THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

   RESIDENTIAL DEVELOPMENT RISKS

   THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

   RESORT DESTINATION RISKS

   THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.


   THERE ARE CERTAIN RISKS SPECIFIC TO TIMESHARE PROJECTS.



   Negative press surrounding the remarketing of timeshares might negatively impact sales and operations.



   Marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



   There are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



   We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.



   The timeshare industry is extremely competitive.



   We may not be able to secure development financing on acceptable terms.



   RISKS FOR RECREATIONAL VEHICLE PARKS ARE SUBSTANTIALLY THE SAME AS TIMESHARE RISKS.


   ANTI-TAKEOVER PROVISIONS

   Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

   1. The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest.


   2. The Board is divided into three classes serving staggered three year terms meaning you may not be able to efficiently change control of the Company even if you believe that change would be in your best interests.



   3. There are restrictions on certain business combinations with interested parties without the approval of the Board of Directors.


   4. The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

   5. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock.


EFFECT OF THE ACQUISITION

   - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS. You will receive [310] shares per $10,000 of Adjusted Outstanding Investment in the Program.


   - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.


   - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses.
Under the Program's tenancy-in-common agreement, you are required to abide by a majority vote to sell or retain the Program's Property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.


   - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).


   - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.


   - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

   - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Program, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.



   - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all Programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and National and its principals will forgive a total of $946,111 of unpaid post-1994 servicing fees and expenses if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the Programs on an individual basis.



   - The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. The Company expects to experience losses in the initial year of operations.


   - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

        - "Background and Reasons for the Acquisition" commencing at page __.

        - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

        -     "Comparison of Programs and Company" commencing at page __.

        -     "Business and Properties" commencing at page __.

        - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.


        -     "Management Following the Acquisition" commencing at page __.


        -     "Federal Income Tax Consequences" commencing at page __.


FAIRNESS TO INVESTORS IN THE SACRAMENTO/DELTA GREENS PROGRAM

   From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the Investors in each of the Programs. National based its determination on the following factors:



   - the shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not;



   - the Exchange Value offered to Investors for their assets exceeds what National believes could be received on liquidation sale of the assets;

   - on completion of the Acquisition, principals, employees, and consultants of National, the Programs or the Company will hold less than 20% of the Company's shares while the Programs' Investors will hold over 80%;



   - the opportunity for each Investor to vote for or against the Acquisition;


   - valuation of the real estate assets of the Program by an independent appraiser; and


   - the fact that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



   - while conflicts of interest exist in the structuring of the Acquisition and the issuance of shares to the founders of the Company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and


   - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.


   National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at Exchange Values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.


   THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

   The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company common stock (in the case of the Program, [187,205] shares) multiplied by an arbitrary $10 per share value.



   The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Sacramento/Delta Greens Program assets at [September 30], 1997, less Program liabilities at [September 30], 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

   The following table summarizes the calculation of the Exchange Value of the Sacramento/Delta Greens Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                  Value Assigned
                                                  to Program per
 Appraised           Net Other                 $10,000 of Adjusted
  Value of     +    Assets and   =   Exchange     Outstanding
Real Estate(1)     Liabilities(2)      Value       Investment
--------------     --------------    --------   -------------------

  $2,000,000        $[(127,949)]   $[1,872,051]    $[3,104](3)



-----------------
(1) Reflects independent appraisal as of May 1997.

(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].

                    Book            To Be        Net Other
Book Assets   =  Liabilities   +  Forgiven   =  Assets and
 (9/30/97)-       (9/30/97)-       Amounts      Liabilities
-----------      -----------      --------      -----------
  $65,675        $(330,735)       $137,111       $(127,949)

* See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3) Equals 310 Company shares arbitrarily valued at $10 per share.



ALLOCATION OF SHARES

   The [2,137,480] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Sacramento/Delta Greens Program will be allocated [187,205] shares.



   The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Sacramento/Delta Greens Program with an adjusted investment amount of $10,000 will receive [310] shares of Company stock arbitrarily valued at $10 per share.



   Neither National nor the Company's founders have any interest in the Sacramento/Delta Greens Program except for the $3,118 of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Sacramento/Delta Greens Investors.

   The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [September 30], 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                    % of Total
                                                                                    Shares to
                                                                                       be
                            Amount     Real Estate                                 Outstanding
                           Owed plus    Appraised     Exchange    No. of Shares     After the
Name of Program           Assessments     Value       Value(1)    Allocated(1)(2)  Acquisition
---------------           -----------  -----------    --------    ---------------  -----------
Sacramento/Delta Greens   $6,015,723   $2,000,000   $[1,872,205]     [187,205]        7.02%



-------------

(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [529,037] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[5,290,370]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                               To Be      Previously      Total
Name of Program              Cancelled    Cancelled     Cancelled
                             ---------    ----------    ----------
Sacramento/Delta Greens     $  137,111    $  500,000    $  637,111
Oceanside                      704,000           -0-       704,000
Yosemite/Ahwahnee I             35,000        72,158       107,158
Yosemite/Ahwahnee II            70,000     1,157,867     1,227,867
Mori Point                         -0-       461,589       461,589
                             ---------    ----------    ----------
    TOTAL                   $  946,111    $2,191,614    $3,137,725
                             ---------    ----------    ----------
                             ---------    ----------    ----------

(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees. [20.30]% of the total shares to be owned by the Company's founders after the Acquisition ([107,420] shares) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

   The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month period ending [September 30], 1997.



                                                                                                              Actually
                                       Actually                Actually                Actually    Incurred   Paid for
                            Incurred   Paid for   Incurred     Paid for    Incurred    Paid for    for Nine     Nine
                            for Year     Year     for Year       Year      for Year       Year     Months      Months
                             Ended      Ended      Ended        Ended       Ended        Ended      Ended      Ended
Name of Program           12/31/94(1)  12/31/94  12/31/95(1)  12/31/95    12/31/96(1)  12/31/96   9/30/97(1)  9/30/97
---------------           -----------  --------  -----------  ---------   -----------  --------   ----------  --------
Sacramento/Delta Greens    $50,000       $-0-      $50,000      $-0-        $50,000      $-0-       $37,500    $4,167

------------
(1) These amounts represent accrued servicing fees.


   If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company which would have aggregated approximately $700,000 per year. If that amount were allocated to the Program pro rata based on its Exchange Values, annual compensation would have been approximately $[61,300]. No cash would have been available to pay officers' bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

   The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the nine months ended [September] 30, 1997:



                           Prior to                                        September
Name of Program             1992         1992    1993  1994  1995   1996    30, 1997      Total
---------------           ----------  ---------  ----  ----  ----   ----   ---------    ----------
Sacramento/Delta Greens
  Principal               $        0  $      0   $  0  $  0  $  0   $  0      $  0      $        0
  Interest                $1,654,013  $343,750   $  0  $  0  $  0   $  0      $  0      $1,997,763



   There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION


   See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -  "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -  "Financial Statements" at page F-1.

            SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                      OF
                        AMERICAN FAMILY HOLDINGS, INC.

                           PREPARED FOR INVESTORS IN
                         OCEANSIDE "TRUDY PAT" PROGRAM


   CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS. SEE "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.
                            -----------------------


   This Supplement has been prepared to help the Investors in the Oceanside Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660,
Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[21,374,800] of shares of common stock at $10 per Share. The stock will be listed for trading on the _____ ______ under the symbol "___."



   Of the [2,137,480] shares to be issued by the Company in the Acquisition, Investors in the Oceanside Program will receive a total of [544,552] shares or [199]shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on ___ _______, 1998 and  expires at 5:00
p.m., Pacific Time, on __________,    1998 unless extended.  Call
1-800-590-7772 with questions.



Special Risks of the Acquisition:

* If the Acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the Company and have no remaining interest in the real estate or business of your Program. Further, you will have an investment in a business which operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and a hotel/conference center.



* The value of the shares you receive may be less than you might receive if the Property of your Program were sold.



* If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



* Employees of National and the Company will hold almost 20% of the Company's stock and will receive compensation as officers and employees.



* No independent advisors represented you in structuring this transaction.



* There can be no assurance that the transaction is not a taxable event. If so, a tax loss is the probable result.



   The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current Investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

MATERIAL RISKS AND DISADVANTAGES

   A full description of the material risks of the Acquisition may be found on pages [23] through [32] of the accompanying Prospectus. Those risks include:


RISKS OF THE ACQUISITION


   FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the Acquisition is completed, there will be a change in the nature of the investment of each Investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of Investors. If the Acquisition is completed, Investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Acquisition is completed, Investors will have an investment in an entity that is larger than each of the Programs and will thus lose relative voting power.



   DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the Exchange Value of a Program does not reflect the price a Program's assets might bring in a sale. If the property of a Program were to be sold, the net proceeds of the sale and the amount finally distributed to an Investor in that Program may be more or less than the Exchange Value.



   UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below Exchange Value per share or historical book value of the Company's assets. If a trading market develops for the shares, the price of shares after the Acquisition will likely decrease below the Exchange Value per share of $10 due to a potentially large number of shares that Investors may sell immediately after the Acquisition.



   CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company which included the principal shareholders of National initiated and structured the Acquisition and will own approximately 20% of the Company and be entitled to other substantial economic benefits. Therefore, the founders of the Company are subject to conflicts of interest with respect to the Acquisition.



   LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the Investors. Therefore, terms of the Acquisition may be less favorable to Investors and more favorable to founders of the Company which included the principal shareholders of National than if the Acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each Program, the terms of the Acquisition may have been more favorable to certain or all of the Programs and fewer shares and less favorable employment contracts may have been received by the founders of the Company.

   TAX UNCERTAINTIES. The Acquisition may not be a tax-free transaction to Investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the Acquisition to Investors. If the Acquisition is a taxable transaction, an Investor would recognize gain or loss in 1998 equal to the difference between the Investor's tax basis in his interest in a Program property, and the number of shares of the Company received valued at $10 per share. If the Acquisition is treated as taxable, National believes most Investors would experience a tax loss.



   POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the Acquisition, none of the properties will be subject to any liens other than for property taxes.
The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



   BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the Company intends to implement the business plan set forth in the Prospectus, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.



   NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares for your interests.



   COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your Property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the Properties which it desires to acquire, it would have experienced losses to date.



   HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the Acquisition by Investors holding a majority of outstanding interests in a Program will bind all of that Program's Investors.


   REAL ESTATE RISKS


   THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of [September] 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point - approximately $294,000. Annual payments required for all the properties total approximately $431,000.

   PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.


   COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. The tentative tract map for the Oceanside property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.


   UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

   HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.


   FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Environmental audits have not been conducted on the Properties.



   IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. Extraordinary losses caused by floods or earthquakes may be uninsurable or too expensive to insure.


   THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


   WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.


   GOLF COURSE RISKS

   THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

   RESIDENTIAL DEVELOPMENT RISKS

   THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

   RESORT DESTINATION RISKS

   THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.


   THERE ARE CERTAIN RISKS SPECIFIC TO TIMESHARE PROJECTS.



   Negative press surrounding the remarketing of timeshares might negatively impact sales and operations.



   Marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



   There are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



   We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.



   The timeshare industry is extremely competitive.



   We may not be able to secure development financing on acceptable terms.



   RISKS FOR RECREATIONAL VEHICLE PARKS ARE SUBSTANTIALLY THE SAME AS TIMESHARE RISKS.


   ANTI-TAKEOVER PROVISIONS

   Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest.


    2. The Board is divided into three classes serving staggered three year terms meaning you may not be able to efficiently change control of the Company even if you believe that change would be in your best interests.



    3. There are restrictions on certain business combinations with interested parties without the approval of the Board of Directors.


    4. The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

    5. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock.


EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS. You will receive [199] shares per $10,000 of Adjusted Outstanding Investment in the Program.


    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.


    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses.
Under the Program's tenancy-in-common agreement, you are required to abide by a majority vote to sell or retain the Program's Property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.


    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).


    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.


    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Program, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.



    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all Programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and National and its principals will forgive a total of $946,111 of unpaid post-1994 servicing fees and expenses if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the Programs on an individual basis.



    - The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. The Company expects to experience losses in the initial year of operations.


    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

         - "Background and Reasons for the Acquisition" commencing at page __.

         - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

         -    "Comparison of Programs and Company" commencing at page __.

         -    "Business and Properties" commencing at page __.

         - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.


         -    "Management Following the Acquisition" commencing at page __.


         -    "Federal Income Tax Consequences" commencing at page __.


FAIRNESS TO INVESTORS IN THE OCEANSIDE PROGRAM

   From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the Investors in each of the Programs. National based its determination on the following factors:



    - the shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not;



    - the Exchange Value offered to Investors for their assets exceeds what National believes could be received on liquidation sale of the assets;

    - on completion of the Acquisition, principals, employees, and consultants of National, the Programs or the Company will hold less than 20% of the Company's shares while the Programs' Investors will hold over 80%;



    - the opportunity for each Investor to vote for or against the Acquisition;


    - valuation of the real estate assets of the Program by an independent appraiser; and


    - the fact that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



    - while conflicts of interest exist in the structuring of the Acquisition and the issuance of shares to the founders of the Company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and


    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.


   National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at Exchange Values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" and "--Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.


   THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

   The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [544,552] shares) multiplied by an arbitrary $10 per share value.



   The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Oceanside Program assets at [September 30], 1997, less Program liabilities at [September 30], 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

   The following table summarizes the calculation of the Exchange Value of the Oceanside Program and the value assigned per $10,000 of Adjusted Outstanding Investment:



                                                       Value Assigned
  Appraised            Net Other                       to Program per
  Value of       +    Assets and     =  Exchange      $10,000 of Adjusted
Real Estate(1)       Liabilities(2)      Value      Outstanding Investment
--------------       --------------     --------    ----------------------
 $ 2,850,000         $ [2,595,521]   $ [5,445,521]        $ [1,993](3)

-----------------



(1)   Reflects independent appraisal as of May 1997.

(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].

        Book Assets           Book            To Be         Net Other
         (9/30/97)*    =   Liabilities   +   Forgiven   =   Assets and
                            (9/30/97)*       Amounts        Liabilities
        -----------        -----------       --------       -----------
        $ 2,796,980        $ (905,459)       $ 704,000      $ 2,595,521

    * See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3)   Equals [199] Company shares arbitrarily valued at $10 per share.



ALLOCATION OF SHARES

   The [2,137,480] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Oceanside Program will be allocated [544,552 shares.



   The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Oceanside Program with an adjusted investment amount of $10,000 will receive [199] shares of Company stock arbitrarily valued at $10 per share.



   Neither National nor the Company's founders have any interest in the Oceanside Program except for the $[2,082] of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Mori Point Investors.



   The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [September 30, 1997], appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                     % of Total
                                                                                     Shares to be
                      Amount        Real Estate                                      Outstanding
                     Owed plus       Appraised      Exchange     No. of Shares       After the
Name of Program     Assessments        Value        Value(1)     Allocated(1)(2)     Acquisition
---------------     -----------     -----------     --------     ---------------     ------------
Oceanside           $ 27,325,000    $ 2,850,000   $ 5,445,521       [544,552]          [20.42]%



-----------------
(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [529,037] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[5,290,370]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                To Be       Previously       Total
   Name of Program            Cancelled     Cancelled      Cancelled
   -----------------------    ---------    -----------   ------------
   Sacramento/Delta Greens    $ 137,111    $   500,000    $   637,111
   Oceanside                    704,000            -0-        704,000
   Yosemite/Ahwahnee I           35,000         72,158        107,158
   Yosemite/Ahwahnee II          70,000      1,157,867      1,227,867
   Mori Point                       -0-        461,589        461,589
     TOTAL                    $ 946,111    $ 2,191,614    $ 3,137,725

(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees, 22.44% of the total shares to be owned by the Company's founders after the Acquisition ([118,716]shares) would have been deemed allocated from this Program.



HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

   The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month period ending [September 30], 1997.

                                                                                                              Actually
                                Actually                  Actually                  Actually     Incurred     Paid for
                    Incurred    Paid for      Incurred    Paid for      Incurred    Paid for     for Nine     Nine
                    for Year      Year        for Year      Year        for Year      Year        Months      Months
                     Ended        Ended        Ended        Ended        Ended        Ended        Ended       Ended
Name of Program    12/31/94(1)  12/31/94(2)  12/31/95(1)  12/31/95(2)  12/31/96(1)  12/31/96(2)  9/30/97(1)  9/30/97(2)
---------------    -----------  -----------  -----------  -----------  -----------  -----------  ----------  ----------
Oceanside          $ 492,000    $ 300,000    $ 492,000    $ 300,000    $ 492,000    $ 300,000    $ 246,000   $ 150,000


--------------
(1) These amounts represent servicing fees and officer salaries for Oceanside Development, Inc.

(2)   These amounts represent servicing fees.


   If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company which would have aggregated approximately $700,000 per year. If that amount were allocated to the Program pro rata based on its Exchange Values, annual compensation would have been approximately $[178,300]. No cash would have been available to pay officers' bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

   The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the nine months ended [September] 30, 1997:



                                                                                September
Name of Program     1992         1993          1994        1995        1996      30, 1997       Total
---------------  ----------    ----------    ----------  ----------  ----------  ----------  ----------
Oceanside
  Principal      $        0    $        0    $375,000    $900,000    $900,000    $450,000    $2,625,000
  Interest       $1,080,804    $3,145,869    $393,750    $      0    $      0    $      0    $4,620,423



   There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION


   See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -    "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -    "Financial Statements" at page F-1.

       SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                 OF
                     AMERICAN FAMILY HOLDINGS, INC.

                       PREPARED FOR INVESTORS IN
                YOSEMITE/AHWAHNEE I "TRUDY PAT" PROGRAM


CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE
   MEANING GIVEN TO THEM IN THE PROSPECTUS.  SEE "GLOSSARY" AT PAGE __
                           OF THE PROSPECTUS.
                           ------------------



    This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee I Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.



    As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[21,374,800] of shares of common stock at $10 per Share. The stock will be listed for trading on the _____ ______ under the symbol "___."



    Of the [2,137,480] shares to be issued by the Company in the Acquisition, Investors in the Yosemite/Ahwahnee I Program will receive a total of [359,429]
 shares or [400] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors an amount that is higher than the value of the Company shares to be received in the Acquisition.


    In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

    NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


    This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.



Special Risks of the Acquisition:

- If the Acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the Company and have no remaining interest in the real estate or business of your Program. Further, you will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



- The value of the shares you receive may be less than you might receive if the Property of your Program were sold.



- If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



- Employees of National and the Company will hold almost 20% of the Company's stock and will receive compensation as officers and employees.



-   No independent advisors represented you in structuring this transaction.



- There can be no assurance that the transaction is not a taxable event. If so, a tax loss is the probable result.



    The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current Investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

MATERIAL RISKS AND DISADVANTAGES

    A full description of the material risks of the Acquisition may be found on pages [23] through [32] of the accompanying Prospectus. Those risks include:



    RISKS OF THE ACQUISITION

    FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the Acquisition is completed, there will be a change in the nature of the investment of each Investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of Investors. If the Acquisition is completed, Investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Acquisition is completed, Investors will have an investment in an entity that is larger than each of the Programs and will thus lose relative voting power.



    DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the Exchange Value of a Program does not reflect the price a Program's assets might bring in a sale. If the property of a Program were to be sold, the net proceeds of the sale and the amount finally distributed to an Investor in that Program may be more or less than the Exchange Value.



    UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below Exchange Value per share or historical book value of the Company's assets. If a trading market develops for the shares, the price of shares after the Acquisition will likely decrease below the Exchange Value per share of $10 due to a potentially large number of shares that Investors may sell immediately after the Acquisition.



    CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company which included the principal shareholders of National initiated and structured the Acquisition and will own approximately 20% of the Company and be entitled to other substantial economic benefits. Therefore, the founders of the Company are subject to conflicts of interest with respect to the Acquisition.



    LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the Investors. Therefore, terms of the Acquisition may be less favorable to Investors and more favorable to founders of the Company which included the principal shareholders of National than if the Acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each Program, the terms of the Acquisition may have been more favorable to certain or all of the Programs and fewer shares and less favorable employment contracts may have been received by the founders of the Company.

    TAX UNCERTAINTIES. The Acquisition may not be a tax-free transaction to Investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the Acquisition to Investors. If the Acquisition is a taxable transaction, an Investor would recognize gain or loss in 1998 equal to the difference between the Investor's tax basis in his interest in a Program property, and the number of shares of the Company received valued at $10 per share. If the Acquisition is treated as taxable, National believes most Investors would experience a tax loss.



    POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the Acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



    BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the Company intends to implement the business plan set forth in the Prospectus, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.



    NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares for your interests.



    COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your Property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the Properties which it desires to acquire, it would have experienced losses to date.



    HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the Acquisition by Investors holding a majority of outstanding interests in a Program will bind all of that Program's Investors.


    REAL ESTATE RISKS


    THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of [September] 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point - approximately $294,000. Annual payments required for all the properties total approximately $431,000.

    PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

    COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Yosemite/Ahwahnee I property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

    UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN.
Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

    HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.


    FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Environmental audits have not been conducted on the Properties.



    IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. Extraordinary losses caused by floods or earthquakes may be uninsurable or too expensive to insure.


    THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


    WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.


    GOLF COURSE RISKS

    THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

    RESIDENTIAL DEVELOPMENT RISKS

    THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

    RESORT DESTINATION RISKS

    THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.


    THERE ARE CERTAIN RISKS SPECIFIC TO TIMESHARE PROJECTS.

    Negative press surrounding the remarketing of timeshares might negatively impact sales and operations.



    Marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



    There are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



    We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.



    The timeshare industry is extremely competitive.



    We may not be able to secure development financing on acceptable terms.



    RISKS FOR RECREATIONAL VEHICLE PARKS ARE SUBSTANTIALLY THE SAME AS TIMESHARE RISKS.


    ANTI-TAKEOVER PROVISIONS

    Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

    1. The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest.


    2. The Board is divided into three classes serving staggered three year terms meaning you may not be able to efficiently change control of the Company even if you believe that change would be in your best interests.



    3. There are restrictions on certain business combinations with interested parties without the approval of the Board of Directors.


    4. The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

    5. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock.


EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS. You will received [400] shares per $10,000 of Adjusted Outstanding Investment in the Program.


    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. AFTER THE ACQUISITION, SHARES WILL BE LISTED ON THE ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.


    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses.
Under the Program's tenancy-in-common agreement, you are required to abide by a majority vote to sell or retain the Program's Property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.


    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).

    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.

    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Program, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.



    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all Programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and National and its principals will forgive a total of $946,111 of unpaid post-1994 servicing fees and expenses if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the Programs on an individual basis.



    - The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. The Company expects to experience losses in the initial year of operations.



    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

      - "Background and Reasons for the Acquisition" commencing at page __.

      - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

      - "Comparison of Programs and Company" commencing at page __.

      - "Business and Properties" commencing at page __.

      - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.


      - "Management Following the Acquisition" commencing at page __.


      - "Federal Income Tax Consequences" commencing at page __.


FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE I PROGRAM

    From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the Investors in each of the Programs. National based its determination on the following factors:



    - the shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not;



    - the Exchange Value offered to Investors for their assets exceeds what National believes could be received on liquidation sale of the assets;

    - on completion of the Acquisition, principals, employees, and consultants of National, the Programs or the Company will hold less than 20% of the Company's shares while the Programs' Investors will hold over 80%;



    - the opportunity for each Investor to vote for or against the Acquisition;


    - valuation of the real estate assets of the Program by an independent appraiser; and


    - the fact that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



    - while conflicts of interest exist in the structuring of the Acquisition and the issuance of shares to the founders of the Company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and


    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.


    National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at Exchange Values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.


    THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

    The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [359,429] shares) multiplied by an arbitrary $10 per share value.



    In calculating the Exchange Value for this Program, National had to reconcile the differences between the May 1997 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [__] of the Prospectus. After determining the reconciled appraised value of the Program, the Exchange Value was calculate by adding to the reconciled appraised value the book value of the Program's other assets at [September 30], 1997, deducting the Program's liabilities as [September 30], 1997, and adding back liabilities to National to be forgiven by National as part of the Acquisition.



    The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee I Program and the value assigned on $10,000 of Adjusted Outstanding Investment:



                                                              Value Assigned
     Appraised           Net Other                            to Program per
     Value of      +    Assets and      =     Exchange     $10,000 of Adjusted
   Real Estate(1)     Liabilities(2)            Value          Outstanding
     -----------      -----------               -----           Investment
                                                                ----------
   $  3,912,454     $[(318,166)]          $  [3,594,287]      $  [3,999](3)



--------------
(1) Reflects independent appraisal as of May 1997.
(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].

       Book Assets          Book                To Be           Net Other
       (9/30/97)-    -   Liabilities     +    Forgiven     =   Assets and
       -----------        (9/30/97)-           Amounts         Liabilities
                          ----------           -------         -----------
       $  459,703        $  (812,869)         $  35,000       $  (318,166)

    - See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3) Equals [400] Company shares arbitrarily valued at $10 per share.



ALLOCATION OF SHARES

    The [2,137,480] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee I Program will be allocated [359,429] shares.

    The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee I Program with an adjusted investment amount of $10,000 will receive [400] shares of Company stock arbitrarily valued at $10 per share.

    Neither National nor the Company's founders have any interest in the Yosemite/ Ahwahnee I Program except for the $[2,373] of tenancy-in-common interests purchased by National for which interests National will receive Company shares in the Acquisition pro rata with the other Yosemite/Ahwahnee I Investors.



    The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [September 30], 1997, appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                             % of Total
                                                                                              Shares to
                          Amount        Real Estate                                              be
                        Owed plus        Appraised         Exchange        No. of Shares     Outstanding
Name of Program        Assessments         Value           Value(1)       Allocated(1)(2)     After the
---------------        -----------         -----           --------       ---------------    Acquisition
                                                                                             -----------
Yosemite/Ahwahnee I   $  8,987,163     $  3,912,4545     $  3,594,287         359,429           13.48%




------------
(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [529,037] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[5,290,370]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                To Be           Previously           Total
      Name of Program         Cancelled         Cancelled          Cancelled
      ---------------         ---------         ---------          ---------
Sacramento/Delta              $  137,111        $  500,000         $  637,111
Greens
Oceanside                        704,000               -0-            704,000
Yosemite/Ahwahnee I               35,000            72,158            107,158
Yosemite/Ahwahnee II              70,000         1,157,867          1,227,867
Mori Point                           -0-           461,589            461,589
                              ----------        ----------         ----------
  TOTAL                       $  946,111        $2,191,614         $3,137,725
                              ----------        ----------         ----------
                              ----------        ----------         ----------

(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees. [3.42]% of the total shares to be owned by the Company's founders after the Acquisition ([18,093] shares) would have been deemed allocated from this Program.

HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION



    The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month period ending [September 30], 1997.



                                                                                                                Actually
                                   Actually                  Actually                  Actually    Incurred     Paid for
                     Incurred      Paid for     Incurred     Paid for     Incurred     Paid for    for Nine       Nine
                     for Year        Year       for Year       Year       for Year       Year       Months       Months
                      Ended         Ended        Ended        Ended         Ended       Ended        Ended        Ended
Name of Program     12/31/94(1)    12/31/94    12/31/95(1)   12/31/95    12/31/96(1)  12/31/96(2)  9/30/97(1)   9/30/97(1)
---------------     -----------    --------    -----------   --------    -----------  -----------  ----------   ----------

Yosemite/Ahwahnee I  $65,000       $70,000       $84,051       $-0-        $150,800    $101,626     $133,243     $50,570




-------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.
(2) These amounts represent servicing fees only.



    If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company which would have aggregated approximately $700,000 per year. If that amount were allocated to the Program pro rata based on its Exchange Values, annual compensation would have been approximately $[117,700]. No cash would have been available to pay officers' bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

    The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the nine months ended [September] 30, 1997:



                        Prior to                                                           September
     Name of Program      1992        1992        1993        1994      1995      1996      30, 1997      Total
     ---------------      ----        ----        ----        ----      ----      ----      --------      -----

Yosemite/Ahwahnee I
  Principal            $  45,000   $  135,000   $  103,085   $  4,756   $  0      $  0         $  0    $   287,841
  Interest           $ 1,903,306   $  920,794   $  335,557   $      0   $  0      $  0         $  0    $ 3,159,657




    There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

Further Financial Information


    See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    - "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    - "Financial Statements" at page F-1.

          SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                      OF
                        AMERICAN FAMILY HOLDINGS, INC.

                            PREPARED FOR INVESTORS IN
                     YOSEMITE/AHWAHNEE II "TRUDY PAT" PROGRAM


            CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN
                HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS.  SEE
                        "GLOSSARY" AT PAGE __ OF THE PROSPECTUS.

                                  -------------------


      This Supplement has been prepared to help the Investors in the Yosemite/Ahwahnee II Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660, Attention: Vivian Kennedy, or calling 1-800-590-7772.


      As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[21,374,800] of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."



      Of the [2,137,480] shares to be issued by the Company in the Acquisition, Investors in the Yosemite/Ahwahnee II Program will receive a total of [575,867] shares or [298] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors an amount that is higher than the value of the Company shares to be received in the Acquisition.


      In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

     NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE ACQUISITION.


      This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.



Special Risks of the Acquisition:

- If the Acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the Company and have no remaining interest in the real estate or business of your Program. Further, you will have an investment in a business which also plans to construct and sell residential properties, and which plans to pursue the development of a hotel/conference center.



- The value of the shares you receive may be less than you might receive if the Property of your Program were sold.



- If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



- Employees of National and the Company will hold almost 20% of the Company's stock and will receive compensation as officers and employees.



-  No independent advisors represented you in structuring this transaction.



- There can be no assurance that the transaction is not a taxable event. If so, a tax loss is the probable result.



      The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current Investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

MATERIAL RISKS AND DISADVANTAGES

      A full description of the material risks of the Acquisition may be found on pages [23] through [32] of the accompanying Prospectus. Those risks include:


      RISKS OF THE ACQUISITION


      FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the Acquisition is completed, there will be a change in the nature of the investment of each Investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of Investors. If the Acquisition is completed, Investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Acquisition is completed, Investors will have an investment in an entity that is larger than each of the Programs and will thus lose relative voting power.



      DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the Exchange Value of a Program does not reflect the price a Program's assets might bring in a sale. If the property of a Program were to be sold, the net proceeds of the sale and the amount finally distributed to an Investor in that Program may be more or less than the Exchange Value.



      UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below Exchange Value per share or historical book value of the Company's assets. If a trading market develops for the shares, the price of shares after the Acquisition will likely decrease below the Exchange Value per share of $10 due to a potentially large number of shares that Investors may sell immediately after the Acquisition.



      CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company which included the principal shareholders of National initiated and structured the Acquisition and will own approximately 20% of the Company and be entitled to other substantial economic benefits. Therefore, the founders of the Company are subject to conflicts of interest with respect to the Acquisition.



      LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the Investors. Therefore, terms of the Acquisition may be less favorable to Investors and more favorable to founders of the Company which included the principal shareholders of National than if the Acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each Program, the terms of the Acquisition may have been more favorable to certain or all of the Programs and fewer shares and less favorable employment contracts may have been received by the founders of the Company.

      TAX UNCERTAINTIES. The Acquisition may not be a tax-free transaction to Investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the Acquisition to Investors. If the Acquisition is a taxable transaction, an Investor would recognize gain or loss in 1998 equal to the difference between the Investor's tax basis in his interest in a Program property, and the number of shares of the Company received valued at $10 per share. If the Acquisition is treated as taxable, National believes most Investors would experience a tax loss.



      POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the Acquisition, none of the properties will be subject to any liens other than for property taxes. The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.



      BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the Company intends to implement the business plan set forth in the Prospectus, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.



      NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares for your interests.



      COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your Property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the Properties which it desires to acquire, it would have experienced losses to date.



      HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the Acquisition by Investors holding a majority of outstanding interests in a Program will bind all of that Program's Investors.


      REAL ESTATE RISKS


      THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of [September] 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point - approximately $294,000. Annual payments required for all the properties total approximately $431,000.

      PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.


      COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. The tentative tract map for the Sacramento/Delta Greens property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.


      UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

      HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.


      FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Environmental audits have not been conducted on the Properties.



      IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. Extraordinary losses caused by floods or earthquakes may be uninsurable or too expensive to insure.


      THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


      WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.


      GOLF COURSE RISKS

      THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

      RESIDENTIAL DEVELOPMENT RISKS

      THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

      RESORT DESTINATION RISKS

      THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.


      THERE ARE CERTAIN RISKS SPECIFIC TO TIMESHARE PROJECTS.

      Negative press surrounding the remarketing of timeshares might negatively impact sales and operations.



      Marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.



      There are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.



      We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.



      The timeshare industry is extremely competitive.



      We may not be able to secure development financing on acceptable terms.



      RISKS FOR RECREATIONAL VEHICLE PARKS ARE SUBSTANTIALLY THE SAME AS TIMESHARE RISKS.


      ANTI-TAKEOVER PROVISIONS

      Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you. Some of these provisions include:

      1. The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest.


      2. The Board is divided into three classes serving staggered three year terms meaning you may not be able to efficiently change control of the Company even if you believe that change would be in your best interests.



      3. There are restrictions on certain business combinations with interested parties without the approval of the Board of Directors.


      4. The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

      5. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock.


EFFECT OF THE ACQUISITION

      - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS. You will receive [298] shares per $10,000 of Adjusted Outstanding Investment in the Program.


      - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. AFTER THE ACQUISITION, SHARES WILL BE LISTED ON THE ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.


      - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses.
Under the Program's tenancy-in-common agreement, you are required to abide by a majority vote to sell or retain the Program's Property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.


      - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).


      - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.


      - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

      - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Program, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.



      - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all Programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and National and its principals will forgive a total of $946,111 of unpaid post-1994 servicing fees and expenses if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the Programs on an individual basis.



      - The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. The Company expects to experience losses in the initial year of operations.


      - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

           - "Background and Reasons for the Acquisition" commencing at page __.

           - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

           -  "Comparison of Programs and Company" commencing at page __.

           -  "Business and Properties" commencing at page __.

           - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.


           -  "Management Following the Acquisition" commencing at page __.


           -  "Federal Income Tax Consequences" commencing at page __.


FAIRNESS TO INVESTORS IN THE YOSEMITE/AHWAHNEE II PROGRAM

      From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the Investors in each of the Programs. National based its determination on the following factors:



      - the shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not;



      - the Exchange Value offered to Investors for their assets exceeds what National believes could be received on liquidation sale of the assets;

      - on completion of the Acquisition, principals, employees, and consultants of National, the Programs or the Company will hold less than 20% of the Company's shares while the Programs' Investors will hold over 80%;



      - the opportunity for each Investor to vote for or against the Acquisition;


      - valuation of the real estate assets of the Program by an independent appraiser; and


      - the fact that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



      - while conflicts of interest exist in the structuring of the Acquisition and the issuance of shares to the founders of the Company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and


      - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.


      National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at Exchange Values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.


      THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE

      The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company's common stock (in the case of the Program, [575,867] shares) multiplied by an arbitrary $10 per share value.



      In calculating the Exchange Value for this Program, National had to reconcile the differences between the May 1997 appraisal by Arnold Associates and the October 1996 appraisal by The Mentor Group. See "Appraisals and Fairness Opinion -- Reconciliation of Yosemite/Ahwahnee Properties' Appraisals" at page [__] of the Prospectus. After determining the reconciled appraised value of the Program, the Exchange Value was calculate by adding to the reconciled appraised value the book value of the Program's other assets at [September 30], 1997, deducting the Program's liabilities as [September 30], 1997, and adding back liabilities to National to be forgiven by National as part of the Acquisition.



      The following table summarizes the calculation of the Exchange Value of the Yosemite/Ahwahnee II Program and the value assigned on $10,000 of Adjusted Outstanding Investment:




                                                         Value Assigned
                                                          to Program per
 Appraised           Net Other                         $10,000 of Adjusted
 Value of       +    Assets and     =    Exchange          Outstanding
Real Estate(1)      Liabilities(2)        Value             Investment
-------------       --------------     ------------     --------------------

 $ 6,253,121         $([494,452])      $[5,758,670]          $[2,978](3)





-------------
(1)  Reflects independent appraisal as of May 1997.

(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].



                      Book           To Be         Net Other
Book Assets   -   Liabilities   +   Forgiven   =   Assets and
 (9/30/97)*        (9/30/97)*        Amounts      Liabilities
-----------       -----------       --------      -----------

$ 734,725         $ (1,299,177)     $ 70,000      $[(494,452)]



* See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3) Equals [298] Company shares arbitrarily valued at $10 per share.



ALLOCATION OF SHARES

      The [2,137,480] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Yosemite/Ahwahnee II Program will be allocated [575,867] shares.



      The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Yosemite/Ahwahnee II Program with an adjusted investment amount of $10,000 will receive [298] shares of Company stock arbitrarily valued at $10 per share.

      Neither National nor the Company's founders have any interest in the Yosemite/ Ahwahnee II Program except for the $[46,454] of tenancy-in-common interests purchased by National at the inception of the Program for which interests National will receive Company shares in the Acquisition pro rata with the other Yosemite/Ahwahnee II Investors.



      The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [September 30, 1997], appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                                             % of Total
                                                                                             Shares to be
                           Amount       Real Estate                                          Outstanding
                         Owed plus       Appraised      Exchange         No. of Shares        After the
Name of Program          Assessments        Value        Value(1)       Allocated(1)(2)%      Acquisition
---------------          -----------    -----------    ------------     ----------------     ------------
Yosemite/Ahwahnee II     $ 19,338,632   $ 6,253,121    $[5,758,670]        [575,867]         [21.60]%




---------------
(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [529,037] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[5,290,370]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                To Be         Previously        Total
Name of Program               Cancelled       Cancelled        Cancelled
--------------------         -----------     ------------     -----------
Sacramento/Delta Greens      $  137,111      $  500,000       $  637,111
Oceanside                       704,000             -0-         704,000
Yosemite/Ahwahnee I              35,000          72,158          107,158
Yosemite/Ahwahnee II             70,000       1,157,867        1,227,867
Mori Point                          -0-         461,589          461,589
   TOTAL                     $  946,111      $2,191,614       $3,137,725


(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees. [39.13]% of the total shares to be owned by the Company's founders after the Acquisition ([207,012] shares) would have been deemed allocated from this Program.



HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

      The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month period ending [September 30], 1997.



                                                                                                                  Actually
                                    Actually                 Actually                  Actually      Incurred     Paid for
                       Incurred     Paid for    Incurred     Paid for    Incurred      Paid for      for Nine       Nine
                       for Year      Year       for Year       Year      for Year        Year         Months       Months
                         Ended       Ended       Ended        Ended       Ended         Ended         Ended        Ended
Name of Program       12/31/94(1)   12/31/94   12/31/95(1)   12/31/95   12/31/96(1)   12/31/96(2)   9/30/97(1)   9/30/97(2)
---------------       -----------   --------   -----------   --------   -----------   -----------   ----------   ----------
Yosemite/Ahwahnee II                $  -0-                       $-0-                  $211,069      $214,757     $107,281
                       $135,000                 $174,569                 $313,200



---------------
(1) These amounts represent servicing fees and salaries for officers and employees of Ahwahnee Golf Course and Resort, Inc.

(2)  These amounts represent servicing fees.


      If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company which would have aggregated approximately $700,000 per year. If that amount were allocated to the Program pro rata based on its Exchange Values, annual compensation would have been approximately $[188,600]. No cash would have been available to pay officers' bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/EFFECT OF THE ACQUISITION

      The following table sets forth the cash distributions made to Investors during each of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 and during the nine months ended [September] 30, 1997:



                           Prior to                                                             September
Name of Program              1992        1992       1993       1994        1995        1996     30, 1997     Total
---------------            --------    --------   --------   --------    --------    --------   ---------   --------

Yosemite/Ahwahnee II
   Principal               $ 20,000   $   60,000  $ 68,264   $ 10,273    $   0       $   0      $   0       $  158,537
   Interest                $592,498   $1,153,352  $688,303   $   0       $   0       $   0      $   0       $2,434,153




      There have been no recent distributions to Investors. The Acquisition is not expected to alter this distribution pattern.

FURTHER FINANCIAL INFORMATION

      See the following portions of the Prospectus for further financial information about this Program, as well as the others:

      -  "Selected Financial Information" at page __.

      - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

      -  "Financial Statements" at page F-1.

            SUPPLEMENT TO CONSENT SOLICITATION STATEMENT/PROSPECTUS
                                      OF
                       AMERICAN FAMILY HOLDINGS, INC.

                          PREPARED FOR INVESTORS IN
                       MORI POINT "TRUDY PAT" PROGRAM


        CAPITALIZED TERMS USED IN THIS SUPPLEMENT AND NOT DEFINED HEREIN HAVE THE MEANING GIVEN TO THEM IN THE PROSPECTUS. SEE "GLOSSARY"
                       AT PAGE __ OF THE PROSPECTUS.
                               -------------


    This Supplement has been prepared to help the Investors in the Mori
Point Program to understand how the Acquisition described in the accompanying Prospectus will affect them. If completed, the effects of the Acquisition may be different for Investors in the other Programs. A separate supplement has been prepared for each of the other Programs, copies of which may be obtained, without charge, by writing to National Investors Financial, Inc., 4220 Von Karman Avenue, Suite 110, Newport Beach, California 92660,
Attention: Vivian Kennedy, or calling 1-800-590-7772.



   As described in the accompanying Prospectus, American Family Holdings, Inc. (the "Company") is offering shares of its Common Stock in exchange for the assets (including cash reserves), certain liabilities and business activities owned by Investors in five former "Trudy Pat" programs managed by National Investors Financial, Inc. ("National"). For this proposed Acquisition, the Company will issue an aggregate of $[21,374,800] of shares of common stock at $10 per Share. The stock will be listed for trading on the ___________ under the symbol "___."



   Of the [2,137,480] shares to be issued by the Company in the Acquisition, Investors in the Mori Point Program will receive a total of [470,427] shares or [379] shares per $10,000 of Adjusted Outstanding Investment. After costs of sale, and the payment of Program liabilities, National does not believe any alternative would yield to Investors an amount that is higher than the value of the Company shares to be received in the Acquisition.


   In each of the Programs, the Investors will vote on whether to approve the Acquisition. INVESTORS HOLDING A MAJORITY OF THE AMOUNT INVESTED IN EACH OF THE FIVE PROGRAMS MUST VOTE TO APPROVE THE ACQUISITION FOR IT TO TAKE PLACE.

   NATIONAL STRONGLY RECOMMENDS THAT ALL INVESTORS VOTE "YES" ON THE
ACQUISITION.


   This solicitation commenced on _______, 1998 and expires at 5:00 p.m., Pacific Time, on __________, 1998 unless extended. Call 1-800-590-7772 with questions.


SPECIAL RISKS OF THE ACQUISITION:

- If the Acquisition is approved, there will be a fundamental change in the nature of your investment. You will receive stock in the Company and have no remaining interest in the real estate or business of your Program. Further, you will have an investment in a business which operates a golf course and a recreational vehicle park, and which plans to pursue the development of timeshare facilities and sale of residential properties.


- The value of the shares you receive may be less than you might receive if the Property of your Program were sold.


- If a trading market develops, the initial trading price for the stock will likely be below $10 per share.



- Employees of National and the Company will hold almost 20% of the Company's stock and will receive compensation as officers and employees.


-  No independent advisors
represented you in structuring this
transaction.


- There can be no assurance that the transaction is not a taxable event. If so, a tax loss is the probable result.


   The Company is also offering $5,000,000 of units (consisting of one share of common stock and one warrant to purchase two additional shares) at $10 each exclusively to current Investors in the Programs. NASD broker-dealers will receive a commission totalling $0.70 per unit for any units sold with their help. If all the units are sold with their help, the proceeds of the sale, net of estimated expenses of $200,000, will be $4,450,000. If you want to participate, subscriptions for units should be returned with your ballot. Subscriptions will be accepted on a FIRST-COME-FIRST-SERVED BASIS.

MATERIAL RISKS AND DISADVANTAGES

   A full description of the material risks of the Acquisition may be found on pages [23] through [32] of the accompanying Prospectus. Those risks include:


   RISKS OF THE ACQUISITION


   FUNDAMENTAL CHANGE IN THE NATURE OF INVESTMENT. If the Acquisition is completed, there will be a change in the nature of the investment of each Investor from holding a tenancy-in-common interest in real estate to holding shares in an on-going company, the assets of which may be changed from time to time without approval of Investors. If the Acquisition is completed, Investors will be able to liquidate their investments only by selling their shares on the _____ or in private transactions, and they will not receive a return of their investment in the form of liquidation proceeds through property sales. If the Acquisition is completed, Investors will have an investment in an entity that is larger than each of the Programs and will thus lose relative voting power.


   DIFFERENCES BETWEEN EXCHANGE VALUES AND SALES PRICE. Investors are subject to the risk that the Exchange Value of a Program does not reflect the price a Program's assets might bring in a sale. If the property of a Program were to be sold, the net proceeds of the sale and the amount finally distributed to an Investor in that Program may be more or less than the Exchange Value.



   UNCERTAINTY REGARDING TRADING PRICE FOR THE SHARES. Shares may trade at prices substantially below Exchange Value per share or historical book value of the Company's assets. If a trading market develops for the shares, the price of shares after the Acquisition will likely decrease below the Exchange Value per share of $10 due to a potentially large number of shares that Investors may sell immediately after the Acquisition.


   CONFLICTS OF INTEREST IN STRUCTURING THE ACQUISITION. The founders of the Company which included the principal shareholders of National initiated and structured the Acquisition and will own approximately 20% of the Company and be entitled to other substantial economic benefits. Therefore, the founders of the Company are subject to conflicts of interest with respect to the Acquisition.



   LACK OF INDEPENDENT REPRESENTATION OF INVESTORS. No independent party was retained by National to negotiate on behalf of the Investors. Therefore, terms of the Acquisition may be less favorable to Investors and more favorable to founders of the Company which included the principal shareholders of National than if the Acquisition had been subject to arm's-length negotiation. Had an independent party negotiated on behalf of each Program, the terms of the Acquisition may have been more favorable to certain or all of the Programs and fewer shares and less favorable employment contracts may have been received by the founders of the Company.

   TAX UNCERTAINTIES. The Acquisition may not be a tax-free transaction to Investors. Due to uncertainties in the facts of this transaction, tax counsel is unable to opine conclusively on the taxability of the Acquisition to Investors. If the Acquisition is a taxable transaction, an Investor would recognize gain or loss in 1998 equal to the difference between the Investor's tax basis in his interest in a Program property, and the number of shares of the Company received valued at $10 per share. If the Acquisition is treated as taxable, National believes most Investors would experience a tax loss.


   POTENTIAL CHANGE IN THE AMOUNT OF LEVERAGE. After the Acquisition, none of the properties will be subject to any liens other than for property taxes.
The board of directors could authorize borrowing by the Company the debt service for which may adversely affect the Company's ability to make distributions to shareholders. The Company may incur full recourse debt which exposes all of the assets of the Company to repayment instead of limited recourse debt which generally exposes specific properties for the repayment of debt.


   BOARD OF DIRECTORS' ABILITY UNILATERALLY TO EFFECT CHANGES IN INVESTMENT, FINANCING AND CERTAIN OTHER POLICIES. Although the board of directors of the Company intends to implement the business plan set forth in the Prospectus, the board will have the ability to change investment, financing and other policies of the Company without the consent of shareholders.


   NO APPRAISAL OR SIMILAR RIGHTS FOR NONCONSENTING INVESTORS. If you vote against the Acquisition, and it is approved, you will not be able to object to the Acquisition and receive the appraised value of your tenancy-in-common interest in your Program's assets. You will have no choice other than to accept shares for your interests.


   COMPANY HAS NO OPERATING HISTORY. The Company was formed within the past year to take part in the Acquisition of your Property. It does not have the benefit of operating for a long time. This means that shares in the Company are much riskier than ownership of shares of established companies. If the Company had been operating as if it owned the Properties which it desires to acquire, it would have experienced losses to date.


   HOLDERS OF MAJORITY OF TENANCY-IN-COMMON INTERESTS BIND A PROGRAM. Approval of the Acquisition by Investors holding a majority of outstanding interests in a Program will bind all of that Program's Investors.


   REAL ESTATE RISKS


   THERE ARE SIGNIFICANT DELINQUENT PROPERTY TAXES. If delinquent property taxes are not timely paid, the Company could lose one or more of the properties to tax sales. Each of the Programs' properties is subject to the following delinquent property taxes as of [September] 30, 1997:
Sacramento/Delta Greens - approximately $54,000; Oceanside - approximately $10,000; Yosemite/Ahwahnee (combined) - approximately $640,000; and Mori Point
- approximately $294,000. Annual payments required for all the properties total approximately $431,000.

   PERMITS TO DEVELOP CERTAIN PROPERTIES HAVE LAPSED OR HAVE NOT YET BEEN OBTAINED. If needed permits for development are not obtained or reissued, the business plan for the Company will have to be revised or abandoned.

   COMPLIANCE WITH CONDITIONS IN EXISTING PERMITS AND APPROVALS MAY REQUIRE CHANGES TO DEVELOPMENT PLANS. For example, the tentative tract map for the Mori Point property requires that studies must be conducted to identify any endangered species' habitat which may exist on the property. If any are identified, changes to the tentative development plans will have to be made and approved that will reduce or eliminate any damage to the habitat.

   UNITS OR CERTAIN ASSETS MUST BE SOLD TO FURTHER THE BUSINESS PLAN. Unless funds from sale of the units or from sale of certain assets of the Programs become available, the Company will not be able to proceed with its business plan and properties might be lost to tax sales before sales to third parties can be arranged. The Company will also need financing from other sources to complete its plan. Financing sources are not predictable and interest rates or other costs of financing may be prohibitive.

   HOLDING AN INVENTORY OF RESIDENTIAL LOTS AT THE OCEANSIDE OR
SACRAMENTO/DELTA GREENS PROPERTIES MAY CAUSE THE COMPANY TO INCUR SUBSTANTIAL CARRYING COSTS UNTIL THE LOTS CAN BE SOLD. Changing market conditions may increase the difficulty of selling the lots.


   FEDERAL, STATE AND LOCAL LAW MAY REQUIRE EXPENSIVE HAZARDOUS SUBSTANCE CLEAN-UP OR REMOVAL AS WELL AS EXPENSIVE PUBLIC IMPROVEMENTS. Environmental audits have not been conducted on the Properties.


   IF THERE IS AN UNINSURED LOSS, THE COMPANY COULD LOSE ITS INVESTMENT, PROFITS OR CASH FLOW FROM A PROPERTY. Extraordinary losses caused by floods or earthquakes may be uninsurable or too expensive to insure.


   THERE ARE CERTAIN RISKS ASSOCIATED WITH THE CALIFORNIA MARKET. While economic conditions are improving in California, its markets have been affected by substantial fluctuations in local economic conditions, interest rates, inflation, employment levels and regulations. California has also experienced draught conditions, resulting in water conservation measures and rationing. In the past, these conditions have caused local governments to restrict residential development. California's climate and geology present risks of natural disaster such as earthquakes and floods.


   WHEN THE ACQUISITION IS COMPLETED, NATIONAL AND ITS PRINCIPALS WILL BE OWED $[1,234,785] BY THE COMPANY. This represents accrued fees and expenses from the Programs which National has not cancelled.


   GOLF COURSE RISKS

   THERE ARE INDUSTRY OPERATING RISKS, INCLUDING INCREASED COMPETITION, SEASONALITY, WEATHER AND COURSE CONDITIONS. While no new golf courses have opened near the Ahwahnee Golf Course, new courses could increase the competition and reduce the rounds played. Seasonal variations may require the Company to supplement revenue at the golf course to meet operating expenses. Weather can negatively affect the turf grass and reduce the number of rounds played. Inflationary costs may not be offset by increased dues. Also, golf's success depends on discretionary spending by consumers, which may be vulnerable to regional and economic conditions, as well as to pleasure or destination travel preferences by visitors and tourists.

   RESIDENTIAL DEVELOPMENT RISKS

   THE COMPANY MAY BE AFFECTED BY MARKET RISKS AND COMPETITION. The market for residential real estate is cyclical and the residential lot development industry is highly competitive. If the demand for new lots does not keep pace with competitive supply, our properties may be sold at a loss.

   RESORT DESTINATION RISKS

   THERE ARE RISKS ASSOCIATED WITH RESORT DEVELOPMENT. In addition to normal real estate risks, financing is hard to obtain, and the lodging industry can be unpredictable, seasonal and very competitive. Without additional financing or capital, the Company will not be able to develop its resort projects as part of its growth strategy.


   THERE ARE CERTAIN RISKS SPECIFIC TO TIMESHARE PROJECTS.

   Negative press surrounding the remarketing of timeshares might negatively impact sales and operations.


   Marketing costs are high relative to selling price which can reduce or eliminate profits from the sale of timeshare interests.


   There are relatively more defaults among timeshare owners when they borrow to buy timeshares compared to homebuyers who borrow to buy a home. If a buyer defaults, we would incur costs in remarketing the timeshare.


   We do not have an exchange network to enhance marketing appeal. If we cannot offer such a network in the future, we may be at a competitive disadvantage.


   The timeshare industry is extremely competitive.


   We may not be able to secure development financing on acceptable terms.


   RISKS FOR RECREATIONAL VEHICLE PARKS ARE SUBSTANTIALLY THE SAME AS TIMESHARE RISKS.


   ANTI-TAKEOVER PROVISIONS

   Certain provisions of the charter documents may restrict changes in control of the Company's management. These provisions may make it more difficult or expensive for another party to acquire and exercise control of the Company or to change its management, even if that change would be beneficial to you.
Some of these provisions include:

   1. The Board's ability to issue preferred shares which could affect your voting power and to issue additional shares to discourage or impede a merger or other transaction that may be in your best or financial interest.


   2. The Board is divided into three classes serving staggered three year terms meaning you may not be able to efficiently change control of the Company even if you believe that change would be in your best interests.


   3. There are restrictions on certain business combinations with interested parties without the approval of the Board of Directors.


   4. The Delaware law, as well as the charter documents, limit the liability of directors and officers to shareholders.

   5. Changes to the Company's certificate of incorporation which cover anti-takeover provisions require the approval of two-thirds of the Company's voting stock.


EFFECT OF THE ACQUISITION

    - YOU WILL RECEIVE SHARES OF THE COMPANY'S COMMON STOCK IN EXCHANGE FOR YOUR INVESTMENT IN THE PROGRAM, AS ADJUSTED PER THE TERMS OF THE GOVERNING AGREEMENTS. You will receive [379] shares per $10,000 of Adjusted Outstanding Investment in the Program.


    - YOU MAY HAVE A LIQUID TRADING MARKET FOR YOUR SHARES. After the Acquisition, shares will be listed on the ______________. If a trading market exists, you will have the opportunity to liquidate all or some of those shares at your preference.


    - YOU MAY HAVE MORE CONTROL OVER THE TIMING OF LIQUIDATING OF YOUR INVESTMENT. You can control when you choose to take profits or losses. Under the Program's tenancy-in-common agreement, you are required to abide by a majority vote to sell or retain the Program's Property, regardless of whether or not the timing of the action or the decision of the majority is consistent with your individual preferences.


    - YOU WILL OWN SHARES IN A POOL OF ASSETS WHOSE DIVERSITY CAN MITIGATE RISK AND INCREASE THE LIQUIDITY OF THE PROPERTIES. Your investment will be spread over an initial asset base of four different real estate projects (the two Yosemite/Ahwahnee Programs will be one project after the Acquisition).


    - YOU WILL HAVE EXPERIENCED PROPERTY MANAGEMENT. We have hired key real estate management professionals who are experienced in real estate development, operation and construction.


    - YOU WILL NO LONGER BE LIABLE FOR MANDATORY ASSESSMENTS. Your tenancy-in-common agreement and servicing agreement will be cancelled by the Acquisition, meaning your liability for mandatory assessments will cease.

    - YOUR LIABILITY WILL BE LIMITED TO THE AMOUNT OF YOUR INVESTMENT. As beneficial owners of the assets and businesses of the Program, you are not effectively insulated from personal liability based on operation of those assets. As shareholders of a corporation, you will be.



    - THE ASSETS OWNED BY THE COMPANY WILL NO LONGER BE SUBJECTED TO SERVICING FEES. For all Programs involved in the Acquisition, National will stop earning servicing fees of approximately $650,000 per year and National and its principals will forgive a total of $946,111 of unpaid post-1994 servicing fees and expenses if the Acquisition is approved. Although the services of National are being replaced by a management team and staff to run the Company, National believes that the cost of this new management team will be modestly lower than the historical cost of National servicing the Programs on an individual basis.



    - The Acquisition will have no material effect on this Program's stand-alone financial condition or results of operations. The Company expects to experience losses in the initial year of operations.


    - For further information about how the Acquisition will affect you and the Program, see the following portions of the Prospectus:

         -  "Background and Reasons for the Acquisition" commencing at page __.

         - "Comparison of Tenancy-in-Common Interests and Shares" commencing at page __.

         -  "Comparison of Programs and Company" commencing at page __.

         -  "Business and Properties" commencing at page __.

         - "Management's Discussion and Analysis of Financial Condition and Results of Operations" commencing at page __.


         -  "Management Following the Acquisition" commencing at page __.


         -  "Federal Income Tax Consequences" commencing at page __.


FAIRNESS TO INVESTORS IN THE MORI POINT PROGRAM


   From a financial point of view, National believes the terms of the Acquisition are fair as a whole and to the Investors in each of the Programs. National based its determination on the following factors:


    - the shares offer an opportunity for individual Investor liquidity while the tenancy-in-common interests do not;


    - the Exchange Value offered to Investors for their assets exceeds what National believes could be received on liquidation sale of the assets;

    - on completion of the Acquisition, principals, employees, and consultants of National, the Programs or the Company will hold less than 20% of the Company's shares while the Programs' Investors will hold over 80%;


    - the opportunity for each Investor to vote for or against the Acquisition;


    - valuation of the real estate assets of the Program by an independent appraiser; and


    - the fact that the transaction will either be tax-free to Investors or most likely yield a tax loss. Either way, there will likely be no out-of-pocket tax cost to all, or the vast majority, of you;



    - while conflicts of interest exist in the structuring of the Acquisition and the issuance of shares to the founders of the Company, we believe they have been counterbalanced by your opportunity to vote on the transaction and the Fairness Opinion; and


    - the Fairness Opinion rendered by the independent valuation firm. See "Background and Reasons for the Acquisition" at page __.


   National reviewed the value you will receive in connection with the Acquisition and compared it with what you might receive under the alternatives to Acquisition. Despite the adjustments to appraised value to arrive at Exchange Values, National concluded that the likely market value of the shares of the Company would be higher in the long run than the value you would have received if any of the alternatives to the Acquisition had been implemented. See "Background and Reasons for the Acquisition -- Comparison of Alternatives" and "-- Recommendation of National and Fairness Determination" at pages __ and __ of the Prospectus. Based on this comparison, National concluded that the Acquisition is financially fair.


   THERE ARE NO MATERIAL DIFFERENCES BETWEEN THE FAIRNESS ANALYSIS FOR THIS PROGRAM AND FOR ANY OF THE OTHER FOUR PROGRAMS PROPOSED TO BE INCLUDED IN THE ACQUISITION.


CALCULATION OF EXCHANGE VALUE


   The Exchange Value of the Program (as well as each of the other four Programs) is essentially the consideration at which the Company is offering in exchange for the real estate assets, certain liabilities and business of the Program. The value is reflected as a number of shares of the Company common stock (in the case of the Program, [470,427] shares) multiplied by an arbitrary $10 per share value.


   The Exchange Value for the Program was calculated as follows: appraised value of the Program's Property at May 1997, plus book value of other Mori Point Program assets at [September 30], 1997, less Program liabilities at [September 30], 1997, and plus liabilities to National to be forgiven by National as part of the Acquisition.

   The following table summarizes the calculation of the Exchange Value of the Mori Point Program and the value assigned on $10,000 of Adjusted Outstanding
Investment:


                                                    Value Assigned
                                                    to Program per
  Appraised          Net Other                   $10,000 of Adjusted
   Value of     +   Assets and     =  Exchange       Outstanding
Real Estate(1)     Liabilities(2)      Value         Investment
--------------     --------------     --------   -------------------
 $5,500,000         $[(795,729)]   $[4,704,271]      $[3,179](3)


----------
(1) Reflects independent appraisal as of May 1997.


(2) The following table quantifies the adjustments to appraised values made in determining a Property's Exchange Value as of [September 30, 1997].

     Book           Book           To Be        Net Other
    Assets    -  Liabilities  +  Forgiven   =   Assets and
  (9/30/97)-      (9/30/97)-      Amounts      Liabilities
-------------    -----------     --------      -----------
 $  158,387     $  (954,116)       $  0       $  [(795,729)]

   - See balance sheet of the Program in the financial statements accompanying the Prospectus for details of book assets and book liabilities. There is no mortgage debt on the Property.

(3) Equals [379] Company shares arbitrarily valued at $10 per share.


ALLOCATION OF SHARES

   The [2,137,480] shares of Company common stock being offered to Investors in the Acquisition represent 80.16% of the Company's shares which will be outstanding upon completion of the Acquisition. The remaining shares will be held by management and other founders of the Company. Such shares will be allocated among the five Programs pro rata in accordance with Exchange Values. The Mori Point Program will be allocated [470,427] shares


   The shares allocated to each of the Programs will be allocated among Investors in each Program based on their respective pro rata investments in the applicable Program (taking into account assessments paid and unpaid, as well as interest accrued to each Investor through the date beneficial ownership of the Program's Property was taken for the Investors) as adjusted for voluntary advances. An Investor in the Mori Point Program with an adjusted investment amount of $10,000 will receive [379] shares of Company stock arbitrarily valued at $10 per share.


   Neither National nor the Company's founders have any interest in the Mori Point Program except for the $[5,279] of tenancy-in-common interests purchased by National for which interests National will receive Company shares in the Acquisition pro rata with the other Sacramento/Delta Greens Investors.


   The following table and its footnotes sets forth the amount owed by the original borrower to the Program (including accrued but unpaid interest) plus the amount of assessments and advances paid by Investors at [September 30, 1997], appraised real estate value, Exchange Value of the Program, the number and percentage of shares allocated to the Program, and the number of shares and comparative value of the Company to be held by founders after the Acquisition.



                                                                              % of Total
                                                                              Shares to
                                                                                  be
                      Amount    Real Estate                                  Outstanding
                    Owed plus    Appraised     Exchange     No. of Shares     After the
Name of Program    Assessments     Value       Value(1)    Allocated(1)(2)   Acquisition
---------------    -----------  -----------  ------------  ---------------   -----------
Mori Point         $12,409,626  $5,500,000   $[4,704,271]     [470,427]        [17.64]%




---------------
(1) The founders of the Company which include members of Company management, as well as certain employees of National and consultants to the Company and the Programs, will hold a total of [529,037] Company shares after the Acquisition (19.84% of the outstanding shares post-Acquisition) which, if valued at $10 per share, would have an aggregate value of $[5,290,370]. The Company was formed, and shares were purchased by the founders for $.01 per share, prior to making the Acquisition proposal. While a factor considered in the analysis, the shares to be retained by the Company's founders were not determined based only on fees cancelled or to be cancelled by National and its principals. Overall, National believed that the Company's founders should hold slightly less than 20% of the shares after the Acquisition. See "Dilution" at page __ of the Prospectus. If the Acquisition is completed, the following table sets forth the fees which National and its principals have cancelled, or will cancel:

                                    To Be      Previously      Total
         Name of Program          Cancelled    Cancelled     Cancelled
         ---------------          ---------  ------------   -----------
         Sacramento/Delta Greens  $137,111   $  500,000     $  637,111
         Oceanside                 704,000          -0-        704,000
         Yosemite/Ahwahnee I        35,000       72,158        107,158
         Yosemite/Ahwahnee II       70,000    1,157,867      1,227,867
         Mori Point                    -0-      461,589        461,589

              TOTAL               $946,111   $2,191,614     $3,137,725

(2) Had the shares retained by the founders of the Company been allocated to the founders based only on cancelled fees. [14.71]% of the total shares to be owned by the Company's founders after the Acquisition ([77,821] shares) would have been deemed allocated from this Program.


HISTORICAL COMPENSATION TO NATIONAL/EFFECT OF ACQUISITION

   The following table sets forth the compensation accrued by National, as well as actually paid to National, during the years ended December 31, 1996, 1995 and 1994, and for the nine month period ending [September 30], 1997.

                                                                                                         Actually
                                  Actually                Actually                Actually   Incurred    Paid for
                   Incurred       Paid for    Incurred    Paid for    Incurred    Paid for   for Nine      Nine
                   for Year         Year      for Year      Year      for Year      Year      Months      Months
                    Ended          Ended       Ended        Ended      Ended       Ended       Ended      Ended
Name of Program   12/31/94(1)    12/31/94    12/31/95(1)  12/31/95   12/31/96(1)  12/31/96   9/30/97(1)  9/30/97
---------------   -----------    ---------   -----------  --------   -----------  --------   ----------  --------
Mori Point          $100,000       $-0-        $100,000     $-0-       $100,000     $-0-       $75,000     $-0-

------------
(1) These amounts represent accrued servicing fees.


   If the Acquisition had been completed during the above periods, National would not have been entitled to receive any further servicing fees. The only compensation National or any of its affiliates would have been entitled to receive would have been from salaries payable to officers and employees of the Company which would have aggregated approximately $700,000 per year. If that amount were allocated to the Program pro rata based on its Exchange Values, annual compensation would have been approximately $[154,000]. No cash would have been available to pay officers' bonuses or dividends.



HISTORICAL CASH DISTRIBUTIONS TO INVESTORS/
EFFECT OF THE ACQUISITION

   No cash distributions made to Investors in any of the years ended December 31, 1992, 1993, 1994, 1995 and 1996 or during the nine months ended [September] 30, 1997. Prior to 1992, $1,354,708 in interest was distributed to Investors. The Acquisition is not expected to alter this distribution pattern.



FURTHER FINANCIAL INFORMATION


   See the following portions of the Prospectus for further financial information about this Program, as well as the others:

    -  "Selected Financial Information" at page __.

    - "Management's Discussion and Analysis of Financial Condition and Result of Operations" at page __.

    -  "Financial Statements" at page F-1.

                                    PART II

                           INFORMATION NOT REQUIRED
                                 IN PROSPECTUS

Item 20  Indemnification of Directors and Officers

   Pursuant to the Registrant's Certificate of Incorporation and By-Laws and pursuant to Section 145 of the Delaware General Corporation Law, directors, officers and agents of the Registrant are entitled to indemnification for their actions in respect of the Registrant to the fullest extent permitted by Delaware law.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors and controlling persons of the Registrant pursuant to such provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 21  Exhibits and Financial Statement Schedules

         1.1 Form of Wholesaling Agreement between the Company and L.H. Friend, Weinress, Frankson & Presson, Inc.*

         1.2 Form of Selling Agreement between the Company and participating broker-dealers*

         2.1 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Mori Point Property*

         2.2 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Oceanside Property*

         2.3 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Yosemite/Ahwahnee I and II Property*

         2.4 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Delta Greens Property*

         3.1   Certificate of Incorporation of American Family Holdings, Inc.*

         3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*

         3.3   By-Laws of American Family Holdings, Inc.*

         4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*

         4.2 American Family Holdings, Inc. Warrant to Purchase Shares of Common Stock*

         5.1   Opinion of Arter & Hadden LLP regarding legality of Shares*

         8.1   Form of Arter & Hadden LLP tax opinion

         10.1  Form of Employment Agreement of David Lasker**

         10.2  Form of Employment Agreement of James Orth**

         10.3  Form of Employment Agreement of L.C. "Bob" Albertson, Jr.**

         10.4 1997 Stock Option and Incentive Plan for Officers, Independent Directors and Employees of American Family Holdings, Inc. and Affiliates*

         21.1  Subsidiaries of the Registrant*


         23.1  Consent of Arter & Hadden LLP as counsel contained in
               Exhibit 5.1*


         23.2  Consent of BDO Seidman, LLP as independent accountants*

         23.3  Consent of Houlihan Valuation Advisers*

         23.4  Consent of David E. Lane, Inc. (re Delta Greens appraisal)*

         23.5  Consent of Boznanski and Company (re Oceanside appraisal)*

         23.6  Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*

         23.7  Consent of PKF Consulting (re Mori Point appraisal)*

         23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee appraisal)*

         23.9 Consent of BDO Seidman, LLP as independent accountants (re Amendment No. 1)*

         23.10 Consent of BDO Seidman, LLP, as independent accountants (re Amendment No. 2)


         24.1  Power of Attorney (see signature page)*

         27    Financial Data Schedule*

         99.1 Appraisal Report "Delta Greens" Residential Subdivision, Sacramento, California, value dated as of May 9, 1997*

         99.2 Appraisal of Ahwahnee Golf Course and Resort, Madera County, California, value dated as of May 1, 1997*

         99.3 Complete, Self-Contained Appraisal 23 Finished Residential Lots Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*

         99.4 Complete, Self-Contained Appraisal Partially Finished Residential Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*

         99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated for Hotel Development, Located at Mori Point in Pacific, California, value dated as of May 1, 1997*

         99.6 Appraisal of Ahwahnee Resort and Country Club, value dated October 10, 1996*

*   Previously filed
**  To be filed by amendment

Item 22  Undertakings

    (a)  Item 512 Undertakings.

         (i)   The undersigned Registrant hereby undertakes:

         (A) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (B) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the official BONA FIDE offer thereof.

         (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (ii) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b)  Other Part II, Form S-4, Undertakings.

         (i) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the date of the request.

         (ii) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Program being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 13, 1998.

                                               AMERICAN FAMILY HOLDINGS, INC.


                                               By   /s/ David G. Lasker
                                                  --------------------------
                                                  David G. Lasker,
                                                  Co-Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                        Title                        Date
    ---------                        -----                        ----
                              Co-Chairman of the Board,
/s/ David G. Lasker           President, Chief Financial
--------------------------    Officer and Chief Accounting    January 13, 1998
David G. Lasker               Officer

/s/ James N. Orth             Co-Chairman of the Board,
--------------------------    Chief Executive Officer         January 13, 1998
James N. Orth                 and Secretary

L.C. "Bob" Albertson, Jr.*    Executive Vice President
--------------------------    and Director                    January 13, 1998
L.C. "Bob" Albertson, Jr.

Charles F. Hanson*
--------------------------    Director                        January 13, 1998
Charles F. Hanson

Dudley Muth*
--------------------------    Director                        January 13, 1998
Dudley Muth

John G. LeSieur, III*
--------------------------    Director                        January 13, 1998
John G. LeSieur, III

*By  /s/ David G. Lasker
    ----------------------
    David G. Lasker, Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT

         1.1 Form of Wholesaling Agreement between the Company and L.H. Friend, Weinress, Frankson & Presson, Inc.*

         1.2 Form of Selling Agreement between the Company and participating broker-dealers*

         2.1 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Mori Point Property*

         2.2 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Oceanside Property*

         2.3 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Yosemite/Ahwahnee I and II Property*

         2.4 Form of Agreement of Purchase and Sale and Joint Escrow Instructions for Delta Greens Property*

         3.1   Certificate of Incorporation of American Family Holdings, Inc.*

         3.2 Certificate of Amendment of Certificate of Incorporation before the Issuance of Stock*

         3.3   By-Laws of American Family Holdings, Inc.*

         4.1 Pages 1 through 4 of the Certificate of Incorporation of the Company Filed as Exhibit 3.1 above defining the rights of security holders are incorporated herein by this reference*

         4.2 American Family Holdings, Inc. Warrant to Purchase Shares of Common Stock*

         5.1   Opinion of Arter & Hadden LLP regarding legality of Shares*

         8.1   Form of Arter & Hadden LLP tax opinion

         10.1  Form of Employment Agreement of David Lasker**

         10.2  Form of Employment Agreement of James Orth**

         10.3  Form of Employment Agreement of L.C. "Bob" Albertson, Jr.**

         10.4 1997 Stock Option and Incentive Plan for Officers, Independent Directors and Employees of American Family Holdings, Inc. and Affiliates*

         21.1  Subsidiaries of the Registrant*

         23.1  Consent of Arter & Hadden as counsel contained in Exhibit 5.1*

         23.2  Consent of BDO Seidman, LLP as independent accountants*

         23.3  Consent of Houlihan Valuation Advisers*

         23.4  Consent of David E. Lane, Inc. (re Delta Greens appraisal)*

         23.5  Consent of Boznanski and Company (re Oceanside appraisal)*

         23.6  Consent of Arnold Associates (re Yosemite/Ahwahnee appraisals)*

         23.7  Consent of PKF Consulting (re Mori Point appraisal)*

         23.8 Consent of The Mentor Group, Inc. (re Yosemite/Ahwahnee appraisal)*
         23.9 Consent of BDO Seidman, LLP as independent accountants (re Amendment No. 1)*

         23.10 Consent of BDO Seidman, LLP, as independent accountants (re Amendment No. 2)

         24.1  Power of Attorney (see signature page)*

         27    Financial Data Schedule*

         99.1 Appraisal Report "Delta Greens" Residential Subdivision, Sacramento, California, value dated as of May 9, 1997*

         99.2 Appraisal of Ahwahnee Golf Course and Resort, Madera County, California, value dated as of May 1, 1997*

         99.3 Complete, Self-Contained Appraisal 23 Finished Residential Lots Being a Part of "Encore," Oceanside, California, value dated as of March 31, 1997*

         99.4 Complete, Self-Contained Appraisal Partially Finished Residential Land 111 Residential Lots, "Symphony," Oceanside, California, value dated as of May 15, 1997*

         99.5 Appraisal of Fee Simple Estate in a 104.98 Acre Parcel Designated for Hotel Development, Located at Mori Point in Pacific, California, value dated as of May 1, 1997*

         99.6 Appraisal of Ahwahnee Resort and Country Club, value dated October 10, 1996*

         *   Previously filed
         **  To be filed by amendment